UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. 1 )

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Preliminary Information Statement.

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)).

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Definitive Information Statement.

DPAC TECHNOLOGIES CORP.

(Name of Registrant as Specified in its Charter)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Proposed maximum aggregate value of transaction:
$10,500,000 based on cash payment for assets purchased

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Total fee paid:
$2,100.00

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Date Filed:

 DPAC TECHNOLOGIES CORP.
5675 Hudson Industrial Park
Hudson, Ohio 44236

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

[________ __, 2011]

To the Shareholders of DPAC Technologies Corp.:

The Information Statement enclosed herewith has been filed with the United States Securities and Exchange Commission (“SEC”) and is being sent pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to holders of shares of common stock, no par value per share (the “Common Stock”), of DPAC Technologies Corp. (“DPAC”, “we” or “us”). The purpose of the accompanying Information Statement is to notify those of our shareholders who were not involved that, on August 3, 2011, the holders of a majority of our Common Stock and Series A Preferred Stock, no par value per share (the “Series A Preferred Stock”), acting by partial written consent under the California General Corporation Law, approved each of the following actions:

1.  the sale of substantially all of the assets of our wholly owned subsidiary, Quatech, Inc., an Ohio corporation (“Quatech”), the assets of which indirectly constitute substantially all of the assets of DPAC, to Q-Tech Acquisition, LLC, a Delaware limited liability company (the “Buyer”), for a cash purchase price of $10.5 million (subject to any adjustment based on a working capital target as of the closing), pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), attached as Annex A to the accompanying Information Statement, and the approval of a change in the legal name of DPAC (to be made immediately after the closing of the Asset Purchase Agreement) to DT Sale Corp. (the “Asset Sale”); and

2.  the approval of the Plan of Complete Liquidation and Dissolution of DPAC, attached as Annex B to the accompanying Information Statement, including the dissolution of DPAC contemplated thereby (the “Plan of Dissolution”).

The written consent approving the actions described above was executed by certain members of the board of directors and management of DPAC as well as Development Capital Ventures, L.P., the majority shareholder of DPAC, who collectively hold in the aggregate 107,767,532 shares of Common Stock and 30,000 shares of the Series A Preferred Stock, representing on a combined basis approximately 83.9% of our total issued and outstanding Common Stock and Series A Preferred Stock, voting on a combined basis, as of such date (whom we refer to as the “Consenting Shareholders” in the accompanying Information Statement).

After careful consideration, and upon the recommendation of a special committee consisting of two independent members of our Board of Directors who are not officers or employees of DPAC and whose equity interest is limited to stock options, our Board of Directors unanimously approved the Asset Purchase Agreement and adopted the Plan of Dissolution following our Board of Directors determination that the Asset Sale and the complete dissolution and liquidation of DPAC was in the best interests of, and most likely to maximize value for, the holders of Common Stock.

Our independent financial advisor, Western Reserve Partners LLC, rendered an opinion to our Board of Directors that the consideration to be received by DPAC pursuant to the asset sale contemplated by the Asset Purchase Agreement is fair, from a financial point of view, to DPAC.

The written consent of shareholders executed by the Consenting Shareholders satisfies all applicable shareholder voting requirements under the California General Corporation Law, our articles of incorporation and our bylaws.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Pursuant to Rule 14c-2 under the Exchange Act, the actions approved by the Consenting Shareholders will not be adopted until a date at least 20 calendar days after the date on which this Information Statement has been first mailed to the holders of Common Stock as of the record date of August 11, 2011 (the “Record Date”).

We anticipate that the actions described in the accompanying Information Statement, including the sale of our assets and the effectiveness of the Plan of Dissolution, will be effected on or about [__________ __, 2011], assuming that the other conditions to the closing under the Asset Purchase Agreement have been satisfied.

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons as of the Record Date.

The date on which the accompanying Information Statement was first sent to record security holders of record of our Common Stock is [_________ __, 2011].

By Order of the Board of Directors

/s/ Steven D. Runkel Steven D. Runkel, President and Chief Executive Officer Hudson, Ohio

[_________ __, 2011]

ii

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE AND DISSOLUTION	1

INFORMATION STATEMENT RELATING TO ACTIONS APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS	9

CAUTION REGARDING FORWARD-LOOKING STATEMENTS	10

SUMMARY TERM SHEET	11

ACTION NO. 1 THE ASSET SALE	15
General	15
Summary of DPAC and Quatech	15
Background of the Asset Sale and the Dissolution of DPAC	16
Recommendations of the Committee and the DPAC Board and Reasons for Recommending Approval of the Asset Purchase Agreement and the Plan of Dissolution to the Consenting Shareholders	19
Fairness Opinion of Western Reserve Partners LLC	21
Principal Provisions of the Asset Purchase Agreement	26
Interests of Certain Persons in the Asset Sale and the Plan of Dissolution	30
Voting and Support Agreement	32
Absence of Appraisal Rights	32
Certain Federal Income Tax Consequences of the Asset Sale	33
State Income Tax Consequences of the Asset Sale	33
Required Vote	33
Regulatory Approvals	33

ACTION NO. 2 PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION	34
General	34
Background and Reasons for the Plan of Dissolution	34
Availability of Proceeds for Distribution	35
Default Allocation of Proceeds	35
Allocation Agreement	37
Risks Associated with the Plan of Dissolution	37
Liquidating Distributions; Nature; Amount; Timing	40
Plan of Dissolution Expenses and Indemnification	42
Interests of Certain Persons in the Asset Sale and the Plan of Dissolution	43
Principal Provisions of the Plan of Dissolution	43
Sales of DPAC’s Assets	43
Conduct of DPAC Following Adoption of the Plan of Dissolution	44
Contingent Liabilities; Contingency Reserve	44
Listing and Trading of the Common Stock	44
Regulatory Approvals	44
Absence of Appraisal Rights	45
Certain Income Tax Consequences of the Plan of Dissolution	45
Required Vote	46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47

ADDITIONAL INFORMATION ABOUT DPAC AND QUATECH	48

PROFORMA UNAUDITED CONSOLIDATED FINANCIAL INFORMATION	6 5

WHERE YOU CAN FIND MORE INFORMATION	70

DELIVERY OF INFORMATION STATEMENT TO SHAREHOLDERS SHARING AN ADDRESS	70

INDEX TO FINANCIAL STATEMENTS OF DPAC	F-1

ANNEXES

Annex A — Asset Purchase Agreement	A-1
Annex B — Plan of Complete Liquidation and Dissolution	B-1
Annex C — Fairness Opinion	C-1

ii

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE AND DISSOLUTION

General

Q:  What actions were approved by the Board of Directors (the “DPAC Board”) of DPAC Technologies Corp. (“DPAC”, “we” or “us”) and the Consenting Shareholders (as described below)?

A:  The following actions were approved by the DPAC Board unanimously on July 27, 2011 and the Consenting Shareholders”) on August 3, 2011:

•	The execution and delivery of the Asset Purchase Agreement (the “Asset Purchase Agreement”), attached as Annex A to this Information Statement, and the sale of substantially all of the assets of our subsidiary, Quatech, Inc., an Ohio corporation (“Quatech”), to Q-Tech Acquisition, LLC (the “Buyer”), a Delaware limited liability company and a wholly owned subsidiary of B&B Electronics Manufacturing Company, a Delaware corporation (“B&B”), for $10.5 million in cash, which amount is subject to adjustment based on a working capital adjustment in the Asset Purchase Agreement (which any such adjustments will only be made if and only to the extent that the working capital at closing is at least $70,000 more or less than the working capital target) and an escrow amount of not more than $900,000 (the “Asset Sale”), and the change of the corporate name of DPAC after the closing under the Asset Purchase Agreement to DT Sale Corp.

•	The Plan of Complete Liquidation and Dissolution of DPAC, substantially in the form of Annex B attached to this Information Statement, including the dissolution of DPAC contemplated thereby (the “Plan of Dissolution”).

Q:  Who are the “Consenting Shareholders”?

A:  The Consenting Shareholders consist of Development Capital Ventures, L.P., a Delaware limited partnership (“DCV”), which holds 28,750 shares of our Series A Preferred Stock and 95,923,864 shares of our Common Stock, constituting a majority of our outstanding Series A Preferred Stock and Common Stock, as well as members of management and the DPAC Board who collectively hold 1,250 shares of our Series A Preferred Stock and 11,843,668 shares of our Common Stock. As an inducement for the Buyer to enter into the Asset Purchase Agreement, the Consenting Shareholders also signed a voting and support agreement with the Buyer, irrevocably consenting to the Asset Sale.

Q:  When will the approval of the Asset Sale and dissolution of DPAC be effective?

A:  The Consenting Shareholders signed a written consent on August 3, 2011 in accordance with the California General Corporation Law. Under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), DPAC is required to send this Information Statement to the shareholders who were not involved in the approval of the Asset Sale and the Plan of Dissolution at least 20 calendar days before we take any of the actions that were approved by the Consenting Shareholders. We expect that the Asset Sale transaction will close shortly after the 20th calendar day that follows the date of this Information Statement, or [_________], 2011.

The Asset Sale

Q:  Are any further approvals of the Asset Purchase Agreement required by the shareholders?

A:  No. The Consenting Shareholders’ approval is sufficient under California law to approve the Asset Purchase Agreement and the Asset Sale. We are not holding a meeting of shareholders, and we are not requesting a proxy from any shareholder. However, the Asset Sale under the Asset Purchase Agreement is subject to certain closing conditions that must be satisfied before it can close.

Q:  Why did DPAC and Quatech enter into the Asset Purchase Agreement?

A:  After careful consideration and evaluation of the other alternatives reasonably available to DPAC and Quatech and various other factors, including, without limitation, the Asset Purchase Agreement and the opinion of our independent financial advisor that the Asset Sale consideration to be received by DPAC is fair from a financial point of view to DPAC, a Special Committee of the DPAC Board consisting of two independent directors (the “Committee”) and the DPAC Board each concluded that the completion of the sale of our assets to the Buyer for $10.5 million in cash (subject to certain adjustments and escrow arrangements described in this Information Statement) was the alternative most likely to enable DPAC to satisfy our outstanding obligations to creditors and to maximize value to our shareholders. See “Action No. 1: Approval of the Asset Sale — Background of the Asset Sale and Dissolution of DPAC” and “— Recommendations of the Committee and the DPAC Board and Reasons for Recommending Approval of the Asset Purchase Agreement and the Plan of Dissolution to the Consenting Shareholders.”

Q:  Why did the Committee and the DPAC Board approve the Asset Sale?

A:  The Committee and the DPAC Board determined that the Asset Sale was the most viable alternative available to DPAC and in the best interests of its shareholders given the amount of the purchase price proposed by the Buyer and B&B, DPAC’s remaining cash position, the concern that DPAC would be forced to refinance its existing debt in a manner and with terms that, if available at all, were potentially significantly more onerous than the terms of its existing borrowing facilities, that it was highly unlikely that other acquisition or merger opportunities providing the benefit of an all cash purchase price at the value proposed by the Buyer and B&B would be or become available to DPAC, and that DCV and certain other DPAC shareholders were willing to permit DPAC to make a preferential distribution of sale proceeds of $0.05 per share to the Nonaffiliated Shareholders (as defined below) (even though that would mean Affiliated Shareholders would receive less (currently estimated at approximately $0.012 per share on an as converted, fully diluted basis) in distribution upon liquidation than they would otherwise be entitled to receive under DPAC’s articles of incorporation).

Q:  What is the purchase price for the assets?

A:  The Buyer will pay us a total purchase price of $10.5 million in cash for the assets sold pursuant to the terms of the Asset Purchase Agreement, subject to certain adjustments based on the amount of working capital assets acquired by the Buyer at the closing (which any such adjustments will only be made if and only to the extent that the working capital at closing is at least $70,000 more or less than the working capital target). In addition, the Buyer has agreed to assume certain specified liabilities under the terms of the Asset Purchase Agreement. Additionally, a maximum of $900,000 of that purchase price will be set aside in an escrow account to address certain post-closing indemnity obligations of DPAC and Quatech and the working capital adjustment under the Asset Purchase Agreement. See “Action No. 1: Approval of the Asset Sale — Principal Provisions of the Asset Purchase Agreement.”

Q:  What will DPAC and Quatech do with the proceeds from the Asset Sale?

A:  As noted above, the purchase price will be $10.5 million, subject to a working capital adjustment estimated at the closing, a true-up of such adjustment within approximately 90 days after closing, and a set-aside of $900,000 (minus the amount of any negative working capital adjustment calculated at closing) that will be held in escrow for approximately a year after the closing to address any post closing working capital adjustment and indemnity obligations of DPAC and Quatech.

As described below in relation to the dissolution and liquidation of DPAC (the “Dissolution”), we intend to make liquidating distributions to our Nonaffiliated Shareholders (as defined below) of $0.05 per share. Our Consenting Shareholders (together with other stakeholders who are party to the Allocation Agreement (as defined below)) have approved the liquidating distribution to the Nonaffiliated Shareholders at that amount per share, and have agreed to defer and/or reduce the amount that each such shareholder or stakeholder would have received if the distributions to all shareholders after the Asset Sale were made in accordance with DPAC’s articles of incorporation. For example, our Series A Preferred Stock has a liquidation preference of $100 per share, which, under the terms of our articles of incorporation, would otherwise be required to be paid first, before any distribution to holders of Common Stock. Our Preferred Stock holders (who consist of DCV, our majority shareholder, and James Bole and William Roberts, members of the DPAC Board) have deferred the right to receive that liquidation preference to support the distribution of $0.05 per share to the Nonaffiliated Shareholders. In addition, DCV and other affiliated holders of Common Stock have agreed that they will not participate in any distribution on the Common Stock with such Nonaffiliated Shareholders on a pro rata basis. As a result, each of these Affiliated Shareholders (as defined below) will receive less than they would otherwise be entitled under our articles of incorporation (currently estimated at less than $0.012 per share on an as converted, fully diluted basis).

Prior to the Dissolution, we intend to use a portion of the proceeds to pay off our existing loans and credit facilities outstanding at the closing (approximately $ 5.130 million in principal and interest, calculated through October 15 , 2011). In general, we would use the remainder of the Asset Sale proceeds to satisfy our remaining debts, liabilities and obligations, including any payables that are not assumed by the Buyer, the payment of any indemnification obligations pursuant to the Asset Purchase Agreement that are not limited to the escrow, other debts, the payment of any compensation owed to our employees, costs of the transaction (including printing and mailing costs of this Information Statement), and to fund our operating expenses after the closing and during the winding up of DPAC that is contemplated under the Plan of Dissolution (discussed below). See “Action No. 1: Approval of the Asset Sale — Principal Provisions of the Asset Purchase Agreement,” “— General” and “Action No. 2: Plan of Complete Liquidation and Dissolution.”

Q:  What will happen if the Asset Sale to the Buyer does not close?

A:  The Asset Sale is dependent upon certain closing conditions that must be satisfied for the closing to occur. As previously publicly disclosed, we have incurred significant operating losses, and certain of our loan agreements are either overdue or have had repayment deferred. If the Asset Sale does not close, we will need to locate additional sources of borrowing to refinance those loans, which, if available at all, may be on more burdensome terms than under the current loan arrangements.

Further, current conditions with respect to our business and liabilities raise doubts about our ability to continue as a going concern if the Asset Sale is not completed. DPAC and Quatech are and have been in default on certain of our borrowing arrangements with Canal Mezzanine Partners, L.P. (“Canal”) and Fifth Third Bank, N.A. (“Fifth Third”), and that the repayment dates with respect to each such borrowing arrangement are quickly approaching. In connection with the Asset Sale, we have entered into consent and forbearance agreements with each of Fifth Third, Canal and the State of Ohio, pursuant to which each waived any events of default that would otherwise result from the Asset Purchase Agreement and agreed not to exercise any of their rights under the loan agreements in place with DPAC or Quatech until the closing has occurred or the Asset Purchase Agreement has terminated. If such consent and forbearance agreement are terminated, such parties will have the right to enforce their rights under the loan agreements and accelerate the debt or pursue other available remedies.

Additionally, if the Asset Sale is not completed, we will not be able to make any liquidating distributions to our shareholders. See “Action No. 1: Approval of the Asset Sale — Reasons for the Asset Purchase Agreement and the Plan or Dissolution” and “— General.”

Q:  Who is the purchaser of the assets?

A:  The purchaser of substantially all of the assets of Quatech will be Q-Tech Acquisition, LLC, a wholly owned subsidiary of B&B Electronics Manufacturing Company, and which we refer to herein as the Buyer. The Buyer was formed specifically to purchase substantially all of the assets of Quatech and has not engaged in any activity other than activities related to the purpose of acquiring our assets. B&B Electronics Manufacturing Company, the parent company of the Buyer, is a privately held distributor of wireless connectivity and related products, and a long time customer of Quatech. Both B& B Electronic Manufacturing Company and the Buyer have a principal place of business at 707 Dayton Road, Ottawa, Illinois.

Q:  What assets are being sold?

A:  We are selling to the Buyer substantially all of the assets of Quatech. These assets primarily consist of cash, contracts and purchase orders, rights under leases, vehicles, equipment, fixtures, computer hardware and software materials and inventory, accounts receivable and intellectual property.

Q:  What liabilities will be assumed by the Buyer?

A:  The Buyer generally will assume at the closing our current liabilities (including accounts payable) to the extent reflected on DPAC’s balance sheet as of December 31, 2010, liabilities under contracts included in the assets acquired by the Buyer that are required to be performed or paid following the closing, and liabilities related to certain health benefit plans (if assumed by the Buyer), subject to the terms of the Asset Purchase Agreement.

Q:  What assets are not being sold?

A:  We are not selling our potential tax refunds, our insurance policies, our shares of capital stock and certain prepaid amounts under our insurance policies. See “Action No. 1: Approval of the Asset Sale — Principal Provisions of the Asset Purchase Agreement.”

Q:  What liabilities will not be assumed by the Buyer?

A:  All other liabilities will remain DPAC’s or Quatech’s obligation, including but not limited to taxes, claims related to excluded assets, any indebtedness, any obligations or liability regarding dividends, distributions or option payments, employment obligations and liabilities and any potential environmental liabilities. See “Action No. 1: Approval of the Asset Sale — Principal Provisions of the Asset Purchase Agreement.”

Q:  Why is DPAC going to change its name after the closing of the Asset Sale?

A:  The Asset Purchase Agreement requires that we change our corporate name after the closing. Because we will have sold all of our goodwill in the name “DPAC” to the Buyer, the Buyer will have the right to use that name going forward. To avoid confusion in operating the business, and because we intend to dissolve, we agreed to change our name to a corporate name that will not be confusingly similar to “DPAC Technologies Corp.” The DPAC Board and the Consenting Shareholders approved the change of our corporate name, to be effective after the closing to DT Sale Corp. See “General” and “Action No. 1 — Approval of the Asset Sale — Principal Provisions of the Asset Purchase Agreement.”

Q:  Does the Asset Sale involve any risk?

A:  As part of the Asset Sale, we are required to make customary representations and warranties to the Buyer, for which we must indemnify them in the event of a breach, which could result in a reduction of the amount of escrowed funds that are returned to us, and thus, reduce the purchase price. Further, the purchase price is subject to adjustment based on the working capital target amount that we have achieved as of the closing, which may mean that the price paid at the closing may be less, potentially substantially less, than is otherwise expected. In accordance with the Asset Purchase Agreement, an adjustment to the purchase price will only be made if and only to the extent that the working capital at closing is $70,000 more or less than the working capital target. While this will not result in a significant risk to the Nonaffiliated Shareholders because of our intention that a distribution of $0.05 per share be made to them after the closing, such a reduction in the escrow amount could affect our ability to make distributions to other shareholders and to pay other stakeholders. Additionally, we will not be given any credit under the Asset Purchase Agreement for cash held at the closing, and hence, we intend to pay our accounts payable in an effort to achieve the highest working capital at closing, which will reduce the amount of cash we have available after the closing.

The Plan of Dissolution and Distributions to Shareholders

Q:  Why was the Plan of Dissolution approved?

A:  The Plan of Complete Liquidation and Dissolution of DPAC (the “Plan of Dissolution”) was approved by the DPAC Board and the Consenting Shareholders to become effective immediately after the closing of the Asset Purchase Agreement. We sought approval of the Plan of Dissolution because, after the sale of the assets to the Buyer, we will have no operating assets with which to conduct business. The Plan of Dissolution permits DPAC to commence the winding up and liquidation of its remaining assets (which are expected to consist solely of certain insurance policies and the right to receive distributions from the escrow account established in connection with the Asset Purchase Agreement assuming that the escrowed funds are not used to pay indemnification claims by the Buyer against us and Quatech). We anticipate that we will, beginning after the closing, commence the process of the Dissolution, make any final tax filings with the relevant state and federal authorities and obtain any required tax clearance certificates, pay off known debts and liabilities that we retain in the Asset Sale (which relate primarily to debts not acquired by the Buyer and expenses and costs of the Asset Sale transaction, as well as any amounts payable to employees of ours and to our board members for deferred board service fees). At the appropriate time after the closing, we intend to file a certificate of dissolution with the Secretary of State of the State of California to dissolve DPAC as a legal entity, and complete the liquidation of our remaining assets and make provision to pay our remaining debts and liabilities (if not paid before filing the certificate of dissolution). We may decide to wait to file the certificate of dissolution after the closing of the Asset Sale, though we would begin the process of winding down our business as soon as the Asset Sale closes. We intend to make a public announcement of the anticipated filing date of the certificate of dissolution in advance of its filing.

In connection with the dissolution process, and as quickly as practicable after the closing, we intend to make a liquidating distribution to our shareholders who hold shares of our Common Stock at the record date established for such distributions (i) who are not (and were not within 90 days prior to such record date) officers, directors or employees of DPAC or Quatech or the record or beneficial owners of five percent (5%) or more of our Common Stock and (ii) who are not otherwise party to the Allocation Agreement described below (referred to as the “Nonaffiliated Shareholders”). The record date has not been set by the DPAC Board yet, and is not expected to be set until the closing under the Asset Purchase Agreement has occurred.

The DPAC Board and the Consenting Shareholders have approved liquidating distributions to the Nonaffiliated Shareholders of $0.05 per share. See “Action No. 2 — Approval of Plan of Complete Liquidation and Dissolution” and “— Principal Provisions of the Plan of Dissolution.” Additionally, other shareholders of DPAC and other stakeholders have entered into an Allocation Agreement among them, DPAC and Quatech (the “Allocation Agreement”) to permit this distribution to the Nonaffiliated Shareholders and to allocate the amount of any liquidating distributions made after the distribution to the Nonaffiliated Shareholders, which is attached as Exhibit A to the Plan of Dissolution (which is annexed to this Information Statement at Annex B).

Q:  Is the Plan of Dissolution the same as a certificate of dissolution?

A:  No. The Plan of Dissolution is the plan by which we will ultimately become dissolved. It requires that we cease to conduct business and permits us to commence liquidating and winding up DPAC, but we will not be dissolved under California law until such time as a certificate of dissolution is actually filed with the California Secretary of State. The certificate of dissolution will not be filed until the DPAC Board specifically approves our dissolution following a determination that all of our debts and liabilities have been paid or provided for. See “Action No. 2 — Plan of Complete Liquidation and Dissolution — Conduct of DPAC Following Adoption of the Plan of Dissolution.”

Q:  When will the Nonaffiliated Shareholders receive any liquidating distribution?

A:  After the Asset Sale closes, we must first pay or make provision to pay all of the debts and liabilities of DPAC. Although no fixed date for making any distributions to shareholders has been established, assuming that the Asset Sale is completed, which we expect to occur shortly after the 20th calendar day after the date of this Information Statement (subject to the closing conditions under the Asset Purchase Agreement being satisfied), we intend to commence the distribution to the Nonaffiliated Shareholders described herein as soon after the closing as practicable. We believe that the amount of the proceeds available to us from the purchase price under the Asset Purchase Agreement will be sufficient to pay or make provision to pay all debts and liabilities that we will have after the closing, and to permit us to make the $0.05 per share liquidating distribution to the Nonaffiliated Shareholders. Distributions to shareholders other than the Nonaffiliated Shareholders will be made at such times as shall be determined, though we may make a liquidating distribution to those other shareholders at the same time as the distribution to the Nonaffiliated Shareholders. See “Action No. 2 — Plan of Complete Liquidation and Dissolution — Liquidating Distributions; Nature; Amount; Timing.”

Q:  What is the amount of the payment that the Nonaffiliated Shareholders will receive from the Dissolution, assuming that the Asset Sale is consummated on the terms described in this Information Statement?

A:  As noted above, a Nonaffiliated Shareholder as of the record date we establish for the right to receive a distribution is expected to receive $0.05 per share of Common Stock. The record date for the contemplated distribution has not been set by the DPAC Board yet, and is not expected to be set until the closing under the Asset Purchase Agreement has occurred.

As discussed further in this Information Statement, our Consenting Shareholders (together with other stakeholders who are party to the Allocation Agreement) have approved the liquidating distribution to the Nonaffiliated Shareholders at that amount per share, and have agreed to defer and/or reduce the amount that each such shareholder or stakeholder would have received if the distributions to all shareholders after the Asset Sale were made in accordance with DPAC’s articles of incorporation. For example, our Preferred Stock holders have agreed to defer the right to receive their $100 per share liquidation preference to support the distribution of $0.05 per share to the Nonaffiliated Shareholders. In addition, DCV and other affiliated holders of Common Stock have agreed not to participate in any distribution on the Common Stock with such Nonaffiliated Shareholders on a pro rata basis. As a result, each of these Affiliated Shareholders will receive less than they would otherwise be entitled under our articles of incorporation (currently estimated at less than $0.012 per share on an as converted, fully diluted basis).

In addition, Canal and The Hillstreet Fund, L.P. (“Hillstreet”), the holders of certain warrants issued by DPAC, have agreed in connection with the Asset Sale (i) to forbear from exercising any rights under such warrants until the closing under or termination of the Asset Purchase Agreement, (ii) to the termination of each of the warrants they hold upon the closing of the Asset Sale and (iii) that their sole rights under the warrants shall be an allocation of amounts distributed in liquidation after the closing, as provided in the Allocation Agreement. Further, each of Canal and Hillstreet have agreed to an allocation of distributions that is lower than the amount such distributions would otherwise be if made on a pro rata basis, with the expectation that each will receive, in the aggregate, less per share than they would otherwise be entitled under the terms of their warrants if Canal and Hillstreet exercised their respective warrants and were paid liquidating distributions of $0.05 per share together with the Nonaffiliated Shareholders. Accordingly, pursuant to the Allocation Agreement, Canal would effectively receive $0.017 per share and Hillstreet would effectively receive $0.026 per share (each on an as converted, fully diluted basis).

This Information Statement discusses the amounts that we expect we will pay in connection with the commencement of the dissolution and winding up process and the relative amounts to be allocated among these Affiliated Shareholders and the other parties to the Allocation Agreement. See “Action No. 2 — Plan of Complete Liquidation and Dissolution — Principal Provisions of the Plan — Liquidating Distributions; Nature Amount; Timing.”

Q:  How was the amount of the contemplated distribution to Nonaffiliated Shareholders determined?

A:  In connection with discussions with DCV, our majority shareholder, and the Buyer, we determined that an allocation of cash assets for distribution to the Nonaffiliated Shareholders at $0.05 per share of Common Stock most closely approximated the average trading price of our Common Stock during the period in which the material terms of the Asset Purchase Agreement were being negotiated. Our independent financial advisor, Western Reserve Partners LLC, rendered an opinion to the DPAC Board that the consideration to be received by DPAC pursuant to the Asset Sale contemplated by the Asset Purchase Agreement is fair, from a financial point of view, to DPAC. Our ability to make liquidating distributions in this amount to the Nonaffiliated Shareholders is only possible because of the terms agreed to by the parties to the Allocation Agreement, including the parties’ agreement to receive certain payments other than the payments to which the parties would otherwise be entitled under the terms of our organizational documents and financing agreements. See “Action No. 2: Plan of Complete Liquidation and Dissolution — Availability of Proceeds for Distribution.”

Q:  Do our executive officers and directors have any interest in the Plan of Dissolution or the Asset Sale?

A:  Yes. Our chief executive officer is anticipated to become an employee of the Buyer in connection with the closing of the Asset Purchase Agreement, and our chief financial officer has agreed to act as a consultant to the Buyer after the closing during a transition period to support the Buyer’s takeover of our business operations. Additionally, pursuant to employment agreements between us and these executive officers, these executive officers are entitled to receive lump sum severance payments and the continuation of health and life insurance payments in the event that such executive officer’s employment is terminated without cause. However, our chief executive officer has agreed to a reduction in the amount owed pursuant to such employment agreement in consideration of the waiver by us of the provision of the agreement that reduces the severance by amounts earned under alternative employment, and each of them have agreed in connection with the Allocation Agreement to allow the payment of a portion of these severance benefits to be made on a deferred basis to facilitate the distribution to the Nonaffiliated Shareholders. The total severance amount payable to these executive officers at the closing of the Asset Sale is expected to be $206,000, and the remainder (approximately $148,000) will be subject to the Allocation Agreement. Additionally, each of our board members and executive officers own shares of Common Stock, Series A Preferred Stock and/or options to purchase Common Stock, and will be entitled to receive liquidating distributions in connection with such shares and options, subject to the terms of the Allocation Agreement (and in any event, the amounts to be received thereunder will be subject to the availability of cash for distribution after giving effect to the distributions to the Nonaffiliated Shareholders). Further, the members of the DPAC Board have deferred board service fees totaling $70,000, $45,000 of which we expect to pay in connection with the closing of the Asset Sale.

See “Action No. 1: Asset Sale — Interests of Certain Persons in the Asset Sale and the Plan of Dissolution” and “Action No. 2: Plan of Complete Liquidation and Dissolution — Interests of Certain Persons in the Asset Sale and the Plan of Dissolution.”

Q:  Does the Plan of Dissolution involve any risk of liability to our shareholders?

A:  As part of our Plan of Dissolution, we are obligated to pay, or make provision for the payment of, our debts and liabilities. Under California law, a shareholder could be required to return the amount of any liquidating distribution if we fail to pay or make adequate provision for the payment of our debts and liabilities. Moreover, if a shareholder has paid taxes on distributions previously received by the shareholder, a repayment of all or a portion of the prior distribution could result in a shareholder incurring a net tax cost if the shareholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable by that shareholder. However, we believe that we will be able to pay or make provision for the payment of our known debts and liabilities prior to the distribution to the Nonaffiliated Shareholders, and further, the Consenting Shareholders have agreed to waive any right of contribution they may have from the Nonaffiliated Shareholders under California law if such Consenting Shareholders are required to return any portion of the amounts distributed to them in liquidation to satisfy obligations to our creditors. See “Action No. 2 — Plan of Complete Liquidation and Dissolution.” If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, our shareholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder.

Relationship Between the Asset Sale and Plan of Dissolution

Q:  Is the Plan of Dissolution conditioned upon the completion of the Asset Sale to the Buyer?

A:  Yes. The Plan of Dissolution approved by the DPAC Board and the Consenting Shareholders will only become effective if the closing under the Asset Purchase Agreement occurs, and the sale of the assets is completed. If the Asset Sale is not completed, we will not pursue the Plan of Dissolution at this time and no distributions to the shareholders (including the distribution to the Nonaffiliated Shareholders) will be made. See “General” and “Action No. 1 — The Asset Sale — Principal Provisions of the Asset Purchase Agreement — Relationship to Plan of Dissolution.”

Q:  Is the Asset Sale to the Buyer conditioned upon the Plan of Dissolution?

A:  No. The Asset Sale to the Buyer is not conditioned upon the Plan of Dissolution. See “General” and “Action No. 1: The Asset Sale — Principal Provisions of the Asset Purchase Agreement — Relationship to Plan of Dissolution.”

Approval Matters

Q:  What proportion of the voting power of DPAC is required to approve the Asset Sale and the Plan of Dissolution?

A:  Approval of the Asset Sale and the Plan of Dissolution under California law and our governing documents requires the approval of a majority of our outstanding shares (with our Common Stock and Series A Preferred Stock voting or consenting as a single class). The Consenting Shareholders collectively held, as of August 3, 2011, the date on which they consented in writing under California law to the Asset Sale and Plan of Dissolution, approximately 83.9% of the voting power of DPAC in the aggregate. The written consent executed by the Consenting Shareholder was sufficient to approve the transactions under the Asset Purchase Agreement and the Plan of Dissolution, and no further consent or approval of our shareholders is required.

Q:  Should I turn in my stock certificates now?

A:  No. Any distributions to the shareholders in connection with the liquidation of DPAC will be made by a separate process that we intend to commence when the Asset Sale is completed. The DPAC Board has not determined the record date of holders of our Common Stock who would constitute Nonaffiliated Shareholders for purposes of distributions to them. Such a determination, and an announcement thereof, will be made by press release at a later date. Additionally, we intend to engage a paying agent to provide for logistical support in making distributions to our Nonaffiliated Shareholders.

Q:  Can I still sell my shares of DPAC Common Stock?

A:  Yes. Our Common Stock is traded on the OTCQB Markets under the symbol “DPAC.” If the Plan of Dissolution becomes effective after the closing of the Asset Sale, the DPAC Board will then decide when to file a certificate of dissolution with the California Secretary of State, which filing may not occur for some time after the dissolution process begins. We will close our stock transfer books and discontinue recording transfers of shares of our Common Stock at the close of business on the date we file the certificate of dissolution with the California Secretary of State. Thereafter, certificates representing shares of our Common Stock will not be assignable or transferable on our books. Additionally, we intend to request from the SEC relief from the reporting obligations under the Exchange Act soon after the Asset Sale closes in order to reduce the burdens on us after our business operations have ceased and our operating assets have been transferred to the Buyer.

Q:  Do I have any appraisal rights or dissenters’ rights in connection with the Asset Sale or the Dissolution?

A:  No. Our shareholders do not have appraisal rights in connection with the Asset Sale or the Dissolution under California law.

Shareholder Questions

Q:  Who should I contact if I have questions about the Asset Sale or the Plan of Dissolution?

A:  If you have any questions about the actions that were approved by the Consenting Shareholders or the other matters discussed in this Information Statement, or if you need additional copies of this Information Statement or copies of any of our public filings referred to in this Information Statement, you should contact Stephen Vukadinovich at our principal executive offices c/o:

DPAC TECHNOLOGIES CORP.
5675 Hudson Industrial Park
Hudson, Ohio 44236
Telephone: (800) 553-1170

DPAC TECHNOLOGIES CORP.
5675 Hudson Industrial Park
Hudson, Ohio 44236

INFORMATION STATEMENT
RELATING TO
ACTIONS APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS

DPAC Technologies Corp., a California corporation (“DPAC,” “we” or “us”), is furnishing this Information Statement to the holders of its common stock, no par value per share (the “Common Stock”) in connection with the approval we obtained from the Consenting Shareholders (as defined below) pursuant to the California General Corporation Law of (1) the sale of substantially all of the assets of our wholly owned subsidiary, Quatech, Inc., an Ohio corporation (“Quatech”), to Q-Tech Acquisition, LLC, a Delaware limited liability company (“Buyer”), pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) among DPAC, Quatech, Buyer and B&B Electronics Manufacturing Company, a Delaware corporation and the parent company of Buyer (“B&B”), dated as of August 3, 2011, a copy of which is annexed to this Information Statement at Annex A (the “Asset Sale”) and the related name change of DPAC after the closing of the Asset Sale to DT Sale Corp., and (2) the dissolution and liquidation (the “Dissolution”) of DPAC as soon as practicable following the closing of the Asset Sale pursuant to the Plan of Complete Liquidation and Dissolution of DPAC Technologies Corp. (the “Plan of Dissolution”), a copy of which is annexed to this Information Statement as Annex B.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Asset Sale and the execution, delivery and performance of the Asset Purchase Agreement were approved on July 27, 2011 by the board of directors of Quatech, and DPAC as Quatech’s sole shareholder, by the Board of Directors of DPAC (the “DPAC Board”) and a special committee of the DPAC Board consisting solely of independent directors of DPAC who are not officers or employees of DPAC (the “Committee”), and the Asset Sale was approved by the Consenting Shareholders on August 3, 2011. The “Consenting Shareholders” are Development Capitals Ventures, L.P., our majority shareholder, William Roberts and James Bole, both members of the DPAC Board, and Steven Runkel, our chief executive officer and a member of the DPAC Board, which collectively hold in the aggregate 107,767,532 shares of Common Stock and 30,000 of DPAC’s Series A Preferred Stock, no par value per share (the “Series A Preferred Stock”), representing on a combined basis approximately 83.9% of our total issued and outstanding Common Stock and Series A Preferred Stock, voting on a combined basis, as of the date hereof.

The Dissolution and the Plan of Dissolution were approved by the DPAC Board on July 27, 2011 and by the Consenting Shareholders on August 3, 2011.

The written consent of shareholders executed by the Consenting Shareholders satisfies all applicable shareholder voting requirements under the California General Corporation Law, our articles of incorporation and our bylaws.

Notwithstanding the execution and delivery of the written consent by the Consenting Shareholders, under applicable securities regulation, the Asset Sale may not be completed until 20 days after the date of mailing of this Information Statement to the common shareholders of DPAC who did not participate in such written consent. Therefore, the earliest possible date on which the Asset Sale can be consummated is [_________ __, 2011]. In addition to the expiration of the waiting period, there are several conditions to our obligations and those of Buyer to complete the Asset Sale, all of which must be either satisfied or waived prior to the completion of the Asset Sale.

This Information Statement is first being mailed to common shareholders of DPAC on or about [_________ __, 2011].

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements, including statements concerning the likelihood that the Asset Sale is consummated, the timing and amounts of distribution of liquidation proceeds to shareholders, the estimates of ongoing expenses, and the likelihood of shareholder value resulting from the sale of substantially all of our assets. Such forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These risks include the risk that the other closing conditions to the Asset Sale may not be satisfied, the full amount of the purchase price may not be paid, that we may incur additional liabilities that we do not now anticipate, that our expenses may be higher than estimated and that the cost to pay our debts and liabilities could be higher than expected, all of which conditions would substantially reduce the distribution to our shareholders discussed in this Information Statement.

Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

The estimates of DPAC’s liabilities are subject to uncertainties beyond DPAC’s control. No assurance can be given that the amount to be received in liquidation will equal or exceed the price or prices at which the Common Stock has generally traded or is expected to trade in the future.

SUMMARY TERM SHEET

The following is a summary of information contained elsewhere in this Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement and the exhibits attached hereto. We urge you to read this Information Statement and the Asset Purchase Agreement and Plan of Dissolution set forth on Annex A and Annex B, respectively, in their entirety. They contain important information relating to DPAC and the Asset Sale and Dissolution.

Asset Sale (See page 15)

Pursuant to the Asset Purchase Agreement, upon closing, DPAC and Quatech will sell substantially all of their assets, including, among other things, cash, cash equivalents and investments, accounts receivable, intellectual property, equipment, inventory and certain assumed contracts to Buyer for a cash purchase price of $10,500,000, which is subject to a working capital adjustment to be estimated at the closing (which any such adjustment will only be made if and only to the extent that the working capital at closing is at least $70,000 more or less than the working capital target), and ultimately determined within approximately 90 days after the closing, based on a target closing working capital amount of $710,000. At the closing under the Asset Purchase Agreement, Buyer will deduct from the purchase price cash to pay off all of the indebtedness for borrowed money of DPAC and Quatech pursuant to its existing credit and borrowing agreements with Fifth Third Bank, N.A. (“Fifth Third”), Canal Mezzanine Partners, L.P. (“Canal”) and the State of Ohio (which is estimated to be, assuming a closing of the Asset Sale on October 15 , 2011, $ 5,130,000 ), as well as a portion of the purchase price equal to $900,000 minus the amount of any downward adjustment to the purchase price to the extent that the working capital as of the closing is estimated at the closing to be at least $70,000 less than the target amount (which will be deposited into an escrow account at the closing to secure DPAC’s and Quatech’s obligations under the Asset Purchase Agreement related to indemnification and the working capital adjustment). After the closing, the parties will make a final determination of the working capital that existed as of the closing date, and any additional downward adjustment will be deducted from the escrow.

A copy of the Asset Purchase Agreement is attached as Annex A to this Information Statement. We encourage you to read the Asset Purchase Agreement in its entirety. The assets being sold are referred to herein as the “Purchased Assets.” See “Action No. 1: Asset Sale” for a more complete description of the Asset Purchase Agreement.

Principal Provisions of the Asset Purchase Agreement (See page 26)

The Asset Purchase Agreement sets forth the various rights and obligations of parties thereto. The Asset Purchase Agreement also contains various representations and warranties by the parties and other covenants and agreements including, among others, covenants and agreements concerning the conduct of the business of DPAC and Quatech prior to the consummation of the Asset Sale, the agreement of DPAC and Quatech not to solicit other purchasers before the closing, and agreements concerning confidentiality. Also, the Asset Purchase Agreement contains certain conditions to closing, including the absence of any material adverse change affecting the operations, assets and liabilities of DPAC and Quatech.

The Asset Purchase Agreement also contains indemnification obligations from DPAC and Quatech in favor of Buyer, including, among other things, in the event of a breach of the covenants or representations and warranties made by DPAC and Quatech in the Asset Purchase Agreement. DPAC’s and Quatech’s indemnity obligation generally survives for claims brought by Buyer within one year of the closing of the Asset Sale, and the indemnity obligation is subject to a $900,000 maximum cap. However, any indemnification obligations of DPAC and Quatech for breaches of specific fundamental representations are not limited to the maximum cap, and Buyer and B&B may seek indemnification directly from DPAC and Quatech for such breaches. Additionally, the obligation to indemnify Buyer and B&B for breaches of post-closing covenants (such as the non-competition and non-solicitation provisions) and for losses relating to liabilities that Buyer and B&B do not assume at the closing are not limited to the maximum cap (but are limited to the amount of the Purchase Price (as defined in the Asset Purchase Agreement)), and Buyer and B&B may seek indemnification directly from DPAC and Quatech for such losses.

Opinion of DPAC’s Independent Financial Advisor (See page 21)

On July 27, 2011, Western Reserve Partners LLC (“Western Reserve”), an investment bank and DPAC’s financial advisor in connection with the Asset Sale, provided a written opinion to the DPAC Board as to the fairness, from a financial point of view, of the purchase price received by DPAC in the Asset Sale. The summary of Western Reserve’s opinion in this Information Statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this Information Statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Western Reserve in preparing its opinion.

Use of Proceeds from the Asset Sale (See page 40)

DPAC will use the cash proceeds of the Asset Sale to (i) pay expenses incurred in connection with the Asset Sale (which are estimated to be $1.0 million) and (ii) satisfy in full all liabilities and indebtedness of DPAC not assumed by Buyer (estimated to be, assuming a closing on October 15 , 2011, $ 5.130 million).

After the consummation of the Asset Sale, the Company intends to wind down its operations and distribute its remaining net cash assets to its shareholders. DPAC intends to make distributions as quickly as practicable after the closing of the Asset Sale. See “Action No. 2: Approval of Plan of Complete Liquidation and Dissolution” for a more complete description of the Plan of Dissolution.

Name Change (See page 29)

The Asset Purchase Agreement contemplates that at the closing of the transaction, Buyer will acquire substantially all of DPAC’s assets, including the rights to use the name “DPAC” or “Quatech.” As a result, we must amend our articles of incorporation to change our name. The DPAC Board and the Consenting Shareholders approved the change of our corporate name, to be effective after the closing to DT Sale Corp.

Plan of Dissolution (See page 34)

On July 27, 2011,, the DPAC Board unanimously approved the Plan of Dissolution, a copy of which is attached as Annex B to this Information Statement. DPAC obtained stockholder approval of the Plan of Dissolution on August 3, 2011 by the written consent of the Consenting Shareholders in accordance with the requirements of California law and DPAC’s articles of incorporation and bylaws. Pursuant to the Plan of Dissolution, we must pay or make provision to pay the debts and liabilities of DPAC prior to any distributions in liquidation to the Nonaffiliated Shareholders (as defined below).

In connection with the Asset Sale and the Dissolution, the DPAC Board approved, and the Consenting Shareholders, as well as Canal and The Hillstreet Fund, L.P. (“Hill Street”) and certain members of the DPAC Board and management who hold shares of Common Stock, Series A Preferred Stock and/or options to purchase Common Stock, agreed pursuant to an Allocation Agreement (the “Allocation Agreement”), to a distribution to each holder of Common Stock (i) who is not as of, and has not been within 90 days prior to, the record date established with respect to such distributions, an officer or director or employee of DPAC or Quatech or (ii) who is not a party to the Allocation Agreement (whom we refer to collectively as the “Nonaffiliated Shareholders”) of $0.05 per share, prior to any distribution of cash to any other shareholder of DPAC.

The Plan of Dissolution will, by its terms, only become effective if the Asset Sale under the Asset Purchase Agreement closes. Pursuant to the Plan of Dissolution, we intend to begin the liquidation and winding up of DPAC immediately after the closing under the Asset Purchase Agreement and DPAC will be completely dissolved at a date to be determined by the DPAC Board. In connection with the Dissolution, and, subject to paying or providing for all debts and liabilities and expenses, we intend to make liquidating distributions to the Nonaffiliated Shareholders equal to $0.05 per share of Common Stock held thereby as of the record date determined by the DPAC Board for shareholders entitled to receive such distributions.

After the distribution to the Nonaffiliated Shareholders has been made or funds therefor otherwise set aside, the remaining assets of DPAC, if any, will be liquidated and the cash of DPAC will be distributed to the parties to the Allocation Agreement (collectively, the “Affiliated Shareholders”), all of whom have agreed to defer or reduce the amounts they are owed or would otherwise be entitled to receive under our articles of incorporation or pursuant to other agreements binding on DPAC and Quatech. We cannot provide an exact timeline for distributions to the

Nonaffiliated Shareholders or the Affiliated Shareholders and other parties to the Allocation Agreement, and in any event, no such distributions will occur if the Asset Sale is not completed, but we intend to make such distributions as quickly as practicable after the closing after we pay or make provision to pay all of our debts and liabilities. While the DPAC Board has no intention of abandoning or delaying the filing of the certificate of dissolution, the DPAC Board also has discretion to abandon the Dissolution, and to determine when to file the certificate of dissolution with the California Secretary of State.

Pursuant to the Asset Purchase Agreement, DPAC and Quatech have agreed that, unless such distribution would be prohibited under applicable law, following the closing of the Asset Sale, DPAC will pay the liquidating distribution to the Nonaffiliated Shareholders, which we intend to be equal to $0.05 per share of Common Stock, in accordance with the Plan of Dissolution and as described in this Information Statement. Until such time as DPAC has paid, or made provision for the payment of, the liquidating distributions to the Nonaffiliated Shareholders, DPAC has agreed not to make any payment or distribution to any person or entity that is a party to the Allocation Agreement.

The Asset Sale is not conditioned upon the Plan of Dissolution becoming effective, but for the Plan of Dissolution to become effective, the Asset Sale must be completed first, which means that the Dissolution and any distributions to the Nonaffiliated Shareholders are dependent upon the satisfaction of the conditions precedent to the closing under the Asset Purchase Agreement, which are discussed in this Information Statement. See “Action No. 2: Approval of Plan of Complete Liquidation and Dissolution” for a more complete description of the Plan of Dissolution.

Record Date; Shareholder Approvals Required in Connection with the Asset Sale and the Plan of Dissolution (See pages 33 and 46)

The DPAC Board has fixed the close of business on August 11, 2011 as the record date (the “Record Date”) for shareholders of record entitled to receive notice of the actions approved by the Consenting Shareholders. As of the close of business on the Record Date, DPAC had 141,995,826 shares of Common Stock and 30,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is entitled to vote along with the Common Stock as a single class, on an as-converted to Common Stock basis. Each share of Series A Preferred Stock is convertible into 2,353 shares of Common Stock as of the Record Date; thus, the total number of shares constituting the voting power of all shareholders as of the Record Date is 212,584,061, of which 178,355,767 shares, or approximately 83.9% were held by the Consenting Shareholders. DPAC’s Common Stock is traded in the over-the-counter market on the OTCQB Markets under the symbol “DPAC.”

The Asset Sale and the Dissolution were approved by the Consenting Shareholders pursuant to a written consent signed by each of them. Under applicable California law and DPAC’s articles of incorporation, the affirmative vote of the holders of a majority of the Common Stock and Series A Preferred Stock (voting as-if converted to Common Stock) issued and outstanding and entitled to vote was required for approval and adoption of the Asset Purchase Agreement and for approval of the Plan of Dissolution. Accordingly, the Consenting Shareholders had sufficient voting power to approve such actions. However, we are not permitted to take any of the actions approved by the Consenting Shareholders until, at the earliest, 20 calendar days after this Information Statement has been first sent to our shareholders who were not involved in the written consent.

Certain U.S. Federal Income Tax Consequences (See pages 33 and 45)

The Asset Sale and the Dissolution will have certain U.S. federal income tax consequences. Please see “Action No. 1: Certain U.S. Federal Income Tax Consequences of the Asset Sale” and “Action No. 2: Certain U.S. Federal Income Tax Consequences of the Plan Dissolution” for a discussion of the material federal income tax consequences involved in the transaction.

Stock Transfers Following the Filing of the Certificate of Dissolution (See page 44)

If the Plan of Dissolution becomes effective after the closing of the Asset Sale, the DPAC Board will then decide when to file a certificate of dissolution with the California Secretary of State, which filing may not occur for some time after the dissolution process begins. We will close our stock transfer books and discontinue recording transfers of shares of our Common Stock at the close of business on the date we file the certificate of dissolution with the California Secretary of State. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books.

Reporting Obligations (See page 39)

We are currently obligated to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to request from the Securities and Exchange Commission (the “SEC”) relief from the reporting obligations under the Exchange Act soon after the Asset Sale closes in order to reduce the burdens on us after our business operations have ceased and our operating assets have transferred to Buyer.

Additional Information about DPAC

More information about DPAC is available from various sources described in this Information Statement under “Where You Can Find More Information.”

Additional Questions about the Asset Sale or the Plan of Dissolution

If you have any questions about the Asset Sale or the Plan of Dissolution, or if you need additional copies of this Information Statement or copies of any of our public filings referred to in this Information Statement, you should contact Stephen Vukadinovich at our principal executive offices c/o:

DPAC TECHNOLOGIES CORP.
5675 Hudson Industrial Park
Hudson, Ohio 44236
Telephone: (800) 553-1170

ACTION NO. 1

THE ASSET SALE

General

On July 27, 2011, the DPAC Board unanimously approved the Asset Purchase Agreement, which was entered into on August 3, 2011, by and among DPAC, Quatech, Buyer and B&B. A copy of the Asset Purchase Agreement is attached as Annex A to this Information Statement. The Asset Purchase Agreement provides for the sale of substantially all of our assets, other than certain excluded assets set forth therein, to Buyer for a maximum aggregate amount of $10.5 million in cash. The total purchase price for the assets is subject to increase or decrease based on a working capital adjustment, based on a target working capital amount of $710,000. Immediately prior to the closing under the Asset Purchase Agreement, DPAC, Quatech and Buyer will estimate our working capital as of the time of the closing, and the Asset Purchase Agreement calls for a period after the closing of approximately 90 days for the parties to more accurately determine what the working capital was at the time of the closing, and to determine whether any additional adjustment (increase or decrease) is required. In accordance with the Asset Purchase Agreement, an adjustment to the purchase price will only be made if and only to the extent that the working capital at closing is at least $70,000 more or less than the working capital target.

The material terms of the Asset Purchase Agreement are summarized below. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Asset Purchase Agreement. Shareholders are urged to read the Asset Purchase Agreement in its entirety.

The Asset Purchase Agreement requires that certain secured debts of DPAC and Quatech owed to Fifth Third, Canal and the State of Ohio be paid in full at the closing. We estimate that, assuming the closing were to occur on or about October 15 , 2011, the total amount of such debts will be approximately $ 5,130,000 . We intend to use the remaining proceeds received at the closing from the Asset Sale to satisfy other obligations, including the payment of fees and costs associated with the transaction, including to our financial and legal advisors, satisfying our obligations to certain employees, paying board service fees to members of the DPAC Board that have been deferred and funding the operating expenses of DPAC in connection with the Dissolution, as well as making distributions to the Nonaffiliated Shareholders and the parties to the Allocation Agreement, as further described in the section of this Information Statement entitled “Action No. 2: Plan of Complete Liquidation and Dissolution.”

Summary of DPAC and Quatech

DPAC, through its wholly owned subsidiary, Quatech, designs, manufactures and sells device connectivity and device networking solutions for a broad market. Quatech sells its products through a global network of distributors, system integrators, value added resellers and original equipment manufacturers (OEM). We sell to customers in both domestic and foreign markets, who include OEM’s, value added resellers (VAR’s) and system integrators, as well as end-users in many industries, including banking, retail/POS, access control, building automation and security, and energy management.

DPAC was incorporated in California in September 1983, originally under the name Dense-Pac Microsystems, Inc., and changed its name to DPAC Technologies Corp. in August 2001.

Quatech was incorporated in Ohio in 2000 as W.R. Acquisition, Inc. In July 2000, W.R. Acquisition acquired the assets and business of Quatech’s predecessor, Qua Tech, Inc., an Ohio corporation, (“Old Quatech”), and W.R. Acquisition changed its name to Quatech, Inc.

We have our worldwide headquarters in Hudson, Ohio.

At the time of the acquisition of the Old Quatech assets in July 2000, Old Quatech had developed and marketed a data acquisition product line as well as a device connectivity product line. The data acquisition product line consisted of analog-to-digital converters, digital I/O hardware, signal conditioning hardware, and related software. The analog to digital converters as well as the digital I/O products were available for a number of computer bus architectures including ISA, PCI, and PC Card. The device connectivity product line included a number of multi-port serial adapters supporting asynchronous and synchronous transmissions. The products were also available on multiple computer bus architectures including ISA, PCI and PC Card. In addition, in 2000 Old Quatech had just completed the release of the initial USB to Serial product line.

Subsequent to the 2000 acquisition, Quatech evaluated the market opportunities in both the data acquisition and device connectivity markets and made the determination to focus product development, along with sales and marketing activities, on the device connectivity product lines. All product development activities related to the data acquisition products were suspended. Sales and marketing activities in support of the data acquisition products were restricted to the support of a limited number of existing original equipment manufacturers and resellers. Quatech has continued to enhance the device connectivity product line through the development and release of additional products. These products have been developed as a reaction to both general market and specific customer demand. Significant new products released in this timeframe include a full line of universal PCI multi-port serial cards that support both 5V and 3.3V PCI slots, 8 and 16 port versions of the USB to Serial products, ruggedized multi-port, serial PC Card products, and multi-port serial Compact Flash products.

In 2001, Quatech initiated the development of its serial device server product line that would allow devices with traditional serial ports to be connected to a Local Area Network (LAN) through a TCP/IP connection. This product line was released for commercial availability in late 2003. Quatech has continued the development of this product line through the release of new product models, including products capable of connecting to the network through a wireless 802.11 interface.

On February 28, 2006, DPAC and Quatech consummated a merger transaction in which the current Quatech (formerly W.R. Acquisition) became a wholly owned subsidiary of DPAC.

Background of the Asset Sale and the Dissolution of DPAC

From the time of the original acquisition of Quatech by DPAC in 2006, we have encountered a challenging business environment. In 2005, before the combination of DPAC and Quatech could be completed, DPAC’S stock was delisted from the Nasdaq SmallCap Market and transferred to the OTC Bulletin Board, as a result of a failure to meet the minimum price per share and minimum market capitalization listing requirements of the Nasdaq SmallCap Market. Since 2007, we have experienced declining revenue, and though we have made significant reductions in our expense structure and overhead costs, we have continued to generate substantial losses.

In January and February 2008, we, and Quatech, entered into loan agreements with Fifth Third and Canal to recapitalize our debt for borrowed money and to discharge our obligations to our then-existing lenders, other than the State of Ohio, which continued to remain outstanding. Additionally, DPAC issued to Development Capital Ventures, L.P., a Delaware limited partnership (“DCV”), which was at the time and continues to be DPAC’s majority shareholder, and William Roberts and James Bole (both members of the DPAC Board) shares of Series A Preferred Stock in an effort to raise additional equity capital. The Series A Preferred Stock currently accrues dividends at an annual rate of 15%, which are payable in cash or in additional shares of Common Stock issued at the fair market value of such shares. Since 2008, DPAC has issued 47,745,372 shares of Common Stock in lieu of payment of cash dividends. As of July 25, 2011, there were 141,995,826 shares of Common Stock and 30,000 shares of Series A Preferred Stock (which are convertible into 70,588,235 shares of Common Stock), issued and outstanding.

In October 2009, Quatech acquired the SocketSerial product line from Socket Mobile, Inc. The products in the SocketSerial product line consist of a CompactFlash serial card, a PC serial card, a PC dual serial card, and a PC quad serial card, all with fixed and removable cable models. Also included are a USB to Serial Adapter, USB to Ethernet Adapter and a license from SocketMobile to sell the Cordless Serial Adapter. In addition, Quatech has added several of the North American and international distribution partners that had historically sold the SocketSerial products to its list of distribution partners for both its device and networking connectivity product lines.

During 2008 and 2009, we took actions to reduce our cash operating expenses to align our cost structure with more adverse economic conditions and a downturn in revenue levels, including selling off certain equipment and inventory to one of our contract manufacturers in 2009, and headcount reductions and salary reductions. Additionally, in October 2008, we entered into an additional loan agreement with Canal for a $250,000 Senior Subordinated Note to improve our working capital. During 2010 and 2011, we extended the repayment date on our loan agreement with Fifth Third under a series of forbearance agreements.

We have continued efforts to reduce costs while expending considerable efforts to locate additional sources of potential debt financing with which to refinance the existing credit and borrowing arrangements we have in place with Fifth Third and Canal. Thus far, we have been unable to locate replacement debt financing on terms that are or would be less burdensome than under the existing arrangements. Further, the maturity dates of our existing credit arrangements with Fifth Third and Canal have been extended repeatedly, and the repayment dates under the certain credit arrangements with Canal, Fifth Third and the State of Ohio will come due in July 2011, September 2011 and 2013, respectively. Thus, we began to consider whether a sale of DPAC would result in a greater likelihood of repayment of our debts to Canal, Fifth Third and the State of Ohio and provide some degree of equity return for our shareholders.

In March 2010, Steven Runkel, president and chief executive officer of DPAC, participated in a conference call with certain representatives of B&B regarding a potential business transaction. Quatech has had a strong customer relationship with B&B for over 11 years, and DPAC’s chief executive officer and B&B’s chief executive officer had discussed the possible synergies of a combination between the two enterprises previously. B&B, the parent company of Buyer, resells Quatech products through its catalog, and B&B’s Ireland location serves as a European distributor for Quatech products.

In November 2010, Western Reserve, which had previously been an advisor to DPAC, received a letter indicating that B&B was looking to acquire complementary product lines and companies to facilitate its growth plans. A representative of Western Reserve contacted DPAC to inquire as to whether DPAC had any market knowledge of B&B. Following that, Western Reserve had initial discussions with B&B with respect to potential transactions between DPAC, Quatech and B&B.

In December 2010, DPAC and B&B entered into a confidentiality agreement and discussions continued between the parties with respect to the possibility of a business combination transaction. In light of the developments with respect to a potential transaction with B&B, the DPAC Board formed a special committee of the DPAC Board (the “Committee”), composed of directors who are not members of management or otherwise employed by DPAC or Quatech, to consider, review and evaluate any proposed transaction. The Committee’s members consisted of Samuel Tishler and Mark Chapman.

Additional discussions and follow up questions took place throughout January and February, 2011 regarding the nature of such a potential transaction and the aspects of the DPAC and Quatech business that may be complementary to B&B’s business.

During March 2011, in consultation with the Committee and the DPAC Board, Mr. Runkel met the chief executive officer of B&B and certain other representatives of B&B to analyze the terms of a potential transaction, including specifics with respect to potential purchase price. B&B initially proposed a purchase price of $10,000,000 on a cash free, debt free basis, which was considered and ultimately rejected by the Committee and the DPAC Board as being inadequate to both discharge the existing debt of DPAC and attribute any meaningful equity value to the enterprise for the benefit of the shareholders. Both DPAC and Western Reserve communicated to B&B that the proposal was inadequate, and that for that reason, DPAC would not be willing to negotiate on an exclusive basis with B&B at that time.

As an alternative to a sale transaction, the DPAC Board directed management to seek potential recapitalization strategies with respect to the debt structure of DPAC and Quatech that would permit it to continue operating on a stand-alone basis. Ultimately, it was determined by the DPAC Board that the available debt alternatives would not materially improve DPAC’s liquidity and capital resources from their current structure, and were more likely to cause additional costs of borrowing and reduce the overall financial performance of DPAC. DPAC and Quatech were and continue to be in default on certain of their borrowing arrangements with Canal and Fifth Third, and the repayment dates with respect to each such borrowing arrangement are approaching. Unless a sale transaction or recapitalization occurred, such parties will have the right to enforce their rights under the loan agreements and accelerate the debt or pursue other available remedies. Accordingly, the DPAC Board decided to further explore the possibility of a transaction with B&B as acquirer.

Subsequently, on April 5, 2011, B&B made a non-binding offer to acquire substantially all of the assets of Quatech (and consequently, DPAC), for a maximum amount of $10.5 million. While the DPAC Board and the Committee believed that the aggregate purchase price proposed by B&B represented a significant value for DPAC and Quatech, the DPAC Board and the Committee also were aware that, based on DPAC’s debt and capital structure, comparatively little of the purchase price would be available for distribution to shareholders in connection with such a transaction. DPAC and its majority shareholder, DCV, consulted on the possibility of effecting a waiver or deferral by DCV, and certain other Affiliated Shareholders of DPAC, as well as by Canal and Hillstreet, two holders of warrants to purchase shares of DPAC’s Common Stock, of the right to receive the full amount of distributions under the existing capital structure so as to permit DPAC to distribute to the Nonaffiliated Shareholders an amount more commensurate with the overall trading price of DPAC’s Common Stock on the OTCQB Markets.

Based in part on the agreement of DCV, the other Affiliated Shareholders and Canal and Hillstreet for a transaction in which the Nonaffiliated Shareholders would receive $0.05 per share, the DPAC Board and the Committee authorized DPAC to enter into a non-binding letter of intent in early May 2011. On May 9, 2011, the parties entered into a non-binding letter of intent with a 45-day exclusive negotiation period, terminating on June 8, 2011, which provided for a “go-shop” period in which DPAC agreed to engage in a market search for potentially superior transaction opportunities. At that time, the parties commenced active due diligence.

In May 2011, DPAC directed Western Reserve to conduct a formal “market check” search, on a confidential basis, to gauge the potential interest in acquiring DPAC, whether by merger, sale of its capital stock or its assets, for consideration that was superior to the consideration proposed under the non-binding letter of intent with B&B. Western Reserve contacted over two dozen public and private companies in the wireless technology industry and similar fields. No offers or commitments for an acquisition of DPAC, Quatech, or any of their assets were received, and no interest was expressed by any of these companies in conducting any further discussions or due diligence on DPAC or Quatech.

On June 10, 2011, a first draft of the Asset Purchase Agreement was sent to DPAC. The parties then exchanged drafts of the Asset Purchase Agreement, and negotiated the terms and conditions of the purchase of the Purchased Assets. During this period, DPAC also furnished Buyer with requested due diligence materials.

The DPAC Board met on July 13, 2011 to review the most updated draft of the Asset Purchase Agreement and to discuss the issues surrounding the target working capital DPAC would be required to meet at a prospective closing. Additionally, the DPAC Board reviewed its fiduciary duty obligations with its legal advisors.

Subsequent drafts of the Asset Purchase Agreement were negotiated following such meeting.

On July 26, 2011, each of the Committee and the DPAC Board held meetings to consider the Asset Purchase Agreement for approval. The DPAC Board discussed the terms of the Asset Sale, including the purchase price to be paid, the risks of not consummating the sale, the risks of passing up this opportunity since DPAC’s efforts to find an acceptable debt refinancing plan or acquisition candidate (other than B&B), including during the go-shop period, had not been successful, and the fact that the Asset Purchase Agreement did not allow either Quatech or DPAC to terminate the Asset Purchase Agreement if a superior proposal is presented by another party, and the anticipated timing and amounts of possible distributions to shareholders following the Asset Sale and subsequent liquidation.

The Committee and the DPAC Board concluded that, given the amount of the proposed purchase price, DPAC’s remaining cash position, the concern that DPAC would be forced to refinance its existing debt in a manner and with terms that were potentially significantly more onerous than the terms of its existing borrowing facilities, and that it was highly unlikely that other acquisition or merger opportunities providing the benefit of an all cash purchase price at the level proposed by Buyer and B&B would be or become available to DPAC, and that the potential distribution of proceeds that had been contemplated with certain affiliated shareholders and other stakeholders of DPAC may permit it to distribute $0.05 per share to the Nonaffiliated Shareholders (even though that would mean Affiliated Shareholders would receive less in distribution upon liquidation than they would otherwise be entitled to receive under DPAC’s articles of incorporation), the Asset Sale was the most viable alternative available to DPAC and in the best interests of its shareholders. Further, the Committee and the DPAC Board considered the approval of the Asset Sale by DCV, including its willingness to enter into a voting agreement in Buyer’s favor to ensure the approval of the transactions and to facilitate consummation. The Committee and the DPAC Board also concluded that, though continuing as a stand-alone operating business was viable, for the reasons discussed above, the Asset Sale was likely more beneficial to the Nonaffiliated Shareholders.

At this Board meeting, the DPAC Board’s financial advisor, Western Reserve, rendered its opinion that the purchase price to be received under the Asset Purchase Agreement is fair, from a financial point of view, to DPAC.

On July 27, 2011, the Committee and the DPAC Board again met to approve the Asset Sale and the Dissolution. For the reasons discussed at the July 26, 2011 meeting, and others, the Committee and the DPAC Board concluded that the sale of assets to Buyer and subsequent Dissolution and liquidation would have the highest probability of returning the greatest value to the Nonaffiliated Shareholders, and after the recommendation of the Committee for approval, the DPAC Board unanimously approved the Asset Purchase Agreement and the sale of the Purchased Assets to Buyer on the terms set forth in the Asset Purchase Agreement. For the reasons described above, the Board also unanimously deemed it advisable in its judgment that, upon consummation of the Asset Sale, DPAC should thereafter be liquidated and wound-up and, at the appropriate time, be dissolved, and it approved the Plan of Dissolution.

Following the approvals of the Asset Sale, Asset Purchase Agreement, Dissolution and Plan of Dissolution by the DPAC Board, the Consenting Shareholders executed a written consent of the stockholders approving the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, the Dissolution and the Plan of Dissolution in accordance with the California General Corporation Law. The actions by written consent are sufficient to approve the Asset Purchase Agreement and other transactions contemplated by the Asset Purchase Agreement without any further action or vote of the stockholders of DPAC.

On August 3, 2011, DPAC and Quatech entered into the Asset Purchase Agreement with Buyer and B&B. DPAC publicly announced the execution of the Asset Purchase Agreement by press release on August 3, 2011 and filed Current Reports on Form 8-K with the SEC on August 3, 2011 and August 9, 2011.

Recommendations of the Committee and the DPAC Board and Reasons for Recommending Approval of the Asset Purchase Agreement and the Plan of Dissolution to the Consenting Shareholders

In approving the Asset Purchase Agreement, and recommending that the Consenting Shareholders approve the Asset Sale, the Committee and the DPAC Board considered a number of factors, including those listed below. The Committee and the DPAC Board also determined that it is in the best interests of DPAC and its shareholders to liquidate and wind-up the affairs of DPAC for the same factors described in this section. Those factors include:

•	that DCV, our majority shareholder, and certain of our other shareholders agreed to take considerably less (currently estimated at approximately $0.012 per share on an as converted, fully diluted basis) than the amount to which they would otherwise be entitled in terms of liquidating distributions and other contractual rights in connection with the Dissolution to support the distribution to the Nonaffiliated Shareholders on the basis of $0.05 per share;

•	that DPAC and Quatech are and have been in default since September 30, 2009 on certain of their borrowing arrangements with Canal and Fifth Third, that the repayment dates with respect to each such borrowing arrangement are quickly approaching, and that such lenders may exercise their rights to accelerate the debt or pursue other available remedies;

•	that Fifth Third and the State of Ohio agreed to enter into consent and forbearance agreements with DPAC and Quatech pursuant to which each waived any events of default that would otherwise result from the Asset Purchase Agreement and agreed not to exercise any of their rights under the loan agreements in place with DPAC or Quatech until the closing has occurred or the Asset Purchase Agreement has terminated; and that Canal acknowledged and reaffirmed the subordination of its lender rights to the rights of Fifth Third;

•	that DPAC had explored alternative financing options, such as finding potential refinancing opportunities for its existing debt, and conducted a market search for potential acquirers;

•	that the DPAC Board believes that all realistic potential acquirers of DPAC, or Quatech, whether in the form of a merger, acquisition of shares or asset purchase, had been contacted which had resulted in no indications of interest in a transaction;

•	that it was highly unlikely that other acquisition or merger opportunities providing the benefit of an all cash purchase price at the level proposed by Buyer would be or become available to DPAC;

•	that the Asset Sale would maximize the amount of cash available for DPAC, and consequently maximize the value of the enterprise to its creditors and shareholders, particularly the Nonaffiliated Shareholders, and provide the Nonaffiliated Shareholders with liquidating distributions of $0.05 per share, an amount that (a) the DPAC Board viewed as in the best interests of DPAC and its shareholders in light of DPAC’s historical and projected financial performance and historical trading prices of DPAC’s stock, and (b) is significantly in excess of the $0.003 per share that our common shareholders would be expected to receive if we were to dissolve DPAC and make distributions to our shareholders based solely on the liquidation preferences of the Series A Preferred Stock and the number of shares of Common Stock issued as of July 25, 2011, and distribute any remaining assets pro rata to the holders of Common Stock;

•	that, notwithstanding that the Asset Purchase Agreement does not permit DPAC or Quatech to terminate the Asset Purchase Agreement or the Asset Sale, DPAC’s pre-signing “market check” efforts to locate potential acquirers at or above the value proposed by Buyer and B&B gives strong support to the DPAC Board’s belief that no other viable acquisition partners exist;

•	that DPAC’s majority shareholder, DCV, has agreed to approve the Asset Sale, and has, along with certain other affiliates of DPAC, consented to the Asset Sale and the Dissolution in writing and entered into a voting and support agreement with Buyer;

•	that DPAC’s efforts to reduce costs internally by headcount reductions and salary reductions had resulted in all of the cost savings that could reasonably be expected to result;

•	that the value of DPAC’s assets, particularly its existing customer relationships, could decline over time in the absence of additional expenditures by DPAC and Quatech to support them, and that the Asset Sale and Plan of Dissolution represent the best opportunity to monetize the value of DPAC’s assets at their present value; and

•	that Western Reserve, DPAC’s financial advisor, rendered an opinion that the purchase price under the Asset Purchase Agreement for the Purchased Assets is fair, from a financial point of view, to DPAC, which opinion is described below under the section entitled “ Fairness Opinion of Western Reserve Partners LLC.”

Further, in considering the appropriateness and timing of approving the Asset Sale, the Committee and the DPAC Board considered that the execution by DPAC of a successful “stay the course” approach that would deliver superior long-term value to DPAC’s Nonaffiliated Shareholders would entail numerous risks and uncertainties, including: (a) liquidity concerns; (b) deteriorating common share value as a result of the rate of accretion of DPAC’s preferred stock; and (c) implications of competitive environment changes as a result of industry consolidation.

In light of these considerations, the Committee and the DPAC Board believe that the Asset Sale, which contemplates the payment of $0.05 per share to the Nonaffiliated Shareholders, represents the best available alternative to the Nonaffiliated Shareholders in light of the limited options, inherent uncertainties in attempting to execute a “stay the course” strategy, and uncertainties regarding whether, even if such a strategy were partially or wholly successful, the Nonaffiliated Shareholders would be able to realize commensurate gains in share value in light of the challenges posed by DPAC’s business.

The Committee believes that sufficient procedural safeguards were and are present to ensure the fairness of the Asset Sale and to permit the Committee to represent effectively the interests of the Nonaffiliated Shareholders, each of which the Committee believes supports its decision and provides assurance of the fairness of the Asset Sale to the Nonaffiliated Shareholders. The Committee believes that the process it followed in making its determination and recommendation with respect to the Asset Sale was fair because:

•	The Committee consists solely of directors who are not officers or controlling shareholders of the Company and who do not otherwise have a conflict of interest or lack independence with respect to the Asset Sale;

•	The members of the Committee will only benefit from the Asset Sale to the extent that the stock options they hold will permit them to receive distributions under the Allocation Agreement; and

•	The Committee has been involved in the deliberations since the initial discussion regarding a proposed transaction with the Buyer in December 2010, until the execution of the Asset Purchase Agreement, and was provided with full access to DPAC’s management and documentation in connection with the due diligence conducted by its advisors.

The foregoing includes the material factors considered by the Committee and the DPAC Board. In view of its many considerations, the Committee and the DPAC Board did not quantify or otherwise assign relative weight to the specific factors considered. In addition, individual members of the Committee and the DPAC Board may have given different weights to different factors.

At the July 27, 2011 meeting, the Committee recommended unanimously that the Board of Directors adopt and approve the Asset Purchase Agreement and the consummation of the transactions contemplated thereby.

After weighing all of these considerations, the DPAC Board unanimously:

•	determined that the Asset Purchase Agreement, and the transactions contemplated thereby, are in the best interests of DPAC and its shareholders,

•	approved the Asset Purchase Agreement and the transactions contemplated thereby, in accordance with the requirements of the California General Corporation Law,

•	determined that the Dissolution, as contemplated by the Plan of Dissolution, was in the best interests of DPAC and its shareholders, and

•	recommended that the Consenting Shareholders approve the transactions contemplated by the Asset Purchase Agreement (which such approval constitutes the approval by the outstanding shares required under Section 152 of the California General Corporation Law) and approve the Dissolution and the Plan of Dissolution (which approval constitutes the vote of shareholders holding shares representing more than 50 percent of the voting power of DPAC).

Following the approvals of the Asset Sale, Asset Purchase Agreement, Dissolution and Plan of Dissolution by the DPAC Board, the Consenting Shareholders approved the Asset Sale, Asset Purchase Agreement, Dissolution and Plan of Dissolution by partial written consent under the California General Corporation Law.

Fairness Opinion of Western Reserve Partners LLC

DPAC engaged Western Reserve Partners LLC to act as financial advisor and provide an opinion to DPAC as to the fairness, from a financial point of view, of the Consideration (as defined below) to be paid to Quatech (referred to together with DPAC in Western Reserve’s opinion as the “Company”) for the sale of substantially all of the assets and the assumption of certain liabilities of Quatech (referred to in Western Reserve’s opinion as the “Transaction”), pursuant to the Asset Purchase Agreement.

No instructions were provided to and no limitations were imposed by the DPAC Board upon Western Reserve with respect to the investigation made or the procedures followed by Western Reserve in rendering its opinion.

Western Reserve delivered its oral opinion to both the Committee and the DPAC Board on July 26, 2011 as to the fairness, from a financial point of view, of the $10.5 million of consideration (the “Consideration”) to be paid to the Company in the Transaction. Western Reserve’s opinion is that, as of July 26, 2011 and based upon and subject to the factors and assumptions set forth therein, the Consideration to be paid by Buyer is fair, from a financial point of view, to DPAC. Such oral opinion was followed by delivery of the written fairness opinion, dated July 26, 2011, to the DPAC Board to the same effect.

THE FULL TEXT OF WESTERN RESERVE’S OPINION DATED JULY 26, 2011, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY WESTERN RESERVE, IS ATTACHED TO THIS INFORMATION STATEMENT AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN BY WESTERN RESERVE. THE SUMMARY OF THE OPINION AS SET FORTH IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

Western Reserve’s opinion is directed only to the fairness, from a financial point of view, as of the date thereof, of the Consideration to be paid to Quatech. Western Reserve was not asked to, nor did it, offer any opinion as to the material terms of the Asset Purchase Agreement or the form of the Transaction. In rendering the opinion, Western Reserve assumed, with the DPAC Board’s consent, that the final executed form of the Asset Purchase Agreement will not differ in any material respect from the last draft that Western Reserve received. In addition, Western Reserve assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained, all other conditions to the Transaction as set forth in the Asset Purchase Agreement will be satisfied and that the Transaction will be consummated on a timely basis in the manner contemplated by the Asset Purchase Agreement.

In connection with rendering its opinion, Western Reserve analyzed and reviewed among other things:

•	the most recent draft of the Asset Purchase Agreement, dated July 25, 2011, which Western Reserve believed to be in substantially final form;

•	SEC filings related to DPAC, including its Annual Reports on Form 10-K for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011;

•	certain other internal information, primarily financial in nature, including projections, concerning the business and operations of Quatech, as furnished to Western Reserve by Quatech for purposes of its analysis;

•	publicly available information concerning the Company, its industry and end-markets, including industry websites and trade associations;

•	publicly available information concerning certain other companies that Western Reserve believed to be comparable to Quatech and the trading markets for certain of such other companies’ securities;

•	publicly available information concerning the nature and terms of certain transactions that Western Reserve considered relevant to the Transaction;

•	interviews with members of the Company’s management during a visit to Quatech’s Hudson, Ohio facility and via telephone to discuss Quatech’s business and prospects and other matters Western Reserve deemed relevant;

•	results of a 30-day “go shop” marketing process through which Western Reserve solicited additional acquisition proposals for Quatech; none were received;

•	Western Reserve’s assessment of general economic, market and financial conditions and its experience in connection with similar transactions and securities’ valuation generally; and

•	other information Western Reserve judged necessary or appropriate to render its opinion.

In Western Reserve’s review and analysis and in arriving at its opinion, Western Reserve assumed and relied upon the accuracy and completeness of all financial and other information that was provided or was publicly available and assumed and relied upon the representations and warranties of the Company contained in the Asset Purchase Agreement. Western Reserve was not engaged to, and did not independently attempt to, verify any of such information. Western Reserve relied upon the management of DPAC as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to Western Reserve and, with the DPAC Board’s consent, assumed that such projections were reasonably prepared and reflected the best currently available estimates and judgments of the Company. Western Reserve was not engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based, and expressed no view as to such projections or assumptions. Also, Western Reserve was not engaged to, nor did it, conduct an appraisal or inspection of any of the assets, properties or facilities of Quatech.

Western Reserve’s opinion is based on economic and market conditions and other circumstances existing on, and information made available, as of the date of its opinion and does not address any matters after such date. Although subsequent developments may affect its opinion, Western Reserve does not have the obligation to update, revise or reaffirm its opinion.

The following is a brief summary of the analyses performed by Western Reserve in connection with its opinion. This summary is not intended to be an exhaustive description of the analyses performed by Western Reserve but includes all material factors considered by Western Reserve in rendering its opinion. Western Reserve drew no specific conclusions from any individual analysis, but subjectively factored its observations from all of these analyses into its qualitative assessment of the Consideration.

Each analysis performed by Western Reserve is a common methodology utilized in determining valuations and rendering fairness opinions in similar situations. Although other valuation techniques may exist, Western Reserve believes that the analysis described below, when taken as a whole, provide the most appropriate analyses for Western Reserve to arrive at its opinion.

Comparable Public Company Analysis

In order to assess the public market valuation impact of companies that have operating characteristics similar to those of Quatech, Western Reserve reviewed and compared the financial and operating performance of seven publicly traded companies focused on manufacturing connectivity and wireless equipment serving end markets similar to those served by Quatech. The companies included:

•	Digi International Inc.

•	Laird PLC

•	Numerex Corp.

•	RF Industries Ltd.

•	RF Monolithics Inc.

•	Sierra Wireless Inc.

•	Telular Corp.

None of the companies used in this analysis is identical or directly comparable to Quatech. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial, liquidity and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

In arriving at its valuation, Western Reserve examined each comparable company’s enterprise value as a multiple of its last twelve months (“LTM”) and expected fiscal 2011 (“2011E”) revenue and EBITDA results. Enterprise values for each of the comparable companies were calculated as of July 25, 2011, and LTM results were calculated as of each company’s latest public filing. Western Reserve defines enterprise value (“EV”) as the market value of each company’s equity (as of July 25, 2011); plus the value of all indebtedness, minority interest and preferred stock; minus the value of any cash or cash equivalents as of its latest public filing.

Western Reserve applied enterprise value multiples of revenue and EBITDA, as derived from the comparable public companies, to Quatech’s LTM (as of June 30, 2011) and 2011E financial results, and applied a 15% discount to the calculated equity value to account for the Company’s relative illiquidity and current operating risk. This analysis implied an enterprise valuation range of $8.8 million to $9.8 million. The Consideration of $10.5 million is above this implied range. The following table summarizes the results of this analysis:

Comparable Public Companies Analysis ($ in thousands)

	Revenue Multiples					EBITDA Multiples
	LTM		2011	E		LTM		2011	E
Mean Comparable Multiple	1.22	x	0.91	x		10.5	x	8.2	x
Median Comparable Multiple	1.14	x	0.98	x		10.5	x	8.3	x

	Revenue					EBITDA
	LTM		2011	E		LTM		2011	E
Selected Multiple	1.10	x	1.00	x		10.5	x	8.0	x
Quatech Results[1]	$8,346		$9,900			$844		$1,554
Implied Enterprise Value	$9,181		$9,900			$8,858		$12,432

Less: Quatech Net Debt	$(4,899)		$(4,845)			$(4,899)		$(4,845)
Implied Equity Value	$4,282		$5,055			$3,959		$7,587

Liquidity/Going Concern Discount	(15.0%)		(15.0%)			(15.0%)		(15.0%)
Discounted Equity Value	$3,640		$4,296			$3,365		$6,449

Plus: Quatech Net Debt	$4,899		$4,845			$4,899		$4,845
Adjusted Enterprise Value	$8,538		$9,142			$8,264		$11,294

Midpoint of Valuation Range	$8,840					$9,779

Selected Valuation Range	$8,800				—	$9,800

Comparable Transactions Analysis

To assess the strategic value of Quatech in the context of a control sale, Western Reserve analyzed publicly available information to review and compare enterprise value multiples paid by strategic acquirers in the following seven acquisitions of machine-to-machine and networking technology companies that occurred within the last twelve months:

Close	Target	Acquirer
Mar 2011	Motorola Israel, Ltd. (m2m Modules Division)	Telit Communications PLC
Dec 2010	SmartOptics AS	Ignis ASA
Dec 2010	Enfora, Inc.	Novatel Wireless Inc.
Nov 2010	Microtune, Inc.	Zoran Corporation
Oct 2010	Summit Instruments, Inc.	Spectrum Control, Inc.
Aug 2010	EF Johnson Technologies, Inc.	Francisco Partners Management LLC
Jul 2010	Cinterion Wireless Modules GmbH	Gemalto NV

None of the acquired companies used in this analysis are identical or directly comparable to Quatech. This analysis involves complex considerations and judgments concerning these transactions and how they could be viewed relative to the proposed Transaction.

Given the lack of profitability multiples paid for the comparable acquisition targets, Western Reserve examined the enterprise value paid as a multiple of each target’s LTM revenue as of its respective closing date in conducting its analysis. Western Reserve applied enterprise value multiples of revenue, as derived from the comparable transactions, to Quatech’s LTM (as of June 30, 2011) and 2011E financial results, which implied an enterprise valuation range of $8.3 million to $9.6 million. The Consideration of $10.5 million is above this implied range. The following table summarizes the results of this analysis:

Comparable Transactions Analysis ($ in thousands)

	Revenue Multiples					EBITDAMultiples
MeanComparable Multiple	1.00x					N/A
Median Comparable Multiple	1.12x					N/A

	LTMRevenue					LTMEBITDA
Selected MultipleRange	1.00	x	1.15	x		—	—
QuatechResults	$8,346		$8,346			—	—
Implied EnterpriseValue	$8,346		$9,598			—	—

SelectedValuation Range	$8,300				—	$9,600

Discounted Cash Flows Analysis

To assess the present value of Quatech’s future financial performance, Western Reserve performed a discounted cash flows analysis incorporating management’s forecast for fiscal years 2012 through 2016. Western Reserve calculated the free cash flows generated by Quatech during each of the projection years, as well as a terminal value, each adjusted for certain projected non-cash items (including depreciation and amortization), tax assumptions, capital expenditures and investments in working capital. The terminal value was calculated in accordance with the Gordon Growth Model assuming a median 5.0% perpetuity growth rate on Quatech’s 2016 projected free cash flows. Each of the projected free cash flow streams and the terminal value were discounted back to the present using a median estimated weighted average cost of capital (“WACC”) of 25.0%, which Western Reserve calculated based on the unlevered beta characteristics of the comparable public companies previously identified as well as Western Reserve’s assumptions as to Quatech’s capital structure and operating and financial risk profile.

In arriving at its valuation, Western Reserve conducted a sensitivity analysis utilizing a WACC range of 23.0% to 27.0% and a perpetuity growth rate range of 4.0% to 6.0%. Within the parameters of these assumptions, Western Reserve calculated an implied enterprise valuation range of $8.9 million to $9.6 million. The Consideration of $10.5 million is above this implied range.

Leveraged Buyout Analysis

To assess the implied valuation of Quatech in the context of a control sale to a financial buyer, Western Reserve performed a leveraged acquisition analysis incorporating management’s forecast for fiscal years 2012 through 2016. Based on its expertise in such matters, Western Reserve made the following assumptions regarding leverage capacity, exit scenarios and required returns on investment:

•	maximum secured senior transaction financing of approximately $1.6 million, or approximately 1.0x Quatech’s 2011E EBITDA, which is supported by reasonable advance rate assumptions applied to Quatech’s working capital asset base;

•	additional mezzanine financing in the amount of $1.6 million, or approximately 1.0x Quatech’s 2011E EBITDA, incorporating both current pay and warrant features to effect market returns of 25.0% to 30.0%;

•	control equity investor returns of 40.0% to 50.0%, commensurate with the historical financial performance of Quatech and risks associated with achieving the financial projections; and

•	projected sale of Quatech at the end of 2016 at an EBITDA exit multiple range of 5.5x to 6.5x.

Based upon these parameters and other assumptions made, Western Reserve calculated a range of likely control equity investments which implied an enterprise valuation range for Quatech of $8.5 million to $9.5 million. The Consideration of $10.5 million is above this implied range.

The summary set forth above describes the principal analyses performed by Western Reserve in connection with its opinion delivered to the DPAC Board on July 26, 2011. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, the analyses underlying the opinion are not readily susceptible to summary description. Each of the analyses conducted by Western Reserve was carried out in order to provide a different perspective on the Transaction and add to the total mix of information available. Western Reserve did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Western Reserve considered the results of the analyses in light of each other and ultimately reached its opinion based upon the results of all analyses taken as a whole. Except as indicated above, Western Reserve did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, support its determination. Accordingly, notwithstanding the separate factors summarized above, Western Reserve believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, Western Reserve made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Western Reserve are not necessarily indicative of actual value or future results, which may be significantly more or less favorable than suggested by the analyses.

The DPAC Board retained Western Reserve on the recommendation of management and on the basis of its expertise and experience in rendering fairness opinions and expertise and experience in transactions such as the Transaction. Western Reserve received a fairness opinion fee of $50,000 plus reimbursement of expenses in connection with its opinion, which fee is not contingent upon the consummation of the Transaction. Western Reserve also served as the financial advisor to DPAC in connection with the Transaction and will receive a fee of $175,000 for its services, which is contingent upon consummation of the Transaction. Western Reserve assisted and advised DPAC in the negotiations with the Buyer relating to the amount of the Consideration to be paid, but the determination of such amount was made by DPAC, and Western Reserve did not make a recommendation with respect to the amount thereof. The terms of the fee arrangement with Western Reserve, which DPAC and Western Reserve believe are customary in transactions of this nature, were negotiated at arm’s-length between DPAC and Western Reserve. Other than in connection with the Asset Sale, Western Reserve has not received compensation from the Company during the two years preceding the date of the opinion. Western Reserve is also a shareholder of DPAC, beneficially owning 3,443,528 shares of Common Stock (in connection with which, Western Reserve is expected to constitute a “Nonaffiliated Shareholder”). Assuming a distribution of $0.05 per share to Nonaffiliated Shareholders as intended by DPAC, in connection with the Asset Sale and the Dissolution, Western Reserve is expected to receive a payment of approximately $172,176 in connection with its shares of Common Stock. Western Reserve was engaged by Quatech to provide financial advisory services in 2005 in connection to its merger with DPAC, and a portion of Western Reserve’s fee for services rendered therein was paid in the form of equity in DPAC.

Principal Provisions of the Asset Purchase Agreement

The following description of the material terms of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Annex A to this Information Statement. You are urged to read the Asset Purchase Agreement in its entirety, as it is the legal document which governs the transaction between DPAC, Quatech, Buyer and B&B.

For purposes of this discussion of the Asset Purchase Agreement, we refer to DPAC and Quatech as the “Sellers.”

The tangible assets to be purchased by Buyer (our inventory and equipment) are primarily located at our headquarters in Hudson, Ohio.

Purchase Price.  In consideration for the Purchased Assets (as defined below), Buyer will pay the sum of $10,500,000, subject to increase or decrease based on the amount of working capital available as of the closing as compared to a target amount of $710,000 (the “Purchase Price”). The parties to the Asset Purchase Agreement will estimate whether the target working capital has been met as of the closing. In accordance with the Asset Purchase Agreement, an adjustment to the purchase price will only be made if and only to the extent that the working capital at closing is at least $70,000 more or less than the working capital target. $900,000 (less the amount of any negative working capital adjustment estimated at the closing) of the Purchase Price will be deposited with a third party escrow agent pursuant to an escrow agreement to be entered into by Quatech, Buyer and Firstrust Bank as the escrow agent (referred to as the “Escrow Amount”). The Escrow Amount will be available to Buyer and B&B for any further downward adjustment to the Purchase Price resulting from a closing working capital amount that is at least $70,000 less than the target amount as ultimately determined after the closing, and to satisfy DPAC and Quatech’s indemnification obligations, discussed below.

Purchase and Sale of Assets.  The assets to be sold by the Sellers include the following assets of Quatech (which constitute substantially all of the assets indirectly owned by DPAC) (collectively, the “Purchased Assets”):

•	all cash, cash equivalents and investments;

•	all of the Sellers’ accounts receivable, advance payments, deposits, prepaid items (other than prepaid items under the Sellers’ insurance policies) and expenses, deferred charges, rights of offset and credits and claims for refund;

•	all of the Sellers’ intellectual property rights, including those related to trademarks, patents, copyrights, software and other proprietary rights and any licenses thereto;

•	all of the Sellers’ rights under contracts, agreements and purchase and sale orders, including customer contracts and leases of real property and personal property;

•	all of the Sellers’ inventory including its finished goods, raw materials, work-in-process inventories, packaging materials, products, supplies and other items of tangible property;

•	all of the Sellers’ vehicles, tools, parts and supplies, machinery and equipment, furniture, fixtures, office equipment and supplies, computer hardware and software;

•	all of the Sellers’ books, records, manuals, documents, books of account, correspondence, sales and credit reports, customer lists, literature, brochures, advertising or promotional material and the like; and

•	any governmental licenses, permits and approvals to the extent their transfer is permitted by applicable law.

Excluded Assets.  The Purchased Assets exclude, among other assets, potential tax refunds and the Sellers’ tax returns, the shares of capital stock issued by the Sellers, any minute books or share registers, and the Sellers’ prepaid items under their insurance policies.

Assumed Liabilities.  In general, Buyer will assume only the following liabilities of the Sellers (collectively, the “Assumed Liabilities”):

•	all the current liabilities of Quatech at the date of the Asset Purchase Agreement to the extent shown on the balance sheet of December 31, 2010, and any current liabilities as of the closing that were incurred in the ordinary course of business between the date of the Asset Purchase Agreement and the closing date,

•	liabilities arising under the contracts to assumed by Buyer, which by their terms are required to be performed, paid or otherwise discharged following the closing date;

•	liabilities for real property, personal property and similar taxes that would apply to the Purchased Assets after the closing; and

•	liabilities for product warranties provided prior to the closing to our customers in the ordinary course of business.

Excluded Liabilities.  Apart from the Assumed Liabilities described above, Buyer will not assume any liabilities of the Sellers, including but not limited to any tax liabilities of the Sellers or any tax liabilities arising in connection with the transfer of the Purchased Assets, any claim, obligation or liability associated with any of the assets that are excluded from the Purchased Assets, any debt of the Sellers, any obligations or liability regarding dividends, distributions or option payments, any employment related liabilities and any liabilities or obligations relating to breaches of environmental laws.

Consent and Forbearance by Debtholders.  In connection with the closing of the Asset Sale, a portion of the Purchase Price paid at closing will be directed to pay off certain debts of the Sellers to Fifth Third, Canal and the State of Ohio (estimated as $ 5.130 million, assuming a closing on October 15 , 2011), and any other debt that is required to be paid pursuant to its terms as of the closing. Each of Fifth Third and the State of Ohio entered into a forbearance agreement with DPAC and Quatech, pursuant to which each consented to DPAC and Quatech entering into the Asset Purchase Agreement and the Asset Sale, waived any events of default that would otherwise result from the Asset Purchase Agreement, and agreed not to exercise any of their rights under the loan agreements in place with DPAC and Quatech until the closing has occurred or the Asset Purchase Agreement has terminated.

Guaranty.  B&B irrevocably and unconditionally guarantees the payment, performance and compliance by Buyer of all terms, conditions and covenants in the Asset Purchase Agreement that require performance by Buyer at or prior to the closing, including the obligation to pay the Purchase Price.

Representations and Warranties.  The Asset Purchase Agreement contains various representations and warranties made by Sellers on the one hand and Buyer and B&B on the other, to each other. The representations and warranties made by the Sellers include representations with respect to the corporate existence and good standing of the Sellers, authority to enter into the Agreement and perform the transactions contemplated by it, that the Asset Purchase Agreement and the Asset Sale do not conflict with applicable laws, orders or judgments, the certificate or articles of incorporation and bylaws or code of regulations of either Seller, or any contracts binding on either Seller, representations with respect to the financial statements of Sellers, condition and sufficiency of the Purchased Assets, and the Sellers’ title thereto, interests in real property, intellectual property, major contracts, absence of litigation, compliance with laws, environmental, employee benefits, insurance and tax and relationships with significant customers.

Representations and warranties made by Buyer and B&B include representations with respect to the corporate existence and good standing of Buyer and B&B, authority to enter into the Asset Purchase Agreement and perform the transactions contemplated by it, that the Asset Purchase Agreement and the Asset Sale do not conflict with applicable laws, orders or judgments, the certificate or articles of incorporation or certificate of formation and bylaws or operating agreement of either Buyer or B&B, that no third party consents are needed to consummate the transactions under the Asset Purchase Agreement, and that Buyer and B&B have adequate funds available to pay the Purchase Price.

Pre-Closing Covenants.  Until the closing date, the Sellers have agreed, among other things, to observe customary covenants in the pre-closing period, including the following, among others:

•	to use all available cash to pay off account payables that have been otherwise been included in the calculation of the working capital adjustment;

•	to carry on its business in the ordinary course in substantially the same manner as it has been conducted;

•	to preserve its business organization and not amend its organizational documents;

•	not to adopt a plan of liquidation or dissolution, other than the Plan of Dissolution described in this Information Statement;

•	not to purchase or redeem any shares of its capital stock, or grant or issue any right to purchase any such shares;

•	not to pay, cancel, incur, waive or settle any material debt, claim, action, liability or obligation, except in the ordinary course of business;

•	not to sell, assign, license, transfer, convey, lease or otherwise dispose of any of their assets or allow the assets to become subject to any additional lien or encumbrance;

•	to maintain books and records in accordance with past practice;

•	to keep in force applicable insurance policies at appropriate coverage levels;

•	not to make capital expenditures in excess of $25,000 singly, or $50,000 in the aggregate; and

•	not take or permit any action that would cause certain changes, events or conditions to occur.

Exclusivity.  The Asset Purchase Agreement grants to Buyer and B&B certain exclusivity rights until the closing or the termination of the Asset Purchase Agreement. It provides that neither of the Sellers, nor any of the Consenting Shareholders, nor any of their respective officers, directors, managers, members, employees, agents or representatives will, directly or indirectly, encourage, initiate or solicit offers for, furnish information regarding or engage in any negotiations, meetings or other communications with any third party concerning, or enter into any agreements with respect to, any acquisition of DPAC or Quatech, or any business of either by any party other than Buyer, whether by sale of stock, tender offer, merger, sale of assets, business combination, reorganization or otherwise. The Sellers have agreed to promptly advise Buyer, and in any event within 48 hours, of any such acquisition proposal, and the existence and terms of such proposal and the identity of the party making such offer.

Conditions to Closing.  The Sellers on the one hand and Buyer and B&B on the other will complete the Asset Sale subject to the satisfaction of certain customary closing conditions. In summary, the conditions to the obligations of Buyer and B&B to close include the following, among others:

•	no law, restraining order or injunction will be in effect, and no inquiry or litigation will be asserted, pending or threatened that would have the effect of restringing or prohibiting the Asset Sale;

•	each of the representations and warranties of the Sellers in the Asset Purchase Agreement are required to be true and correct in all material respects as of the signing date and true and correct in all material respects as of the closing date (except for representations and warranties that are expressly subject to a materiality component, which must be true and correct in all respects as of the closing date);

•	DPAC and Quatech must have materially performed all obligations required to be performed under the Asset Purchase Agreement prior to the closing date;

•	no action, event or condition has occurred that has had or would reasonably be expected to have a material adverse effect on the Sellers;

•	the Sellers will have obtained all required consents, which include the consent of the landlord of our Hudson, Ohio facility and certain contracts to be assigned to Buyer;

•	all liens on the Purchased Assets shall have been fully released; and

•	the Sellers will have delivered to Buyer and B&B all certificates, instruments of transfer and other documents and deliverables necessary to effect the transfer of the Purchased Assets to Buyer.

The conditions to the Sellers’ obligations to close include the following, among others:

•	no law, restraining order or injunction will be in effect, and no inquiry or litigation will be asserted, pending or threatened that would have the effect of restringing or prohibiting the Asset Sale;

•	each of the representations and warranties of Buyer and B&B in the Asset Purchase Agreement are required to be true and correct in all material respects as of the signing date and true and correct in all material respects as of the closing date (except for representations and warranties that are expressly subject to a materiality component, which must be true and correct in all respects as of the closing date); and

•	Buyer and B&B must have materially performed all obligations required to be performed under the Asset Purchase Agreement prior to the closing date.

Termination of the Asset Purchase Agreement.  The Asset Purchase Agreement may be terminated prior to the closing date for any of the following reasons:

•	by the mutual written consent of Buyer and Quatech;

•	by either Buyer or Quatech if the closing has not occurred on or before October 31, 2011 (unless the party seeking to terminate the Asset Purchase Agreement has failed to fulfill any obligation under the Asset Purchase Agreement which is the cause for the closing not to have occurred);

•	by Buyer if there has been a material breach of any representation, warranty, covenant or agreement made by the Sellers; or

•	by Quatech if there has been a material breach of any representation, warranty, covenant or agreement made by Buyer.

In the event of termination, the Asset Purchase Agreement will have no further force or effect with certain limited exceptions, but the termination of the Asset Purchase Agreement shall not relieve a breaching party (whether or not it is the terminating party) from any liability to the other party arising from or related to its willful breach of any representations, warranties, covenants or agreements contained herein.

Post-Closing Covenants.  The Sellers, Buyer and B&B have agreed to a number of customary post-closing covenants to effectuate the intent of the transaction, including maintaining the confidentiality of information, changing the legal names of DPAC and Quatech to a name that does not include any of the words “DPAC”, “Quatech”, “Airborne” or “Socket”, or that is not otherwise confusingly similar to “Quatech, Inc.” or “DPAC Technologies Corp.” Additionally, DPAC and Quatech agreed to a non-competition and non-solicitation provision providing for a five year period after the closing during which neither the Sellers, nor their successors in interest, will engage in, or have an ownership interest in any business or enterprise engaged in any activities that are competitive with the business of the Sellers prior to the closing date, and that they will not solicit any customers or employees of the business sold to Buyer. Further, DPAC and Quatech have agreed that, unless such distribution would be prohibited under applicable law, following the closing of the Asset Sale, DPAC will pay the liquidating distribution to the Nonaffiliated Shareholders, which we intend to be equal to $0.05 per share of Common Stock, in accordance with the Plan of Dissolution and as described in this Information Statement. Until such time as DPAC has paid, or made provision for the payment of, the liquidating distributions to the Nonaffiliated Shareholders, DPAC has agreed not to make any payment or distribution to any person or entity that is a party to the Allocation Agreement.

Indemnification.  Following the closing date, the Sellers are required to indemnify, defend and hold harmless Buyer and its directors, officers, affiliates, employees, agents and representatives from and against any and all claims, proceedings, damages, penalties and other losses arising out of or related to:

•	any breach of or inaccuracy in any representation or warranty made by the Sellers;

•	any breach of any covenant of the Sellers; and

•	any of the liabilities of the Sellers that are not assumed by Buyer at the closing.

Buyer is required to indemnify, defend and hold harmless DPAC and Quatech and their respective directors, officers, affiliates, employees, agents and representatives from and against any and all claims, proceedings, damages, penalties and other losses arising out of or related to:

•	any breach of or inaccuracy in any representation or warranty made by Buyer;

•	any breach of any covenant of Buyer; and

•	any of the liabilities that are assumed by Buyer at the closing.

No indemnification payments will be made by any party for breaches of representations and warranties except to the extent the aggregate amount owed by such party in respect of all such breaches exceeds $75,000. Further, the obligations to indemnify by the Sellers on the one hand and Buyer on the other hand for breaches of representations and warranties may not exceed an aggregate of $900,000 (the “Maximum”), and any indemnification obligations of the Sellers for breaches of representations and warranties, and any obligation of the Sellers to pay

Buyer for a negative working capital adjustment to the Purchase Price, will be satisfied solely from the Escrow Amount. However, any indemnification obligations of the Sellers for breaches of specific representations relating to the Sellers’ authority to enter into the Asset Purchase Agreement and to consummate the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement, breaches of representations relating to the Sellers’ title to the Purchased Assets and the absence of liens and breaches of the Sellers’ representations relating to any broker fees other than fees to Western Reserve are not limited to the Maximum (but are limited to the amount of the Purchase Price), and Buyer and B&B may seek indemnification directly from DPAC and/or Quatech for such breaches. Additionally, the obligation to indemnify Buyer and B&B for breaches of post-closing covenants (such as the non-competition and non-solicitation provisions) and for losses relating to liabilities that Buyer and B&B do not assume at the closing are not limited to the Maximum, and Buyer and B&B may seek indemnification directly from DPAC and/or Quatech for such losses. As DPAC and Quatech intend to begin the liquidation, winding up and dissolution of each as soon as is reasonably practicable after the closing of the Asset Sale, Buyer’s and B&B’s recourse for indemnification may be limited by applicable law to the extent that such dissolutions are completed prior to any claims being made by Buyer and/or B&B, but each shareholder of DPAC is subject to potential liability, up to the amount distributed in connection with the Dissolution to the extent that the Sellers are required to indemnify Buyer and B&B prior to the completion of the Dissolution.

The indemnification obligations of the parties described in the Asset Purchase Agreement are the sole remedy for claims for money damages arising under or out of the Agreement, except with respect to claims for fraud.

Each of the representations and warranties in the Asset Purchase Agreement will survive the closing date of the transaction, and will remain in full force and effect until the first anniversary of the closing date, after which they will expire, except for the specific representations of the Sellers mentioned above relating to the authority to enter into the Asset Purchase Agreement and to consummate the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement, Quatech’s title to the Purchased Assets and the absence of liens and that the Sellers will have paid off all fees associated with Western Reserve’s services (and that no other broker fees will be payable by Buyer and B&B).

Escrow.  At the closing of the Asset Sale, the Buyer will transfer $900,000 of the Purchase Price (less the amount of any negative working capital adjustment estimated at closing, which shall only be made if and only to the extent that the working capital at closing is at least $70,000 less than the working capital target) into an escrow account to be managed by Firstrust Bank as escrow agent. The Escrow Amount will be the sole source out of which any further adjustment to the Purchase Price from the working capital adjustment that is payable back to Buyer will be made, as well as the sole source of any indemnification payments to Buyer and B&B for breaches of the representations and warranties that are subject to the Maximum (described above).

Expenses.  The Sellers on the one hand and Buyer and B&B will each pay their own costs and expenses incurred in connection with the Asset Purchase Agreement and the transactions contemplated thereby.

Relationship to Plan of Dissolution.  The Asset Sale is not conditioned upon the Plan of Dissolution of DPAC becoming effective; however, as discussed in this Information Statement, we intend to dissolve and liquidate pursuant to the Plan of Dissolution as soon as practicable following the closing of the Asset Sale. Each of the actions described in this Information Statement have been approved by the Consenting Shareholders and the required approvals of the boards of directors of DPAC and, where applicable, Quatech. Assuming that the Asset Sale is completed when the other conditions to closing are met, we will have transferred substantially all of our business, contracts and assets to Buyer and will not have any operations with which to generate revenue. After the closing of the Asset Sale, with no assets with which to generate revenues, we would use the cash received from the Asset Sale, as well as our other cash, to pay or make provision for our debts and liabilities. We would have no business or operations after the transfer of our assets. We do not intend to invest in another operating business.

Interests of Certain Persons in the Asset Sale and the Plan of Dissolution

Executive Officers.  Effective January 1, 2011, DPAC entered into employment agreements with each of Steven Runkel, our president and chief executive officer, and Stephen Vukadinovich, our chief financial officer (the “Named Executive Officers”). The employment agreements replaced all prior employment and change-of-control agreements for each of the Named Executive Officers. The agreements generally provide that if a Named Executive Officer’s employment is constructively terminated or terminated by DPAC without cause, then such Named Executive Officer shall receive the following: (i) a cash lump sum payment equal to all such Named Executive

Officer’s base salary and monthly auto allowance through the date of termination, plus an additional 30 days from the date of termination, plus credit for any vacation earned but not taken, (ii) plus, in exchange for a full release of DPAC, will continue to pay for twelve months the salary and monthly auto allowance then in effect for such executive, and continuation of health and life insurance benefits during that time, (iii) plus full vesting of all unvested stock options and restricted stock. If either Named Executive Officer obtains alternative employment after the termination while the twelve months of continued salary is being paid, then such severance payments would be reduced to the difference between the executive’s base salary with DPAC at the time of termination and the amount of base salary under such new employment position.

In connection with the closing, Mr. Runkel’s employment will be terminated by DPAC without cause, and he would be entitled to the benefits described above. However, by agreement with Mr. Runkel, the offset for the amounts he may receive pursuant to the employment position that he is expected to take with B&B after the closing (discussed below) will be waived in consideration for a reduction in the amount of the severance payable to him from $234,000 to $180,000 (and no health and life insurance benefits paid) and his agreement to defer receipt of $73,800 of such severance, under the terms of the Allocation Agreement, until the distribution to the Nonaffiliated Shareholders is completed (and such amount will be paid in full only to the same extent that all of the other distribution amounts under the Allocation Agreement are paid in full). Mr. Vukadinovich’s employment is expected to continue after the Asset Sale, but notwithstanding such continuation, we have agreed that he will receive the twelve month severance, triggered by the closing of the Asset Sale, with $108,000 paid in connection with the closing and $65,600 deferred under the terms of the Allocation Agreement until the distribution to the Nonaffiliated Shareholders is completed (and such deferred amount paid in full only to the same extent that all other distribution amounts under the Allocation Agreement are paid in full). It is currently estimated that the amount of severance that DPAC will be required to pay to the Named Executive Officers at and as a result of the closing will be $214,500 in the aggregate.

Additionally, pursuant to the Asset Purchase Agreement Mr. Runkel, our president and chief executive officer, entered into an employment agreement with B&B, which will become effective immediately following the closing, to act as Vice President of Sales of B&B after the closing. Pursuant to the employment agreement, Mr. Runkel will earn an annual salary of $200,000 and be eligible for an annual bonus of up to $50,000. The employment agreement also provides for six months severance if Mr. Runkel’s employment is terminated by B&B without cause.

Mr. Vukadinovich entered into a consulting agreement with Buyer in connection with the closing, which consulting agreement will become effective immediately following the closing, related to the provision of certain transition related services to assist Buyer after the closing of the Asset Purchase Agreement. The consulting agreement has a one-year term, and Mr. Vukadinovich will provide such services at an hourly rate of $83.61 per hour.

In addition, the Named Executive Officers have unvested stock options that would vest upon the closing of the Asset Sale. Mr. Runkel has options exercisable for 5,895,748 shares of Common Stock at a weighted average exercise price of $0.04; of Mr. Runkel’s options with an exercise price of less than $0.05, Mr. Runkel will have, upon the closing of the Asset Sale, vested options exercisable for 4,197,874 shares of Common Stock at a weighted average exercise price of $0.025. Mr. Vukadinovich has options exercisable for 1,926,000 shares of Common Stock at a weighted average exercise price of $0.09; of Mr. Vukadinovich’s options with an exercise price of less than $0.05, Mr. Vukadinovich will have, upon the closing of the Asset Sale, options exercisable for 1,425,000 shares of Common Stock at a weighted average exercise price of $0.021. For a more complete description of the security ownership of our Common Stock and Series A Preferred Stock by members of management and certain beneficial owners, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

DPAC is considering asking Mr. Vukadinovich to act as a consultant to DPAC after the closing of the Asset Purchase Agreement to assist in the process of the Dissolution and winding up process. The terms of any such consultancy have not yet been determined.

Directors. As described in the section entitled “Security Ownership of Certain Beneficial Owners and Management,” some of our directors hold shares of Common Stock and options to purchase shares of Common Stock, and in the case of William Roberts and James Bole, members of the DPAC Board, shares of Series A Preferred Stock.

Preferred Shareholders. Our majority shareholder, DCV, held as of July 25, 2011, 95,923,864 shares of our Common Stock and 28,750 shares of our Series A Preferred Stock. Additionally, Messrs. Roberts and Bole hold, respectively, 750 and 500 shares of Series A Preferred Stock.

The terms of the Series A Preferred Stock currently call for dividends at the rate of 15% of the original purchase price per share of $100.00, paid quarterly in arrears (payable in cash or, at our election, shares of Common Stock having equivalent value to the dividends). Additionally, each share of Series A Preferred Stock is convertible at the option of the holder into 2,353 shares of Common Stock at any time.

Further, upon certain transactions such as the Asset Sale, and upon a liquidation, dissolution or winding up of DPAC, such as the Dissolution, holders of Series A Preferred Stock would be entitled to receive a liquidation preference payment equal to $100.00 (the original purchase price of such shares) per share, plus any dividends that have accrued but which have not been repaid, before any distributions are permitted to be made to the holders of Common Stock. The aggregate amount of the liquidation preference payable on all shares of Series A Preferred Stock as of July 25, 2011 in connection with the Asset Sale and the Dissolution is $3,000,000. In the absence of the Allocation Agreement, this amount would be required to be paid in full prior to any distributions to holders of our Common Stock (unless a holder of Series A Preferred Stock elects to convert such shares into Common Stock, in which case, the liquidation preference is eliminated). However, as discussed in the section entitled “Allocation Agreement” below, notwithstanding the above seniority rights of the Series A Preferred Stock in terms of distributions relating to the Asset Sale and the Dissolution, the holders of Series A Preferred Stock have agreed to accept less than such liquidation preference payments in connection with the Asset Sale and the Dissolution to facilitate the payment to the Nonaffiliated Shareholders of $0.05 per share first.

In addition, each of the holders of Series A Preferred Stock have entered into a voting and support agreement with Buyer in connection with the Asset Sale. See “Voting and Support Agreement” below for further information.

Warrant Holders. Canal and Hillstreet each hold warrants to purchase shares of our Common Stock. The warrants held by Canal (the “Canal Warrant”) would permit Canal to acquire at any time up to 3.75% of the outstanding Common Stock of DPAC (calculated on a fully diluted basis) for a nominal exercise price. If exercised in connection with the Asset Sale and the Dissolution, Canal would be entitled to become a Common Stock holder and to receive a pro rata portion of any distributions made to the other holders of Common Stock based on the number of shares deemed to be held by Canal, which would have the effect of reducing distributions per share available to all other holders of Common Stock.

The warrant held by Hillstreet (the “Hillstreet Warrant”) would permit Hillstreet to acquire 5,443,457 shares of Common Stock at an exercise price of $0.00001 per share. Additionally, the Hillstreet Warrant has certain “put rights” associated with it pursuant to which Hillstreet has the right to require that DPAC purchase the warrant (or shares issued upon exercise of the warrant) at a price based on the valuation of DPAC.

However, notwithstanding the rights under the Canal Warrant and the Hillstreet Warrant, each of Canal and Hillstreet have agreed in connection with the Asset Purchase Agreement and the approval of the Plan of Dissolution to forbear from exercising any rights under such warrants until the closing under or termination of the Asset Purchase Agreement, to the termination of each of the warrants they hold upon the closing of the Asset Sale, and that their sole rights under the Canal Warrant and Hillstreet Warrant shall be an allocation of amounts distributed in liquidation after the closing, as discussed in the section below entitled “Allocation Agreement.”

Voting and Support Agreement

As a condition to Buyer entering into the Asset Purchase Agreement, contemporaneously with the execution of the Asset Purchase Agreement, Buyer entered into a voting and support agreement with the Consenting Shareholders. Pursuant to those voting and support agreements, the Consenting Shareholders agreed that, among other things, they would not revoke their written consent to enter into the Asset Purchase Agreement, and will vote their shares against, and not consent to, the approval of any (i) merger, consolidation, combination, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Sellers or any other business combination or sale of assets involving the Sellers, or (ii) action, proposal transaction or agreement involving the Sellers the consummation of which would prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the transactions contemplated by the Asset Purchase Agreement.

Absence of Appraisal Rights

Under California law, the shareholders of DPAC are not entitled to appraisal rights or to any similar rights of dissenters for their shares of DPAC Common Stock and Series A Preferred Stock in connection with the Asset Sale and the transactions contemplated by the Asset Purchase Agreement.

Certain Federal Income Tax Consequences of the Asset Sale

The following discussion is a general summary of the material federal income tax consequences of the Asset Purchase Agreement to Quatech, DPAC and its shareholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, the Internal Revenue Service (the “IRS”) rulings and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that Quatech and DPAC will consummate the Asset Purchase Agreement substantially in accordance with its terms. Quatech will recognize taxable gain or loss on the sale of each asset pursuant to the Asset Purchase Agreement. The amount of such gain or loss will be the difference between Quatech’s adjusted tax basis for each asset and the amount of consideration received (or deemed to have been received) for that asset (reduced by the costs of the transaction allocable to that asset). It is anticipated that Quatech will have tax basis in the assets to be sold which will approximate the consideration to be received pursuant to the Asset Purchase Agreement and thus Quatech will not incur a current, material federal income tax liability as a result of such sale.

The shareholders will not recognize any gain or loss as a result of the sale of the Purchased Assets pursuant to the Asset Purchase Agreement. See “Action No. 2: PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION — Certain Federal Income Tax Consequences of the Dissolution” for a discussion of the tax consequences of the Dissolution.

State Income Tax Consequences of the Asset Sale

DPAC and Quatech anticipate that each will have sufficient net operating loss carryovers (“NOLs”) at the time of the sale of the Purchased Assets pursuant to the Asset Purchase Agreement to offset any California and Ohio income tax, and thus will not incur a current California or Ohio income tax liability as a result of such sale. In other states where DPAC and Quatech operate, any income tax liabilities as a result of the sale of the Purchased Assets are not expected to be material.

DPAC and Quatech will pay all sales, use and any other taxes payable in connection with the transfer of the Purchased Assets as contemplated by the Asset Purchase Agreement, none of which are expected to be material.

Required Vote

The affirmative vote or consent in writing of the holders of a majority of the shares of Common Stock and Series A Preferred Stock issued and outstanding and entitled to vote or consent, voting or consenting as a single class, was required for approval of the proposed Asset Purchase Agreement. On August 3, 2011, the Consenting Shareholders, who collectively hold in the aggregate 107,767,532 shares of Common Stock and 30,000 of the Series A Preferred Stock, representing on a combined basis approximately 83.9% of our total issued and outstanding Common Stock and Series A Preferred Stock, voting on a combined basis, as of such date, executed and delivered a written consent approving and adopting the Asset Sale and the Asset Purchase Agreement. Thus, the requisite approval was given by the Consenting Shareholders.

Regulatory Approvals

Except with respect to the expiration of the 20-calendar day period from the mailing of this Information Statement to DPAC’s shareholders until the Asset Sale may be consummated, DPAC is not aware of any U.S. federal or state regulatory requirements that must be complied with or approvals obtained as a condition to the consummation of the Asset Sale.

ACTION NO. 2

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

General

The DPAC Board has adopted, and the Consenting Shareholders have approved, the Dissolution, which is to be conducted under the Plan of Dissolution of DPAC attached to this Information Statement as Annex B, to become effective immediately after the closing of the Asset Sale. The Dissolution has been approved under Section 1900 of the California General Corporation Law. Where we refer to the “Dissolution” we are generally referring to the process we will need to go through to liquidate any assets remaining after the Asset Sale and to wind up our business; the filing of a certificate of dissolution with the California Secretary of State is part of that process. The Asset Sale, if completed pursuant to the terms of the Asset Purchase Agreement, will result in Quatech and DPAC having no operating assets, and no business operations. Under California law, to dissolve we are required to pay or make provision to pay all of our debts and liabilities.

The material features of the Plan of Dissolution are summarized below; this summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan of Dissolution. Shareholders are urged to read the Plan of Dissolution in its entirety. The Plan of Dissolution was approved by the DPAC Board on July 27, 2011 and by the Consenting Shareholders on August 3, 2011.

Further, we intend, and have agreed with both the Consenting Shareholders, Canal, Hillstreet and members of our management and board, pursuant to the terms of the Allocation Agreement annexed to the Plan of Dissolution, to make distributions to the Nonaffiliated Shareholders after the closing in the amount of $0.05 per share of Common Stock. As noted above in the section entitled “Interests of Certain Persons in the Asset Sale and the Plan of Dissolution,” the holders of our Series A Preferred Stock, management and board members, as well as Canal and Hillstreet, have agreed to reduce and/or defer all amounts to which they would otherwise be entitled to receive in connection with the Asset Sale and Dissolution so that the liquidating distributions to the Nonaffiliated Shareholders can be made in such amount.

Additionally, in connection with the Asset Sale, the board of directors of Quatech has approved the dissolution of Quatech to become effective immediately after the closing of the Asset Sale. The dissolution of Quatech was also approved pursuant to applicable Ohio law by Quatech’s board of directors and by DPAC as the sole shareholder of Quatech.

Background and Reasons for the Plan of Dissolution

As previously disclosed, neither DPAC nor Quatech will have any operating assets, and no means to generate revenue if the Asset Sale closes, and our only assets will be the Purchase Price, the right to receive any additional consideration from the Asset Sale resulting from a positive working capital adjustment (if any, which shall only be made if and only to the extent that the working capital at closing is in excess of $70,000 of the target working capital) and any distributions from the Escrow Amount after the survival period of the representations and warranties under the Asset Purchase Agreement has elapsed (assuming that any claims against the Escrow Amount by Buyer are less than the Escrow Amount).

The decision to dissolve DPAC is driven principally by the form of the transaction by which Buyer has agreed to purchase substantially all of our business assets, and DPAC’s desire to maximize the cash available to pay our creditors and for distribution to our shareholders. In the absence of business operations, but still constituting an existing corporation, the DPAC Board concluded that it was in the best interests of the shareholders to seek the proper dissolution, liquidation and winding up of DPAC to permit us to make liquidating distributions to the shareholders, to reduce the risk that unknown or unanticipated claimants would make claims to the remaining assets of DPAC and to facilitate the termination of DPAC’s reporting obligations under the Exchange Act and rules and regulations of the SEC (and to gain the advantage of the associated cost savings). Additionally, the DPAC Board has carefully considered the impact of the Dissolution on the proportionate share rights of our Nonaffiliated Shareholders and all other shareholders of DPAC, in that, the liquidating distributions we intend to make to the Nonaffiliated Shareholders ($0.05 per share) are much larger on a per-share basis than the amount that the Nonaffiliated Shareholders would otherwise be entitled to receive in liquidating distributions on a pro rata basis after giving effect to the liquidation preferences of the Series A Preferred Stock.

A dissolution and distribution of available cash at $0.05 per share to our Nonaffiliated Shareholders in connection with the Dissolution will allow such shareholders to receive an amount more approximating the recent historical trading prices of our Common Stock in the OTCQB Markets, which trading price is itself significantly greater than the amount the Nonaffiliated Shareholders would receive on a pro rata basis. Our ability to distribute $0.05 per share of Common Stock to the Nonaffiliated Shareholders is made possible only because the Allocation Agreement defers or reduces the amounts to which other shareholders of DPAC would be entitled.

The anticipated tax treatment of the Plan of Dissolution is set forth under “Certain Federal Income Tax Consequences of the Plan of Dissolution.” No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Dissolution, and DPAC will not seek an opinion of counsel with respect to the anticipated tax treatment. The failure to obtain a ruling from the IRS or an opinion of counsel results in less certainty that the anticipated tax treatment summarized therein will be obtained. If any of the conclusions stated under “Certain Federal Income Tax Consequences of the Plan of Dissolution” proves to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing any benefit to the shareholders and DPAC from the liquidation.

Availability of Proceeds for Distribution

As a condition to the Asset Sale, we are required to clear any liens on any of the Purchased Assets, which requires that we pay off and discharge all of the obligations of DPAC and Quatech under the loan agreements with Fifth Third, Canal and the State of Ohio. We anticipate that if the closing of the Asset Sale were to occur on October 15 , 2011, the total cost to pay off all of these loans would be approximately $ 5,130,000 . Further, while Buyer intends to hire substantially all of our employees as of the closing (other than Mr. Vukadinovich and Ms. Denise Calvert, a member of our finance team, each of whom are intended to remain employed by us at least initially after the closing, in part to assist in providing transition consulting services to Buyer during the post-closing transition period), we will have certain severance obligations to our Named Executive Officers described above. Additionally, we have historic delinquent accounts payable to vendors and service providers which we must discharge in connection with the Asset Sale, and we will have expenses associated with the Asset Sale.

We estimate that if we were to dissolve DPAC and make distributions to our shareholders based solely on the liquidation preferences of the Series A Preferred Stock and the number of shares of Common Stock issued as of July 20, 2011, and distribute any remaining assets pro rata to the holders of Common Stock, the holders of our Common Stock would receive at most $0.003 per share. The table below shows generally how the proceeds of the Asset Sale would be used based on such outcome (but shareholders are also directed to the section below titled “Action No. 2: PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION — Estimated Distributions to Shareholders — Estimated Use of Proceeds” for a discussion of the anticipated use of proceeds from the Asset Sale).

Default Allocation of Proceeds

Dollars and Shares in thousands
(rounded to the nearest thousand)
except per share amounts

Proceeds from Asset Sale	$10,500
Escrow amount	($900)
Net proceeds	$9,600

Estimated costs and fees:
Western Reserve (Investment Banking Services)	$225
Legal costs	$100
Steven Runkel — Severance	$98
Stephen Vukadinovich — Severance	$108
Information Statement, Printing, mailing, redemption, filling costs	$56
Directors & Officers liability insurance	$39
Board fees	$45
Total costs and fees	$671

Payment of Secured Loans:
Fifth Third Bank, N.A.	$1,506
Canal Mezzanine Partners, L.P.	$1,564
State of Ohio Development Fund	$2,060
$5,130

Contingency Reserve	$200
Retention and other wind down costs	$220
Estimate of cash assets legally available for distribution:	$3,379

Estimated Distribution to equity holders:
Distribution to holders of Series A Preferred Stock (aggregate)	$3,000
Distribution to holders of Common Stock (aggregate)	$379
Effective distribution per share of Common Stock (1)	$0.003

(1)  Based on $379,000 divided by an aggregate of 141,995,826 shares of Common Stock outstanding as of July 25, 2011.

Our Common Stock is traded over-the-counter on the OTCQB Markets currently, and was previously quoted on the OTC Bulletin Board until 2011. During the three year period from July 21, 2008 until July 19, 2011, our Common Stock had an average trading price of $0.025 per share, and average monthly trading volumes of 382,570 shares. More recently, the average trading price of our Common Stock during the period January 1, 2011 to July 19, 2011 was $0.049 per share, and had an average monthly trading volume of 394,200 shares per month during that period. The table below shows the high, low and average share prices for our Common Stock, broken down by quarter, for the last three fiscal years and the first two quarters of 2011.

High, Low and Average Share Prices (2008 through Q2 2011)

Years	Date	Max of High Sale	Min of Low Sale	Average of Closing Sale	Average of Volume
2008	Qtr1	$0.060	$0.010	$0.025	27,859
	Qtr2	$0.050	$0.020	$0.034	13,119
	Qtr3	$0.060	$0.030	$0.036	11,947
	Qtr4	$0.050	$0.010	$0.021	18,631

2009	Qtr1	$0.030	$0.010	$0.019	8,259
	Qtr2	$0.040	$0.010	$0.022	9,084
	Qtr3	$0.030	$0.010	$0.020	7,598
	Qtr4	$0.050	$0.010	$0.025	38,189

2010	Qtr1	$0.020	$0.000	$0.016	17,566
	Qtr2	$0.017	$0.000	$0.011	16,224
	Qtr3	$0.024	$0.000	$0.013	12,240
	Qtr4	$0.040	$0.015	$0.021	33,390
2011	Qtr1	$0.070	$0.015	$0.046	39,650
	Qtr2	$0.100	$0.045	$0.050	7,929

In light of the trading price of our Common Stock recently, our board of directors and management have determined that a distribution of a fixed amount to the Nonaffiliated Shareholders of $0.05 per share is a more equitable distribution and more closely approximates the recent trading price of the Common Stock than the amount they would otherwise receive on a pure pro rata distribution of available assets. Such liquidating distributions to the Nonaffiliated Shareholders are made possible due to the terms of the Allocation Agreement agreed to by DPAC, Quatech, DCV, Canal, Hillstreet and the other parties thereto.

Allocation Agreement

DPAC and Quatech, as well as DCV, Canal, Hillstreet, Steven Runkel (our president and chief executive officer), Stephen Vukadinovich (our chief financial officer) and Messrs. Bole and Roberts (members of the DPAC Board) entered into the Allocation Agreement on August 3, 2011, contemporaneous with the signing of the Asset Purchase Agreement. A copy of the Allocation Agreement is attached as Exhibit A to the Plan of Dissolution (the Plan of Dissolution is attached as Annex B to this Information Statement). The primary purposes of the Allocation Agreement generally are to facilitate the payment of the liquidating distributions intended to be made to the Nonaffiliated Shareholders in connection with the Dissolution, through a deferral of rights otherwise held by the parties to the Allocation Agreement, and to allocate among such parties the right to receive liquidating distributions after the distribution to the Nonaffiliated Shareholders has been made or provided for. The primary provisions of the Allocation Agreement are:

•	the acknowledgement by our chief executive officer and chief financial officer that certain amounts of severance they would otherwise receive prior to any distributions to shareholders will be delayed and possibly reduced;

•	the confirmation by Canal and Hillstreet of the total amounts they are eligible to receive in connection with the termination of the Canal Warrants and the Hillstreet Warrants, which is equal to $0.017 per share and $0.026 per share for Canal and Hillstreet, respectively (assuming the warrants were converted into shares of Common Stock);

•	the allocation of any liquidating distributions made by us after the closing under the Asset Purchase Agreement among the parties to the Allocation Agreement, which will be shared pari passu with all such parties, up to the maximum amounts established in the Allocation Agreement;

•	the confirmation that distributions that we make will include an allocation for the benefit of holders of stock options that are outstanding as of the closing, net of the exercise prices payable thereunder;

•	the confirmation of the parties to the Allocation Agreement that they waive the rights they would otherwise have to participate pro rata in distributions, and the acknowledgement that the effect of the distribution intended to be made to the Nonaffiliated Shareholders will be to reduce the amount they will receive, in some cases significantly;

•	the waiver of the parties to the Allocation Agreement of any right of contribution under California law or otherwise from the Nonaffiliated Shareholders in the event that any party to the Allocation Agreement is required to return any distribution to DPAC because such distribution was improper under California law.

Risks Associated with the Plan of Dissolution

There are risks that our shareholders should understand in connection with the Plan of Dissolution. Such risks include those risk factors set forth below.

Our failure to create an adequate contingency reserve for payment of our expenses and liabilities if they are not paid fully prior to distributions to the shareholders could cause our shareholders, including our Nonaffiliated Shareholders, to become liable to our creditors for amounts owed in excess of such reserves, up to the amount that is actually distributed to such shareholders.

Under California law, in the event DPAC fails to pay, or to make adequate provision to pay, our debts and liabilities, including by creating an adequate contingency reserve, or should such contingency reserve be exceeded by the amount ultimately found to be payable in respect of DPAC’s expenses and liabilities, each shareholder could be held liable for the payment to DPAC’s creditors of amounts received by such shareholder from DPAC. However, we believe that the aggregate Purchase Price to be received under the Asset Purchase Agreement will be sufficient to permit us to pay or provide for the payment of our known debts and liabilities. Additionally, the Allocation Agreement is structured such that the parties thereto are not guaranteed to receive any particular amount in distribution, and thus, any distribution to them is subject to reduction to the extent necessary to ensure that the debts and liabilities of DPAC are addressed. Additionally, the shareholders who are party to the Allocation Agreement have specifically waived the right of contribution from each of the Nonaffiliated Shareholders that would otherwise apply in the event that any such shareholder is required to pay back a distribution so that any creditor of ours can be satisfied. Notwithstanding this waiver, each shareholder could be pursued by a creditor directly. Accordingly, in such event a shareholder could be required to return all distributions previously made in Dissolution and thus would receive nothing from DPAC as a result of the Plan of Dissolution. Moreover, in the event a shareholder has paid taxes on amounts theretofore received, a repayment of all or a portion of such amount could result in a situation in which a shareholder may incur a net tax cost if the repayment of the amount distributed does not cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

Distributions of $0.05 per share to the Nonaffiliated Shareholders will be the only funds distributed to them.

In conjunction with the parties to the Allocation Agreement, we have developed an estimated “Use of Proceeds” for the funds available after the Asset Sale has closed, which is set forth below in the section “Estimated Distributions to Shareholders — Estimated Use of Proceeds” below. We expect that the distribution of $0.05 per share of Common Stock to the Nonaffiliated Shareholders will be the only distribution that the Nonaffiliated Shareholders will receive.

Uncertainties as to the precise value of our non-cash assets and the ultimate amount of our liabilities (including contingent liabilities under the Asset Purchase Agreement not subject to the maximum cap or escrow) make it impracticable to predict the aggregate net value ultimately distributable to shareholders, though, as previously noted, by agreement with the Consenting Shareholders, the distributions to the Nonaffiliated Shareholders of $0.05 per share have been approved and are estimated to be fully available after the Asset Sale closes. Claims, liabilities and expenses from operations (including operating costs such as salaries, directors’ fees, income taxes, payroll and local taxes, legal, accounting and miscellaneous office expenses), although currently declining, may continue to be incurred following the Asset Sale and the Dissolution. These expenses will reduce the amount of assets available for ultimate distribution to the parties to the Allocation Agreement.

The parties to the Allocation Agreement have waived or deferred receipt of or agreed to reduced amounts of distribution in terms of the amounts to which they would otherwise be entitled (whether as a Series A Preferred Stock holder or a holder of Common Stock) as a result of distributions based on assets at the time the Plan of Dissolution goes into effect. Further, during the dissolution, liquidation and winding up process, we will incur additional costs such as salaries, directors’ and officers’ insurance, taxes, and fees to outside advisors.

Thus, any additional assets DPAC is expect to be able to distribute (such as the Escrow Amount, if the claims made against it by Buyer are less than the Escrow Amount) will still be less than the amount to which Series A Preferred Stock holders would have been entitled if distributions were made on a basis consistent with our articles of incorporation. Thus, in all likelihood, the Nonaffiliated Shareholders will receive significantly more in cash distributions pursuant to the terms of the Allocation Agreement than they would otherwise if the Allocation Agreement had not been put into effect. For that reason, we do not believe there exists any circumstances under which there will become more cash available for distribution to the Nonaffiliated Shareholders, above the $0.05 per share intended to be distributed.

We may decide to wait to file the certificate of dissolution, though we would begin the process of winding down our business as soon as the Asset Sale closes.

If and when the Asset Sale closes in accordance with the terms of the Asset Purchase Agreement, we intend to make (subject to applicable law in respect of our obligation to pay or make provision for the payment of our debts and liabilities) the liquidating distribution to the Nonaffiliated Shareholders promptly after the closing under the Asset Purchase Agreement, as well as the other distributions described below in “Estimated Distribution to Shareholders” to the parties to the Allocation Agreement. However, we will decide in our discretion when to file the certificate of dissolution with the relevant authorities in the State of California. We have not yet determined when we would make such a filing and we may decide to wait for a period after the Asset Sale closes to comply with applicable state tax law, and to maximize the opportunities to limit the potential exposure of our shareholders. However, we intend to publicly announce the expected filing date of the certificate of dissolution prior to the date on which it is filed. Nevertheless, we would take all steps necessary to reduce our operating expenses and other cost-cutting measures (including seeking, if possible, relief from the obligation to make periodic and other reports to the SEC under the Exchange Act). While the DPAC Board has no intention of abandoning or delaying the filing of the certificate of dissolution, the DPAC Board has the right to abandon the proposed dissolution without further action by the shareholders.

Distribution to our Nonaffiliated Shareholders could be delayed.

Although the DPAC Board has not established a firm timetable for distributions to our Nonaffiliated Shareholders, it intends to make the distribution described in this Information Statement to the Nonaffiliated Shareholders as quickly as is practicable after the Asset Sale closes (in addition to the distributions to other shareholders described in “Estimated Distribution to Shareholders” below). However, we are currently unable to predict the precise timing of that distribution to the Nonaffiliated Shareholders. Additionally, a creditor could seek an injunction against the making of distributions to our shareholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to our shareholders, including the $0.05 per share intended to be distributed to the Nonaffiliated Shareholders.

Our stock transfer books will close on the date we file the certificate of dissolution, after which it will not be possible for such shareholders to trade our stock.

We intend to close our stock transfer books and discontinue recording transfers of our Common Stock on the date we file a certificate of dissolution in the State of California. Thereafter, certificates representing our Common Stock and Series A Preferred Stock shall not be assignable or transferable on our books. We will announce the intention to file the certificate of dissolution via public announcement and, if permitted by the SEC if we have been allowed to cease reporting under the Exchange Act, the filing of a Current Report on Form 8-K.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we intend to, after the closing of the Asset Sale and, if necessary, after the distribution of $0.05 per share to the Nonaffiliated Shareholders or after we file the certificate of dissolution, seek relief from the SEC from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution. However, the SEC may not grant any such relief. To the extent that we delay filing the certificate of dissolution, as we may do, we would be obligated to continue complying with the applicable reporting requirements of the Exchange Act.

The distributions to the Nonaffiliated Shareholders, as well as the success of the Dissolution and related liquidation and winding up, require the assistance of individuals to act as agents and officers of DPAC pending completion.

After the Asset Sale, our chief executive officer will cease to be employed by DPAC, and while our chief financial officer is expected to remain, we will need to ensure that we have sufficient officers and other personnel available to administer the Plan of Dissolution. While we will no longer be conducting any business after the Asset Sale closes, until the certificate of dissolution is filed in California, we will still require the services of individuals to administer the Plan of Dissolution. Further, under California law, a corporation that has filed a certificate of dissolution continues to exist to wind up the business of the corporation, during which time we would still require agents of the corporation to finalize the winding up process. While the Plan of Dissolution contemplates that we may enter into a “liquidating trust agreement” and appoint a trustee to administer the trust, we have no plans to do so at this time because of the cost burden associated with treating, for tax purposes, all of the shareholders of DPAC (including the Nonaffiliated Shareholders) as beneficiaries of such a trust. Further, since the primary goal of DPAC after the Dissolution will be to minimize costs associated with the winding up and the collection of any remaining amounts due under the escrow, we have not allocated any additional funds to pay for the services of any person to act as an officer of DPAC during such time. Additionally, there can be no assurance that the DPAC Board will continue to serve in the absence of any board fees being paid thereto. Thus, there can be no assurance that we will have any available members of management or the board, or any successor, to facilitate the winding up contemplated by the Plan of Dissolution.

Liquidating Distributions; Nature; Amount; Timing

General

DPAC intends to make (subject to applicable law in respect of our obligation to pay or make provision for the payment of our debts and liabilities) the liquidating distribution to the Nonaffiliated Shareholders promptly after the closing under the Asset Purchase Agreement, as well as the other distributions described below in “Estimated Distribution to Shareholders” to the parties to the Allocation Agreement, from the amount of the Purchase Price received at the closing.

The DPAC Board will, after the closing of the Asset Sale, establish a record date for determination of Nonaffiliated Shareholders who are entitled to receive the liquidating distribution of $0.05 per share of Common Stock, and will publicly announce that record date.

After the liquidating distributions to the Nonaffiliated Shareholders are made or provided for, the remaining assets of DPAC (which are expected to include only the remainder of the Purchase Price received at the closing, cash retained by us that has not otherwise been used to pay off existing vendor obligations and outstanding delinquent payables that are not assumed by Buyer, plus $200,000 in cash to cover the amount of the deductible on our directors’ and officers’ insurance policy, which will be held until such time as no actions may be brought against the officers and directors of DPAC, together with any other cash distributed to DPAC from the Escrow Amount (assuming that any reductions in the Purchase Price resulting from a negative working capital adjustment and any indemnification claims against the Escrow Amount do not exhaust the Escrow Amount prior to its distribution to DPAC), will be distributed to the parties to the Allocation Agreement, after deduction for expenses and a sufficient contingency reserve, at such times and in such aggregate amount(s) as the DPAC Board shall determine. Any distribution to the parties to the Allocation Agreement will be in such proportions as is directed under the Allocation Agreement.

If the amount of assets available for distribution at the conclusion of the liquidation and winding up process exceeds the amount necessary to fully pay the amounts called for under the Allocation Agreement, then any such excess shall be allocated among the former holders of Series A Preferred Stock, up to the maximum amount of the liquidation preference provided under the articles of incorporation (unless the Series A Preferred Stock shall have been converted into Common Stock). If the full amount of the liquidation preference for the Series A Preferred Stock is met, we would distribute any remaining surplus to all holders of Common Stock pro rata (less the amount of distributions previously made to such shareholders). It is, mathematically speaking, highly unlikely that there will be any such surplus, and for that reason, it is highly unlikely that there will be any further distribution to the Nonaffiliated Shareholders.

If the Asset Sale is not consummated, there will be no distributions to our shareholders.

In lieu of paying all of our debts and liabilities prior to making distributions to our shareholders, we may instead reserve assets deemed by management and the DPAC Board to be adequate to provide for such liabilities and obligations. See “Action No. 2: PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION — Contingent Liabilities; Contingency Reserve.”

Uncertainties as to the precise value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to the shareholders, though, as previously noted, by agreement with the Consenting Shareholders, the distributions to the Nonaffiliated Shareholders of $0.05 per share have been approved and are estimated to be fully available after the Asset Sale closes. Claims, liabilities and expenses from operations (including operating costs such as salaries, directors’ fees, income taxes, payroll and local taxes, legal, accounting and miscellaneous office expenses), although currently declining, may continue to be incurred following the Asset Sale and the Dissolution. These expenses will reduce the amount of assets available for ultimate distribution to the parties to the Allocation Agreement, and, while a precise estimate of those expenses cannot currently be made, management and the DPAC Board believe that available cash and amounts received on the Asset Sale will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities).

We anticipate that, following the closing of the Asset Purchase Agreement, our principal activities would be limited to winding down our business and addressing any matters that arise post-closing in connection with the Asset Purchase Agreement (including the final determination of any working capital adjustment to the Purchase Price and any claims for indemnification made by Buyer).

Estimated Distribution to Shareholders

The following table shows management’s estimate of cash proceeds from the Purchase Price under the Asset Purchase Agreement and outlays a liquidating distribution to the Nonaffiliated Shareholders of $0.05 per share of Common Stock and to the parties to the Allocation Agreement, assuming a closing on the Asset Sale as of October 15 , 2011. Our independent auditors have not performed any procedures with respect to the information in the following table and, accordingly, do not express any form of assurance on that information. The following estimates are not guarantees and they do not reflect the total range of possible outcomes. The table assumes that we complete the proposed Asset Sale to Buyer by October 15 , 2011, and further, that the Purchase Price paid at closing is based upon a total purchase price of $10,500,000, is neither increased nor decreased at the closing based on any estimated working capital adjustment, and that there is no subsequent reduction or increase in the Purchase Price as a result of a working capital adjustment, and that no indemnification payments are made to Buyer or B&B after the closing. Additionally, the table assumes that there is no state or federal income tax consequence to DPAC in connection with the Asset Sale and the Dissolution. See “Action No. 2: PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION — Certain Income Tax Consequences of the Plan of Dissolution — Consequences to DPAC.” Certain material assumptions are set forth in the footnotes to the table.

Estimated Use of Proceeds (Unaudited)

Dollars and Shares in thousands
(rounded to the nearest hundred thousand)
except per share amounts

Proceeds from Asset Sale (1)	$10,500
Escrow amount (2)	($900)
Net proceeds	$9,600

Estimated costs and fees:
Western Reserve (Investment Banking Services)	$225
Legal costs	$100
Steven Runkel — Severance	$98
Stephen Vukadinovich — Severance	$108
Information Statement, Printing, mailing, redemption, filling costs	$56
Directors & Officers liability insurance	$39
Board fees	$45
Total costs and fees	$671

Payment of Secured Loans: (3)
Fifth Third Bank, N.A.	$1,506
Canal Mezzanine Partners, L.P.	$1,564
State of Ohio Development Fund	$2,060
$5,130

Contingency Reserve	$200
Retention and other wind down costs	$220
Estimate of cash assets legally available for distribution:	$3,379

Estimated Distribution — Nonaffiliated Shareholders (aggregate) (4)	$1,711

Estimated Distributions — Parties to Allocation Agreement:
Development Capital Ventures, L.P. (5)	$932
William Roberts (5)(6)	$229
James Bole (5)(6)	$44
Steven Runkel (5)(7)	$32
The Hillstreet Fund, L.P.	$141
Canal Mezzanine Partners, L.P.	$120
Employee Stock Options (aggregate) (8)	$116
Board and Management Stock Options (aggregate)	$54
Total Estimated Distributions — Parties to Allocation Agreement	1,668

Total Estimated Distributions	3,379

Estimated Distribution to equity holders:
Distribution to holders of Series A Preferred Stock (aggregate)	$3,000
Distribution to holders of Common Stock (aggregate)	$379
Effective distribution per share of Common Stock (1)	$0.003

(1)	Assumes that no negative or positive working capital adjustment is estimated to exist as of the closing.

(2)	Assumes that no negative working capital adjustment is estimated to exist as of the closing.

(3)	Assumes a closing under the Asset Purchase Agreement of October 15 , 2011.

(4)	Calculated as approximately 34,228,000 shares of Common Stock held by Nonaffiliated Shareholders at $0.05 per share.

(5)	Distribution amounts calculated without regard to allocation among Series A Preferred Stock and/or Common Stock.

(6)	Board member.

(7)	Named Executive Officer.

(8)	Options outstanding other than options held by Board and management, calculated as $0.05 per share, minus applicable exercise price.

Other than with respect to distributions from the Escrow Amount, we do not expect to receive any significant cash in connection with the disposal of assets that we retain in the Asset Sale.

Plan of Dissolution Expenses and Indemnification

In connection with the Plan of Dissolution, the DPAC Board may authorize the payment of retainer fees to legal advisors selected by the DPAC Board for legal fees and expenses of DPAC, including, among other things, to cover any costs payable pursuant to the indemnification of DPAC’s officers or members of the DPAC Board provided by DPAC pursuant to our articles of incorporation, bylaws or the California General Corporation Law or otherwise.

In addition, in connection with and for the purpose of completing the Plan of Dissolution, DPAC may, in the absolute discretion of the DPAC Board, pay any brokerage, agency and other fees and expenses of persons rendering services to DPAC in connection with the collection, sale, exchange or other disposition of DPAC’s property and assets and the implementation of the Plan of Dissolution.

DPAC shall continue to indemnify its officers, directors, employees and agents in accordance with its articles of incorporation and bylaws and any contractual arrangements for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of DPAC. The DPAC Board, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such obligations. Our intention is to maintain in effect a “tail” directors’ and officers’ insurance plan for indemnification, which such plan currently carries a deductible of $200,000, which we plan to retain in cash after the closing of the Asset Sale and through the course of the Dissolution. See “Action No. 2: PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION — Conduct of DPAC following Adoption of the Plan of Dissolution.”

Interests of Certain Persons in the Asset Sale and the Plan of Dissolution

For information regarding severance payments that would be triggered by the Asset Sale, see “Action No. 1 — Approval of the Asset Sale — Interests of Certain Persons in the Asset Sale and Plan of Dissolution.” For information with respect to the interests of our management, board and DCV in the Plan of Dissolution, see “ACTION NO. 2 — Plan of Complete Liquidation and Dissolution — Allocation Agreement.”

Principal Provisions of the Plan of Dissolution

The Plan of Dissolution has been approved by the DPAC Board as of July 27, 2011 and the Consenting Shareholders as of August 3, 2011, and will become effective immediately after the closing of the Asset Sale. The principal provisions of the Plan of Dissolution are as follows:

•	Consummation of the Asset Sale and Cessation of Business. If the Asset Sale contemplated by the Asset Purchase Agreement is consummated, DPAC will proceed to sell off the remainder of its business assets (if any), and then continue with its winding up pursuant to the Plan of Dissolution and not engage in any further business activities except for those related to managing, completing and winding up of its business and affairs.

•	Employees and Consultants. For the purpose of effecting the liquidation of its remaining assets, DPAC may retain or hire certain employees and consultants that the DPAC Board deems necessary or advisable to supervise the liquidation.

•	Expenses. The DPAC Board will provide, from DPAC’s assets, reasonable funds for payment of the expenses of the Dissolution, including filing fees and other expenses related to the liquidation process.

•	Payment of Claims. DPAC will satisfy, or adequately provide satisfaction of, all legally enforceable debts and liabilities of it and Quatech in an orderly matter.

•	Indemnification of Board and Officers. DPAC may reserve sufficient assets and/or obtain and maintain such insurance as shall be necessary for continued indemnification of the members of the DPAC Board, officers and agents, and other parties whom DPAC agreed to indemnify.

•	Distributions to Shareholders. After paying or adequately providing for the expenses of liquidation and debts and liabilities and reserving assets for indemnification and insurance, the Plan of Dissolution authorizes DPAC to make the liquidating distribution to the Nonaffiliated Shareholders described in this Information Statement and the other distributions to the parties to the Allocation Agreement from the proceeds of the Asset Sale and any retained assets. Any remaining assets (such as the Escrow Amount, if ultimately received by DPAC after the post-closing period has elapsed without claims for indemnification from Buyer and B&B) will thereafter be distributed to the parties to the Allocation Agreement in accordance therewith.

•	Liquidating Trust. If deemed advisable, the DPAC Board may cause DPAC to create a liquidating trust and to distribute beneficial interests in the liquidating trust to DPAC’s shareholders as of the time of establishment of such liquidating trust as part of the liquidation process. The liquidating trust will be constituted pursuant a liquidating trust agreement in a form approved by the DPAC Board.

•	Abandonment; Amendment. The DPAC Board may amend or abandon implementation of the Plan of Dissolution without the further approval of DPAC’s shareholders, to the extent permitted by the California General Corporation Law.

•	Certificate of Dissolution; other certificates. The DPAC Board will determine in its sole discretion the timing of the filing of appropriate certificates of dissolution and other certificates required under applicable law.

Sales of DPAC’s Assets

The Plan of Dissolution gives the DPAC Board the authority to liquidate all of the assets of DPAC remaining after the Asset Sale. Assuming that the Asset Sale is consummated, the only significant remaining assets of DPAC will be the right to receive any distributions of the Escrow Account upon the conclusion of the post-closing indemnification process (which amount, originally established at $900,000 minus the amount of any estimated negative working capital adjustment amount in excess of $70,000 as of the closing, is subject to reduction for any negative working capital adjustment to the Purchase Price in excess of $70,000 calculated after the closing, and by the amount of any indemnity claims made by Buyer and B&B). DPAC does not expect to have any material amount of non-cash assets after the Asset Sale is completed.

In the event that the Asset Sale is not consummated for any reason, the Plan of Dissolution will not go into effect.

Conduct of DPAC Following Adoption of the Plan of Dissolution

Following the closing of the Asset Sale, at which time the Plan of Dissolution will become effective, DPAC’s activities will be limited to administering any adjustment to the Purchase Price in terms of working capital adjustments and indemnity claims against the Escrow Amount, winding up its affairs, taking such action as may be necessary to preserve the value of its assets and distributing its assets in accordance with the Plan of Dissolution and the Allocation Agreement. DPAC will seek to distribute or liquidate all of its assets in such manner and upon such terms as the Board of Directors determines to be in the best interests of DPAC’s creditors and shareholders.

As described above, we may decide to wait to file the certificate of dissolution for a period to be determined after the closing of the Asset Sale, though we would begin the process of winding down our business as soon as the Asset Sale closes. Nevertheless, following closing of the Asset Sale, we would take all steps necessary to reduce our operating expenses.

Pursuant to the Plan of Dissolution, DPAC shall continue to indemnify its officers, directors, employees and agents in accordance with its articles of incorporation and any contractual arrangements, for actions taken in connection with the Asset Sale, the Plan of Dissolution and the winding up of the affairs of DPAC. The Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover DPAC’s indemnification obligations under the Plan of Dissolution.

Contingent Liabilities; Contingency Reserve

Under California law, DPAC is required, in connection with its Dissolution, to pay or provide for the payment of all of its debts and liabilities. In connection with the Dissolution, DPAC will pay, to the extent of its funds and assets available, all expenses and other known debts and liabilities, or set aside as a contingency reserve, assets which it believes to be adequate for payment thereof (the “Contingency Reserve”). DPAC is currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount, together with the amount intended to be distributed to the Nonaffiliated Shareholders, will be deducted before the determination of amounts available for distribution to any party to the Allocation Agreement.

The actual amount of any Contingency Reserve will be based upon estimates and opinions of management and the DPAC Board and derived from review of DPAC’s estimated operating expenses, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses and expenses accrued in DPAC’s financial statements. There can be no assurance that the Contingency Reserve in fact will be sufficient.

Listing and Trading of the Common Stock

DPAC currently intends to close its stock transfer books on the date on which it files a certificate of dissolution with the California Secretary of State and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in DPAC’s shares will cease on and after such date.

DPAC’s Common Stock trades on the OTCQB Markets. DPAC intends to make a public announcement of the anticipated filing date of the certificate of dissolution in advance of the filing.

Regulatory Approvals

Except with respect to the expiration of the 20-calendar day period from the mailing of this Information Statement to DPAC’s shareholders until the Asset Sale may be consummated, DPAC is not aware of any U.S. federal or state regulatory requirements must be complied with or approvals obtained as a condition to the consummation of the Dissolution.

Absence of Appraisal Rights

Under California law, the shareholders of DPAC are not entitled to appraisal rights or to any similar rights of dissenters for their shares of DPAC’s capital stock in connection with the transactions contemplated by the Plan of Dissolution.

Certain Income Tax Consequences of the Plan of Dissolution

The following discussion is a general summary of the material income tax consequences of the Plan of Dissolution to DPAC and its shareholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury Regulations, the IRS rulings and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that DPAC will liquidate substantially in accordance with the Plan of Dissolution. Distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. No assurances can be given that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Dissolution, and DPAC will not seek an opinion of counsel with respect to the anticipated tax treatment. The failure to obtain a ruling from the IRS or an opinion of counsel results in less certainty that the anticipated tax treatment summarized herein will be obtained. There can be no assurance that the distributions made pursuant to the Plan of Dissolution will be treated as liquidating distributions. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the DPAC and/or shareholder level, thus reducing the ultimate distributable funds resulting from the sale of the Purchased Assets to the shareholders of DPAC, and DPAC, itself, from the liquidations of Quatech.

Consequences to DPAC. After the approval of the Plan of Dissolution and until the liquidation is complete, DPAC will continue to be subject to tax on its taxable income. DPAC will generally recognize income, gain or loss from operations and the payment of claims pursuant to the Plan of Dissolution. DPAC will also report the tax consequences of all of the activities of Quatech on the DPAC tax return as a result of filing a consolidated federal income tax return with Quatech. Upon any distribution of property to its shareholders, DPAC will generally recognize gain or loss as if such property was being sold to the shareholders at its fair market value. If it were determined that distributions made pursuant to the Plan of Dissolution were not liquidating distributions, DPAC may not be able to recognize loss with respect to distributions of depreciated property to the shareholders. It is anticipated that only cash will be distributed to the DPAC shareholders.

While DPAC believes that its federal consolidated group has sufficient net operating loss carryovers (“NOLs”) to shelter any such income for regular tax purposes (subject to the limitations under Section 382 of the Code, discussed below), there may be an alternative minimum tax liability of DPAC for the taxable year related to the generation of any income for the current year. Going forward, if DPAC were subjected to an “ownership change” as defined in Section 382 of the Code, the ability to use the NOLs of DPAC to offset income of DPAC after such ownership change could be significantly limited. While DPAC does not believe that it has had an ownership change yet, purchases or sales of shares by certain holders of its shares, including persons who have held, currently hold, or accumulate in the future five percent or more of the outstanding stock of DPAC, within any three-year period, could cause an ownership change.

Consequences to Shareholders. As a result of the liquidation of DPAC, a shareholder will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of any property distributed to such shareholder, and (ii) such shareholder’s tax basis for his or her shares of Common Stock (and Series A Preferred Stock, if applicable). A shareholder’s tax basis in his or her shares will depend upon various factors, including the shareholder’s cost and the amount and nature of any distributions received with respect thereto. A shareholder’s gain or loss will be computed on a “per share” basis. DPAC expects to make a single liquidating distribution to its Nonaffiliated Shareholders (as defined in the Plan of Dissolution). Gain or loss recognized by a shareholder will generally be treated as capital gain or loss provided the shares are held as capital assets. Such gain or loss will be subject to tax at the short-term or long-term capital gain tax rate, depending on the period for which such shares are held by the shareholder.

If it were to be determined, however, that distributions made pursuant to the Plan of Dissolution were not liquidating distributions, the result could be treatment of certain distributions as dividends, which may be taxable at favorable rates under certain circumstances for individuals and, in the case of corporate holders, may be subject to a dividends received deduction. Dividends may not, however, be offset by capital losses. DPAC will provide shareholders and the IRS with a statement each year of the amount of cash and the fair market value of any property distributed to the shareholders during that year, at such time and in such manner as required by the Treasury Regulations.

Taxation of Non-United States Shareholders. Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Dissolution.

State and Local Income Tax Consequences. Shareholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions. State and local tax laws may differ in various respects from federal income tax law. Shareholders should consult their tax advisors with respect to the state and local tax consequences of the Plan of Dissolution.

The foregoing summary of certain income tax consequences is included for general information only and does not constitute legal advice to any shareholder. The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the shareholder. DPAC recommends that each shareholder consult his or her own tax advisor regarding the tax consequences of the Plan of Dissolution.

Required Vote

The affirmative vote or consent in writing of the holders of more than fifty percent (50%) of the shares of Common Stock and Series A Preferred Stock issued and outstanding and entitled to vote or consent, voting or consenting as a single class, was required for approval of the Plan of Dissolution under Section 1900 of the California General Corporation Law. On August 3, 2011, the Consenting Shareholders, who collectively hold in the aggregate 107,767,532 shares of Common Stock and 30,000 of the Series A Preferred Stock, representing on a combined basis approximately 83.9% of our total issued and outstanding Common Stock and Series A Preferred Stock, voting on a combined basis, as of such date, executed and delivered a written consent approving and adopting the Plan of Dissolution. Thus, the requisite approval was given by the Consenting Shareholders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth, to the knowledge of DPAC, certain information as to the shares of Common Stock beneficially owned as of June 25, 2011 (i) by each person known by DPAC to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) by each of DPAC’s directors, and (iii) by all executive officers and directors as a group. Ownership was calculated by using the actual number of shares owned on June 25, 2011, and then including all options to purchase shares of Common Stock exercisable within sixty (60) days thereafter.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (1)
Development Capital Ventures, L.P. 7500 Iron Bar Lane, Suite 209 Fort Mill, SC 29708-6908	167,876,205	(2)	78.4%

Current directors and executive officers:
Steven D. Runkel	4,727,764	(3)	3.2%
William Roberts	11,835,439	(4)	7.9%
James Bole	2,887,911	(5)	1.9%
Mark Chapman	666,667	(6)	*
Dennis Leibel	800,000	(6)	*
Sam Tishler	867,667	(6)	*
Stephen Vukadinovich	569,250	(6)	*
All executive officers and directors as a group (seven persons)	22,454,198		14.3%
*Less than 1% of the shares outstanding.

(1)	Shares of Common Stock, which were not outstanding but which could be acquired upon exercise of a warrant or option or conversion of shares of our Series A Preferred Stock within 60 days from the date of this filing, are considered outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by each person. However, such shares are not considered to be outstanding for any other purpose.

(2)	Includes 31,035,258 shares of Common Stock for the issuance of accrued dividends and the equivalent of 67,647,059 shares of Common Stock for the potential conversion of 28,750 shares of Class A Preferred Shares.

(3)	Includes 2,645,748 shares subject to options that are exercisable within 60 days.

(4)	Includes 927,404 shares of Common Stock for the issuance of accrued stock dividends, 666,667 shares subject to options that are exercisable within 60 days and 1,764,706 shares for the potential conversion of 750 shares of Class A Preferred Shares.

(5)	Includes 618,268 shares of Common Stock for the issuance of accrued stock dividends, 666,667 shares subject to options that are exercisable within 60 days and 1,176,471 shares for the potential conversion of 500 shares of Class A Preferred Shares.

(6)	Consists only of shares subject to options that are exercisable within 60 days.

*	Represents less than 1% of the outstanding shares.

ADDITIONAL INFORMATION ABOUT DPAC AND QUATECH

The following is a discussion of the nature of the business of DPAC and Quatech (referred to collectively for purposes of this discussion as the “Company”) on a historical basis, including for the year ended December 31, 2010 and the six months ended June 30, 2011. As discussed elsewhere in this Information Statement, in connection with the closing under the Asset Purchase Agreement and the effectiveness of the Plan of Dissolution, we will cease conducting any business and commence liquidating and winding up of DPAC. Additionally, after the closing under the Asset Purchase Agreement, we intend to file a Form 15 with the SEC at the earliest time we are permitted to do so, to enable us to cease filing reports under the Exchange Act.

DPAC, through its wholly owned subsidiary, Quatech, designs, manufactures, and sells device connectivity and device networking solutions for a broad market. Quatech sells its products through a global network of distributors, system integrators, value added resellers, and original equipment manufacturers (“OEM”). The Company sells to customers in both domestic and foreign markets.

General Description of Business

Quatech is an industry leader in device networking and connectivity solutions. Through design, manufacturing and support, Quatech maintains high standards of reliability and performance. Customers include OEM’s, value added resellers (VAR’s) and System Integrators, as well as end-users in many industries, including banking, retail/POS, access control, building automation and security, and energy management.

DPAC was incorporated in California in September 1983, originally under the name Dense-Pac Microsystems, Inc., and changed its name to DPAC Technologies Corp. in August 2001.

Quatech was incorporated in Ohio in 2000 as W.R. Acquisition, Inc. In July 2000, W.R. Acquisition acquired the assets and business of Quatech’s predecessor, Qua Tech, Inc., an Ohio corporation, and the company changed its name to Quatech, Inc. The Company has its worldwide headquarters in Hudson, OH.

On April 28, 2005, DPAC entered into a merger agreement, as subsequently amended, with Quatech for a transaction to be accounted for as a purchase under accounting principles generally accepted in the United States of America. The merger was approved by both Quatech and DPAC shareholders on February 23, 2006 and was consummated on February 28, 2006. For accounting purposes, the transaction was considered a “reverse merger” under which Quatech was considered the acquirer of DPAC. Accordingly, the purchase price was allocated among the fair values of the assets and liabilities of DPAC, while the historical results of Quatech are reflected in the results of the combined company.

At the time of the acquisition in July 2000, Qua Tech, Inc. developed and marketed a data acquisition product line as well as a device connectivity product line. The data acquisition product line consisted of analog-to-digital converters, digital I/O hardware, signal conditioning hardware, and related software. The analog to digital converters as well as the digital I/O products were available for a number of computer bus architectures including ISA, PCI, and PC Card. The device connectivity product line included a number of multi-port serial adapters supporting asynchronous and synchronous transmissions. The products were also available on multiple computer bus architectures including ISA, PCI and PC Card. In addition, Qua Tech, Inc. had just completed the release of the initial USB to Serial product line.

Subsequent to the acquisition in July 2000, Quatech evaluated the market opportunities in both the data acquisition and device connectivity markets and made the determination to focus product development, along with sales and marketing activities, on the device connectivity product lines. All product development activities related to the data acquisition products were suspended. Sales and marketing activities in support of the data acquisition products were restricted to the support of a limited number of existing original equipment manufacturers and resellers.

Quatech has continued to enhance the device connectivity product line through the development and release of additional products. These products have been developed as a reaction to both general market and specific customer demand. Significant new products released in this timeframe include a full line of universal PCI multi-port serial cards that support both 5V and 3.3V PCI slots, 8 and 16 port versions of the USB to Serial products, ruggedized multi-port, serial PC Card products, and multi-port serial Compact Flash products.

In 2001, Quatech initiated the development of its serial device server product line that would allow devices with traditional serial ports to be connected to a Local Area Network (LAN) through a TCP/IP connection. This product line was released for commercial availability in late 2003. Quatech has continued the development of this product line through the release of new product models, including products capable of connecting to the network through a wireless 802.11 interface.

In October 2009, Quatech acquired the SocketSerial product line from Socket Mobile. The products in the SocketSerial product line consist of a CompactFlash serial card, a PC serial card, a PC dual serial card, and a PC quad serial card, all with fixed and removable cable models. Also included are a USB to Serial Adapter, USB to Ethernet Adapter and a license to sell the Cordless Serial Adapter. In addition, Quatech has added several of the North American and International distribution partners that had historically sold the SocketSerial products to its list of distribution partners for both its device and networking connectivity product lines.

Products

Quatech products can be categorized into two broad product lines:

Our Device Connectivity products include:

•	Multi-port serial boards that add ports to desktop computers to allow for the connection of multiple peripherals with standard interfaces. These products are used in a variety of industries including banking, transportation management, kiosks, satellite communications, and retail point of sale.

•	Mobile products that add ports for laptop and handheld computers. These products include multi-port serial adapters, parallel port adapters, and Bluetooth products.

•	USB to Serial products that add standard serial ports to any computing environment through a USB port. These products address the need to add connectivity through a solution that is external to the computer. These products are used in several markets including retail point of sale and kiosks.

Our Device Networking products include:

•	Serial device server products that connect peripherals to a local area network through a standard TCP/IP interface. This product line was introduced in 2003 and was extended in 2004 through the introduction of product models that connect to the local area network through a wireless 802.11 interface.

•	Industrial rated, embedded wireless modules that enable OEM customers to add standard 802.11 connectivity capabilities to their products. These modules address the needs of a number of industries including transportation, telematics, warehouse and logistic, and point of sale.

Multi-port serial boards consists primarily of ISA bus and PCI bus products with 1, 2, 4, or 8 asynchronous serial ports as well as single port synchronous serial ports.

Mobile products consists primarily of PC Card and Compact Flash products with 1, 2, or 4 asynchronous serial ports, PC Cards with a single synchronous serial port and a PC Card with a single parallel port.

In June 2004, Quatech announced its intention of developing a line of RFID reader products. A prototype was developed and demonstrated at the RFID World conference in April 2004. No further work has been done in the development of this product line since the development of the initial prototype. Quatech is continuing to monitor this market prior to committing the resources necessary to complete the development of this product line.

In March 2005, Quatech announced the introduction of new four and eight port multiple electrical interface (MEI) products to the device server product line. These products were released for general availability in May 2005.

In March 2005, Quatech announced the introduction of six new wireless products to the device server product line. These products were released for general availability in March 2005.

AirborneTM wireless product line — the Airborne wireless product line was acquired with the 2006 merger of DPAC and Quatech and was originally announced by DPAC in September 2003 to address needs in the industrial wireless marketplace with a product known as the AirborneTM Wireless LAN Node module. The wireless product utilizes the 802.11 standard communications protocol (also known as “WiFi”) and targets the identified growth opportunities in embedded and plug-and-play applications, where we believe OEM customers as well as end-user customers have a need for an integrated local area network wireless connectivity solution. The wireless module includes a radio, base-band processor, an application processor and software for a “drop-in” web-enabled WiFi solution for connecting equipment, instrumentation and other devices to a local area network. An additional plug-and-play version of the product was developed and named AirborneDirectTM. This product provides a web-enabled wireless connectivity solution for industrial equipment already in field use. Since, for the customer, there is no need to develop the software, or develop the radio frequency and communications expertise in-house, customers can realize reduced product development costs and a quick time-to-market. The AirborneDirectTM modules provide instant local area network and Internet connectivity, and connect through standard serial or Ethernet interfaces to a wide variety of applications.

The Airborne modules are designed to provide wireless local area network and Internet connectivity in transportation, logistics, point of sale devices, medical equipment, and other industrial products and applications. The product was designed to address the needs of small to medium volume applications where time to market, industrial temperature compatibility and ease of implementation are key factors in the decision to implement a wireless connectivity solution. Equipment with an AirborneTM module, either embedded or attached, can be monitored and controlled by a handheld device, by a personal computer in a central location or over the Internet. This eliminates cabling, allows the equipment to be portable and provides an effective mode of supplying the non-PC device to a local area network and the Internet. For example, the module can be a solution for communicating remote sensing and data collection activities through the Internet to a user’s PC or network database software.

Distribution, Marketing and Customers

Quatech sells its products through a global network of distributors, system integrators, value added resellers, and original equipment manufacturers. Internationally, Quatech sells and markets its products through over 50 distributors and resellers in more than 30 countries. Quatech customers operate in a broad array of markets including retail point of sale, industrial automation, financial services and banking, telecommunications, transportation management, access control and security, gaming, data acquisition, and homeland security. All customers are supported from Quatech’s headquarters in Hudson, OH or from sales and technical support personnel located in Southern California. No single customer accounted for more than 10% of net sales in 2010.

International Sales

The Company had export sales that accounted for 26% and 23% of total net sales in 2010 and 2009, respectively. The Company had export sales of 16% and 18% of net sales for the three and six months ended June 30, 2011, respectively. Export sales were primarily to Canada and Western European and South American countries. Foreign sales are made in U.S dollars. Specific demand shifts by customers could result in significant changes in our export sales from year to year.

All of Quatech’s assets are located in the United States. The Company does not own or operate any manufacturing operations or sales offices in foreign countries.

Operations

Quatech procures all parts and certain services involved in the production of its products, and subcontracts its product manufacturing to outside partners who specialize in such services. Quatech believes that this approach is optimal as it reduces fixed costs, extends manufacturing capacity and increases production flexibility.

Quatech’s products are manufactured using both standard and semi-custom components. Most of these components are available from multiple sources in the domestic electronics distribution market. There are, however, several components that are provided only by single-source providers.

The manufacturing for the wireless product is being done offshore. We are reliant on the offshore manufacturer to provide a quality product and meet our production requirements. We currently have a ten to fifteen week lead-time on various products and schedule the manufacturing requirements based on our sales forecasts. Changes to the sales forecast could affect the inventory level of the wireless product. There is currently no second source for the production of the wireless module, but Quatech does have the right to transfer production to another manufacturer if there are problems with the manufacturer. If Quatech were required to change its primary offshore manufacturer, it would require significant time. This may lead to not having sufficient inventory to meet pending sales requirements. We believe that the offshore manufacturer is of sufficient size and resources to meet any production requirements that we may have, including any foreseeable increased volume needs for the wireless products.

Our reliance on certain single-source and limited-source components exposes us to quality control issues if these suppliers experience a failure in their production process or otherwise fail to meet our quality requirements. A failure in single-source or limited-source components or products could force us to repair or replace a product utilizing replacement components. If we cannot obtain comparable replacements or effectively retune or redesign our products, we could lose customer orders or incur additional costs, which could have a material adverse effect on our gross margins and results of operations.

Research and Development

Our future success will depend in major part on our ability to develop new products or product enhancements to keep up with technological advances and to meet customer needs. Our research and development efforts for 2011 have been focused on developing new wireless and related products and expanding our product offerings.

Quatech’s engineering, research and development expenses were $733,000 in 2010 and $775,000 in 2009. Additionally, the Company capitalized $0 and $29,000 of software development costs incurred in 2010 and 2009, respectively. Quatech’s engineering, research and development expenses were $ 391,000 for the six months ended June 30, 2011, and Quatech capitalized $ 0 of software costs during such period. Quatech does not rely upon patent protection to protect its competitive position. The nature of the market Quatech competes in places a heavy emphasis on the ability of Quatech to service and support the customer along with the reliability of the product’s design and manufacturing. Engineering activities consist of the design and development of new products and the redesign of existing products to keep current with changes in the industry and products offered by the Company’s competitors. The Company also designs and develops new products for specific customers and such activities are often conducted in partnership with our customers.

We are currently involved in research and development for new software and hardware approaches for utilization in our wireless product line, as well as the development of package level products that may incorporate our wireless products as part of the overall system design. Our product development activities are solution driven, and our goal is to create technological advancements by working with each customer to develop advanced cost-effective products that solve each customer’s specific requirements. However, we, for the most part, develop products within the 802.11 standard and infrequently might develop patentable inventions. The 802.11 standards on which our products are based are defined by IEEE and designed to ensure interoperability of all products purporting to meet the standard.

Service and Warranty

We offer warranties of various lengths, which differ by customer and product type and typically cover defects in materials and workmanship. We perform warranty and other maintenance services for our products in Ohio and at our contract manufacturer overseas.

Competitive Conditions

Quatech competes in the device connectivity and device networking markets. Both of these markets are characterized by a broad number of competitors, both domestic and foreign, of varying size. Quatech competes on the basis of providing reliable products, marketed at a mid-level price compared to other competitive offerings. Quatech emphasizes customer service and support as a key differentiator. Quatech’s ability to meet rapid delivery requirements is a key element of our ability to service the customer. This requires us to carry significant amounts of inventory to meet our customer’s forecasted needs.

As the markets for multi-port serial adapters in both the PC Card form factor and PCI form factor mature, Quatech has placed emphasis on the development and marketing of products that address the growth markets of multi-port USB to serial adapters and device servers that connect devices to Ethernet Local Area Networks. Quatech believes that these emerging product lines are significant to its future growth.

We have competition from other wireless products using 802.11 technologies. There are also other companies that offer similar products with the same or other configurations and radio communication protocols, including cellular, Bluetooth and proprietary radio solutions that will compete with our Airborne wireless module. The primary competitors in providing embedded 802.11 wireless solutions to OEM customers are Lantronix Inc. and Digi International Inc. Other competitors may provide alternative radio protocols such as cellular or other proprietary technologies for sale to OEM’s. These competitors include Wavecom SA, Maxstream, and Skybility. Other companies such as Symbol Technologies Inc. and Cisco Systems Inc. make wireless solutions that are not primarily aimed at OEM customers, but may be used in those applications and have been in certain circumstances. Many of these companies in the wireless market have greater financial, manufacturing and marketing capabilities than we have.

Backlog

Product orders in our backlog are subject to changes in delivery schedules or to cancellation at the option of the purchaser without significant penalty. While we regularly review our backlog of orders to ensure that it adequately reflects product orders expected to ship within the one year period, we cannot make any guarantee that such orders will actually be shipped or that such orders will not be delayed or cancelled in the future. We make regular adjustments to our backlog as customer delivery schedules change and in response to changes in our production schedule. Accordingly, we stress that backlog as of any particular date should not be considered a reliable indicator of sales for any future period and our revenues in any given period may depend substantially on orders placed in that period.

Personnel

As of September 5, 201 1, Quatech employed 22 full time employees, 19 of which are located at Quatech’s facility in Hudson, Ohio, 3 of which are located in Southern California. Of the 22 full-time employees, 4 were in general and administration, 7 were in sales, marketing and customer support, 6 were in engineering, research and development, and 5 were in operations and manufacturing. The Company occasionally hires part-time employees. The Company believes that it has a good relationship with its employees and no employees are represented by a union.

Properties

Quatech’s principal place of business is located at 5675 Hudson Industrial Parkway, Hudson, Ohio 44236 where the company leases approximately 17,100 square feet of combined office, warehousing and product assembly space. Quatech has leased the space through April 2014. Quatech has sublet 4,911 square feet of its manufacturing space in this facility to one of its contract manufacturers on an open end basis.

Legal Proceedings

We are subject to various legal proceedings and threatened legal proceedings from time to time as part of our business. We are not currently party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe would have a material adverse effect on our business, financial condition and results of operations or for which damages would exceed 10% of the current assets of the Company. However, any potential litigation, regardless of its merits, could result in substantial costs to us and divert management’s attention from our operations. Such diversions could have an adverse impact on our business, results of operations and financial condition.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and notes to those statements annexed to this Information Statement. This discussion contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Our actual results could differ materially from those discussed here. The cautionary statements made in this Information Statement should be read as being applicable to all forward-looking statements wherever they appear. Numerous important factors, risks and uncertainties affect our operations and could cause actual results to differ materially from those expressed or implied by these or any other forward-looking statements made by us or on our behalf. Factors that could cause or contribute to such differences include those discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K filed with the SEC on April 15, 2011 as well as those discussed elsewhere herein. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be required to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Period-to-period comparisons of our financial results are not necessarily meaningful and should not be relied upon as indications of future performance. It is likely that from time to time our operating results will be below the expectations of some investors and not above the expectations of enough investors. In such events, the market price of our Common Stock would be adversely affected, in some proportion, and perhaps disproportionately. We ourselves have difficulties forecasting, and there are numerous risks and uncertainties concerning, the timing of our customers’ initiating their production orders and the amounts of such orders, fluctuating market demand for and declines in the selling prices of similar products, decreases or increases in the costs of the components, uncertain market acceptance, our competitors, delays, or other problems with new products, software, manufacturing, inefficiencies, cost overruns, fixed overhead costs, competition from new wireless products using 802.11 with newer technology, and challenges managing production from overseas suppliers, among other factors, each of which will make it more difficult for us to meet expectations.

Fluctuations in Operating Results

Successful implementation of the Airborne wireless products and new product lines will require, among other things, best-in-class designs, exceptional customer service and patience. Also timing of revenue may be affected by the length of time it may take our customers in designing our Airborne product into their product lines and introducing their products. In addition, our revenues are ultimately limited by the success of our customers’ products in relation to their competition.

The primary factors that may in the future create material fluctuations in our results of operations include the following: timing and amount of shipments, changes in the mix of products sold, any inability to procure required components, whether new customer orders are for immediate or deferred delivery, the sizes and timing of investments in new technologies or product lines, a partial or complete loss of any principal customer, any addition of a significant new customer, a reduction in orders or delays in orders from a customer, excess product inventory accumulation by a customer, and other factors.

The need for continued significant operating expenditures for research and development, software and firmware enhancements, ongoing customer service and support, and administration, among other factors, will make it difficult for us to reduce our operating expenses in any particular period, even if our expectations for net sales for that period are not met. Therefore, our fixed overhead may negatively impact our operating results.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America. As such, we are required to make certain estimates, judgments and assumptions that we believe to be reasonable based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. In order to aid you in fully understanding and evaluating our reported financial results, the significant accounting policies which we believe to be the most subjective and critical include the following:

Revenue Recognition

The majority of our revenue is derived from the sales of products. We recognize product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable and there are no post-delivery obligations other than warranty. Revenue is recognized from the sale of products at the point of passage of title, which is at the time of shipment to customers, including OEMs, distributors and other strategic end user customers. Revenue recognition is deferred in all instances when the earnings process is incomplete, such as sales to certain customers that may have certain rights of return and price protection provisions. Revenue on sales to distributors where a right of return exists is recognized upon “sell-through,” when products are shipped from the distributor to the distributor’s customer. Revenue related to those products in our distribution channel at the end of each reporting period which has not sold-through is deferred. Quatech also offers marketing incentives to certain customers. These incentives are incurred based on the level of expenses the customers incur and are charged to operations as expenses in the same period.

Accounts Receivable

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The amount of our reserves is based on historical experience and our analysis of the accounts receivable balances outstanding. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional general and administrative expense in the period such determination was made. While such credit losses have historically been within our expectations and the provisions established, we cannot guarantee that we will continue to experience the same credit loss rates that we have in the past, which could adversely affect our operating results.

Inventories

We value our inventory at the lower of the actual cost to purchase and/or manufacture or the current estimated market value of the inventory. We regularly review inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and production requirements for the next twelve months. We additionally consider additional facts and circumstances in order to determine whether any condition exists that would confirm or deny the need for recording a write-down. A significant increase in the demand for our products could result in a short-term increase in the cost of inventory purchases while a significant decrease in demand could result in an increase in the amount of excess inventory quantities on hand. Additionally, our estimates of future product demand may prove to be inaccurate, in which case we may have understated or overstated the provision required for excess and obsolete inventory. In the future, if our inventory is determined to be overvalued, we would be required to recognize such costs in our cost of goods sold at the time of such determination. Likewise, if our inventory is determined to be undervalued, we may have over-reported our costs of goods sold in previous periods and would be required to recognize such additional operating income at the time of sale of the related inventory. Therefore, although we make every effort to ensure the accuracy of our forecasts of future product demand, any significant unanticipated changes in demand or technological developments could have a significant impact on the value of our inventory and our reported operating results.

Property, Plant and Equipment

The Company periodically reviews the recoverability of its long-lived assets. The Company also reviews these assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted future net cash flows from the operations to which the assets relate, based on management’s best estimates using appropriate assumptions and projections at the time, to the carrying amount of the assets. If the carrying value is determined not to be recoverable from future operating cash flows, the asset is deemed impaired and an impairment loss is recognized equal to the amount by which the carrying amount exceeds the estimated fair value of the asset.

Capitalized Developed Software

Certain software development costs are capitalized after a product becomes technologically feasible and before its general release to customers. Significant judgment is required in determining when a product becomes “technologically feasible.” Capitalized development costs are then amortized over the product’s estimated life beginning upon general release of the product. Periodically, we compare a product’s unamortized capitalized cost to the product’s net realizable value. To the extent unamortized capitalized cost exceeds net realizable value based on the product’s estimated future gross revenues (reduced by the estimated future costs of completing and selling the product) the excess is written off. This analysis requires us to estimate future gross revenues associated with certain products and the future costs of completing and selling certain products. Changes in these estimates could result in write-offs of capitalized software costs.

Goodwill and Indefinite Lived Intangibles

We review the recoverability of the carrying value of goodwill and intangibles on an annual basis at December 31st or more frequently when an event occurs or circumstances change to indicate that an impairment of goodwill or intangibles has possibly occurred. Since we operate in a single business segment as a single business unit, the determination of whether any potential impairment of goodwill exists is based on a comparison of the fair value of the entire Company to its carrying value. In estimating the fair value of the entire Company, the Market Approach and Income Approach are the methodologies deemed the most reliable and are the primary methods used for our impairment analysis, with the income approach weighted 60% and the market approached weighted 40%. The valuation analysis is dependent upon a number of various factors including estimates of forecasted revenues and costs, appropriate discount rates and other variables. The first step of the goodwill impairment test consists of comparing the carrying value of the reporting unit to its fair value. If the fair value of the entire Company is determined to be less than the carrying value of the Company, we would be required to take the second step of the goodwill impairment test to measure the amount of impairment loss, if any, and to record such impairment loss for our goodwill. Based on our impairment testing as of December 31, 2010, the fair value of our single reporting unit exceeded its carrying value by approximately $995,000, which management believes to be substantial and not indicative of potential impairment. As the total of the company’s fair value exceeded the carrying value of net assets, it passed the first step of the impairment test and, accordingly, the second step was not required to be performed. Recording an impairment charge for goodwill could have a material adverse impact on our operating results for the period in which such charge was recorded.

Deferred Taxes

Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets when it is more likely than not that such assets will not be realized. During the years ended December 31, 2010 and 2009, the Company recorded a full valuation allowance associated with its net deferred tax assets.

The Company records an estimated income tax liability to recognize the amount of income taxes payable or refundable for the current year and deferred income tax liabilities and assets for the future tax consequences of events that have been recognized in our financial statements or income tax returns. Judgment is required in estimating the future income tax consequences of events that have been recognized in the Company’s financial statements or the income tax returns. The Company estimates and provides an allowance for deferred tax assets based on estimated realization of the asset utilizing information related to historical taxable income and projected taxable income.

Included in total deferred tax assets, the Company has an income tax carryforward for federal net operating losses. The cumulative federal net operating loss carryforward of approximately $12,308,000 expires through 2030; however, as a result of the merger between Quatech, Inc. and DPAC Technologies Corp, a substantial portion of DPAC’s federal net operating loss carryforward is subject to the provisions of Sec. 382 of the Internal Revenue Code (IRC), and therefore, is not available for immediate benefit to the company. The realization of the Company’s deferred tax assets, including this federal net operating loss, and the related valuation allowance are significant estimates requiring assumptions regarding the sufficiency of future taxable income to realize the future tax deduction from the reversal of deferred tax assets and the net operating loss prior to their expiration. The valuation allowance has been provided based upon the Company’s assessment of future realizability of certain deferred tax assets, as it is more likely than not that sufficient taxable income will not be generated to realize these temporary differences. The net increase in the valuation allowance was $252,201 for 2010 and $419,790 for 2009. The amount of the corresponding valuation allowance could change significantly in the near term if estimates of future taxable income are changed.

The Company adheres to the provisions of ASC 740, “Income Taxes”. ASC 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements, and provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition issues. It is the Company’s practice to recognize penalties and/or interest related to income tax matters in interest and penalties expense.

Recently Issued Accounting Standards

In January 2009, the Securities and Exchange Commission (“SEC”) issued Release No. 33-9002, “Interactive Data to Improve Financial Reporting.” The final rule requires companies to provide their financial statements and financial statement schedules to the SEC and on their corporate websites in interactive data format using the eXtensible Business Reporting Language (“XBRL”). The rule was adopted by the SEC to improve the ability of financial statement users to access and analyze financial data. The SEC adopted a phase-in schedule indicating when registrants must furnish interactive data. Under this schedule, the Company is required to submit filings with financial statement information using XBRL commencing with its June 30, 2011 quarterly report on Form 10-Q, and is permitted to file such financial statement information under an amendment to such form 10-Q if the amendment is filed no more than 30 days after the earlier of the due date or the filing date of such form.

In October 2009, the FASB amended revenue recognition guidance for arrangements with multiple deliverables. The guidance eliminates the residual method of revenue recognition and allows the use of management’s best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence (“VSOE”), vendor objective evidence (“VOE”) or third-party evidence (“TPE”) is unavailable. This guidance should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. Full retrospective application of the guidance is optional. The provision was adopted and did not have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update 2010-13 (ASU 2010-13), “Compensation—Stock Compensation (Topic 718).” ASU 2010-13 provides amendments to ASC Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The adoption of the provisions of ASU 2010-13 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2010, the FASB issued an Accounting Standards Update 2010-28(“ASU 2010-28”), “Intangibles—Goodwill and Other (Topic 350)”. ASU 2010-28 amends ASC Topic 350. ASU 2010-28 clarifies the requirement to test for impairment of goodwill. ASC Topic 350 requires that goodwill be tested for impairment if the carrying amount of a reporting unit exceeds its fair value. Under ASU 2010-28, when the carrying amount of a reporting unit is zero or negative an entity must assume that it is more likely than not that a goodwill impairment exists, perform an additional test to determine whether goodwill has been impaired and calculate the amount of that impairment. The modifications to ASC Topic 350 resulting from the issuance of ASU 2010-28 are effective for fiscal years beginning after December 15, 2010 and interim periods within those years. Early adoption is not permitted. The adoption of the provisions of ASU 2010-28 did not have a material effect on the financial position, results of operations or cash flows of the Company.

Results of Operations and Financial Condition

Years Ended December 31, 2010 and 2009

The following table summarizes DPAC’s results of operations as a percentage of net sales for the two years ended December 31, 2010 and 2009:

	2010		2009		Change
	Amount	% of Sales	Amount	% of Sales	Amount	%
Net sales	$7,847,465	100%	$6,807,418	100%	$1,040,047	15%
Cost of goods sold	4,694,840	60%	4,008,510	59%	686,330	17%
Gross profit	3,152,625	40%	2,798,908	41%	353,717	13%
Operating expenses:
Sales and marketing	782,965	10%	824,659	12%	(41,694)	(5)%
Research and development	733,065	9%	775,106	11%	(42,041)	(5)%
General and administrative	1,111,266	14%	1,247,519	18%	(136,253)	(11)%
Amortization of intangible assets	538,348	7%	509,185	7%	29,163	6%
Restructuring charges	—	0%	12,097	0%	(12,097)	(100)%
Total operating expenses	3,165,644	40%	3,368,566	49%	(202,922)	(6)%
Loss from operations	(13,019)	0%	(569,658)	(8)%	556,639	(98)%
Interest expense	641,093	8%	579,553	9%	61,540	11%
Fair value adjustment for put warrant liability	10,600	0%	(15,800)	0%	26,400	(167)%
Total other expenses	651,693	8%	563,753	8%	87,940	16%
LOSS BEFORE INCOME TAX PROVISION	(664,712)	(8)%	(1,133,411)	(17)%	468,699	(41)%
INCOME TAX PROVISION	—	0%	—	0%	—
NET LOSS	(664,712)	(8)%	(1,133,411)	(17)%	468,699	(41)%
Preferred stock dividends	450,000	6%	210,939	3%	239,061	113%
Net loss attributable to common shareholders	$(1,114,712)	(14)%	$(1,344,350)	(20)%	$229,638	(17)%

Net Sales

Net sales for the year ended December 31, 2010 of $7,847,000 increased by $1,040,000 or 15% compared to net sales for the year ended December 31, 2009. Net sales related to the Company’s Device Connectivity products increased $19,000 or 1%, and net sales related to the Company’s Device Networking products, including the Airborne wireless product line, increased by $1,021,000, or 36% from the prior year. The increase in revenues for the Device Networking product line is the result of improved product shipments to end customers by our OEM customers and increased penetration into new applications for our products.

Gross Profit

Gross profit increased by $354,000 or 13% to $3,153,000 in 2010 from $2,799,000 in 2009 due to the increase in net sales. Gross profit as a percentage of sales decreased to 40% for 2010 from 41% in 2009. The decrease in gross profit percentage is due to the write-down of inventory of $166,000 in the current year partially offset by fixed operating expenses being spread over a higher revenue base resulting in fixed expenses representing a smaller percentage of cost of goods sold.

Sales and Marketing

Sales and marketing expenses of $783,000 decreased by $42,000 or by 5% as compared to 2009. The decrease is due primarily to a decrease in salaries and related expenses of $71,000, offset by an increase in representative commissions of $19,000 and advertising Internet search engine costs of $10,000.

Research and Development

Research and development expenses of $733,000 for 2010 decreased by $42,000, or 5%, as compared to 2009. The decrease is due to a decrease in personnel and consulting costs incurred, including benefits and travel related costs, of $73,000. These reductions were partially offset by software developments costs incurred of $29,000 being capitalized in 2009 and no costs being capitalized in 2010.

General and Administrative Expense

General and administrative expenses incurred for 2010 of $1,111,000 decreased by $136,000 or 11% from the prior year. The decrease was due primarily to decreases in salaries and benefits of $39,000, non-cash compensation expense related to stock options of $51,000, business and Directors and Officers insurance premiums of $35,000 and depreciation expense of $18,000. These reductions were partly off-set by small increases in other expense items.

Amortization Expense

Amortization expense of $538,000 for 2010 is comprised of the amortization of purchased intangible assets acquired in the Merger on February 28, 2006 being amortized over 5 years of $490,000, amortization of internally developed software being capitalized over 5 years of $38,000, and amortization of the customer list acquired in the SocketSerial acquisition of $10,000.

Interest Expense

The Company incurred interest and financing costs of $641,000 in 2010 as compared to $580,000 incurred in 2009. The following non-cash charges are included in interest expense during 2010: accretion of participation and success fees of $35,000, amortization of deferred financing costs of $47,000, and amortization of the discount for warrants of $13,000. The following non-cash charges are included in interest expense during 2009: accretion of participation fees of $46,000, amortization of deferred financing costs of $50,000, and amortization of the discount for warrants of $13,000.

Fair Value Adjustment of Put Warrant Liability.

For 2010, the Company recorded a net charge to earnings of $10,600 related to the adjustment of the liability for the put warrant compared to a net gain of $15,800 for 2009. The Company is required to adjust the put warrant liability to its fair value through earnings at the end of each reporting period. At December 31, 2010, based on the

Company’s common stock average share price of $0.017, the Company calculated the fair value of the put warrants to be $110,900. The actual settlement amount of the put warrant liability could differ materially from the value determined based on the Company’s stock price. However, if the Asset Purchase Agreement is consummated, the obligation under the put liability will be limited to the amount agreed to under the Allocation Agreement (See-“Liquidating Distributions; Nature; Amount; Timing” and “Estimated Use of Proceeds (Unaudited)”).

Income Taxes

The Company recognizes deferred tax assets and liabilities based on the differences between the financial statement carrying values and the tax bases of assets and liabilities. A full valuation allowance was recorded against the Company’s related deferred tax assets for 2010 and 2009. The Company recorded no income tax provision for 2010 or 2009.

DPAC regularly reviews its deferred tax assets for recoverability and establishes a valuation allowance based on historical taxable income, projected future taxable income, and the expected timing of the reversals of existing temporary differences. To the extent that recovery is not believed to be more likely than not, a valuation allowance is established. Recent net operating losses represent sufficiently negative evidence to require a continued valuation allowance against the net deferred tax assets. This valuation allowance will be evaluated periodically and could be reversed partially or totally if business results have sufficiently improved to support realization of our deferred tax assets.

Three Months Ended June 30, 2011 and 2010

The following table sets forth certain Condensed Consolidated Statement of Operations data in total dollars, as a percentage of net revenues and as a percentage change from the same period in the prior year.

	For the Three Months Ended:
	June 30, 2011		June 30, 2010	Change
	Results	% of Sales	Results	% of Sales	Dollars	%
NET SALES	$2,239,264	100%	$1,984,488	100%	$254,776	13%
COST OF GOODS SOLD	1,296,615	58%	1,134,526	57%	162,089	14%
GROSS PROFIT	942,649	42%	849,962	43%	92,687	11%
OPERATING EXPENSES:
Sales and marketing	249,260	11%	189,511	10%	59,749	32%
Research and development	177,345	8%	194,243	10%	(16,898)	(9)%
General and administrative	380,290	17%	302,234	15%	78,056	26%
Amortization of intangible assets	12,582	1%	132,087	7%	(119,505)	(90)%
Total operating expenses	819,477	37%	818,075	42%	1,402	0%
INCOME FROM OPERATIONS	123,172	5%	31,887	1%	91,285	286%
OTHER (INCOME) EXPENSE:
Interest expense	157,743	7%	160,707	8%	(2,964)	(2)%
Fair value adjustment for put warrant liability	—	0%	(35,800)	(2)%	35,800	0%
Total other expenses	157,743	7%	124,907	6%	32,836	26%
LOSS BEFORE INCOME TAXES	(34,571)	(2)%	(93,020)	(5)%	58,449	(63)%
INCOME TAX PROVISION	—	0%	—	0%	—	0%
NET LOSS	$(34,571)	(2)%	$(93,020)	(5)%	$58,449	(63)%
PREFERRED STOCK DIVIDENDS	112,500	5%	112,500	6%	—	0%
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(147,071)	(7)%	$(205,520)	(10)%	$58,449	(28)%

Net Sales. Net sales of $2.2 million for the quarter ended June 30, 2011 increased by $255,000 or 13% as compared to the prior year second quarter. Net sales related to the Company’s Device Connectivity products increased by $189,000, or 20%, and net sales related to the Company’s Device Networking products, including the Airborne wireless product line, increased by $66,000, or 6% from the prior year period.

Gross Profit. Gross profit in absolute dollars increased by $93,000. Gross profit as a percentage of net sales decreased from 43% to 42%, due primarily to higher variable costs, with direct material costs as a percentage of net sales increasing from 48% to 51%, due to the change in product mix. Additionally, fixed overhead costs decreased by $18,000 in the current year quarter.

Sales and Marketing Expenses. Sales and marketing expenses for the quarter ended June 30, 2011 of $249,000 increased by $60,000 or 32% from the prior year second quarter, primarily due to an increase in salary and commissions of 24,000, advertising expense of $25,000, and travel related expenses of $8,000.

Research and Development Expenses. Research and development expenses of $177,000 for the second quarter of 2011 decreased by 17,000, or 9%, from the prior year period. The decrease was due to lower salaries and related expenses, and outside consulting expenses.

General and Administrative Expenses. General and administrative expenses of $380,000 incurred for the second quarter of 2011 increased by $78,000 or 26% from the prior year period. The increase was primarily due to expenses incurred related to the asset sale transaction of $33,000, higher salary expense of $16,000, royalty fees of $8,000, and increases in other costs of $21,000.

Amortization of Intangible Assets. Amortization expense decreased by $120,000, or 90%, due to the technology acquired in the DPAC / Quatech merger being fully amortized as of February 28, 2011. All of the $13,000 of amortization expense in the current year period is for the amortization of capitalized developed software and customer lists being amortized over 5 years.

Interest Expense. The Company incurred interest and financing costs of $158,000 during the second quarter of 2011, as compared to $161,000 for the same period in the prior year. The following non-cash items are included in interest expense for the second quarter of 2011: accretion of success fees of $4,000, amortization of deferred financing costs of $8,000, and amortization of the discount for warrants of $3,000. The following non-cash charges are included in interest expense for the second quarter of 2010: accretion of success fees of $4,000, amortization of deferred financing costs of $14,000, and amortization of the discount for warrants of $3,000.

Income Taxes. The Company has recorded a full valuation allowance against the Company’s related deferred tax assets. Recent net operating losses represent sufficiently negative evidence to require a continued valuation allowance against the net deferred tax assets. This valuation allowance will be evaluated periodically and could be reversed partially or totally if business results have sufficiently improved to support realization of our deferred tax assets.

Preferred Stock Dividends. The Company has outstanding 30,000 shares of convertible, cumulative, 15% Series A preferred stock, $100 stated value.

Six Months Ended June 30, 2011 and 2010

The following table sets forth certain Condensed Consolidated Statement of Operations data in total dollars, as a percentage of net revenues and as a percentage change from the same period in the prior year. This information should be read in conjunction with the Consolidated Financial Statements included elsewhere in this Form 10-Q.

	For the Six Months Ended:
	June 30, 2011		June 30, 2010		Change
	Results	% of Sales	Results	% of Sales	Dollars	%
NET SALES	$4,251,683	100%	$3,753,508	100%	$498,175	13%
COST OF GOODS SOLD	2,469,660	58%	2,061,553	55%	408,107	20%
GROSS PROFIT	1,782,023	42%	1,691,955	45%	90,068	5%
OPERATING EXPENSES
Sales and marketing	486,367	11%	364,942	10%	121,425	33%
Research and development	391,441	9%	381,970	10%	9,471	2%
General and administrative	723,815	17%	592,110	16%	131,705	22%
Amortization of intangible assets	106,828	3%	264,174	7%	(157,346)	(60)%
Total operating expenses	1,708,451	40%	1,603,196	43%	105,255	7%
INCOME FROM OPERATIONS	73,572	2%	88,759	2%	(15,187)	(17)%

	For the Six Months Ended:
	June 30, 2011		June 30, 2010		Change
	Results	% of Sales	Results	% of Sales	Dollars	%
OTHER (INCOME) EXPENSE:
Interest expense	290,979	7%	313,399	8%	(22,420)	(7)%
Fair value adjustment for put warrant liability	8,200	0%	(35,800)	(1)%	44,000	(123)%
Total other expenses	299,179	7%	277,599	7%	21,580	8%
LOSS BEFORE INCOME TAXES	(225,607)	(5)%	(188,840)	(5)%	(36,767)	19%
INCOME TAX PROVISION	—	0%	—	0%	—	0%
NET LOSS	$(225,607)	(5)%	$(188,840)	(5)%	$(36,767)	19%
PREFERRED STOCK DIVIDENDS	225,000	6%	225,000	6%	—	0%
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(450,607)	(11)%	$(413,840)	(11)%	$(36,767)	9%

Net Sales. Net sales of $4.3 million for the six month period ended June 30, 2011 increased by $498,000 or 13% as compared to net sales for the comparable prior year period. Net sales related to the Company’s Device Connectivity products decreased $232,000, or 12% from the six months ended June 30, 2010, and net sales related to the Company’s Device Networking products, including the Airborne wireless product line, increased by $266,000, or 15% from the prior year period.

Gross Profit. Gross profit increased by $90,000, or 5%, for the six month period as a result of the increase in revenues. Gross profit as a percentage of net sales decreased from 45% to 42% due primarily to higher variable costs (direct material) as a percentage of net sales. Direct material costs as a percentage of net sales increased from 47% to 50%, due to the change in product mix.

Sales and Marketing Expenses. Sales and marketing expenses for the six months ended June 30, 2011 of $486,000 increased by $121,000 or 33% from the prior year period. The increase is primarily due to an increase in salary and commissions of 52,000, advertising expense of $51,000, and travel related expenses of $16,000.

Research and Development Expenses. Research and development expenses of $391,000 for the first six months of 2011 increased by $9,000 or 2% as compared to the same period of 2010.

General and Administrative Expenses. General and administrative expenses incurred for the six months ended June 30, 2011 of $724,000 increased by $132,000 or 22% from the prior year period. The increase was primarily due to expenses incurred related to the asset sale transaction of $35,000, higher salary expense of $38,000, royalty fees of $7,000, and increases in other costs of $30,000.

Amortization of Intangible Assets. Amortization expense decreased by $157,000, or 60%, due to the technology acquired in the DPAC / Quatech merger being fully amortized as of February 28, 2011, which was being amortized at the rate of $41,000 per month. Beginning in March 2011, amortization expense going forward is related to the amortization of capitalized developed software and customer lists being amortized over 5 years.

Interest Expense. The Company incurred interest and financing costs of $291,000 during the first six months of 2011 as compared to $313,000 incurred in the prior year period. The following non-cash charges are included in interest expense during the first six months of 2011: an adjustment to the accretion of success fees resulting in a gain of $10,000, amortization of deferred financing costs of $16,000, and amortization of the discount for warrants of $6,000. The following non-cash charges are included in interest expense during the first six months of 2010: accretion of success fees of $9,000, amortization of deferred financing costs of $23,000, and amortization of the discount for warrants of $6,000.

Fair Value Adjustment of Put Warrant Liability. The Company recorded a charge of $8,000 for the six months ended June 30, 2011, compared to a gain of $36,000 in the prior year period, related to the adjustment of the put warrant. The Company adjusts the warrant to its fair value through earnings at the end of each reporting period. As noted above, if the Asset Purchase Agreement is consummated, the obligation under the put liability will be limited to the amount agreed to under the Allocation Agreement (See-“Liquidating Distributions; Nature; Amount; Timing” and “Estimated Use of Proceeds (Unaudited)”).

Income Taxes. The Company has recorded a full valuation allowance against the Company’s related deferred tax assets. Recent net operating losses represent sufficiently negative evidence to require a continued valuation allowance against the net deferred tax assets. This valuation allowance will be evaluated periodically and could be reversed partially or totally if business results have sufficiently improved to support realization of our deferred tax assets.

Preferred Stock Dividends. The Company has outstanding 30,000 shares of convertible, cumulative, 9% series A preferred stock, $100 stated value. Effective January 1, 2010, the dividend rate increased to 15% per annum.

Liquidity and Capital Resources

At June 30, 2011, the Company had a cash balance of $19,000 and a deficit in working capital of $1,467,000. At December 31, 2010, the Company had a cash balance of $48,000 and a deficit in working capital of $1,428,000. Although the Company has reported net losses in recent periods, a significant portion of our operating expenses are non-cash. During the first six months of 2011, the Company reported a net loss of $226,000, which included the following non-cash operating expenses: depreciation and amortization of $180,000, non-cash compensation expense for stock options of $61,000, and a charge of $8,200 for the put warrant adjustment. For 2010, the Company reported a net loss of $665,000, which included the following non-cash operating expenses: depreciation and amortization of $684,000, provision for excess inventory of $166,000, non-cash compensation expense for stock options of $68,000, and non-cash interest expense of $95,000. The Company incurred a net loss of $1.1 million for 2009 and ended the year with a cash balance of $18,000 and a deficit in working capital of $1.3 million. During 2009, non-cash operating expenses included depreciation and amortization of $595,000, write-down of inventory of $48,000, non-cash compensation for stock options of $119,000, and non-cash interest expense of $108,000.

The Company has taken the following actions to reduce expenses and increase capital: During the first quarter of 2009, the Company entered into an agreement with one of its contract manufacturers to sell certain equipment and inventory, lease a portion of its facility to the manufacturer, and further engage the manufacturer to produce more of the Company’s products. This transaction provided $150,000 in cash and has improved the operating efficiency of the Company. In the third quarter of 2009, the Company implemented additional cost reduction measures by reducing headcount and implementing a salary reduction program for all employees resulting in annual operating costs reductions of approximately $400,000. On September 30, 2009, the Company acquired the SocketSerial product line in a non cash transaction for the Company. Margins generated from revenues of this product line have helped enable the Company to achieve a cash flow break even from operations. In June 2011, the Company entered into a Fifth Amendment to Credit Agreement extending the maturity date of its Bank revolving credit facility to September 5, 2011. Management believes that the actions it has taken will help enable the Company to generate positive cash flows from operations. However, a downturn in our revenue levels can severely impact the availability under our line of credit and limit our ability to meet our obligations on a timely basis and finance our operations as needed.

The Company has a revolving line of credit with Fifth Third providing for a maximum $1,500,000 working capital line of credit. The facility bears a floating interest rate at the Bank’s Revolver LIBOR Rate (.19% at June 30, 2011) plus 8.5%. Availability under the line of credit is formula driven based on applicable balances of the Company’s accounts receivable and inventories. Based on the formula calculation, the Company had availability to draw up to the maximum line amount of $1,500,000, of which the Company was fully drawn at June 30, 2011. The Credit Facility is secured by substantially all the assets of the Company and was scheduled to mature on September 5, 2011. However, as discussed elsewhere in this Information Statement, each of Fifth Third and the State of Ohio entered into forbearance agreements with us pursuant to which each waived any events of default that would otherwise result from the Asset Purchase Agreement and agreed not to exercise any of their rights under the loan agreements in place with DPAC or Quatech until the closing under the Asset Purchase Agreement has occurred or the Asset Purchase Agreement has terminated, and Canal acknowledged and reaffirmed the subordination of its lender rights to the rights of Fifth Third.

The actual amount and timing of working capital and capital expenditures that we may incur in future periods may vary significantly and will depend upon many factors, including the amount and timing of the receipt of revenues from operations, any potential acquisitions or divestitures, an increase in manufacturing capabilities, the reduction of liabilities, the timing and extent of the introduction of new products and services and growth in personnel and operations. If needed, there can be no assurance that additional financing will be available on terms favorable to the Company, if at all.

Net cash provided by operating activities for the six months ended June 30, 2011 was $17,000 as compared to $100,000 for the comparable period of 2010. The net loss of $226,000 incurred in the first six months of 2011 was offset by non-cash items, including depreciation and amortization, non-cash compensation expense, accretion of success fees and amortization of deferred financing costs, totaling $287,000. Cash was used to fund increases in accounts receivable of $320,000, inventories of $187,000, and prepaid expenses of $45,000. An increase in accounts payable of $467,000 and in other accrued expenses of $41,000 contributed to cash

Net cash provided by operating activities for 2010 was $122,000 as compared to net cash used of $4,000 for 2009. The net loss of $665,000 incurred in 2010 was offset by non-cash items, including depreciation and amortization, provision for excess inventory, non-cash compensation expense, accretion of success fees and amortization of deferred financing costs, totaling $1.0 million. Cash was used to pay down accounts payable by $386,000, and fund increases in accounts receivable of $31,000. A decrease in inventories of $13,000 and in prepaid expenses of $39,000, and an increase in other accrued liabilities of $132,000 contributed to cash.

Net cash used in investing activities for property additions was $5,000 and $40,000 for the six months ended June 30, 2011 and 2010, respectively. Net cash used in investing activities in 2010 of $70,000 was for the property acquisitions. Net cash provided by investing activities of $124,000 for 2009 consisted of cash received from the sale of assets of $190,000 and partially offset by property additions of $37,000 and capitalized developed software of $29,000.

Net cash used in financing activities for the six months ended June 30, 2011 was $41,000 as compared to $37,000 provided during the first six months of 2010. $63,000 of cash was used in the current year period for principal payments on the Ohio Development loan, partially offset by net proceeds from short term notes to finance insurance premiums.

Net cash used in financing activities for 2010 was $22,000 as compared to $112,000 used during 2009. Cash used in the current year consisted of principal repayments on the Ohio Development loan of $31,000, principal repayments on subordinated debt of $35,000, payment of preferred stock dividends of $18,000 and financing costs incurred of $13,000, partially offset by net borrowings under our revolving credit facility of $75,000. Cash used in 2009 consisted of principal repayments on the Ohio Development loan of $104,000, principal repayments on subordinated debt of $20,000, and financing costs incurred of $20,000, partially offset by proceeds from the issuance of preferred stock of $35,000.

The Company operates at leased premises in Hudson, Ohio which are adequate for the Company’s needs for the near term. The Company does not expect to acquire more than $50,000 in capital equipment during the remainder of the fiscal year.

As of June 30, 2011, we were not in compliance with certain of our bank financial covenants, which included purchasing assets in excess of $100,000.00 from Socket Mobile, Inc. through the assistance of Development Capital Venture, L.P. without the express written consent of Fifth Third. These defaults were waived by Fifth Third by agreement (entered into in March, 2011), but any other events of default were not waived. Each of the loan agreements with Canal Mezzanine Partners and the State of Ohio provide for cross-default of such loans in the event the Company defaults on a material agreement (such as the Bank credit facility) under certain terms. Further, each of the loan agreements provide for restrictive covenants, including the incurrence of additional indebtedness and certain equity financings, which restrict the Company’s ability to access other sources of liquidity, absent refinancing all of the existing indebtedness. As discussed elsewhere in this Information Statement, each of Fifth Third and the State of Ohio entered into forbearance agreements with us pursuant to which each waived any events of default that would otherwise result from the Asset Purchase Agreement and agreed not to exercise any of their rights under the loan agreements in place with DPAC or Quatech until the closing under the Asset Purchase Agreement has occurred or the Asset Purchase Agreement has terminated, and Canal acknowledged and reaffirmed the subordination of its lender rights to the rights of Fifth Third.

The Company’s financial statements have been prepared on a going concern basis. Certain conditions exist that raise substantial doubt about the Company’s ability to continue as a going concern. These conditions include the inherent uncertainty in refinancing our bank line of credit, which matures on May 31, 2011 as well as continuing operating losses and deficits in our working capital balances. Our ability to continue as a going concern is dependent upon our ability to maintain positive cash flows from operations and to refinance or extend our line of credit. We believe that the steps we have taken, including the acquisition of a product line and the reduction of our operating expenses as described above will enable us to achieve positive cash flows from operations. Additionally, the Company experienced an increase in the rate of new orders during 2010, resulting in a 15% increase in net sales for 2010 compared to 2009, and a 23% increase in the size of its backlog of firm orders from $540,000 at December 31, 2009 to $664,000 at December 31, 2010. There can be no assurance that we will be successful in achieving any of these steps, and there can be no assurance that additional financing will be available on acceptable terms, if at all, and any such terms may be dilutive to existing stockholders. Our inability to secure and maintain the necessary liquidity will have a material adverse effect on our financial condition and results of operations. If we are unable to secure the necessary capital for our business, we may need to suspend some or all of our current operations. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of assets and liabilities that may result from the outcome of this uncertainty. If we continue to achieve revenue growth and maintain positive cash flows from operations, we anticipate requirements for cash will include funding of higher receivable and inventory balances.

Off-Balance Sheet Arrangements

Our off-balance sheet arrangements consist primarily of conventional operating leases, purchase commitments and other commitments arising in the normal course of business, as further discussed below under “Contractual Obligations and Commercial Commitments.” As of December 31, 2010 and June 30, 2011, we did not have any other relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance, special purpose entities or variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Contractual Obligations and Commercial Commitments

We incur various contractual obligations and commercial commitments in our normal course of business. Such obligations and commitments consist primarily of the following:

Debt Payment Obligations

The aggregate amounts of combined long term debt, exclusive of the put warrant liability and the unamortized discount for stock warrants, maturing as of June 30th in future years is $320,000 in 2012 and $3,097,885 in 2013. If the Asset Sale discussed in this Information Statement is consummated pursuant to the Asset Purchase Agreement, these borrowing arrangements are required to be repaid in full at the closing out of the proceeds from the sale of our assets.

Operating Lease Obligations

As of June 30, 2011, we had operating leases for our facilities with future minimum payments of $442,000 extending through March 31, 2014.

Purchase Commitments with Contract Manufacturers

We generally issue purchase orders to our contract manufacturers with delivery dates from four to sixteen weeks from the purchase order date. In addition, we regularly provide such contract manufacturers with rolling six-month forecasts of material and finished goods requirements for planning and long-lead time parts procurement purposes only. We are committed to accept delivery of materials pursuant to our purchase orders subject to various contract provisions which allow us to delay receipt of such orders or cancel orders beyond certain agreed lead times. Such cancellations may or may not result in cancellation costs payable by us. In the past, we have been required to take delivery of materials from our suppliers that were in excess of our requirements and we have previously recognized charges and expenses related to such excess material. If we are unable to adequately manage our contract manufacturers and adjust such commitments for changes in demand, we may incur additional inventory expenses related to excess and obsolete inventory. Such expenses could have a material adverse effect on our business, financial condition and results of operations.

Other Purchase Commitments

We also incur various purchase obligations with other vendors and suppliers for the purchase of inventory, as well as other goods and services, in the normal course of business. These obligations are generally evidenced by purchase orders with delivery dates from four to six weeks from the purchase order date, and in certain cases, supply agreements that contain the terms and conditions associated with these purchase arrangements. We are committed to accept delivery of such materials pursuant to such purchase orders subject to various contract provisions which allow us to delay receipt of such orders or cancel orders beyond certain agreed lead times. Such cancellations may or may not result in cancellation costs payable by us. In the past, we have been required to take delivery of materials from our suppliers that were in excess of our requirements and we have previously recognized charges and expenses related to such excess material. If we are not able to adequately manage our supply chain and adjust such commitments for changes in demand, we may incur additional inventory expenses related to excess and obsolete inventory. Such expenses could have a material adverse effect on our business, financial condition and results of operations.

Inflation

Management believes that inflation has not had a significant impact on the price of our products, the cost of our materials, or our operating results for either of the two years ended December 31, 2010 and 2009.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL IINFORMATION

The following unaudited pro forma consolidated financial statements have been derived from the historical financial statements of the Company, as adjusted, to give effect to the Asset Sale pending pursuant to the Asset Purchase Agreement.

The unaudited pro forma consolidated balance sheet as of June 30, 2011 reflects adjustments as if the Asset Sale had occurred on June 30, 2011. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 reflect adjustments as if the Asset Sale had occurred on January 1, 2011 and 2010, respectively.

The unaudited pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the Asset Sale and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future, in light of the fact that, if consummated, the Company will have virtually no assets and will have no business operations. The unaudited pro forma consolidated financial statements do not give effect to the Nonaffiliated Shareholder Distributions, nor to any distributions contemplated pursuant to the Allocation Agreement discussed in this Information Statement, nor to the liquidation and dissolution of DPAC subsequent to the Asset Sale pursuant to the Plan of Dissolution.

These unaudited pro forma consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes included herein beginning on page F-1 of this Information Statement.

DPAC Technologies Corp.
Condensed Consolidated Balance Sheet
June 30, 2011

(Unaudited) in Thousands	As Reported	Pro Forma Adjustments for Asset Sale	Pro Forma as Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19	$3,776 [1]	$3,795
Restricted cash		900 [2]	900
Accounts receivable, net	1,479	(1,479)[3]	—
Inventories	1,061	(1,061)[3]	—
Prepaid expenses and other current assets	83	(55)[3]	28
Total current assets	2,642	2,081	4,723

PROPERTY, net	544	(544)[3]	—
DEFERRED FINANCING COSTS, net	52	(52)[4]	—
TRADEMARKS	2,583	(2,583)[3]	—
GOODWILL	3,823	(3,823)[3]	—
AMORTIZABLE INTANGIBLE ASSETS, net	34	(34)[3]	—
OTHER ASSETS	16	(16)[3]	—
TOTAL ASSETS	$9,694	$(4,970)	$4,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving credit facility	1,500	$(1,500)[4]	$—
Short term note	22	(22)[5]	—
Current portion of long-term debt	320	(320)[4]	—
Accounts payable	1,594	(1,594)[5]	—
Put warrant liability	119	119
Other accrued liabilities	554	(294)[5]	260
Total current liabilities	4,109	(3,730)	379

LONG-TERM LIABILITIES:
Ohio Development loan, less current portion	1,918	(1,918)[4]	—
Subordinated debt, less current portion	1,180	(1,180)[4]	—
Total long-term liabilities	3,098	(3,098)	—

STOCKHOLDERS’ EQUITY:
Series A preferred stock	2,499	—	2,499
Common stock	6,282	—	6,282
Preferred stock dividends distributable in common stock	225	—	225
Accumulated deficit	(6,519)	1,857 [6]	(4,662)
Total stockholders’ equity	2,487	1,857	4,344

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,694	$(4,970)	$4,723

(1)	To reflect $10.5 million cash received from the Asset Sale net of $900,000 held in escrow as restricted cash, payment of debt of $5.2 million, and transaction related costs paid at the closing of $571,000.

(2)	To reflect funds held in escrow for 12 months for potential indemnification claims.

(3)	To remove assets sold in the transaction.

(4)	To remove debt paid directly at the close and related deferred financing costs.

(5)	To remove liabilities assumed in the Asset Purchase.

(6)	To reflect the reduction in net assets and liabilities and the net gain recognized as a result of the Asset Sale.

The adjustments reflect the sale of essentially all of the assets of the Company and assumption of certain liabilities and direct payoff of debt as specified in the Asset Purchase Agreement. Of the total cash consideration of $10.5 million, $900,000 will be deposited with an escrow agent for a period of twelve months from the closing date to be used for any indemnification claims which may be asserted by the Buyer. The amount placed in escrow has been reflected as restricted cash. Additionally, the total purchase price for the assets is subject to increase or decrease based on a working capital adjustment, based on a target working capital amount of $710,000 at the closing, to the extent that the working capital at closing is at least $70,000 more or less than the working capital target. At June 30, 2011 no pro forma adjustment to the purchase price was necessary per the working capital provision as defined in the Asset Purchase Agreement. The adjustments do not reflect the distribution of any proceeds to shareholders or warrant holders. However, remaining cash will be used to pay remaining liabilities and expenses before being distributed to the shareholders and the Company will begin the process of liquidation and dissolution.

DPAC Technologies Corp.
Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2011
(Unaudited)

in Thousands (except per share data)	As Reported	Pro Forma Adjustments	Pro Forma as Adjusted
NET SALES	$4,252	$(4,252)[1]	$—

COST OF GOODS SOLD	2,470	(2,470)[2]	—

GROSS PROFIT	1,782	(1,782)	—

OPERATING EXPENSES
Sales and marketing	486	(486)[2]	—
Research and development	392	(392)[2]	—
General and administrative	724	(616)[2]	108
Amortization of intangible assets	107	(107)[2]	—
Total operating expenses	1,709	(1,601)	108

INCOME (LOSS) FROM OPERATIONS	73	(181)	(108)

OTHER EXPENSE:
Interest expense	291	(291)[3]	—
Fair value adjustment for put warrant liability	8		8
Total other expenses	299	(291)	8

LOSS BEFORE INCOME TAXES	(226)	110	(116)

INCOME TAX PROVISION	—	—	—

NET LOSS	$(226)	$110	$(116)

PREFERRED STOCK DIVIDENDS	225	—	225

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(451)	$110	$(341)

NET LOSS PER SHARE — Basic and Diluted	$0.00		$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	131,136	—	131,136

DPAC Technologies Corp.
Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2010

in Thousands (except per share data)	As Reported	Pro Forma Adjustments	Pro Forma as Adjusted
		(Unaudited)	(Unaudited)
NET SALES	$7,848	$(7,848)[1]	$—

COST OF GOODS SOLD	4,695	(4,695)[2]	—

GROSS PROFIT	3,153	(3,153)	—

OPERATING EXPENSES
Sales and marketing	783	(783)[2]	—
Research and development	733	(733)[2]	—
General and administrative	1,111	(1,003)[2]	108
Amortization of intangible assets	539	(539)[2]	—
Total operating expenses	3,166	(3,058)	108

LOSS FROM OPERATIONS	(13)	(95)	(108)

OTHER EXPENSE:
Interest expense	641	(641)[3]	—
Fair value adjustment for put warrant liability	11		11
Total other expenses	652	(641)	11

LOSS BEFORE INCOME TAXES	(665)	546	(119)

INCOME TAX PROVISION	—	—	—

NET LOSS	$(665)	$546	$(119)

PREFERRED STOCK DIVIDENDS	450	—	450

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,115)	$546	$(569)

NET LOSS PER SHARE — Basic and Diluted	$0.00		$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	109,415	—	109,415

(1)	To remove net sales related to the Asset Sale.

(2)	To remove costs related to the Asset Sale. The remaining G&A expenses are estimated costs for the wind down and dissolution of the Company and do not include any costs associated with the distributions of proceeds to shareholders.

(3)	To remove interest expense related to extinguished debt as a result of the Asset Sale.

The adjustments reflect the sale of all of the operations of the Company. At the close of the transaction, the Company will have no continuing operations other than to manage the distribution of available funds to the shareholders and the orderly liquidation and dissolution of the Company. A net gain of approximately $1.8 million would be realized if the transaction occurred on June 30, 2011 as reflected in the pro forma financial statements, however, no tax liability is expected as a result of the gain due to the Company’s substantial net operating loss carryforwards.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. You can retrieve copies of these filings from the SEC’s website, at www.sec.gov. In addition, you may read and copy materials filed by DPAC with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. DPAC also provides copies of its Forms 8-K, 10-Q and 10-K at no charge to investors upon request and makes electronic copies of its most recently filed reports available through its website at www.dpactech.com as soon as reasonably practicable after filing such material with the SEC

DELIVERY OF INFORMATION STATEMENT TO SHAREHOLDERS SHARING AN ADDRESS

One Information Statement is mailed to multiple shareholders sharing the same address unless we receive contrary instructions from one or more of the shareholders. We will promptly deliver, upon oral or written request, a separate copy of our Information Statement to a shareholder at a shared address to which a single copy was delivered. Additionally, if you are receiving multiple copies of our Information Statement, you may request delivery of a single copy as well. Please direct all such requests to Stephen Vukadinovich c/o:

DPAC TECHNOLOGIES CORP.
5675 Hudson Industrial Park
Hudson, Ohio 44236
Telephone: (800) 553-1170

INDEX TO FINANCIAL STATEMENTS OF DPAC

Page
Audited Consolidated Financial Statements of DPAC and Quatech for the Years Ended December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F- 2
CONSOLIDATED FINANCIAL STATEMENTS:
Consolidated Balance Sheets	F- 4
Consolidated Statements of Operations	F- 5
Consolidated Statements of Stockholders’ Equity	F- 6
Consolidated Statements of Cash Flows	F- 7
Notes to Consolidated Financial Statements	F- 8

Unaudited Condensed Consolidated Financial Statements of DPAC and Quatech for the Period Ended June 30, 2011
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
Condensed Consolidated Balance Sheets	F-2 6
Condensed Consolidated Statements of Operations	F-2 7
Condensed Consolidated Statements of Cash Flows	F-2 8
Notes to Consolidated Financial Statements	F-2 9

Audited Consolidated Financial Statements of DPAC and Quatech for the Years Ended
December 31, 2010 and 2009

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
DPAC Technologies Corp.
Hudson, Ohio

We have audited the accompanying consolidated balance sheets of DPAC Technologies Corp. and subsidiary as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DPAC Technologies Corp. and subsidiary as of December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, certain conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEY + NOVOTNY LLC

Cleveland, Ohio
        April 15, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Information Statement on Schedule 14C of our report, dated April 15, 2011, appearing in the Annual Report on Form 10-K of DPAC Technologies Corp. for the year ended December 31, 2010.

MALONEY + NOVOTNY LLC

Cleveland, Ohio September 12, 2011

DPAC Technologies Corp.
Consolidated Balance Sheets
December 31, 2010 and 2009

	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,870	$17,532
Accounts receivable, net	1,159,122	1,124,598
Inventories	898,418	1,076,739
Prepaid expenses and other current assets	37,358	73,914
Total current assets	2,142,768	2,292,783

PROPERTY, net	631,769	745,756

FINANCING COSTS, net	68,291	101,911
TRADEMARKS	2,583,000	2,583,000
GOODWILL	3,822,503	3,822,503
AMORTIZABLE INTANGIBLE ASSETS, net	121,664	621,684
OTHER ASSETS	16,133	18,817

TOTAL	$9,386,128	$10,186,454

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving credit facility	$1,500,000	$1,425,243
Current portion of long-term debt	320,000	230,000
Accounts payable	1,127,512	1,513,568
Put warrant liability	110,900	100,300
Other accrued liabilities	512,410	367,144
Total current liabilities	3,570,822	3,636,255

LONG-TERM LIABILITIES:

Ohio Development loan, less current portion	1,971,972	2,106,724
Subordinated debt, less current portion	1,191,724	1,160,649
Total long-term liabilities	3,163,696	3,267,373

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Convertible, voting, cumulative, 15% series A preferred stock, $100 par value; 30,000 shares authorized; 30,000 shares issued and outstanding at December 31, 2010 and 2009, respectively	2,499,203	2,499,203
Common stock, no par value — 500,000,000 shares authorized; 109,414,896 shares issued and outstanding at December 31, 2010 and 2009	5,755,728	5,687,232
Preferred stock dividends distributable in common stock; 32,580,930 and 3,571,429 common shares at December 31, 2010 and 2009, respectively	465,000	50,000
Accumulated deficit	(6,068,321)	(4,953,609)
Total stockholders’ equity	2,651,610	3,282,826

TOTAL	$9,386,128	$10,186,454

See accompanying notes to consolidated financial statements.

DPAC Technologies Corp.
Consolidated Statements of Operations
For the Years Ended December 31, 2010 and 2009

	2010	2009
NET SALES	$7,847,465	$6,807,418

COST OF GOODS SOLD	4,694,840	4,008,510

GROSS PROFIT	3,152,625	2,798,908

OPERATING EXPENSES
Sales and marketing	782,965	824,659
Research and development	733,065	775,106
General and administrative	1,111,266	1,247,519
Amortization of intangible assets	538,348	509,185
Restructuring charges	—	12,097
Total operating expenses	3,165,644	3,368,566

LOSS FROM OPERATIONS	(13,019)	(569,658)

OTHER (INCOME) EXPENSES:
Interest expense	641,093	579,553
Fair value adjustment for put warrant liability	10,600	(15,800)
Total other expenses	651,693	563,753

LOSS BEFORE INCOME TAX PROVISION	(664,712)	(1,133,411)

INCOME TAX PROVISION	—	—

NET LOSS	(664,712)	(1,133,411)

PREFERRED STOCK DIVIDENDS	450,000	210,939

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,114,712)	$(1,344,350)

NET LOSS PER SHARE:
Basic and diluted	$(0.01)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted	109,415,000	104,367,000

See accompanying notes to consolidated financial statements.

DPAC Technologies Corp.
Consolidated Statements of Stockholders’ Equity
For the Years Ended December 31, 2010 and 2009

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Preferred stock dividends distributable in Common Stock	Accumulated Deficit	Total
BALANCE AT DECEMBER 31, 2008	21,250	2,014,203	98,006,343	5,376,609	47,813	(3,609,259)	3,829,366

ISSUANCE OF PREFERRED STOCK	8,750	485,000					485,000

PREFERRED STOCK DIVIDENDS PAID OR DISTRIBUTABLE IN COMMON STOCK			11,408,553	191,252	2,187	(210,939)	(17,500)

COMPENSATION EXPENSE ASSOCIATED WITH STOCK OPTIONS				119,371			119,371

NET LOSS						(1,133,411)	(1,133,411)

BALANCE AT DECEMBER 31, 2009	30,000	$2,499,203	109,414,896	$5,687,232	$50,000	$(4,953,609)	$3,282,826

PREFERRED STOCK DIVIDENDS DISTRIBUTABLE IN COMMON STOCK					415,000	(450,000)	(35,000)

COMPENSATION EXPENSE ASSOCIATED WITH STOCK OPTIONS				68,496			68,496

NET LOSS						(664,712)	(664,712)

BALANCE AT DECEMBER 31, 2010	30,000	$2,499,203	109,414,896	$5,755,728	$465,000	$(6,068,321)	$2,651,610

See accompanying notes to consolidated financial statements.

DPAC Technologies Corp.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2010 and 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(664,712)	$(1,133,411)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	683,804	594,997
Provision for bad debts	(3,195)	(23,773)
Provision for excess inventory	165,550	48,000
Accretion of discount and success fees on debt	48,334	58,385
Amortization of deferred financing costs	46,675	50,068
Fair value adjustment for put warrant liability	10,600	(15,800)
Non-cash compensation expense	68,496	119,371

Changes in operating assets and liabilities:
Accounts receivable	(31,329)	(214,336)
Inventories	12,771	41,208
Prepaid expenses and other assets	39,240	(33,079)
Accounts payable	(386,056)	616,464
Accrued restructuring charges	—	(42,366)
Other accrued liabilities	132,005	(69,756)
Net cash provided by (used in) operating activities	122,183	(4,028)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash from sales of assets	—	190,901
Property additions	(69,797)	(37,140)
Developed software	—	(29,282)
Net cash provided by (used in) investing activities:	(69,797)	124,479

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowing under revolving credit facility	74,757	243
Repayments on Ohio Development loan	(31,250)	(104,167)
Repayments of Subordinated Debt	(35,000)	(20,000)
Financing costs incurred	(13,055)	(19,900)
Principal payments on capital lease obligations	—	(3,252)
Preferred stock dividends paid in cash	(17,500)	—
Net proceeds from issuance of preferred stock	—	35,000
Net cash used in financing activities	(22,048)	(112,076)

NET INCREASE IN CASH AND CASH EQUIVALENTS	30,338	8,375

CASH and CASH EQUIVALENTS, BEGINNING OF PERIOD	17,532	9,157

CASH and CASH EQUIVALENTS, END OF PERIOD	$47,870	$17,532

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$494,467	$463,397

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock fees and dividends paid in common stock	$415,000	$143,149
Issuance of preferred stock for acquisition of SocketSerial assets	$—	$450,000

See accompanying notes to consolidated financial statements.

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

DPAC Technologies Corp., (“DPAC”) through its wholly owned subsidiary, Quatech Inc., (“Quatech”) designs, manufactures, and sells device connectivity and device networking solutions for a broad market. Quatech sells its products through a global network of distributors, system integrators, value added resellers, and original equipment manufacturers (“OEM”). Quatech designs and manufactures communication and data acquisition products for personal computer based systems. The Company sells to customers in both domestic and foreign markets.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All intercompany transactions and balances have been eliminated in consolidation.

Going Concern

The Company’s financial statements have been prepared on a going concern basis. Certain conditions exist that raise substantial doubt about the Company’s ability to continue as a going concern. These conditions include continued operating losses, deficit working capital balances and the inherent risk in extending or refinancing our bank line of credit, which matures on May 31, 2011. Our ability to continue as a going concern is dependent upon our ability to maintain positive cash flows from operations and to raise additional financing. Management believes that it has taken the necessary steps to achieve positive cash flows from operations, including the acquisition of a product line and reduction and management of the Company’s operating costs. The Company’s continued ability to obtain financing may be unavailable when needed. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As such, they do not include adjustments relating to the recoverability of recorded asset amounts and classification of recorded assets and liabilities that might result from the outcome of this uncertainty.

Liquidity

At December 31, 2010, the Company had a cash balance of $48,000 and a deficit in working capital of $1,428,000. This compares to a cash balance of $18,000 and a deficit in working capital of $1,343,000 at December 31, 2009. Although the Company has reported net losses in recent periods, a significant portion of our operating expenses are non-cash. For 2010, the Company reported a net loss of $665,000, which included the following non-cash operating expenses: depreciation and amortization of $684,000, provision for excess inventory of $166,000, non-cash compensation for stock options of $68,000, and non-cash interest expense of $95,000. For the year ended December 31, 2009, the Company reported a net loss of $1,133,000, which included the following non-cash operating expenses: depreciation and amortization of $595,000, provision for excess inventory of $48,000, non-cash compensation expense for stock options of $119,000, and non-cash interest expense of $108,000.

The Company has taken the following actions to reduce expenses and increase capital: In the third quarter of 2008, the Company reduced its cash operating expenses to align its cost structure with then current economic conditions and a downturn in the Company’s revenue levels, resulting in annualized operating cost savings of approximately $600,000. During the first quarter of 2009, the Company entered into an agreement with one of its contract manufacturers to sell certain equipment and inventory, lease a portion of its facility to the manufacturer, and further engage the manufacturer to produce more of the Company’s products. This transaction provided $150,000 in cash and has improved the operating efficiency of the Company. In the third quarter of 2009, the Company implemented additional cost reduction measures by reducing headcount and implementing a salary reduction program for all employees resulting in annual operating costs reductions of approximately $400,000. On September 30, 2009, the Company acquired the SocketSerial product line in a non cash transaction for the Company. Margins generated from revenues of this product line have helped enable the Company to achieve a cash flow break

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

even from operations. In March of 2011, the Company entered into a Fourth Amendment to Credit Agreement extending the maturity date of its Bank revolving credit facility to May 31, 2011.

Going forward, the Company is dependent on financing its operations from through the contribution generated from future revenues and the use of its bank line of credit. Management believes that the actions it has taken will help enable the Company to generate positive cash flows from operations. Additionally, the Company experienced an increase in the rate of new orders during 2010, resulting in a 15% increase in net sales for 2010 compared to 2009, and a 23% increase in the size of its backlog of firm orders from $540,000 at December 31, 2009 to $664,000 at December 31, 2010. However, a further downturn in our revenue levels can severely impact the availability under our line of credit and limit our ability to meet our obligations on a timely basis and finance our operations as needed. The Company is currently talking to a number of other potential lenders with the intent of replacing the bank line of credit, which matures on May 31, 2011, with a new facility; however, we have not at this time received a commitment from another source that could replace the Bank line in its entirety. The Company may find it necessary to raise additional capital to fund its operations; however, there can be no assurance that additional capital will be available on acceptable terms, if at all, if and when it may be needed.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

The Company calculates its reserve for excess and obsolete inventory based on the best estimate available as to the value of the items, and capitalizes labor and overhead to inventory based on estimates of applicable expenses. The Company estimates an allowance for doubtful accounts of its accounts receivable based upon a review of delinquent accounts and an assessment of the Company’s historical evidence of collections. Additionally, the Company calculated its warranty reserve on the best available measure of claims. Because of the inherent uncertainties in estimating the above, it is at least reasonably possible that the estimates used could change within the near term.

Cash and Cash Equivalents

The Company considers all short-term debt securities purchased with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company extends unsecured credit to customers under normal trade agreements, which generally require payment within 30 days. Accounts greater than 90 days past due are considered delinquent. The Company does not charge interest on delinquent trade accounts receivable. Unless specified by the customer, payments are applied to the oldest unpaid invoice. Accounts receivable are presented at the amounts billed.

Management estimates an allowance for doubtful accounts, which was $23,479, and $26,674 as of December 31, 2010 and 2009, respectively. The estimate is based upon management’s review of delinquent accounts and an assessment of the Company’s historical evidence of collections. The Company incurred $0 and $1,000 of bad debt expense for the years ended December 31, 2010 and 2009, respectively. Specific accounts are charged directly to the reserve when management obtains evidence of a customer’s insolvency or otherwise determines that the account is uncollectible. Charge-offs of specific accounts for the years ended December 31, 2010 and 2009 totaled $3,195 and $23,773, respectively.

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Inventories, consisting principally of raw materials, sub-assemblies and finished goods, are stated at the lower of average cost or market. The Company regularly monitors inventories for excess or obsolete items and records a provision to write-down excess or obsolete items as required. At the end of each reporting period, the Company compares its inventory on hand to its forecasted requirements for the next twelve month period and the Company writes-off the cost of any inventory that is surplus, less any amounts that the Company believes it can recover from the disposal of such inventory. The Company’s sales forecasts are based upon historical trends, customer communications, and data regarding market trends and dynamics. Changes in the amounts recorded for surplus or obsolete inventory are included in cost of goods sold.

Property

Property is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally ranging from 3 to 11 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful lives of the improvements or the term of the related lease.

Capitalized Developed Software

Certain software development costs are capitalized after a product becomes technologically feasible and before its general release to customers. Significant judgment is required in determining when a product becomes “technologically feasible.” Capitalized development costs are then amortized over the product’s estimated life beginning upon general release of the product. Periodically, we compare a product’s unamortized capitalized cost to the product’s net realizable value. To the extent unamortized capitalized cost exceeds net realizable value based on the product’s estimated future gross revenues (reduced by the estimated future costs of completing and selling the product) the excess is written off. This analysis requires us to estimate future gross revenues associated with certain products and the future costs of completing and selling certain products. Changes in these estimates could result in write-offs of capitalized software costs. The Company capitalized software development costs of $0 and $29,282 for the years ended December 31, 2010 and 2009, respectively.

Financing Costs

Financing costs incurred are amortized over the life of the associated financing arrangements using the effective interest method. Amortization expense totaled approximately $46,675 and $50,068 for the years ended December 31, 2010 and 2009, respectively.

Long-lived Assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances indicate the carrying amount of an asset may not be recovered. An impairment loss is recognized when the undiscounted cash flows expected to be generated by an asset (or group of assets) is less than its carrying amount. Any required impairment loss is measured as the amount by which the assets’ carrying value exceeds its fair value, and is recorded as a reduction in the carrying value of the related asset and a charge to operations.

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Intangible Assets

Goodwill and indefinite lived intangible assets are tested for impairment annually at December 31st or more frequently when events or circumstances indicate that the carrying value of the Company’s single reporting unit more likely than not exceeds its fair value. The Company utilizes the two step test as required to assess goodwill for impairment. The first step of the goodwill impairment test consists of comparing the carrying value of the reporting unit to its fair value. Management estimates the fair value of the Company using an average of two methods and compares the fair value to the carrying amount (net book value) to ascertain if potential goodwill impairment exists. The Company utilizes methods that focus on its ability to produce income (“Income Approach”) and the estimated consideration it would receive if there were a sale of the Company (“Market Approach”). Key assumptions utilized in the determination of fair value in step one of the test included the following: the Company’s market capitalization; market multiples of comparable companies within its industry; revenue and expense forecasts used in the evaluation are based on trends of historical performance and management’s estimate of future performance; cash flows utilized in the discounted cash flow analysis are estimated using a weighted average cost of capital determined to be appropriate for the Company. Based on the Company’s analysis for impairment at December 31, 2010, the estimated fair value of the Company significantly exceeded its carrying value; therefore there was no impairment of goodwill and other indefinite lived intangibles. Consequently, the second step of the impairment test was not necessary.

Amortizable Intangible Assets

At December 31, 2010, amortizable intangible assets consisted of the following:

	Gross Assets	Accumulated Amortization	Net
Developed technology	$2,450,094	$(2,368,430)	$81,664
Customer list	50,000	(10,000)	40,000
	$2,500,094	$(2,378,430)	$121,664

At December 31, 2009 amortizable intangible assets consisted of the following:

	Gross Assets	Accumulated Amortization	Net
Developed technology	$2,450,094	$(1,878,410)	$571,684
Customer list	50,000	—	50,000
	$2,500,094	$(1,878,410)	$621,684

The developed technology was acquired in the DPAC—Quatech merger on February 28, 2006. The fair value was determined to be $2,450,094 at the acquisition date and is being amortized over its estimated life of 5 years. The fair value for the customer list acquired with the SocketSerial product line acquisition on September 30, 2009 of $50,000 is being amortized over its expected life of 5 years.

Total amortization expense related to the above assets was $500,020 and $490,020 for the years ended December 31, 2010 and 2009, respectively.

Revenue Recognition

Revenue on sales to customers is recognized upon shipment provided that persuasive evidence of a sales arrangement exists, the price is fixed or determinable, title has transferred, collection of resulting receivables is reasonably assured, and there are no remaining significant obligations. Revenue on sales to distributors where a right of return exists is recognized upon “sell-through,” when products are shipped from the distributor to the

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

distributor’s customer. Revenue related to those products in our distribution channel at the end of each reporting period which has not sold-through is deferred. The amount of deferred revenue included in other accrued liabilities on the Company’s balance sheet was $68,587 and $9,991 at December 31, 2010 and 2009, respectively.

A reserve for defective products is recorded for customers based on historical experience or specific identification of an event necessitating a reserve. Development revenue is recognized when services are performed and was not significant for any of the periods presented.

The Company also offers marketing incentives to certain customers. These incentives are incurred based on the level of expenses the customers incur and are charged to operations as expenses in the same period.

Advertising Costs

The cost of advertising is charged to expense as incurred. Advertising expense for the years ended December 31, 2010 and 2009 totaled approximately $77,000 and $64,000, respectively.

Shipping and Handling Costs

The costs of shipping and handling billed to customers in sale transactions are recorded as revenue. Costs incurred for shipping and handling to customers are reported in cost of good sold. Total shipping and handling costs incurred to ship goods to customers were approximately $82,000 and $68,000 for the years ended December 31, 2010 and 2009, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable, which are derived primarily from distributors, original equipment manufacturers, and end customers.

The Company maintains its cash balances primarily in one financial institution which is insured under the Federal Deposit Insurance Corporation.

Stock-Based Compensation

The Company recognizes compensation expense, using a fair-value based method, for costs related to all share-based payments including stock options and stock issued under our employee stock plans. The Company estimates the fair value of share-based payment awards on the date of grant using a Black-Scholes option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service periods in our consolidated statements of operations.

Income Taxes

Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets when it is more likely than not that such assets will not be realized. During the years ended December 31, 2010 and 2009, the Company recorded a full valuation allowance associated with its net deferred tax assets.

The Company adheres to the provisions of ASC 740, “Income Taxes”. ASC 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements, and provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition issues. It is the Company’s practice to recognize penalties and/or interest related to income tax matters in interest and penalties expense.

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

As of December 31, 2010, the Company’s prior three income tax years remain subject to examination by the Internal Revenue Service, as well as various state and local taxing authorities.

Net Income (Loss) per Share

Basic earnings per share are computed by dividing net income (loss) by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities by including other common stock equivalents, including stock options, in the weighted-average number of common shares outstanding for a period, if dilutive.

The table below sets forth the reconciliation of the denominator of the earnings per share calculation:

	2010	2009
Shares used in computing basic net income (loss) per share	109,415,000	104,367,000
Dilutive effect of stock options and warrants (1)(2)	—	—
Shares used in computing diluted net income (loss) per share	109,415,000	104,367,000

(1)	For the 2010 and 2009 periods presented, the diluted net loss per share is equivalent to the basic net loss per share because the Company experienced losses in these years and thus no potential common shares underlying stock options, warrants, or convertible preferred stock have been included in the net loss per share calculation. Options and warrants to purchase 8,513,000 and 8,181,000 shares of Common Stock in 2010 and 2009, respectively, have been omitted from the loss per share calculation as their effect is anti-dilutive.

(2)	Also excluded from both the 2010 and 2009 period computations are approximately 32 million common shares issuable for payment of accrued preferred stock dividends payable at December 31, 2010, and the potential of approximately 71 million common shares that would have been issued upon the conversion of the total number of shares of Preferred Stock outstanding at each date at the option of the preferred shareholders.

The number of shares of common stock, no par value, outstanding at both December 31, 2010 and 2009 was 109,414,896. Additionally, there were unissued accrued dividend shares of 32,580,930 and 3,571,429 issuable at December 31, 2010 and 2009, respectively. The Company issued the 32,580,930 shares on March 28, 2011.

Preferred Stock

At December 31, 2010 the Company had outstanding 30,000 shares of convertible, voting, cumulative, 15% Series A preferred stock. Dividends accrue and are payable quarterly in arrears at the annual rate of 9% of the Original Issue Price of $100 per share, either in cash or common stock, at the decision of the Company. Since the Company was not listed for trading on the American Stock Exchange, a NASDAQ Stock Market or the New York Stock Exchange as of December 31, 2009, effective beginning January 1, 2010, dividends accrue and are to be paid quarterly in arrears at the annual rate of 15%. For purposes of valuing the common stock payable to holders of Series A Preferred in lieu of cash with respect to such quarterly dividends, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 10 day period ending the day prior to the dividend payment date. During the year ended December 31, 2009, the Company issued 11,408,553 common shares in payment of dividends of $191,252. At December 31, 2010, the Company had accrued dividends of $482,500, of which $465,000 is distributable in common stock, equating to 32,580,930 common shares issuable, and $17,500 of which is accrued to be paid in cash. The Company did not issue any common shares during the year ended December 31, 2010. At December 31, 2009, The Company had accrued dividends of $67,500, of which $50,000 was distributable in common stock, equating to 3,571,429 common shares issuable, and $17,500 of which was accrued to be paid in cash.

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Series A preferred stock can, at the option of the holder, be converted into fully paid shares of common stock. The number of shares of common stock into which shares of Series A preferred may be converted shall be obtained by multiplying the number of shares of Series A preferred to be converted by the Original Issue Price of $100 and dividing the result by the product of $0.034 (the “Reference Price”) times 1.25, which equates to approximately 71 million common shares should the total number of outstanding preferred shares be converted. After December 31, 2009, the Company can redeem the Series A preferred shares at a price per share equal to the Original Issue Price. The holders of preferred stock have preference in the event of liquidation or dissolution of the Company over the holders of common stock.

Fair Value of Financial Instruments

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, and debt approximate fair value due to the relatively short period of time to maturity.

Fair Value Measurements

In September 2006, the FASB issued ASC No. 820, Fair Value Measurements (“ASC 820,” and previously referred to as Statement No. 157). The accounting pronouncement establishes a three-level hierarchy which prioritizes the inputs used in measuring fair value. In general, fair value determined by Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations in which there is little, if any, market activity for the asset or liability.

The following table represents our financial assets and liabilities measured at fair value on a recurring basis and the basis for that measurement:

		Fair Value Measurement at December 31, 2010 Using:
	Total Fair Value Measurement	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Put Warrant Liability:
December 31, 2010	$110,900	—	$110,900	—
December 31, 2009	$100,300	—	$100,300	—

Success Fee:
December 31, 2010	$18,319	—	$18,319	—
December 31, 2009	—	—	—	—

The Company values the put warrant liability by calculating the difference between the Company’s closing stock price at the end of a reporting period and the exercise price per share multiplied by the number of warrants granted. The Company has classified the fair value of the warrants as a liability and changes in the fair value of the warrants are recognized in the earnings of the Company. The Company recognized a loss of $10,600 and a gain of $15,800 for the years ended December 31, 2010 and 2009, respectively, related to the change in value of the put warrant liability. In addition, the actual settlement amount of the put warrant liability could differ materially from the value determined based on the Company’s stock price. There was no change in the valuation technique used by the Company since the last reporting period.

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Subordinated Debt Agreement, which funded on January 31, 2008, provides for a formula driven success fee equal to 7.0 times the trailing twelve months EBITDA minus indebtedness plus cash, times 5.5%, to be paid at maturity or a triggering event. The success fee is being accounted for as a separate contingent component of the note and will be revalued at each reporting period. The success fee is calculated at the end of each reporting period based on the trailing twelve months EBITDA, with the resultant amount multiplied by the percentage of the loan period remaining at each measurement date. As such, the liability is trued up at each reporting period based on the time elapsed, with the remaining unamortized portion of the success fee accreted monthly as additional interest expense over the remaining term of the loan. Based on the results of the above calculation, the Company recorded a liability of $18,319 and $0 for the success fee as of December 31, 2010 and 2009, respectively. There was no change in the valuation technique used by the Company since the last reporting period.

Comprehensive Income

The Company had no items of other comprehensive income for 2010 and 2009.

Recently Issued Accounting Standards

In January 2009, the Securities and Exchange Commission (“SEC”) issued Release No. 33-9002, “Interactive Data to Improve Financial Reporting.” The final rule requires companies to provide their financial statements and financial statement schedules to the SEC and on their corporate websites in interactive data format using the eXtensible Business Reporting Language (“XBRL”). The rule was adopted by the SEC to improve the ability of financial statement users to access and analyze financial data. The SEC adopted a phase-in schedule indicating when registrants must furnish interactive data. Under this schedule, the Company will be required to submit filings with financial statement information using XBRL commencing with its June 30, 2011 quarterly report on Form 10-Q. The Company is currently evaluating the impact of XBRL reporting on its financial reporting process.

In October 2009, the FASB amended revenue recognition guidance for arrangements with multiple deliverables. The guidance eliminates the residual method of revenue recognition and allows the use of management’s best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence (“VSOE”), vendor objective evidence (“VOE”) or third-party evidence (“TPE”) is unavailable. This guidance should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. Full retrospective application of the guidance is optional. The Company is currently evaluating the impact of adopting this guidance on its financial statements.

In April 2010, the FASB issued Accounting Standards Update 2010-13 (ASU 2010-13), “Compensation — Stock Compensation (Topic 718).” ASU 2010-13 provides amendments to ASC Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The provision of ASU 2010-13 are not expected to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2010, the FASB issued an Accounting Standards Update 2010-28(“ASU 2010-28”), “Intangibles — Goodwill and Other (Topic 350)”. ASU 2010-28 amends ASC Topic 350. ASU 2010-28 clarifies the requirement to test for impairment of goodwill. ASC Topic 350 requires that goodwill be tested for impairment if the carrying amount of a reporting unit exceeds its fair value. Under ASU 2010-28, when the carrying amount of a reporting unit is zero or negative an entity must assume that it is more likely than not that a goodwill impairment exists, perform an additional test to determine whether goodwill has been impaired and calculate the amount of that

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

impairment. The modifications to ASC Topic 350 resulting from the issuance of ASU 2010-28 are effective for fiscal years beginning after December 15, 2010 and interim periods within those years. Early adoption is not permitted. The provisions of ASU 2010-28 are not expected to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 2 — PRODUCT LINE ACQUISITION

On September 30, 2009, in a non-cash transaction for the Company, the Company acquired from Socket Mobile, Inc. (“Socket”) the SocketSerial product line and all assets of Socket which pertain to Socket’s serial card business (the “Business”), including the tangible personal property and assets of Socket related to the Business; rights to any contract, purchase order, license or other agreement to the ownership, manufacture and distribution of the assets; certain rights to the intellectual property and proprietary rights related to or useful in connection with the Business and customer lists; the SocketSerial brand name and the SocketSerial website. The products in the SocketSerial product line consist of a CompactFlash serial card, a PC serial card, a PC dual serial card, and a PC quad serial card, all with fixed and removable cable models. Also included are a USB to Serial Adapter, USB to Ethernet Adapter and a license to sell the Cordless Serial Adapter. Quatech intends to continue to manufacture and distribute the SocketSerial product line and assumed existing customer support responsibilities. The transaction was completed with the assistance of Development Capital Ventures, LP (“DCV”), the Company’s majority shareholder. DCV initially purchased the Assets from Socket and immediately transferred the Assets to the Company in exchange for 8,750 shares of the Company’s Series A Preferred Stock.

The Assets were acquired for a purchase price of $500,000, of which $450,000 was payable at closing, and a contingent $50,000 payment would have become payable upon the attainment by Quatech of $250,000 in quarterly sales revenue from the sale of SocketSerial products in any quarter through the quarter ending December 31, 2010. No sales of the SocketSerial products attained the $250,000 threshold in any quarterly period through December 31, 2010; therefore the contingent $50,000 is not payable. The purchase price was allocated as follows:

Equipment	$10,000
Developed embedded software	390,000
Customer list	50,000
Total	$450,000

The acquired Assets were not placed fully into service until December 31, 2009 and will begin being depreciated in January 2010 under their respective lives, estimated to be 5 years, on a straight line basis.

NOTE 3 — INVENTORIES

Inventory components at year-end are shown in the following table:

	2010	2009
Finished goods	$613,009	$761,600
Raw materials and sub-assemblies	285,409	315,139
	$898,418	$1,076,739

Purchases of finished assemblies from three major vendors represented 37%, 30% and 11% of the total inventory purchased in 2010 and purchases from two major vendors represented 43% and 23% of inventory purchased in 2009. The Company has arrangements with these vendors to purchase product based on purchase orders periodically issued by the Company.

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 — PROPERTY

At December 31, 2010 and 2009, property consisted of the following:

	2010	2009
Leasehold improvements	$103,714	$103,714
Machinery and equipment	380,773	328,197
Computer software and equipment	628,683	611,462
Office furniture and equipment	79,602	79,602
Internally developed software	191,657	191,657
Developed embedded software	390,000	390,000
	1,774,429	1,704,632
Less: Accumulated depreciation	(1,142,660)	(958,876)
Net property	$631,769	$745,756

Depreciation expense totaled approximately $184,000 and $86,000 for the years ended December 31, 2010 and 2009, respectively.

NOTE 5 — INCOME TAXES

The income tax benefit consists of the following for the years ended December 31, 2010 and 2009:

	2010	2009
Current:
Federal	$—	$—
State	—	—
Total current	—	—

Deferred:
Federal	(225,654)	(375,602)
State	(26,547)	(44,188)

Total deferred	(252,201)	(419,790)
Change in valuation allowance	252,201	419,790
Deferred income tax provision — net	—	—
Total income tax provision	$—	$—

At December 31, 2010 and 2009, net deferred tax balances consisted of the following:

	2010	2009
Deferred tax assets related to:
Accounts receivable	$8,922	$10,136
Accrued expenses	43,338	40,911
Inventory	169,489	115,853
Intangibles	740,246	646,507
General business credits	135,562	135,562
Nonqualified stock options	88,635	62,606
Stock warrants	42,142	38,114
Net operating loss caryforward	4,676,969	4,507,300
	5,905,303	5,556,989

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 — INCOME TAXES (Continued)

	2010	2009
Valuation allowance	(4,712,578)	(4,460,376)
Deferred tax assets, net	1,192,725	1,096,613

Deferred tax liabilities related to:
Property, plant and equipment	(75,144)	(33,743)
Intangibles	(1,117,581)	(1,062,870)
Deferred tax liabilities, net	(1,192,725)	(1,096,613)

Deferred taxes, net	$—	$—
Amounts included in balance sheets:
Current deferred tax assets	$—	$—
Long-germ deferred tax liability	—	—
Deferred taxes, net	$—	$—

Included in the total deferred tax assets, the Company has an income tax carryforward for federal net operating losses. The cumulative federal net operating loss carryforward of approximately $12,308,000 expires through 2030; however, as a result of the merger between Quatech, Inc. and DPAC Technologies Corp, a substantial portion of DPAC’s federal net operating loss carryforward is subject to the provisions of Sec. 382 of the Internal Revenue Code (IRC), and therefore, is not available for immediate benefit to the company. Management has not yet determined the final impact of the IRC Sec. 382 limitation on the federal net operating loss carryforward. The realization of the Company’s deferred tax assets, including this federal net operating loss, and the related valuation allowance are significant estimates requiring assumptions regarding the sufficiency of future taxable income to realize the future tax deduction from the reversal of deferred tax assets and the net operating loss prior to their expiration. The valuation allowance has been provided based upon the Company’s assessment of future realizability of certain deferred tax assets, as it is more likely than not that sufficient taxable income will not be generated to realize these temporary differences. The net increase in the valuation allowance was $252,201 for 2010 and $419,790 for 2009. The amount of the corresponding valuation allowance could change significantly in the near term if estimates of future taxable income are changed.

The Company recognizes deferred tax assets and liabilities based on the differences between the financial statement carrying values and the tax bases of assets and liabilities. The 2010 and 2009 valuation allowances were calculated using an assessment of both negative and positive evidence when measuring the need for a valuation allowance. Evidence evaluated by management included operating results during the most recent three-year period and future projections, with more weight given to historical results than expectations of future profitability, which are inherently uncertain. The Company’s net losses in recent periods represented sufficient negative evidence to require a full valuation allowance against its net deferred tax assets. This valuation allowance will be evaluated periodically and could be reversed partially or totally if business results have sufficiently improved to support realization of deferred tax assets.

A reconciliation of the Company’s effective tax rate compared to the federal statutory rate is as follows:

	2010	2009
Federal statutory rate	(34)%	(34)%
State taxes	0	0
Valuation allowance	34	34
Other	0	0
	0%	0%

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 — DEBT

At December 31, 2010 and 2009, outstanding debt consisted of the following:

	2010	2009
Revolving credit facility	$1,500,000	$1,425,243

Long term debt:
Ohio Development Loan:
Principal balance	$1,906,268	$1,933,279
Accrued participation fee	190,704	173,445
	2,096,972	2,106,724
Less: current portion	(125,000)	—
Net long-term portion	1,971,972	2,106,724

Subordinated debt:
Principal balance	$1,395,000	$1,430,000
Accrued success fee	18,319	—
Less: Unamortized discount for stock warrants	(26,595)	(39,351)
	1,386,724	1,390,649
Less: current portion	(195,000)	(230,000)
Net long-term portion	$1,191,724	$1,160,649

Total Current Portion of Long-term Debt	$320,000	$230,000
Total Net Long-term Debt	$3,163,696	$3,267,373

Revolving Credit Facility

The Company has a revolving line of credit with a Bank providing for a maximum facility of $1,500,000 working capital line of credit through May 31, 2011. At December 31, 2010, the facility had a floating interest rate at the 30 day LIBOR (.26% at December 31, 2010) plus 8.5%. Per the terms of the Third Amendment to Credit Facility, the line expired on December 15, 2010. In March 2011, the Company entered into a Fourth Amendment (“Amendment”) to Credit Agreement, effective as of December 15, 2010, extending the maturity date to May 31, 2011, and maintaining the interest rate at the LIBOR Rate, plus 8.5%. Interest is payable monthly on the last day of each month, until maturity. The Company is obligated to pay to the Bank an extension fee of $17,500 per the terms of the Fourth Amendment, with $7,500 due with the signing of the agreement and $10,000 due at maturity. All other terms and conditions of the Credit Agreement remain unchanged by the Amendment. Availability under the line of credit is formula driven based on applicable balances of the Company’s accounts receivable and inventories. Based on the formula, at December 31, 2010 the Company had availability to draw up to the maximum line amount of $1,500,000. For 2010, the average debt balance on the line of credit was $1,500,000 and the weighted average interest rate was 8.75%. The Credit Facility is secured by substantially all of the assets of the Company and expires on May 31, 2011.

As of December 31, 2010, we were not in compliance with certain of our bank financial covenants, which included purchasing assets in excess of $100,000.00 from Socket Mobile, Inc. through the assistance of Development Capital Venture, L.P. without the express written consent of the bank. These defaults were waived by Fifth Third Bank by agreement (entered into in March, 2011), but any other events of default were not waived. Each of the loan agreements with Canal Mezzanine Partners and the State of Ohio provide for cross-default of such loans in the event the Company defaults on a material agreement (such as the Bank credit facility) under certain

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 — DEBT (Continued)

terms. Further, each of the loan agreements provide for restrictive covenants, including the incurrence of additional indebtedness and certain equity financings, which restrict the Company’s ability to access other sources of liquidity, absent refinancing all of the existing indebtedness. The Company is currently talking to a number of other potential lenders with the intent of replacing the bank line of credit with a new facility; however, we have not at this time received a commitment from another source that could replace the Bank line in its entirety. The Bank line currently is set to mature in May, 2011. Additionally, the Canal Mezzanine and State of Ohio loan agreements contain provisions that accelerate the maturity and repayment of outstanding borrowings upon the acceleration of the Bank debt.

Ohio Development Loan

On January 27, 2006 Quatech entered into a Loan Agreement with the Director of Development of the State of Ohio pursuant to which Quatech borrowed $2,267,000 for certain eligible project financing. The State of Ohio debt accrues interest at the rate of 9.0% per year. Payments of interest only were due and payable monthly from March 2006 through February 2007. Thereafter, Quatech was obligated to make 48 consecutive monthly principal payments of $10,417 plus interest with the then balance due on February 1, 2011. During the second quarter of 2010, the repayments terms of the note were modified by means of an Allonge to the original instrument and provided a new debt amortization table. The modification deferred all monthly principal payments for a period of 11 months from October 2009 through September 2010 and extended the maturity date of the note. Per the modified agreement, the Company was obligated to make only monthly interest payments from November 2009 through September 2010. Thereafter, Quatech is obligated to make monthly principal payments of $10,417 plus interest through January 2013, with the remaining balance due in January 2013. The Company is current on all payments through December 31, 2010. At maturity, Quatech is obligated to pay the State of Ohio a participation fee equal to the lesser of 10% of the maximum principal amount borrowed or $250,000. The State of Ohio debt is secured by all the assets of Quatech which security interest is subordinated to the interest of the Bank. The participation fee is being accrued as additional interest each month over the term of the loan.

Subordinated Debt

On January 31, 2008, the Company entered into a Senior Subordinated Note and Warrant Purchase Agreement (“Agreement”) with Canal Mezzanine Partners, L.P. (“Canal”), for $1,200,000. The subordinated note has a stated annual interest rate of 13% and a five year maturity date. Interest only payments are payable monthly during the first five years of the note with all principal due and payable on the fifth anniversary of the note. The Agreement also provides for a formula driven success fee based on a multiple of the trailing twelve months EBITDA, to be paid at maturity or a triggering event, and for issuance of warrants entitling Canal to purchase 3% of the Company’s fully diluted shares at time of exercise at a nominal purchase price. At December 31, 2010, the Company was not in compliance with the Funded Debt to EBITDA covenant. Subsequent to year end and effective December 31, 2010, the covenant was modified to read equal to or less than 5.0, with which the Company is in compliance, and expects to be able to remain in compliance with. In conjunction with the covenant modification and effective March 1, 2011, the interest rate was increased from 13% to 16% per annum.

In October 2008, the Company entered into an Amendment to the Agreement providing for a second tranche of Senior Subordinated Debt financing from Canal of $250,000, which was due and payable on February 15, 2009. In March 2010, the Company and Canal came to agreement, effective November 1, 2009, that established a modified payment schedule and increased the interest rate from 13% to 16% per annum. The Company repaid $55,000 of the principal balance. In April 2011, the Company and Canal came to agreement modifying the maturity date to July 31, 2011.

The warrants associated with the Canal debt have a 10 year life and are exercisable at any time. The subordinated note has been discounted by the fair value of the detachable warrants, with a corresponding

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 — DEBT (Continued)

contribution to capital. The discount, calculated to be $63,800 at time of issuance, is being amortized as additional interest expense and accretes the note to face value at maturity. The Company determined the fair value of the warrant by using the Black-Scholes pricing model and calculating 3% of fully diluted shares at time of issuance, including a potential 50 million common shares for the conversion of the outstanding Series A preferred stock, which equated to approximately 4.9 million shares and using the closing stock price on the date of the transaction of $0.014 per share.

The success fee is defined as equal to 7.0 times the trailing twelve months EBITDA minus indebtedness plus cash, times 6.0%, to be paid at maturity or a triggering event. The success fee is being accounted for as a separate contingent component of the note and will be revalued at each reporting period. The success fee is calculated at the end of each reporting period based on the trailing twelve months EBITDA, with the resultant amount multiplied times the percentage of the loan period remaining at each measurement date. As such, the liability is trued up at each reporting period based on the time elapsed, with the remaining unamortized portion of the success fee accreted monthly as additional interest expense over the remaining term of the loan. $18,319 was accrued for the success fee was accrued at December 31, 2010 based on the formula calculation and no success fees were accrued as of December 31, 2009.

Put Warrant Liability

In connection with the Subordinated Loan Agreement between the Company and the Hillstreet Fund, entered into on February 28, 2006 and which was paid in full on January 31, 2008, the Company issued a 10-year warrant (“Put Warrant”) for 5,443,457 common shares at an exercise price of $0.00001 per share. The warrant expires on February 28, 2016. The Put Warrant continues to remain outstanding and can be “put” to the Company at any time based on criteria set forth in the warrant agreement at a price equal to the greatest of (i) the fair market value as established by a capital transaction or public offering; (ii) six times the Company’s EBITDA for the trailing 12 month period; and (iii) an appraised value. The Company values the put warrant liability by calculating the difference between the Company’s closing stock price at the end of a reporting period and the exercise price per share multiplied by the number of warrants granted. The Company has classified the fair value of the warrant as a liability and changes in the fair value of the warrant are recognized in the earnings of the Company. The Company recognized a loss of $10,600 and a gain of $15,800 for the years ended December 31, 2010 and 2009, respectively, related to the change in value of the put warrant liability. In addition, the actual settlement amount of the put warrant liability could differ materially from the value determined based on the Company’s stock price.

The aggregate amounts of combined long term debt, excluding the put warrant liability, maturing as of December 31st in future years is $320,000 in 2011, $125,000 in 2012, and $3,039,000 in 2013.

Interest expense incurred of $641,000 for the year ended December 31, 2010 included the following non-cash charges: accretion of participation and success fees of $35,000, amortization of deferred financing costs of $47,000, and amortization of the discount for warrants of $13,000.

Interest expense incurred of $580,000 for the year ended December 31, 2009 included the following non-cash charges: accretion of participation fees of $46,000, amortization of deferred financing costs of $50,000, and amortization of the discount for warrants of $13,000.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases office and operation facilities in Hudson, Ohio under an operating lease arrangement that expires on March 31, 2014. The minimum annual rentals under this lease are being charged to expense on a straight line basis over the lease term. Deferred rents were $8,775 as of December 31, 2010 and $13,500 as of December 31,

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 — COMMITMENTS AND CONTINGENCIES (Continued)

2009. The facility lease requires additional payments for property taxes, insurance and maintenance costs. Additionally, the Company leases certain equipment under operating leases. The Company had no capital leases as of December 31, 2010. The following table summarizes the future minimum payments under the Company’s operating leases at December 31, 2010:

Fiscal Year Ending	Operating
2011	$160,000
2012	160,000
2013	160,000
2014	40,000
Total minimum lease payments	$520,000

Rent expense under operating leases was approximately $109,000 and $122,000 for the years ended December 31, 2010 and 2009, respectively. The amounts for both 2010 and 2009 are net of rental receipts of $59,000 as the Company has sublet a portion of its facility in Hudson, OH to one of its contract manufacturers.

Legal Proceedings

We are subject to various legal proceedings and threatened legal proceedings from time to time as part of our business. We are not currently party to any legal proceedings nor are we aware of any threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe would have a material adverse effect on our business, financial condition and results of operations. However, any potential litigation, regardless of its merits, could result in substantial costs to us and divert management’s attention from our operations. Such diversions could have an adverse impact on our business, results of operations and financial condition.

Other Contingent Contractual Obligations

Over time, the Company has made and continues to make certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These include: indemnities to past, present and future directors, officers, employees and other agents pursuant to the Company’s Articles, Bylaws, resolutions, agreements or otherwise; indemnities to various lessors in connection with facility leases for certain claims arising from such facility or lease; indemnities to vendors and service providers pertaining to claims based on the negligence or willful misconduct of the Company; and indemnities pursuant to contracts involving protection of selling security holders against claims by third parties arising from any alleged inaccuracy of information in registration statements filed by the Company with the SEC or involving indemnification of the other parties to contracts from any damages arising from misrepresentations made by the Company. The Company may also issue a guarantee in the form of a standby letter of credit as security for contingent liabilities under certain customer contracts. The duration of these indemnities, commitments and guarantees varies and, in certain cases, may be indefinite. The majority of these indemnities, commitments and guarantees may not provide for any limitation of the future payments that the Company could potentially be obligated to make. The Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying balance sheets.

The Company has written severance agreements with the current CEO and CFO that provide for compensation equivalent to one year of compensation and six months of compensation, respectively, should either individual be terminated for any reason other than cause.

NOTE 8 — STOCK OPTION PLANS

The Company recognizes compensation expense, using a fair-value based method, for costs related to all share-based payments including stock options and stock issued under our employee stock plans. The Company estimates

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 — STOCK OPTION PLANS (Continued)

the fair value of share-based payment awards on the date of grant using a Black-Scholes option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service periods in our consolidated statements of operations.

Under the terms of the Company’s 1996 Stock Option Plan, (the “Plan”), qualified and nonqualified options to purchase shares of the Company’s common stock are available for issuance to employees, officers, directors, and consultants. As amended on February 23, 2006, the Plan initially called for options to purchase 15,000,000 shares with an increase to the total number of options available in the plan of 4% of the number of outstanding shares of common stock each year until the end of the option plan. On February 23, 2006, the termination date for the plan was extended to January 11, 2011. At December 31, 2010, 22,655,000 shares were available for future grants under the Plan. Subsequent to year end and prior to the termination date of the plan, the Company issued 9,100,000 options shares.

Options issued under this Plan are granted with exercise prices at fair market value and generally vest immediately for options granted to directors and at a rate of 25% per year for options granted to employees, and expire within 10 years from the date of grant or 90 days after termination of employment.

During the years ended December 31, 2010 and 2009, the Company recognized compensation expense for stock options of $68,496 and $119,371. The expense is included in the consolidated statement of operations as general and administrative expense. Total unamortized compensation expense related to non-vested stock option awards at December 31, 2010 was $46,000, which is expected to be recognized over a weighted-average period of 0.7 years. The Company’s calculations were made using the Black-Scholes option-pricing model, with the following weighted average assumptions:

	2010(1)	2009
Expected life	N/A	6.5 years
Volatility	N/A	297%
Interest rate	N/A	2.0%
Dividends	N/A	None

(1)	No options were granted during the year ended December 31, 2010.

Expected volatilities are based on historical volatility of the Company’s stock. The Company used historical experience with exercise and post employment termination behavior to determine the options’ expected lives. The expected life represents the period of time that options granted are expected to be outstanding. The risk-free rate is based on the U.S. Treasury rate with a maturity date corresponding to the options’ expected life. The dividend yield is based upon the historical dividend yield.

The following table summarizes stock option activity under DPAC’s 1996 Stock Option Plans for the years ended December 31, 2010 and 2009:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life	Aggregrate Intrinsic Value
Outstanding — December 31, 2008	12,882,125	$0.86
Granted (weighted-average fair value of $0.03)	2,050,001	$0.03
Exercised	—	$0.00
Canceled	(381,190)	$1.04
Outstanding — December 31, 2009	14,550,936	$0.42

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 — STOCK OPTION PLANS (Continued)

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life		Aggregrate Intrinsic Value
Granted	—	$0.00
Exercised	—	$0.00
Canceled	(1,766,237)	$1.93
Outstanding — December 31, 2010	12,784,699	$0.21	5.1	Years	$—
Exercisable — December 31, 2010	10,822,199	$0.24	4.8	Years	$—

No options were exercised in 2010 or 2009.

The outstanding and exercisable options at December 31, 2010 presented by price range are as follows:

		Options Outstanding			Options Exercisable
Range of Exercise Prices		Number Outstanding	Weighted- Average Exerci se Price	Wgt. Avg. Remaining Contractual Life	Number Exercisable	Weighted- Average Exercise Price
$0.01	$0.03	3,645,333	$0.03	4.5	3,645,333	$0.03
$0.04	$0.10	6,717,566	$0.07	6.1	4,755,066	$0.07
$0.11	$0.25	960,000	$0.16	5.2	960,000	$0.16
$0.26	$7.56	1,461,800	$1.38	1.8	1,461,800	$1.38
		12,784,699	$0.21	5.1	10,822,199	$0.24

NOTE 9 — CONCENTRATION OF CUSTOMERS

No single customer accounted for more than 10% of net sales for 2010 and one customer accounted for 11% of net sales in 2009. No single customer accounted for more than 10% and one customer accounted for 13% of accounts receivable at December 31, 2010 and 2009, respectively.

NOTE 10 — SEGMENT INFORMATION

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company’s chief operating decision-maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief executive officer reviews financial information and makes operational decisions based upon the Company taken as a whole. Therefore, the Company reports as a single segment.

The Company had export sales that accounted for 26% and 23% of total net sales in 2010 and 2009, respectively. Export sales were primarily to Western European countries, Canada, Brazil, and Singapore. Foreign sales are made in U.S dollars. All long-lived assets are located in the United States.

NOTE 11 — EMPLOYEE BENEFIT PLAN

The Company has a defined contribution plan covering substantially all employees. The Company matches 25% of employee deferral contributions up to 6% of eligible wages, as defined. The Company contributed matching contributions of approximately $11,000 and $15,000 in the years ended December 31, 2010 and 2009, respectively.

DPAC TECHNOLOGIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12 — SALE OF MANUFACTURING CAPABILITY

The Company entered into an Equipment Purchase Agreement (the “Agreement”) that was consummated in January 2009 with one of its contract manufacturers (“Manufacturer”) and sold certain of its manufacturing equipment (consisting of manufacturing equipment, fixtures, tools, shelving and tables) for a sale price of $74,000. The Manufacturer also assumed the obligations of Quatech under a certain capital lease with a remaining balance of approximately $21,000 at December 31, 2008. Also pursuant to the Agreement, Quatech sold certain inventory valued at a sum of $150,000. Quatech and Manufacturer have agreed that Manufacturer will purchase additional active inventory thereafter from Quatech under terms and conditions to be determined. Also pursuant to the Agreement, the Company sublet to Manufacturer 4,911 square feet of space at the Company’s manufacturing facility located in Hudson, OH. Additionally, the Company has agreed to utilize Manufacturer as its manufacturer of all products and parts for existing products of the Company (other than under the Company’s Airborne wireless product line) for a period of 24 months under terms and conditions to be determined by the parties. A negligible loss was recorded with regard to the transaction as the assets were sold at the Company’s approximate net carrying value of the assets.

Unaudited Condensed Consolidated Financial Statements of DPAC for the
Period Ended June 30, 2011

DPAC Technologies Corp.
Condensed Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,142	$47,870
Accounts receivable, net	1,479,219	1,159,122
Inventories	1,061,059	898,418
Prepaid expenses and other current assets	82,504	37,358

Total current assets	2,641,924	2,142,768

PROPERTY, net	544,100	631,769

DEFERRED FINANCING COSTS, net	51,901	68,291
TRADEMARKS	2,583,000	2,583,000
GOODWILL	3,822,503	3,822,503
AMORTIZABLE INTANGIBLE ASSETS, net	34,000	121,664
OTHER ASSETS	16,133	16,133

TOTAL	$9,693,561	$9,386,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving credit facility	$1,500,000	$1,500,000
Short term note	21,930	—
Current portion of long-term debt	320,000	320,000
Accounts payable	1,594,025	1,127,512
Put warrant liability	119,100	110,900
Other accrued liabilities	553,746	512,410

Total current liabilities	4,108,801	3,570,822

LONG-TERM LIABILITIES:
Ohio Development loan, less current portion	1,918,102	1,971,972
Subordinated debt, less current portion	1,179,783	1,191,724

Total long-term liabilities	3,097,885	3,163,696

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Convertible, voting, cumulative, 15% series A preferred stock, $100 par value; 30,000 shares authorized; 30,000 shares issued and outstanding at June 30, 2011 and December 31, 2010	2,499,203	2,499,203

Common stock, no par value, 500,000,000 shares authorized; 141,995,826 and 109,414,896 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	6,281,600	5,755,728
Preferred stock dividends distributable in common stock; 4,492,469 and 32,580,930 common shares at June 30, 2011 and December 31, 2010, respectively	225,000	465,000

Accumulated deficit	(6,518,928)	(6,068,321)

Total stockholders’ equity	2,486,875	2,651,610

TOTAL	$9,693,561	$9,386,128

See accompanying notes to consolidated financial statements.

DPAC Technologies Corp.
Condensed Consolidated Statements of Operations
(Unaudited)

	For the quarter ended:		For the six months ended:
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
NET SALES	$2,239,264	$1,984,488	$4,251,683	$3,753,508

COST OF GOODS SOLD	1,296,615	1,134,526	2,469,660	2,061,553

GROSS PROFIT	942,649	849,962	1,782,023	1,691,955

OPERATING EXPENSES
Sales and marketing	249,260	189,511	486,367	364,942
Research and development	177,345	194,243	391,441	381,970
General and administrative	380,290	302,234	723,815	592,110
Amortization of intangible assets	12,582	132,087	106,828	264,174

Total operating expenses	819,477	818,075	1,708,451	1,603,196

INCOME FROM OPERATIONS	123,172	31,887	73,572	88,759

OTHER (INCOME) EXPENSE:
Interest expense	157,743	160,707	290,979	313,399
Fair value adjustment for put warrant liability	—	(35,800)	8,200	(35,800)

Total other expenses	157,743	124,907	299,179	277,599

LOSS BEFORE INCOME TAXES	(34,571)	(93,020)	(225,607)	(188,840)

INCOME TAX PROVISION	—	—	—	—

NET LOSS	$(34,571)	$(93,020)	$(225,607)	$(188,840)

PREFERRED STOCK DIVIDENDS	112,500	112,500	225,000	225,000

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(147,071)	$(205,520)	$(450,607)	$(413,840)

NET LOSS PER SHARE:
Net Loss — Basic and diluted	$0.00	$0.00	$0.00	$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	141,996,000	109,415,000	131,136,000	109,415,000

See accompanying notes to consolidated financial statements.

DPAC Technologies Corp.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the six months ended
	June 30, 2011	June 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(225,607)	$(188,840)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	180,419	338,824
Provision for obsolete inventory	24,000	24,000
Accretion of discount and success fees on debt	(3,311)	15,008
Amortization of deferred financing costs	16,390	22,961
Fair value adjustment for put warrant liability	8,200	(35,800)
Non-cash compensation expense	60,872	39,354

Changes in operating assets and liabilities:
Accounts receivable	(320,097)	(26,260)
Inventories	(186,641)	139,875
Prepaid expenses and other assets	(45,146)	(6,073)
Accounts payable	466,513	(423,067)
Other accrued liabilities	41,336	200,494

Net cash provided by operating activities	16,928	100,476

CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions	(5,086)	(40,084)

Net cash used in investing activities:	(5,086)	(40,084)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowing under revolving credit facility	—	74,757
Net borrowing under short term notes	21,930	22,040
Repayments on Ohio Development loan	(62,500)	—
Repayment of Subordinated Debt	—	(35,000)
Financing costs incurred	—	(7,500)
Preferred stock dividends paid in cash	—	(17,500)

Net cash (used in) provided by financing activities	(40,570)	36,797

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(28,728)	97,189

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	47,870	17,532

CASH & CASH EQUIVALENTS, END OF PERIOD	$19,142	$114,721

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$272,000	$230,983

Accrued preferred stock dividends distributable in common stock	$225,000	$190,000

Common stock issued in payment of preferred stock dividends	$465,000	$—

See accompanying notes to consolidated financial statements.

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 — Summary of Significant Accounting Policies

Nature of Operations

DPAC Technologies Corp., (“DPAC”) through its wholly owned subsidiary, Quatech Inc., (“Quatech”) designs and sells device connectivity and device networking solutions for a broad market. Quatech sells its products through a global network of distributors, system integrators, value added resellers, and original equipment manufacturers (“OEM”). Quatech designs communication and data acquisition products for personal computer based systems. The Company sells to customers in both domestic and foreign markets.

Going Concern

The Company’s financial statements have been prepared on a going concern basis. Certain conditions exist that raise substantial doubt about the Company’s ability to continue as a going concern. These conditions include recent operating losses, deficit working capital balances and the inherent risk in extending or refinancing our bank line of credit, which matures on September 5, 2011. Our ability to continue as a going concern is dependent upon our ability to maintain positive cash flows from operations and to raise additional financing. Management believes that it has taken the necessary steps to achieve and maintain positive cash flows from operations, including the acquisition of a product line and reduction and management of the Company’s operating costs. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As such, they do not include adjustments relating to the recoverability of recorded asset amounts and classification of recorded assets and liabilities that might result from the outcome of this uncertainty.

Liquidity

At June 30, 2011, the Company had a cash balance of $19,000 and a deficit in working capital of $1,467,000. At December 31, 2010, the Company had a cash balance of $48,000 and a deficit in working capital of $1,428,000. Although the Company has reported net losses in recent periods, a significant portion of our operating expenses are non-cash. During the first six months of 2011, the Company reported a net loss of $226,000, which included the following non-cash operating expenses: depreciation and amortization of $180,000, non-cash compensation expense for stock options of $61,000, and a charge of $8,200 for the put warrant adjustment. For 2010, the Company reported a net loss of $665,000, which included the following non-cash operating expenses: depreciation and amortization of $684,000, provision for excess inventory of $166,000, non-cash compensation expense for stock options of $68,000, and non-cash interest expense of $95,000.

The Company has taken the following actions to reduce expenses and increase capital: During the first quarter of 2009, the Company entered into an agreement with one of its contract manufacturers to sell certain equipment and inventory, lease a portion of its facility to the manufacturer, and further engage the manufacturer to produce more of the Company’s products. This transaction provided $150,000 in cash and has improved the operating efficiency of the Company. In the third quarter of 2009, the Company implemented additional cost reduction measures by reducing headcount and implementing a salary reduction program for all employees resulting in annual operating costs reductions of approximately $400,000. On September 30, 2009, the Company acquired the SocketSerial product line in a non cash transaction for the Company. In June 2011, the Company entered into a Fifth Amendment to Credit Agreement extending the maturity date of its Bank revolving credit facility to September 5, 2011. Management believes that the actions it has taken will help enable the Company to generate positive cash flows from operations. However, a downturn in our revenue levels can severely impact the availability under our line of credit and limit our ability to meet our obligations on a timely basis and finance our operations as needed.

On August 3, 2011, DPAC and Quatech entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with B&B Electronics Manufacturing Company (“B&B”) and its wholly owned subsidiary, Q-Tech Acquisition, LLC (the “Buyer”), that provides for the sale of substantially all of the assets of Quatech (which

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(UNAUDITED)

NOTE 1 — Summary of Significant Accounting Policies (Continued)

indirectly constitute substantially all of the assets of DPAC) to the Buyer for an aggregate amount of $10.5 million in cash, subject to a working capital adjustment at the closing. The Company will use the proceeds from the sale of assets to pay-off of its debt obligations, with the Buyer assuming certain other current liabilities, including accounts payable. In connection with the execution of the Asset Purchase Agreement, on July 27, 2011, the DPAC Board of Directors unanimously approved a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”). Related to the Plan of Dissolution, DPAC and Quatech, as well as Development Capital Ventures, L.P., the majority shareholder of DPAC, and members of the DPAC Board of Directors who are shareholders, as well as Canal Mezzanine Partners, L.P. and The Hillstreet Fund, L.P. (“Hill Street”) and certain members of management who hold shares of common stock, agreed pursuant to an Allocation Agreement (the “Allocation Agreement”) that will become effective at the closing under the Asset Purchase Agreement, to a distribution to each holder of common stock (i) who is not as of, and has not been within 90 days prior to, the record date established with respect to such distributions, an officer or director or employee of DPAC or Quatech or (ii) who is not a party to the Allocation Agreement Immediately after the closing of the Asset Purchase Agreement, DPAC intends to begin a liquidation and winding process and DPAC will be completely dissolved at a date to be determined by the DPAC Board of Directors. See Note 12 — Subsequent Event for additional information.

Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and in accordance with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all material adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

All intercompany transactions and balances have been eliminated in consolidation.

For further information, refer to the audited financial statements and footnotes thereto of DPAC for the year ended December 31, 2010 which were filed on Form 10-K on April 15, 2011.

Use of Estimates

In accordance with accounting principles generally accepted in the United States, management utilizes estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions relate to recording net revenue, collectibility of accounts receivable, useful lives and impairment of tangible and intangible assets, accruals, income taxes, inventory realization, stock-based compensation expense and other factors. Management believes it has exercised reasonable judgment in deriving these estimates. Consequently, a change in conditions could affect these estimates.

Fair Value Measurements

In September 2006, the FASB issued ASC No. 820, Fair Value Measurements (“ASC 820,” and previously referred to as Statement No. 157). The accounting pronouncement establishes a three-level hierarchy which prioritizes the inputs used in measuring fair value. In general, fair value determined by Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(UNAUDITED)

NOTE 1 — Summary of Significant Accounting Policies (Continued)

are unobservable data points for the asset or liability, and includes situations in which there is little, if any, market activity for the asset or liability.

The following table represents our financial assets and liabilities measured at fair value on a recurring basis and the basis for that measurement:

		Fair Value Measurement Using:
	Total Fair Value Measurement	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Put Warrant Liability
June 30, 2011	$119,100	—	$119,100	—
December 31, 2010	$110,900	—	$110,900	—

Success Fee
June 30, 2011	$—	—	$—	—
December 31, 2010	$18,319	—	$18,319	—

The Company values the put warrant liability at the end of each reporting period by calculating the difference between the put price per share as defined in the Warrant Agreement and the exercise price per share multiplied by the number of warrants granted. The Company has classified the fair value of the warrants as a liability and changes in the fair value of the warrants are recognized in the earnings of the Company. The Company recognized no gain or loss for the current year second quarter and a loss of $8,200 for the six months ended June 30, 2011, and recognized a gain of $35,800 for both the three and six month periods ended June 30, 2010, related to the change in value of the put warrant liability. In the current year, the Company calculated the put price per share by using the Company’s stock book value as defined in the Warrant Agreement, resulting in a per share value of $0.019. In prior periods, the Company has used the closing stock price to value the put warrant liability as it has approximated the per share book value. In addition, the actual settlement amount of the put warrant liability could differ materially from the value determined.

The Subordinated Debt Agreement, which funded on January 31, 2008, provides for a formula driven success fee equal to 7.0 times the trailing twelve months EBITDA minus indebtedness plus cash, times 6.0%, to be paid at maturity or a triggering event. The success fee is being accounted for as a separate contingent component of the note and will be revalued at each reporting period. The success fee is calculated at the end of each reporting period based on the trailing twelve months EBITDA, with the resultant amount multiplied times the percentage of the loan period remaining at each measurement date. As such, the liability is trued up at each reporting period based on the time elapsed, with the remaining unamortized portion of the success fee accreted monthly as additional interest expense over the remaining term of the loan. Based on the results of the above calculation, the Company recorded no liability for the success fee as of June 30, 2011, resulting in no gain or loss and a gain of $18,319 for the three and six months ended June 30, 2011, respectively. There was no change in the valuation technique used by the Company since the last reporting period.

New Accounting Pronouncements

In January 2009, the Securities and Exchange Commission (“SEC”) issued Release No. 33-9002, “Interactive Data to Improve Financial Reporting.” The final rule requires companies to provide their financial statements and financial statement schedules to the SEC and on their corporate websites in interactive data format using the eXtensible Business Reporting Language (“XBRL”). The rule was adopted by the SEC to improve the ability of

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(UNAUDITED)

NOTE 1 — Summary of Significant Accounting Policies (Continued)

financial statement users to access and analyze financial data. The SEC adopted a phase-in schedule indicating when registrants must furnish interactive data. Under this schedule, the Company is required to submit filings with financial statement information using XBRL commencing with its June 30, 2011 quarterly report on Form 10-Q, and is permitted to file such financial statement information under an amendment to such form 10-Q if the amendment is filed no more than 30 days after the earlier of the due date or the filing date of such form.

In October 2009, the FASB amended revenue recognition guidance for arrangements with multiple deliverables. The guidance eliminates the residual method of revenue recognition and allows the use of management’s best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence (“VSOE”), vendor objective evidence (“VOE”) or third-party evidence (“TPE”) is unavailable. This guidance should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. Full retrospective application of the guidance is optional. The provision was adopted and did not have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update 2010-13 (ASU 2010-13), “Compensation—Stock Compensation (Topic 718).” ASU 2010-13 provides amendments to ASC Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The adoption of the provisions of ASU 2010-13 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2010, the FASB issued an Accounting Standards Update 2010-28(“ASU 2010-28”), “Intangibles—Goodwill and Other (Topic 350)”. ASU 2010-28 amends ASC Topic 350. ASU 2010-28 clarifies the requirement to test for impairment of goodwill. ASC Topic 350 requires that goodwill be tested for impairment if the carrying amount of a reporting unit exceeds its fair value. Under ASU 2010-28, when the carrying amount of a reporting unit is zero or negative an entity must assume that it is more likely than not that a goodwill impairment exists, perform an additional test to determine whether goodwill has been impaired and calculate the amount of that impairment. The modifications to ASC Topic 350 resulting from the issuance of ASU 2010-28 are effective for fiscal years beginning after December 15, 2010 and interim periods within those years. Early adoption is not permitted. The adoption of the provisions of ASU 2010-28 did not have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 2 — Inventories

Inventories consist of the following:

	June 30, 2011	December 31, 2010
Finished goods	$828,002	$613,009
Raw materials and sub-assemblies	233,057	285,409
	$1,061,059	$898,418

Purchases of finished assemblies and components from three major vendors represented 40%, 26% and 24% of the total inventory purchased in the six months ended June 30, 2011, and two vendors accounted for 37% and 33% for the six months ended June 30, 2010. The Company has arrangements with these vendors to purchase product based on purchase orders periodically issued by the Company.

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(UNAUDITED)

NOTE 3 — Property

Property consists of the following:

	June 30, 2011	December 31, 2010
Leasehold improvements	$103,714	$103,714
Machinery and equipment	384,773	380,773
Computer software and equipment	629,769	628,683
Office funiture and equipment	79,602	79,602
Internally developed software	191,657	191,657
Developed embedded software	390,000	390,000
	1,779,515	1,774,429
Less: accumulated depreciation and amortization	(1,235,415)	(1,142,660)
Net property	$544,100	$631,769

NOTE 4 — Debt

At June 30, 2011 and December 31, 2010, outstanding debt is comprised of the following:

	June 30, 2011	December 31, 2010
Revolving credit facility	$1,500,000	$1,500,000

Long term debt:
Ohio Development Loan:
Principal balance	$1,843,768	$1,906,268
Accrued participation fee	199,334	190,704
	2,043,102	2,096,972
Less: current portion	(125,000)	(125,000)
Net long-term portion	1,918,102	1,971,972

Subordinated debt:
Principal balance	$1,395,000	$1,395,000
Accrued success fee	—	18,319
Less: Unamortized discount for stock warrants	(20,217)	(26,595)
	1,374,783	1,386,724
Less: current portion	(195,000)	(195,000)
Net long-term portion	$1,179,783	$1,191,724

Total Current Portion of Long-term Debt	$320,000	$320,000

Total Net Long-term Debt	$3,097,885	$3,163,696

Revolving Credit Facility

On June 30, 2011, the Company had a revolving line of credit with a Bank providing for a maximum facility of $1,500,000 working capital line of credit with a maturity date of September 5, 2011. At June 30, 2011, the facility had a floating interest rate at the 30 day LIBOR (.19% at June 30, 2011) plus 8.5%. Interest is payable monthly on the last day of each month, until maturity. The Company is obligated to pay to the Bank an extension fee of $32,500 per the terms of the Fifth Amendment, which extended the line from May 31, 2011 to September 5, 2011, with $7,500 paid with the signing of the agreement in June 2011, and $25,000 due at maturity. All other terms and conditions of the Credit Agreement remain unchanged by the Amendment. Availability under the line of credit is

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(UNAUDITED)

NOTE 4 — Debt (Continued)

formula driven based on applicable balances of the Company’s accounts receivable and inventories. Based on the formula, at June 30, 2011 the Company had availability to draw up to the maximum line amount of $1,500,000. The Credit Facility is secured by substantially all of the assets of the Company.

As of June 30, 2011, we were not in compliance with certain of our bank financial covenants, which included purchasing assets in excess of $100,000.00 from Socket Mobile, Inc. through the assistance of Development Capital Venture, L.P. without the express written consent of the bank. These defaults were waived by Fifth Third Bank by agreement (entered into in June, 2011), but any other events of default were not waived. Each of the loan agreements with Canal Mezzanine Partners and the State of Ohio provide for cross-default of such loans in the event the Company defaults on a material agreement (such as the Bank credit facility) under certain terms. Further, each of the loan agreements provide for restrictive covenants, including the incurrence of additional indebtedness and certain equity financings, which restrict the Company’s ability to access other sources of liquidity, absent refinancing all of the existing indebtedness. The Bank line currently is set to mature on September 5, 2011. Additionally, the Canal Mezzanine and State of Ohio loan agreements contain provisions that accelerate the maturity and repayment of outstanding borrowings upon the acceleration of the Bank debt. Further, in connection with the Asset Purchase Agreement, the Bank, as a lender to the Company, entered into a forbearance agreement with the Company, pursuant to which the Bank consented to the Company entering into the Asset Purchase Agreement and agreed to forbear from exercising certain rights under the Bank’s loan agreement with the Company through October 31, 2011.

Short Term Note

The short term note is with a financial institution and was funded for $39,474 to finance insurance premiums. The note bears interest at 7.0% per annum and calls for 9 monthly payments of $4,514, beginning in March 2011.

Ohio Development Loan

On January 27, 2006 Quatech entered into a Loan Agreement with the Director of Development of the State of Ohio pursuant to which Quatech borrowed $2,267,000 for certain eligible project financing. The State of Ohio debt accrues interest at the rate of 9.0% per year. Payments of interest only were due and payable monthly from March 2006 through February 2007. Thereafter, Quatech was obligated to make 48 consecutive monthly principal payments of $10,417 plus interest with the then balance due on February 1, 2011. During the second quarter of 2010, the repayments terms of the note were modified by means of an Allonge to the original instrument and provided a new debt amortization table. The modification deferred all monthly principal payments for a period of 11 months from October 2009 through September 2010 and extended the maturity date of the note. Per the modified agreement, the Company was obligated to make only monthly interest payments from November 2009 through September 2010. Thereafter, Quatech is obligated to make monthly principal payments of $10,417 plus interest through January 2013, with the remaining balance due in January 2013. The Company is current on all payments through June 30, 2011. At maturity, Quatech is obligated to pay the State of Ohio a participation fee equal to the lesser of 10% of the maximum principal amount borrowed or $250,000. The State of Ohio debt is secured by all the assets of Quatech which security interest is subordinated to the interest of the Bank. The participation fee is being accrued as additional interest each month over the term of the loan. Further, in connection with the Asset Purchase Agreement, the State of Ohio, as a lender to the Company, entered into a forbearance agreement with the Company, pursuant to which the State of Ohio consented to the Company entering into the Asset Purchase Agreement and agreed to forbear from exercising certain rights under their respective loan agreement with DPAC and Quatech through October 31, 2011.

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(UNAUDITED)

NOTE 4 — Debt (Continued)

Subordinated Debt

On January 31, 2008, the Company entered into a Senior Subordinated Note and Warrant Purchase Agreement (“Agreement”) with Canal Mezzanine Partners, L.P. (“Canal”), for $1,200,000. The subordinated note has a stated annual interest rate of 13% and a five year maturity date. Interest only payments are payable monthly during the first five years of the note with all principal due and payable on the fifth anniversary of the note. Effective March 1, 2011, the interest rate was increased to 16%. The Agreement also provides for a formula driven success fee based on a multiple of the trailing twelve months EBITDA, to be paid at maturity or a triggering event, and for issuance of warrants entitling Canal to purchase 3% of the Company’s fully diluted shares at time of exercise at a nominal purchase price.

In October 2008, the Company entered into an Amendment to the Agreement providing for a second tranche of Senior Subordinated Debt financing from Canal of $250,000, which was due and payable on February 15, 2009. In March 2010, the Company and Canal came to agreement, effective November 1, 2009, that established a modified payment schedule and increased the interest rate from 13% to 16% per annum. The Company repaid $55,000 of the principal balance. In April 2011, the Company and Canal came to agreement extending the maturity date to July 31, 2011, and on August 3, 2011, in conjunction with the Asset Purchase Agreement, Canal signed a consent form confirming their subordination position with Fifth Third Bank and effectively extending the maturity date to October 31, 2011.

The warrants associated with the Canal debt have a 10 year life and are exercisable at any time. The subordinated note has been discounted by the fair value of the detachable warrants, with a corresponding contribution to capital. The discount, calculated to be $63,800 at time of issuance, is being amortized as additional interest expense and accretes the note to face value at maturity. The Company determined the fair value of the warrant by using the Black-Scholes pricing model and calculating 3% of fully diluted shares at time of issuance, including a potential 50 million common shares for the conversion of the outstanding Series A preferred stock, which equated to approximately 4.9 million shares and using the closing stock price on the date of the transaction of $0.014 per share.

The success fee is defined as equal to 7.0 times the trailing twelve months EBITDA minus indebtedness plus cash, times 6.0%, to be paid at maturity or a triggering event. The success fee is being accounted for as a separate contingent component of the note and will be revalued at each reporting period. The success fee is calculated at the end of each reporting period based on the trailing twelve months EBITDA, with the resultant amount multiplied times the percentage of the loan period remaining at each measurement date. As such, the liability is trued up at each reporting period based on the time elapsed, with the remaining unamortized portion of the success fee accreted monthly as additional interest expense over the remaining term of the loan. Based on the formula calculation, there was no success fee accrued at June 30, 2011 and $18,319 was accrued at December 31, 2010.

Put Warrant Liability

In connection with the Subordinated Loan Agreement between the Company and the HillStreet Fund, entered into on February 28, 2006 and which was paid in full on January 31, 2008, the Company issued 5,443,457, and per certain default provisions could be obligated to issue 1,006,000 additional, 10-year warrants (“Put Warrants”) at an exercise price of $0.00001 per share. The warrants expire on February 28, 2016. The Put Warrants continue to remain outstanding and can be “put” to the Company at any time based on criteria set forth in the warrant agreement at a price equal to the greatest of (i) the fair market value as established by a capital transaction or public offering; (ii) six times the Company’s EBITDA for the trailing 12 month period; and (iii) an appraised value. The Company has determined to value the put warrant liability by calculating the difference between the put price as defined in the Warrant Agreement at the end of a reporting period and the exercise price per share multiplied by the number of warrants granted. The Company has classified the fair value of the warrants as a liability and changes

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(UNAUDITED)

NOTE 4 — Debt (Continued)

in the fair value of the warrants are recognized in the earnings of the Company. The Company recognized no gain or loss for the current year second quarter and a loss of $8,200 for the six months ended June 30, 2011, and recognized a gain of $35,800 for both the three and six month periods ended June 30, 2010, for changes in the fair value of the put warrant liability. The actual settlement amount of the put warrant liability could differ materially from the value determined based on the Company’s determination.

The aggregate amounts of combined long term debt, exclusive of the put warrant liability and the unamortized discount for stock warrants, maturing as of June 30th in future years is $320,000 in 2012 and $3,097,885 in 2013.

NOTE 5 — Concentration of Customers

No single customer accounted for more than 10% of net sales in any period for the three or six months ended June 30, 2011 and 2010. One customer accounted for 10% of accounts receivable at June 30, 2011 and no single customer accounted for more than 10% of net accounts receivable at June 30, 2010. The Company has and will have customers ranging from large OEM’s to startup operations. Any inability to collect receivables from any such customers could have a material adverse effect on the Company’s financial position and liquidity.

NOTE 6 — Net Income (Loss) Per Share

The Company computes net income (loss) per share by dividing the net income (loss) by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities by including other common stock equivalents, such as stock options and warrants, in the weighted-average number of shares outstanding for a period. Common stock equivalents are excluded from the calculation in loss periods, as the effect is anti-dilutive.

The tables below set forth the reconciliation of the denominator of the income (loss) per share calculations:

	Three-months ended June 30,
	2011	2010
Shares used in computing basic net income per share	141,996,000	109,415,000
Dilutive effect of stock options and warrants(1)(3)	—	—
Shares used in computing diluted net income per share	141,996,000	109,415,000

	Six-months ended June 30,
	2011	2010
Shares used in computing basic net income per share	131,136,000	109,415,000
Dilutive effect of stock options and warrants(2)(3)	—	—
Shares used in computing diluted net income per share	131,136,000	109,415,000

(1)	Potential common shares of 13,902,000 and 8,425,000 for the exercise of stock options and warrants have been excluded from diluted weighted average common shares for the three month periods ended June 30, 2011 and 2010, respectively, as the effect would be anti-dilutive.

(2)	Potential common shares of 13,810,000 and 8,481,000 for the exercise of stock options and warrants have been excluded from diluted weighted average common shares for the six month periods ended June 30, 2011 and 2010, respectively, as the effect would be anti-dilutive.

(3)	Also excluded from both the June 30, 2011 and 2010 computations are the potential of approximately 71 million common share that would be issued upon the conversion of the total number of shares of Preferred Stock outstanding, at the option of the preferred shareholders. Additionally excluded from both the June 30,

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(UNAUDITED)

NOTE 6 — Net Income (Loss) Per Share (Continued)

2011 and 2010 computations are 4.5 million and 21.5 million , respectively, common shares issuable in payment of accrued stock dividends

The number of shares of common stock, no par value, outstanding at August 8, 2011 was 141,995,826.

At June, 2011 the Company had outstanding 30,000 shares of convertible, voting, cumulative, Series A preferred stock. Through December 31, 2009, dividends accrued and were payable quarterly in arrears at the annual rate of 9% of the Original Issue Price of $100 per share, either in cash or common stock, at the decision of the Company. Effective January 1, 2010, dividends accrue and are payable quarterly in arrears at the annual rate of 15% given that the Company is not listed for trading on the American Stock Exchange, a NASDAQ Stock Market or the New York Stock Exchange. For purposes of valuing the common stock payable to holders of Series A Preferred in lieu of cash with respect to such quarterly dividends, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 10 day period ending the day prior to the dividend payment date. At June 30, 2011, the Company has accrued dividends distributable in common stock of $225,000, which equates to approximately 4,492,000 common shares issuable, and $17,500 of accrued dividends payable in cash. In March 2011, the Company issued 32,580,930 shares of common stock in payment of accrued preferred stock dividends payable in common stock of $465,000, which were accrued as of December 31, 2010.

Series A preferred stock can, at the option of the holder, be converted into fully paid shares of common stock. The number of shares of common stock into which shares of Series A preferred may be converted shall be obtained by multiplying the number of shares of Series A preferred to be converted by the Original Issue Price of $100 and dividing the result by the product of $0.034 (the “Reference Price”) times 1.25, which equates to approximately 71 million common shares should the total number of outstanding preferred shares be converted. After December 31, 2009, the Company can redeem the Series A preferred shares at a price per share equal to the Original Issue Price. The holders of preferred stock have preference in the event of liquidation or dissolution of the Company over the holders of common stock.

NOTE 7 — Stock Options

Stock-Based Compensation

The Company recognizes compensation expense, using a fair-value based method, for costs related to all share-based payments including stock options and stock issued under our employee stock plans. The Company estimates the fair value of share-based payment awards on the date of grant using a Black-Scholes option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service periods in our consolidated statements of operations.

Under the terms of the Company’s 1996 Stock Option Plan, (the “Plan”), qualified and nonqualified options to purchase shares of the Company’s common stock are available for issuance to employees, officers, directors, and consultants. As amended on February 23, 2006, the Plan authorized 15,000,000 option shares with an annual increase to the total number of option shares available in the plan equal to 4% of the total number of common shares outstanding each year until the end of the option plan. On February 23, 2006, the termination date for the plan was extended to January 11, 2011. At June 30, 2011, no additional shares are authorized to be granted since the plan has terminated.

Options issued under this Plan are granted with exercise prices equal to the closing stock price on the date of grant and generally vest immediately for options granted to directors and at a rate of 25% per year for options granted to employees, and expire within 10 years from the date of grant or 90 days after termination of employment.

In January 2011, the Company granted stock options under the standard plan provisions of 1,000,000 shares to directors and 8,100,000 shares to employees for a total of 9,100,000 shares granted.

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(UNAUDITED)

NOTE 7 — Stock Options (Continued)

During the six-month periods ended June 30, 2011 and 2010, the Company recognized compensation expense for stock options of $60,872 and $39,354 respectively. The expense is included in the consolidated statement of operations as general and administrative expense. Total unamortized compensation expense related to non-vested stock option awards at June 30, 2011 was $144,000, which is expected to be recognized over a weighted-average period of 1.9 years. The Company’s calculations were made using the Black-Scholes option-pricing model, with the following weighted average assumptions:

For the Six Months Ended June 30,
	2011	2010(1)
Expected life	6.5 Years	N/A
Volatility	369%	N/A
Interest rate	2.5%	N/A
Dividend yield	None	N/A

(1)	No options were granted during the six months ended June 30, 2010.

Expected volatilities are based on historical volatility of the Company’s stock. The Company used historical experience with exercise and post employment termination behavior to determine the options’ expected lives. The expected life represents the period of time that options granted are expected to be outstanding. The risk-free rate is based on the U.S. Treasury rate with a maturity date corresponding to the options’ expected life. The dividend yield is based upon the historical dividend yield.

The following table summarizes stock option activity under DPAC’s 1996 Stock Option Plans for the six months ended June 30, 2011:

	Number of Shares	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Life		Aggregate Intrinsic Value
Outstanding — December 31, 2010	12,784,699	$0.21
Granted	9,100,000	$0.02
Exercised	—	—
Canceled	(1,158,256)	$0.47
Outstanding — June 30, 2011	20,726,443	$0.11	7.0	Years	$495,254
Exercisable —June 30, 2011	11,951,443	$0.18	5.4	Years	$159,104

NOTE 8 — Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company’s chief operating decision-maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer reviews financial information and makes operational decisions based upon the Company as a whole. Therefore, the Company reports as a single segment.

The Company had export sales of 16% and 18% of net sales for the three and six months ended June 30, 2011 and 21% and 26% of net sales for the three and six months ended June 30, 2010, respectively. Export sales were primarily to Canada, Brazil, and Western European countries. Foreign sales are made in U.S. dollars. All long-lived assets are located in the United States.

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(UNAUDITED)

NOTE 9 — Income Taxes

The Company recognizes deferred tax assets and liabilities based on the differences between the financial statement carrying values and the tax bases of assets and liabilities. The Company exercises significant judgment relating to the projection of future taxable income to determine the recoverability of any tax assets recorded on the balance sheet. DPAC regularly reviews its deferred tax assets for recoverability and establishes a valuation allowance based on historical taxable income, projected future taxable income, and the expected timing of the reversals of existing temporary differences. To the extent that recovery is not believed to be more likely than not, a valuation allowance is established. The Company has established a valuation allowance associated with its net deferred tax assets.

As of June 30, 2011, the Company’s prior three income tax years remain subject to examination by the Internal Revenue Service, as well as various state and local taxing authorities.

The valuation allowance was calculated by using an assessment of both negative and positive evidence when measuring the need for a valuation allowance. Evidence evaluated by management included operating results during the most recent three-year period and future projections, with more weight given to historical results than expectations of future profitability, which are inherently uncertain. The Company’s net losses in recent periods represented sufficient negative evidence to require a full valuation allowance against its net deferred tax assets. This valuation allowance will be evaluated periodically and could be reversed partially or totally if business results have sufficiently improved to support realization of deferred tax assets.

NOTE 11 — Commitments and Contingencies

Legal Proceedings

We are subject to various legal proceedings and threatened legal proceedings from time to time as part of our business. We are not currently party to any legal proceedings nor are we aware of any threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe would have a material adverse effect on our business, financial condition and results of operations. However, any potential litigation, regardless of its merits, could result in substantial costs to us and divert management’s attention from our operations. Such diversions could have an adverse impact on our business, results of operations and financial condition.

Other Contingent Contractual Obligations

Over time, the Company has made and continues to make certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These include: indemnities to past, present and future directors, officers, employees and other agents pursuant to the Company’s Articles, Bylaws, resolutions, agreements or otherwise; indemnities to various lessors in connection with facility leases for certain claims arising from such facility or lease; indemnities to vendors and service providers pertaining to claims based on the negligence or willful misconduct of the Company; and indemnities pursuant to contracts involving protection of selling security holders against claims by third parties arising from any alleged inaccuracy of information in registration statements filed by the Company with the SEC or involving indemnification of the other parties to contracts from any damages arising from misrepresentations made by the Company. The Company may also issue a guarantee in the form of a standby letter of credit as security for contingent liabilities under certain customer contracts. The duration of these indemnities, commitments and guarantees varies and, in certain cases, may be indefinite. The majority of these indemnities, commitments and guarantees may not provide for any limitation of the future payments that the Company could potentially be obligated to make. The Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying balance sheets.

The Company’s severance agreements with the current CEO and CFO provide for compensation equivalent to one year of compensation and six months of compensation, respectively, should either individual be terminated for any reason other than cause.

DPAC TECHNOLOGIES CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(UNAUDITED)

NOTE 12 — Subsequent Event

On August 3, 2011 DPAC and Quatech entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with B&B Electronics Manufacturing Company (“B&B”) and its wholly owned subsidiary, Q-Tech Acquisition, LLC (the “Buyer”), which was previously reported on Forms 8-K filed by DPAC with the Securities and Exchange Commission on August 3, 2011 and August 9, 2011 .

The Asset Purchase Agreement provides for the sale of substantially all of the assets of Quatech (which indirectly constitute substantially all of the assets of DPAC), other than certain excluded assets set forth therein, to the Buyer for an aggregate amount of $10.5 million in cash. The total purchase price for the assets is subject to increase or decrease based on a working capital adjustment, based on a target working capital amount of $710,000 at the closing, to the extent that the working capital at closing is at least $70,000 more or less than the working capital target. At the closing under the Asset Purchase Agreement, $900,000 of the purchase price, less the amount of any negative working capital adjustment estimated at the closing, will be deposited with an escrow agent and will be available to the Buyer and B&B for any further downward adjustment to the purchase price resulting from a closing working capital amount that is at least $70,000 less than the target amount as ultimately determined after the closing, and to satisfy DPAC’s and Quatech’s indemnification obligations under the Asset Purchase Agreement.

Until the closing date, DPAC and Quatech have agreed to observe customary covenants in the pre-closing period, including, among others, to use all available cash to pay off account payables that have been otherwise included in the calculation of the working capital adjustment; and to carry on its business in the ordinary course in substantially the same manner as it has been conducted historically. Additionally, the Asset Purchase Agreement grants to the Buyer and B&B certain exclusivity rights until the closing or the termination of the Asset Purchase Agreement.

Additionally, the Asset Purchase Agreement requires that DPAC and Quatech each change its legal (corporate) name to a name that does not use “DPAC” or “Quatech” or certain other terms specified in the agreement after the closing thereunder. Further, DPAC agreed that in connection with the closing of the Asset Purchase Agreement and to the extent permitted by applicable law, DPAC will make liquidating distributions to the “Nonaffiliated Shareholders” of $0.05 per share of common stock of DPAC. In addition, DPAC agreed not make any payment or distribution to its affiliated shareholders who are parties to the “Allocation Agreement” until DPAC has paid or made provision for the payment of the liquidating distributions to the Nonaffiliated Shareholders.

Further, in connection with the Asset Purchase Agreement, each of Fifth Third Bank, N.A. (“Fifth Third”) and the State of Ohio, as lenders to DPAC and Quatech, entered into forbearance agreements with DPAC and Quatech, pursuant to which each consented to DPAC and Quatech entering into the Asset Purchase Agreement and agreed to forbear from exercising certain rights under their respective loan agreement with DPAC and Quatech until the closing has occurred or the Asset Purchase Agreement has terminated. In the case of the forbearance agreement with Fifth Third, DPAC and Quatech were to pay a forbearance fee of $20,000 at the time of Fifth Third’s execution of that forbearance agreement.

The Asset Purchase Agreement and the transactions contemplated thereby were unanimously approved by DPAC’s Board of Directors and by a special independent committee of DPAC’s directors.

In connection with the execution of the Asset Purchase Agreement, the DPAC Board of Directors unanimously approved a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), which will only become effective if the Asset Purchase Agreement closes. Pursuant to the Plan of Dissolution, DPAC intends to begin the liquidation and winding up immediately after the closing under the Asset Purchase Agreement and DPAC will be completely dissolved at a date to be determined by the DPAC Board of Directors. In connection with the dissolution, and, subject to paying or providing for the payment of all debts and liabilities and expenses, DPAC intends to make liquidating distributions to the Nonaffiliated Shareholders equal to $0.05 per share of common stock held thereby as of a record date that is to be determined by the DPAC Board of Directors for shareholders entitled to receive such distributions. That record date is subject to determination after the closing of the Asset Purchase Agreement occurs.

EXECUTION VERSION

ASSET PURCHASE AGREEMENT
by and among
Q-TECH ACQUISITION, LLC
B&B ELECTRONICS MANUFACTURING COMPANY
QUATECH, INC.
and
DPAC TECHNOLOGIES CORP.

Dated August 3, 2011

-i-

(continued)

-ii-

(continued)

-iii-

EXHIBITS

Exhibits
1.2	Form of Escrow Agreement
2.2.A	Form of Bill of Sale
2.2.B	Form of Assumption and Assignment Agreement
5.11.A	Form of Employment Agreement: Steven Runkel
5.11.B	Form of Consulting and Services Agreements: Stephen Vukadinovich and Denise Calvert

-iv-

DISCLOSURE SCHEDULES

Schedules
1.1(b)	Excluded Assets
1.2(b)	Estimated Working Capital
2.2	Third Party Consents

Disclosure Schedules
3.1	Organization
3.3	No Conflict; Consents
3.4	Capitalization
3.5	Subsidiaries
3.6	Financial Statements; Undisclosed Liabilities
3.7	Absence of Certain Changes or Events
3.8	Condition and Sufficiency of Acquired Assets
3.10	Leases; Leased Real Property
3.11	Working Capital Assets
3.12	Intellectual Property
3.13	Contracts
3.14	Litigation
3.15	Compliance with Laws; Permits
3.16	Environmental Matters
3.17	Employee Benefit Matters
3.18	Taxes
3.19	Consents
3.20	Employee Relations
3.22	Insurance
3.24	Compensation Arrangements
3.25	Relationship with Significant Customers and Suppliers
3.26	Products
5.11	Assumed Benefit Contracts
9.1	Preliminary Tax Allocation

-v-

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of August 3, 2011, by and among Q-Tech Acquisition, LLC, a Delaware limited liability company (“Buyer”), DPAC Technologies Corp., a California corporation (“Parent”), and Quatech, Inc., an Ohio corporation and a wholly owned subsidiary of Parent (“Seller”), and, solely for the purposes of Section 11.11, B&B Electronics Manufacturing Company, a Delaware corporation (“B&B”).

RECITALS

A.     WHEREAS, upon the terms and subject to the conditions set forth herein, Seller proposes to sell and transfer, and Buyer proposes to buy and assume, substantially all of the assets and certain liabilities of Seller.

B.     WHEREAS, the board of directors of Buyer and each of (i) the board of directors of Seller and Parent, and (ii) the special committee of independent members of the board of directors of Parent have authorized and approved the transactions contemplated hereby on the terms set forth in this Agreement.

C.     WHEREAS, as an inducement to Buyer to enter into this Agreement, the Majority Stockholders (as defined herein), Seller, Buyer and Parent have entered into a voting agreement with Buyer, pursuant to which the Majority Stockholders agree, among other things, not to revoke the written consents delivered thereby, not vote in favor on an alternative transaction and not to sell or transfer their shares or other equity securities in Parent or Seller, as applicable.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
THE TRANSACTION

1.1.     Purchase and Sale of Acquired Assets; Assumed Liabilities.

(a)     Purchase and Sale of Acquired Assets. At the Closing referred to in Section 2.1 below, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to all the property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, of Seller, excluding only the Excluded Assets (as defined below) (the “Acquired Assets”), free and clear of any and all Encumbrances other than Permitted Encumbrances. The Acquired Assets shall include all of the assets of Seller on the Balance Sheet (as defined in Section 3.6 hereof) and all assets acquired by Seller since the Balance Sheet Date (as defined in Section 3.6 hereof), except to the extent disposed of in the ordinary course of business since the Balance Sheet Date or except to the extent specifically identified herein as an Excluded Asset, including all of the following:

(i)     all of Seller’s rights under contracts, agreements and purchase and sale orders, including all of Seller’s rights under any of its customer contracts and any contract renewal rights;

(ii)     all of Seller’s rights under Leases or leases for personal property;

(iii)     all of Seller’s vehicles, tools, parts and supplies, and all other items of machinery and equipment, wherever located, in each case with any transferable warranty and service rights of Seller with respect to such Acquired Assets;

(iv)     all of Seller’s furniture, fixtures, office equipment and supplies, computer hardware and software, stored data, communication equipment, and leasehold improvements, wherever located, in each case with any transferable warranty and service rights of Seller with respect to such Acquired Assets;

(v)     all of Seller’s inventory of raw materials, works in process, parts, subassemblies and finished goods, wherever located and whether or not obsolete or carried on Seller’s books of account, in each case with any transferable warranty and service rights of Seller with respect to such Acquired Assets;

(vi)     all of Seller’s trade and other notes and accounts receivable, advance payments, deposits, prepaid items and expenses, deferred charges, rights of offset and credits and claims for refund;

(vii)     all of Seller’s books, records, manuals, documents, books of account, correspondence, sales and credit reports, customer lists, literature, brochures, advertising or promotional material and the like;

(viii)     all of Seller’s claims, choses in action, causes of action and judgments;

(ix)     all of Seller’s goodwill and rights in and to the names “Quatech,” “DPAC,” “DPAC Technologies,” “Airborne,” “AirborneDirect” and in any other tradename, trademark, fictitious name, service mark, slogan, design, trade dress, or any variant of any of them, and any applications therefor or registrations thereof, and any other forms of intellectual property or industrial property rights, including, without limitation, any patents and patent applications (including any continuations, continuations in part, divisions, reissues, extensions or reexaminations of the foregoing), copyrights, rights arising under software, databases, trade secrets, know-how, processes, techniques, methods of manufacture or other proprietary or confidential information, data or materials of Seller, and any licenses, consents and other agreements relating thereto;

(x)     any governmental or other industry licenses, permits and approvals issued to Seller or in connection with its business to the extent their transfer is permitted by applicable law; and

(xi)     all insurance policies and benefits of Seller, including insurance rights and proceeds arising from or related to the Acquired Assets or Assumed Liabilities.

(b)     Excluded Assets. Notwithstanding anything herein to the contrary, from and after the Closing, Seller shall retain all of its right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to Buyer hereunder, and the Acquired Assets shall not include, solely the following assets and properties (such retained assets and properties being the “Excluded Assets”):

(i)     all right to payment of the Purchase Price in accordance with the terms and conditions of this Agreement;

(ii)     all refunds of Taxes (as defined in Section 3.18 hereof) to the extent that the Taxes being refunded were an Excluded Liability;

(iii)     all Tax Returns (as defined in Section 3.18 hereof) of Seller;

(iv)     all rights of Seller under this Agreement and the Ancillary Agreements;

(v)     Seller’s minute books, share registers or surplus stock certificates;

(vi)     the shares of capital stock issued by Seller and held by Parent; and

(vii)     the items set forth on Schedule 1.1(b) hereof.

2

(c)     Assumed Liabilities. From and after the Closing Date, Buyer shall assume and fully pay, discharge, satisfy and perform, the following liabilities or obligations of Seller unless expressly identified as Excluded Liabilities in Section 1.1(d) hereof (the “Assumed Liabilities”):

(i)     all of the current liabilities of Seller to the extent reflected on the Balance Sheet that remain unpaid at the Closing Date and any current liabilities of Seller incurred by Seller in the ordinary course of business consistent with past practice between the Balance Sheet Date and the Closing Date, that remain unpaid at the Closing Date;

(ii)     all of the liabilities and obligations of Seller arising under or relating to any contract, customer order, lease, or agreement included in the Acquired Assets which by their terms are required to be performed, paid or otherwise discharged following the Closing Date;

(iii)     such liabilities for real, personal property, ad valorem and similar Taxes imposed in respect of the Acquired Assets that are due and payable subsequent to the Closing Date, to the extent such Taxes are allocable on a per diem basis to the periods commencing subsequent to the Closing Date;

(iv)     any liability of Seller under product warranties provided by Seller to its customers in the ordinary course of business prior to the Closing Date (other than any liability arising out of or relating to a breach of warranty that occurred prior to the Closing Date); and

(v)     the liabilities and obligations of Seller under the Assumed Benefit Contracts, if any, to the extent provided under Section 5.11(e).

(d)     Excluded Liabilities. Notwithstanding anything contained herein to the contrary, the Excluded Liabilities shall not be assumed by Buyer, but instead shall be retained, performed, paid and discharged by Seller. The term “Excluded Liabilities” as used herein means any and all liabilities or obligations of Seller or any of its affiliates or predecessors of any nature, whether due or to become due, whether accrued, absolute, contingent or otherwise, existing on the Closing Date, or arising out of any transactions entered into or any state of facts existing, or the use, ownership, possession or operation of the Acquired Assets or the conduct of Seller’s business prior to the Closing Date, excepting only the Assumed Liabilities. Without limiting the foregoing, the Excluded Liabilities shall include the following:

(i)     except as set forth in Section 1.1(c)(iv), (a) any liability of Seller or Parent for Taxes, (b) any liability of Seller or Parent for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because Seller is transferring the Acquired Assets), (c) any liability of Seller for the unpaid Taxes of any person under Treas. Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, and (d) any real, personal, ad valorem or similar Taxes imposed in respect of the Acquired Assets;

(ii)     any claim, obligation or liability in connection with or arising from or relating to any Excluded Asset, including any Taxes associated therewith;

(iii)     any Debt as of the Closing Date;

(iv)     any obligation or liability of Seller to its shareholders or other equity security holders respecting dividends, distributions in liquidation, redemptions of shares, option payments or otherwise;

(v)     any obligation or liability of Seller arising out of this Agreement, including but not limited to any Liabilities of Seller and Seller’s affiliates arising under or related to the Stockholder Approvals (as defined herein) or the Information Statement (as defined herein);

(vi)     any liabilities or obligations with respect to employment, termination of employment, compensation or employee benefits of any nature (including, but not limited to any liabilities or

3

obligations under Benefit Plans other than with respect to the Assumed Benefit Contracts, if any) owed to any employee or former employee of Seller;

(vii)     all liabilities or obligations of Seller arising from or relating to the violation or breach of any Environmental Laws or the Management, Release or threat of Release of or exposure to any Hazardous Substances existing on, or resulting from periods prior to, the Closing Date (whether or not such liabilities only become due from and after the Closing Date), whether absolute, contingent or otherwise, to the extent relating to the use, ownership, possession or operation of the Acquired Assets prior to the Closing Date or the conduct of Seller’s current or former businesses prior to the Closing Date; and

(viii)     any obligation or liability of Seller or its predecessors arising out of any contract, agreement, permit, franchise or claim that is not transferred to Buyer as part of the Acquired Assets or, subject to Section 1.1(e) hereof, is not transferred to Buyer because of any failure to obtain any third-party or governmental consent required for such transfer.

(e)     Nonassignable Assets. Nothing in this Agreement shall be construed as an attempt to assign, and Buyer shall not assume any liabilities or obligations with respect to, any contract, lease, agreement, permit or approval intended to be included in the Acquired Assets that by applicable law is non-assignable, or that by its terms is non-assignable without the consent of the other party or parties thereto to the extent such party or parties assert in writing that such assignment is a breach of such contract, lease or agreement, permit or approval, or as to which all the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement. Each of Seller and Parent shall, at the request and under the direction of Buyer, take all reasonable actions (including without limitation the appointment of Buyer as attorney-in-fact for Seller) and do or cause to be done all such things as shall in the reasonable judgment of Buyer be necessary or proper (a) to assure that the rights and benefits of Seller under such contracts, leases, agreements, permits or approvals shall be preserved for the benefit of Buyer and (b) to facilitate receipt of the consideration to be received by Seller in and under every such contract, agreement, permit or approval, which consideration shall be held for the benefit of, and shall be delivered to, Buyer. To the extent that Buyer is provided the rights and benefits of Seller under any such contracts, leases, agreements, permits or approvals, Buyer shall perform for the benefit of the other parties thereto the obligations of Seller thereunder and pay, discharge and satisfy any related liabilities or obligations that, but for the terms of this Section 1.1(e), would constitute an Assumed Liability hereunder. The foregoing shall not in any way diminish Seller’s obligations hereunder to obtain all consents and approvals and to take all such other actions prior to or at the Closing as are necessary to enable Seller to convey or assign its rights to all of the Acquired Assets to Buyer. Notwithstanding the foregoing, no action taken pursuant to this section will affect the calculation of the Aggregate Purchase Price under this Agreement.

1.2.     Purchase Price Payment.

(a)     Purchase Price. Subject to the adjustments set forth in Section 1.3, the aggregate purchase price for the Acquired Assets (the “Aggregate Purchase Price”) shall consist of cash in an amount equal to (A) $10,500,000, plus (B) the amount, if any, by which Final Working Capital exceeds the Reference Amount by more than $70,000 minus (C) the amount, if any, by which the Reference Amount exceeds Final Working Capital by more than $70,000.

(b)     Closing Purchase Price Estimate. No less than two business days prior to the Closing Date, Seller shall deliver to Buyer a good faith estimate of the Aggregate Purchase Price (the “Estimated Purchase Price”). In calculating the Estimated Purchase Price, Seller shall estimate Working Capital as of the opening of business on the Closing Date (“Estimated Working Capital”), which shall be calculated in accordance with GAAP Consistently Applied. A sample Estimated Working Capital calculation is set forth at Schedule 1.2(b). Seller’s good faith calculation of the Estimated Purchase Price and Estimated Working Capital, after taking into account any reasonable and appropriate adjustments proposed by Buyer in good faith that are in accordance with GAAP Consistently Applied, shall be used in determining the adjusted Aggregate Purchase Price to be paid by Buyer on the Closing Date, which shall be subject to further post-Closing adjustment as provided in Section 1.3 hereof. In the event that Seller and Buyer cannot agree upon the Estimated Working Capital, Seller and Buyer shall cooperate and negotiate in good faith to determine whether any adjustments to the Estimated Working Capital should be made.

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(c)     Payments. At the Closing, Buyer shall (i) deliver to Firstrust Bank as escrow agent (the “Escrow Agent”), an amount (the “Escrow Amount”) equal to Nine Hundred Thousand Dollars ($900,000) minus the amount, if any, by which the Reference Amount exceeds the Estimated Working Capital by more than $70,000 (the “Escrow Adjustment Amount”) (if the Reference Amount is greater than Estimated Working Capital by more than $70,000) by wire transfer of immediately available funds to an account or accounts designated by the Escrow Agent for this purpose (the “Escrow Account”), (ii) pay Seller the Estimated Purchase Price minus the Escrow Amount by wire transfer of immediately available funds to the account that has been designated by Seller at least three days prior to the Closing and (iii) assume the Assumed Liabilities. The Escrow Amount will be held in escrow and distributed in accordance with the terms and conditions of the Escrow Agreement in substantially the form attached hereto as Exhibit 1.2 (the “Escrow Agreement”). The Escrow Amount will be available to satisfy any amounts owed to Buyer under this Agreement in accordance with the terms of the Escrow Agreement. All disbursements from the Escrow Account shall be made in accordance with the Escrow Agreement.

(d)     Payoff Letters. The Seller shall procure and deliver to Buyer prior to the Closing Date customary debt payoff letters and (if applicable) lien releases, in form reasonably acceptable to Buyer, with respect to any Debt (including any prepayment penalties or premiums) which by its terms is required to be repaid, or is otherwise being repaid, in connection with the Closing and the consummation of the transactions contemplated hereby. Unless otherwise agreed by Buyer, Buyer may deduct from the Estimated Purchase Price otherwise payable to Seller pursuant to Section 1.2(c) above the amount of the Debt payable on the Closing Date in accordance with the payoff letters if Buyer makes payments of such Debt amounts to the applicable counterparties in accordance with the instructions set forth in the debt payoff letters. Nothing contained in this Section 1.2(d) shall otherwise be deemed to modify the classification of all Debt as Excluded Liabilities.

1.3.     Closing Statement; Adjustment to Aggregate Purchase Price.

(a)     Within ninety (90) days after the Closing Date (or such other period as Buyer and Seller may agree in writing), Buyer shall cause to be prepared and shall deliver to Seller a statement (the “Closing Statement”) setting forth in reasonable detail Buyer’s determination of Working Capital as of the opening of business on the Closing Date, which shall be calculated in accordance with GAAP Consistently Applied and the provisions of this Section 1.3 (“Closing Working Capital”). The Closing Statement shall be accompanied by a certificate signed by Buyer to the effect that the Closing Statement has been prepared in good faith in accordance with the provisions of this Section 1.3. Notwithstanding the foregoing, if Buyer fails to deliver the Closing Statement within the period described above, and has not delivered the Closing Statement within five (5) business days after written demand by Seller, then in such case Seller may prepare and deliver to Buyer the Closing Statement in accordance with this Section 1.3(a) not later than one hundred twenty (120) days after the Closing Date, accompanied by a certificate signed by Seller and Parent to the effect that the Closing Statement has been prepared in good faith in accordance with the provisions of this Section 1.3. For purposes of this Section 1.3, the party who delivers the Closing Statement under this section is referred to as the “Delivering Party”, and the party to whom such Closing Statement is delivered is referred to as the “Receiving Party”.

Each of Seller and Buyer agrees that it will, and it will use reasonable efforts to cause its respective agents and representatives to, cooperate and assist in the preparation of the Closing Statement and the calculation of the Closing Working Capital and in the conduct of the reviews and dispute resolution process referred to in this Section 1.3.

(b)     During the thirty (30) day period following the Receiving Party’s receipt of the Closing Statement, the Receiving Party and its independent accountants and their representatives shall at the Receiving Party’s expense be permitted to review the working papers of the Delivering Party and its independent accountants, if any (the “Independent Accountants”), relating to the Closing Statement; provided, that in order to review the Independent Accountants’ working papers, the Receiving Party and its independent accountants shall execute any releases, waivers or indemnities customarily required by the Independent Accountants in connection therewith. The Closing Statement shall become final and binding upon the parties on the thirtieth (30th) day following delivery thereof, unless the Receiving Party gives written notice of its disagreement with the Closing Statement (“Notice of Disagreement”) to the Delivering Party prior to such date, which notice shall comply with this Section 1.3. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted, and include

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all supporting schedules, analyses, working papers and other documentation, and (ii) include only disagreements based on mathematical errors or based on Closing Working Capital not being calculated in accordance with this Section 1.3. The Receiving Party shall be deemed to have agreed with all items and amounts included in the calculation of the Closing Working Capital delivered by the Delivering Party pursuant to Section 1.3(a) except such items that are specifically disputed in the Notice of Disagreement. Notwithstanding anything to the contrary in this Section 1.3, if neither Buyer nor Seller delivers a Closing Statement in accordance with Section 1.3(a) within one hundred twenty (120) days after the Closing Date, then the Estimated Working Capital shall be deemed the Final Working Capital, and no further adjustment to the Estimated Purchase Price shall be made.

During the thirty (30) day period following the delivery by the Receiving Party of a Notice of Disagreement that complies with the preceding paragraph or such longer period as Seller and Buyer shall mutually agree, Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. If, at the end of such thirty (30) day period (or such longer period as mutually agreed by Seller and Buyer), Seller and Buyer have not so resolved such differences, Seller and Buyer shall submit the dispute for resolution to an independent accounting firm (the “Arbiter”) for review and resolution of any and all matters which remain in dispute and which were properly included in the Notice of Disagreement in accordance with this Section 1.3. The Arbiter shall be an independent public accounting firm registered with the Public Company Accounting Oversight Board that is agreed upon by Seller and Buyer in writing; provided, that in the event the parties are not able to mutually agree on an accounting firm, the Arbiter shall be the Chicago, Illinois office of Ernst & Young LLP. The Seller and Buyer shall use reasonable efforts to cause the Arbiter to render a decision resolving the matters in dispute within thirty (30) days following the submission of such matters to the Arbiter, or such longer period as Seller and Buyer shall mutually agree, and shall furnish or cause to be furnished such work papers and other documents and information relating the disputed issues as the Arbiter may request and which are available to that party. Seller and Buyer agree that the determination of the Arbiter shall be final and binding upon the parties and that judgment may be entered upon the determination of the Arbiter in any court having jurisdiction over the party against which such determination is to be enforced; provided, that the scope of the disputes to be resolved by the Arbiter shall be limited to only such items included in the Closing Statement that the Receiving Party has disputed in the Notice of Disagreement based upon mathematical errors in the Closing Statement or based upon Closing Working Capital not having been calculated in accordance with this Section 1.3. The Arbiter shall determine only those issues in dispute specifically set forth on the Notice of Disagreement and shall prepare the Final Closing Statement (as hereinafter defined) and render a written report as to the dispute and the resulting calculation of Closing Working Capital which shall be conclusive and binding upon the parties. In resolving any disputed item, the Arbiter: (w) shall be bound by the principles set forth in this Section 1.3, (x) shall limit its review to matters specifically set forth in the Notice of Disagreement, (y) shall further limit its review to whether the Closing Statement contained mathematical errors and whether Closing Working Capital were calculated in accordance with this Section 1.3 and (z) shall not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs, and expenses of the Arbiter (i) shall be borne by the Receiving Party if the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by the Receiving Party (as finally determined by the Arbiter) is greater than the aggregate dollar amount of such disputed items so submitted that are successfully disputed by the Receiving Party (as finally determined by Arbiter) and (ii) shall be borne by the Delivering Party if the aggregate dollar amount of such disputed items so submitted that are successfully disputed by the Receiving Party (as finally determined by the Arbiter) is greater than to the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by the Receiving Party (as finally determined by the Arbiter). Whether any dispute is resolved by agreement among the parties or by the Arbiter, changes to the Closing Statement shall be made hereunder only for items as to which the Receiving Party has taken exception in the Notice of Disagreement. The fees and expenses of Buyer and Buyer’s independent accountants incurred in connection with the preparation or review of the Closing Statement and preparation or review of any Notice of Disagreement shall be borne by Buyer, and the fees and expenses of Seller and Seller’s independent accountants incurred in connection with the preparation or review of the Closing Statement and preparation or review of any Notice of Disagreement shall be borne by Seller.

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(c)     Upon the determination of the Final Working Capital, the Aggregate Purchase Price shall be adjusted as follows:

(i)     in the event that Final Working Capital exceeds the Reference Amount by more than $70,000, the Aggregate Purchase Price shall be increased by such amount equal to (A) the amount the Final Working Capital exceeds the Reference Amount by more than $70,000, plus (or minus) (B) any decrease (or increase) made to the Aggregate Purchase Price in respect of Estimated Working Capital pursuant to Section 1.2(a) hereof;

(ii)     in the event that Reference Amount exceeds Final Working Capital by more than $70,000, the Aggregate Purchase Price shall be decreased by such amount equal to (A) the amount the Reference Amount exceeds Final Working Capital by more than $70,000, plus (or minus) (B) any increase (or decrease) made to the Aggregate Purchase Price in respect of Estimated Working Capital pursuant to Section 1.2(a) hereof; and

(iii)     in the event the Final Working Capital is within $70,000 of the Reference Amount, the Aggregate Purchase Price shall be increased (or decreased) by the amount, if any, by which the Purchase Price was decreased (or increased) in respect of Estimated Working Capital pursuant to Section 1.2(a) hereof.

(d)     The net adjustment to the Aggregate Purchase Price pursuant to Section 1.3(c) above, whether positive or negative, is the “Final Adjustment Amount.” Within ten (10) business days after the Closing Statement becomes final and binding upon the parties (i) if the Final Adjustment Amount is positive, (i) Buyer shall make a cash payment equal to the Final Adjustment Amount to Seller, to an account designated in writing by Seller; provided, however, that to the extent the Escrow Amount was reduced by an Escrow Adjustment Amount, Buyer shall deliver the Final Adjustment Amount, up to a maximum amount equal to the Escrow Adjustment Amount, to the Escrow Agent by wire transfer to the Escrow Account, and any remainder of the Final Adjustment Amount shall be paid by cash payment to Seller, to an account designated in writing by Seller, and (ii) if the Final Adjustment Amount is negative, Buyer and Seller shall issue joint instructions to the Escrow Agent in accordance with the terms of the Escrow Agreement, directing the payment of such negative Final Adjustment Amount to Buyer from the Escrow Amount, to an account designated in writing by Buyer, in each case under clause (i) or (ii) of this Section 1.3(d) by wire transfer in immediately available funds of the amount of such Final Adjustment Amount. Buyer and Seller acknowledge and agree that the sole source of payment for any negative Final Adjustment Amount shall be from the Escrow Amount.

ARTICLE II
CLOSING

2.1.     Closing Date. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Dechert LLP in Philadelphia, Pennsylvania at 9:30 a.m. ET on the second business day following the satisfaction of all of the conditions set forth in Articles VI and VII, or at such other place, time or date as Buyer and Seller may agree in writing (such time and date being referred to herein as the “Closing Date”). For financial accounting and tax purposes, to the extent permitted by law, the Closing shall be deemed to have become effective as of the opening of business on the Closing Date.

2.2.     Closing Deliveries.

(a)     Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered the following to Seller or such person(s) specified herein:

(i)     the Aggregate Purchase Price in accordance with Section 1.2(c) subject to the terms and conditions hereof;

(ii)     a Bill of Sale in substantially the form attached hereto as Exhibit 2.2.A (the “Bill of Sale”) and an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit 2.2.B (the “Assumption Agreement”), duly executed by Buyer;

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(iii)     the Buyer Closing Certificate (as such term is defined in Section 7.3); and

(iv)     the other Ancillary Agreements (as hereinafter defined) to which Buyer is a party, duly executed by Buyer; and

(v)     such other agreements, certificates and documents as may be reasonably requested by Seller.

(b)     Deliveries by Seller and Parent. At the Closing, Seller and Parent shall deliver or cause to be delivered the following to Buyer:

(i)     the Bill of Sale and the Assumption Agreement, duly executed by Seller;

(ii)     the Seller Closing Certificate (as such term is defined in Section 6.3);

(iii)     the Seller Secretary Certificate (as such term is defined in Section 6.4);

(iv)     the Ancillary Agreements to which Seller or Parent is a party, duly executed by Seller or Parent, as applicable;

(v)     Each of the third party written consents, approval and authorizations set forth on Schedule 2.2;

(vi)     the FIRPTA Certificates described in Section 9.4 below;

(vii)     assignments of patents, trademarks and copyrights in forms reasonably acceptable to Buyer with respect to all Registered IP Rights (as hereafter defined); and

(viii)     such other instruments, certificates and documents as may be reasonably requested by Buyer.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
AND PARENT

Seller and Parent jointly and severally represent and warrant to Buyer as follows:

3.1.     Organization. Each of Seller and Parent is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Each of Seller and Parent has all requisite corporate power and authority to carry on its business as it now is being conducted and to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Seller is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions listed on Schedule 3.1 of the Disclosure Schedules delivered by Parent and Seller to Buyer in connection herewith (the “Disclosure Schedules”), which are the only jurisdictions where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. True and complete copies of the articles of incorporation, bylaws or other similar organizational documents of Seller and Parent, all as amended to date, have been previously delivered to Buyer.

3.2.     Authority.

(a)     The execution, delivery and performance by Seller and Parent of this Agreement and the Ancillary Agreements to which Seller or Parent is or will be a party and the consummation by Seller and Parent of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller and Parent. Without limiting the foregoing, the execution, delivery and performance by Seller

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and Parent of this Agreement and the Ancillary Agreements to which Seller or Parent is or will be a party and the consummation by Seller and Parent of the transactions contemplated hereby and thereby have been duly authorized and approved by (i) the board of directors of both Seller and Parent; (ii) the special committee of independent members of the board of directors of the Parent; (iii) Parent as the sole stockholder of the issued and outstanding shares of Seller’s common stock, no par value, acting under a written consent (the “Seller Stockholder Approval”); and (iv) holders of a majority of the issued and outstanding shares of Parent’s common stock, no par value (the “Common Stock”), and Parent’s Series A Preferred Stock, no par value (the “Preferred Stock”), including the Majority Stockholders, voting together as a single class, acting under a written consent thereof (the “Parent Stockholder Approval” and together with the Seller Stockholder Approval, the “Stockholder Approvals”), which each such resolutions and/or written consents having been certified as true and complete by the Secretary of Seller or Parent, as applicable, and delivered to Buyer concurrently with the execution of this Agreement. This Agreement has been, and each Ancillary Agreement to which Seller and Parent is a party will be, duly and validly executed and delivered by Seller and Parent, to the extent a party thereto, and constitutes, and will constitute, the valid and binding obligation of Seller and Parent, enforceable against Seller and Parent in accordance with its respective terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity.

(b)     The Stockholder Approvals are the only votes of the holders of any class or series of any Seller’s or Parent’s securities necessary to approve this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. The Stockholder Approvals are sufficient for stockholder approval of such matters, assuming compliance with the provisions of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)     The execution, delivery, and performance by Seller of this Agreement and each Ancillary Agreement to which Seller is a party, and the consummation by Seller of the transactions contemplated hereby, do not give rise to, or afford any holders of the capital stock of Seller or Parent with, any appraisal rights, dissenters rights or other rights to dissent from the actions described herein or to receive an agreed or judicially appraised value for the Acquired Assets under the terms of the California Corporations Code or the General Corporation Law of the State of Ohio.

3.3.     No Conflict; Consents.

(a)     The execution, delivery and performance by Seller and Parent of this Agreement and the Ancillary Agreements to which Seller or Parent is or will be a party, and the consummation by Seller and Parent of the transactions contemplated hereby does not and will not, with or without the giving of notice or the lapse of time, or both, (w) violate any provision of law, rule, or regulation to which Seller or Parent is subject, (x) violate any order, judgment, or decree applicable to Seller or Parent, (y) violate any provision of the articles of incorporation, bylaws or other corporate documents of Seller or Parent, or (z) except as disclosed on Schedule 3.3, violate or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or require the consent of any third party under, or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any assets or property, whether tangible or intangible, or give to others any interests or rights therein under, any indenture, deed of trust, mortgage, loan or credit agreement, license, permit, contract, lease, or other agreement, instrument or commitment to which Seller or Parent is a party or by which Seller or Parent may be bound or affected, except for any such violations, breaches, defaults, required consents, terminations, accelerations, Encumbrances or rights that in the aggregate would not (i) materially hinder or impair the ability of Seller and Parent to perform its obligations hereunder or the consummation of the transactions contemplated hereby or (ii) have a Material Adverse Effect.

3.4.     Capitalization. The authorized and outstanding capital stock of each of Seller and Parent and the record owners of Seller’s capital stock and Parent’s Preferred Stock are set forth on Schedule 3.4. Except as disclosed on Schedule 3.4, there are outstanding no securities convertible into, exchangeable for or carrying the right to acquire equity securities of Seller or Parent, or subscriptions, warrants, options, phantom stock interests,

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rights (including preemptive rights or stock appreciation rights), or other arrangements or commitments obligating Seller or Parent to issue or dispose of any of its equity securities or any ownership interest therein.

3.5.     Subsidiaries. Neither Parent nor Seller (i) directly or indirectly own any stock of, equity interest in, or other investment in any other corporation, joint venture, partnership, trust or other person or (ii) have any subsidiaries or, except as set forth on Schedule 3.5, any predecessors in interest by merger, liquidation, reorganization, acquisition or similar transaction.

3.6.     Financial Statements; Undisclosed Liabilities. The books of account and related records of Parent and Seller fairly reflect in all material respects Parent’s and Seller’s assets, liabilities and transactions in accordance with GAAP. The (x) audited condensed consolidated balance sheets, statements of operations, stockholders’ equity, retained earnings and cash flows of Parent and Seller for the years ended December 31, 2010, 2009 and 2008, (y) reviewed condensed consolidated balance sheet and related statements of operation and cash flows of Parent and Seller for the three month period ended March 31, 2011, and (z) the unaudited condensed consolidated balance sheet and related unaudited statements of operation and cash flows of Parent and Seller for the three-month period ended June 30, 2011, previously provided to Buyer (i) are true and correct in all material respects, (ii) were prepared in accordance with GAAP (except as specifically otherwise noted therein and except for the absence of footnotes in the case of the unaudited statements), and (iii) present fairly the financial position, results of operations and cash flows of Parent and Seller as of such dates and for the periods then ended in accordance with GAAP. The audited balance sheet of Seller as at December 31, 2010 (the “Balance Sheet Date”) has been previously provided to Buyer (the “Balance Sheet”). Neither Seller nor Parent has any material liability or obligation of any nature, whether due or to become due, absolute, contingent or otherwise, except (a) to the extent reflected as a liability on the Balance Sheet, (b) current liabilities incurred in the ordinary course of business consistent with past practice after the Balance Sheet Date, (c) liabilities arising under executory contracts entered into in the ordinary course of business (none of which would reasonably be expected to be a material liability for breach of contract), and (d) liabilities disclosed on Schedule 3.6.2.

3.7.     Absence of Certain Changes or Events. Except as set forth on Schedule 3.7, since the Balance Sheet Date, Seller has conducted its business only in the ordinary course consistent with past practice and there has been no Material Adverse Effect. Without limiting the foregoing, except as set forth on Schedule 3.7 or as reflected in the Balance Sheet, since the Balance Sheet Date, Seller has not (a) purchased or redeemed any shares of its capital stock, or granted or issued any option, warrant or other right to purchase or acquire any such shares, (b) paid, cancelled, incurred, waived, settled or discharged or satisfied any material Debt, claim, action, liability or obligation (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice, (c) encumbered any of its properties or assets, tangible or intangible, except for Encumbrances incurred in the ordinary course of business consistent with past practice, (d) granted any material increase in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses consistent with past practice) or loan to, any officer, manager, director, member or employee of Seller (other than normal increases for employees averaging not in excess of five percent (5%) per annum made in the ordinary course of business and consistent with past practice), or any increase in, or any addition to, other benefits (including any bonus, profit-sharing, pension or other plan) to which any of the officers, directors and employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan except payments in the ordinary course of business and consistent with past practice made pursuant to the Benefit Plans, or any other payment of any kind to or on behalf of any officer or employee other than payment of base compensation and reimbursement for reasonable expenses in the ordinary course of business consistent with past practice, (e) received any written indication or had knowledge of any intent to discontinue or materially and adversely change relations with Seller or Parent from any suppliers, distributors, customers or employees, in each case, that are material to the business of Seller, (f) disposed of or has failed to keep in effect any rights in, to or for the use of any franchise, license, permit or certificate material to the business of Seller, (g) changed any method of keeping of their respective books of account or accounting practices, (h) disposed of or failed to keep in effect any rights in, to or for the use of any of the Intellectual Property (as hereinafter defined) material to the business of Seller, (i) sold, transferred or otherwise disposed of any assets, properties or rights of the business of Seller, except inventory sold in the ordinary course of business consistent with past practice, (j) entered into any transaction, agreement or event outside the ordinary course of the conduct of the business of Seller or with any officer, director, manager, member, stockholder, or other affiliate of Seller or any “associates” (as defined in the rules and regulations

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of the Securities and Exchange Commission) of any of the foregoing, (k) made, authorized or deferred any single capital expenditure in excess of $25,000, or capital expenditures in excess of $50,000 in the aggregate, (l) changed or modified in any manner its existing credit, collection and payment policies, procedures and practices with respect to accounts receivable and accounts payable, respectively, including acceleration of collections of receivables, failure to make or delay in making collections of receivables (whether or not past due), acceleration of payment of payables or failure to pay or delay in payment of payables, (m) incurred any material damage, destruction, theft, loss or business interruption, not otherwise covered by insurance, (n) made any declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property) with respect to any securities of Seller, (o) made or revoked any Tax election, settled or compromised any Tax liability with any Taxing Authority, or filed any amended Tax Return, or (p) waived or released any material right or claim of Seller or incurred any modifications, amendments or terminations of any Contracts which are in the aggregate materially adverse to Seller or its business.

3.8.     Condition and Sufficiency of Acquired Assets.

(a)     Seller has good and marketable title to all of the Acquired Assets (including those reflected on the Balance Sheet, but excluding any such assets and properties sold, consumed, or otherwise disposed of in the ordinary course of business since the Balance Sheet Date) free and clear of all Encumbrances, except for (i) as set forth on Schedule 3.8.1, (ii) liens for Taxes not yet due and payable to the extent such Taxes are timely discharged by Seller and (iii) minor imperfections of title, none of which, individually or in the aggregate, materially detracts from the value of the affected properties, or materially impairs the use of the affected properties in the manner such properties currently are being used or materially impairs the operations of Seller (Encumbrances of the type described in sub-clauses (ii) and (iii) of this Section 3.8(a) being the “Permitted Encumbrances”). Except as set forth on Schedule 3.8.1, Parent does not own or hold, or have any interest or right in, any assets or properties other than the capital stock of Seller.

(b)     Except as set forth on Schedule 3.8.2, all items of equipment and other tangible assets that are included in the Acquired Assets are, with due regard to their age, in good operating condition and repair (except for ordinary wear and tear and routine maintenance in the ordinary course of business), are adequate for the purposes for which they are presently used in the conduct of Seller’s business and are useable in a manner consistent with their current use. Except as set forth on Schedules 3.8.2 and 3.12.1, the Acquired Assets constitute all of the assets, properties and rights necessary for the operation of Seller’s business in the same manner in all material respects as Seller’s business is currently conducted.

3.9.     Real Property. Seller does not own any real property.

3.10.     Leases; Leased Real Property.

(a)     Schedule 3.10 sets forth a true, correct and complete list of all leases and subleases (the “Leases”) of real property to which Seller is a party (collectively, the “Leased Real Property”). Seller does not operate and has not operated its business at any location other than those listed as Leased Real Properties on Schedule 3.10. True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto have previously been delivered by Seller to Buyer. The Leases are in full force and effect and are binding and enforceable against Seller and, to Seller’s and Parent’s knowledge, each of the other parties thereto, in accordance with their respective terms and have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has notified the other claiming that such party is in default thereunder and that such default remains uncured. Except as set forth on Schedule 3.10, Seller has not committed any breach of or defaulted in the performance of any covenant, agreement or condition contained in any Lease, nor has there occurred any event known to Seller or Parent which with the passage of time or the giving of notice or both would constitute such a breach or default, except for breaches or defaults that are not material. There is no current, or, to the Seller’s or Parent’s knowledge, pending event or circumstance that would permit the termination of any of the Leases or the increase of any obligations, liabilities or restrictions of Seller under the Leases. Seller is not obligated to pay any leasing or brokerage commission relating to any Lease that has not already been paid and has no obligation to pay any leasing or brokerage commission upon the renewal of any Lease. No construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by Seller.

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Except as otherwise expressly set forth in the Leases, Seller has no obligations to provide deposits, letters of credit or other credit enhancements to retain its rights under the Leases or otherwise operate its business at the Leased Real Properties.

(b)     Seller presently enjoys peaceful and undisturbed possession of its Leased Real Property sufficient for current use and operations. Neither Seller nor Parent nor, to the knowledge of Seller or Parent, any landlord for such Leased Real Property, have received written notice of any material eminent domain, condemnation or other similar proceedings pending or threatened against Seller or such landlord with respect to, or otherwise affecting any portion of, the Leased Real Property. The current use of the Leased Real Property in the conduct of the business of Seller does not violate any Lease. Except as set forth on Schedule 3.10, there is no violation of any covenant, condition, restriction, easement or order of any governmental authority having jurisdiction over the Leased Real Property or the use or occupancy thereof, except for such violations as would not materially interfere with the continued use and operations of the property to which they relate or materially adversely affect the value thereof for its current use. Except as set forth on Schedule 3.10, the Leased Real Property is in compliance in all material respects with all applicable building, zoning, subdivision, health and safety and other land use and similar applicable laws, rules and regulations, permits, licenses and certificates of occupancy affecting the Leased Real Property, and neither Seller nor Parent nor, to the knowledge of Seller and Parent, any landlord for such Leased Real Property, has received any notice of any violation or claimed violation by any of them of any such laws, rules and regulations with respect to the Leased Real Property which have not been resolved or for which any obligation of Seller remains to be fulfilled, including but not limited to payments of monetary damages, fines or penalties, or completion of any remedial or corrective measures. Except as set forth on Schedule 3.10, (i) the Leased Real Property is adequately served by proper utilities, sufficient parking and other building services necessary for its current use and for compliance with all applicable laws, rules, regulations, permits, licenses and certificates of occupancy and (ii) to the knowledge of Seller, the buildings and other improvements at each Leased Real Property are structurally sound and the systems located therein are in good working order and condition.

3.11.     Working Capital Assets.

(a)     All of the accounts and notes receivable of Seller represent amounts receivable for products actually delivered or services actually provided (or, in the case of non-trade accounts or notes represent amounts receivable in respect of other bona-fide business transactions), have arisen in the ordinary course of business, are not subject to counterclaim or set-off, and have been or will be billed and are generally due within thirty (30) days after such billing.

(b)     Except as set forth on Schedule 3.11.1, since the Balance Sheet Date, there have not been any write-offs as uncollectible of Seller’s accounts receivable, except for write-offs in the ordinary course of business consistent with past practice and not in excess of $25,000 in the aggregate. Schedule 3.11.2 sets forth (a) the total amount of accounts receivable of Seller outstanding as of June 30, 2011 and (b) the agings of such accounts receivable based on the following schedule: 0-30 days, 31-60 days, 61-90 days, and over 90 days, from the date of invoice.

(c)     Except as disclosed on Schedule 3.11.3, (i) all of the inventories of Seller, including that reflected in the Balance Sheet, are valued at the lower of cost or market, the cost thereof being determined on a first-in, first-out basis, except as disclosed in the Balance Sheet; (ii) all of the inventories of Seller reflected in the Balance Sheet and all inventories acquired since the Balance Sheet Date consist of items that are marketable and fit for their particular use, are not defective and are of a quality and quantity usable and saleable in the ordinary course of the business of Seller within one (1) year of the Closing Date, and all of the raw materials and work in process inventory of Seller reflected on the Balance Sheet and all such inventories acquired since the Balance Sheet Date can reasonably be expected to be consumed in the ordinary course of business within one (1) year of the Closing Date; and (iii) none of the inventory of Seller is obsolete or slow moving.

3.12.     Intellectual Property

(a)     Schedule 3.12.1 sets forth a list of all United States or foreign patents, registered trademarks, trade names, domain names, registered copyrights, and all applications therefor, owned or held by Seller

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(the “Registered IP Rights”), specifying as to each such item, as applicable, the owner thereof and the jurisdiction in which the item is issued, registered or applied for, including any issuance, registration or application numbers, and the date of application, issuance or registration of the item. Except as set forth on Schedule 3.12.1(a), (i) upon and following the due execution and delivery of the intellectual property assignment contemplated under Section 3.12(d), Seller owns and shall own the Registered IP Rights, and all other Intellectual Property owned or purported to be owned by Seller for use in its business, including without limitation unregistered trademarks, service marks, logos, designs, trade dress and other indicia of source, unregistered copyrights, software, inventions (whether or not patentable or reduced to practice), know-how, trade secrets, product formulas, franchises, industrial design rights, rights-to-use and other intellectual and industrial property rights (together with the Registered IP Rights, the “Seller Intellectual Property”) free and clear of all Encumbrances other than Permitted Encumbrances, and has the right to use all other Intellectual Property used or held for use by Seller in its business, (ii) the conduct of the business of Seller as now being conducted, and the use of the Seller Intellectual Property, does not infringe, dilute or constitute a misappropriation or other violation of any Intellectual Property of others, (iii) no person other than Seller owns or has any direct or indirect proprietary or financial interest in, license under, or covenant not to sue or other waiver with respect to any Seller Intellectual Property, (iv) there is no contractual restriction affecting the use of any Seller Intellectual Property, and Seller has not given any indemnification to any Person against infringement of the Intellectual Property of others, (v) the Seller Intellectual Property is subsisting, valid and in full force and effect, and there are no proceedings pending or, to the knowledge of Seller or Parent, threatened alleging the invalidity or unenforceability of the Seller Intellectual Property, or Seller’s ownership thereof, (vi) Seller is the applicant of record in all registrations or applications for registration or issuance of the Seller Intellectual Property, and no cancellation, reexamination, opposition, extension of time to oppose, interference, rejection, final refusal to register or issue or other invalidation proceeding is pending or has been received in connection with any Seller Intellectual Property, (vii) none of the trade secrets, confidential know-how or other confidential or proprietary information included within the Seller Intellectual Property has been disclosed to any Person unless such disclosure was necessary and made pursuant to an appropriate confidentiality agreement, or was made pursuant to a subpoena or similar legal process, and Seller has no knowledge of any unauthorized release, disclosure or use of any such trade secrets or confidential or proprietary information; and (viii) to the knowledge of Seller and Parent, no Person is infringing, diluting or misappropriating any of the Seller Intellectual Property, and, and none of Seller or Parent have asserted or threatened any claim or objection against any person for any such infringement, dilution or misappropriation.

(b)     Except as set forth on Schedule 3.12.2, the Seller Intellectual Property (and each item thereof) was conceived, created, developed, or reduced to practice, in whole or in part by Persons (i) who were at the time of such conception, creation, development or reduction to practice full-time employees of Seller acting in the course of their employment by Seller or, (ii) whether or not employees of Seller, who had executed in favor of Seller an agreement assigning, conveying and irrevocably transferring to Seller all right, title and interest in and to such development or work. None of the Seller Intellectual Property was conceived, created or developed pursuant to or in connection with the participation by Seller, Parent, or any officer, director, employee, agent, consultant or contractor of Seller or Parent, in the development of any professional, technical or industry standard, or under contract with or to any government authority, university or other institution.

(c)     Except as set forth on Schedule 3.12.4, all of the computer software used in the business of Seller is adequately documented in accordance with industry standards and, to the knowledge of Seller, performs in material conformance with the applicable documentation or specifications for such software. Seller has taken commercially reasonable steps, including periodic testing or screening, to prevent or remove any viruses, “worms,” cancelbots, disabling or malicious code, or other anomalies detected by such testing or screening that would materially impair the functionality of the computer software owned, licensed or used by Seller.

(d)     All right, title, privilege and interest of Parent or any Majority Stockholder in and to any Seller Intellectual Property or other Intellectual Property owned or purported to be owned by Parent or any Majority Shareholder and used in the operation of the business of Seller has, prior to the date hereof and pursuant to such assignment(s) of Intellectual Property as have been previously provided to and approved by Buyer, been irrevocably transferred, conveyed, assigned and delivered to Seller, free and clear of all Encumbrances.

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3.13.     Contracts. Schedule 3.13.1 contains a complete and accurate list of all outstanding Contracts (classified (a) through (o), as applicable, based on the definition of Contracts set forth in Section 12.4 hereof). Each such Contract is valid, binding and enforceable against Seller and, to Seller’s and Parent’s knowledge, the other parties thereto in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity, and is in full force and effect. Except as set forth in Schedule 3.13.2, Seller and, to Seller’s and Parent’s knowledge, each of the other parties thereto have performed in all material respects all obligations required to be performed by them under, and are not in material default under, any of such Contracts and no event has occurred which, with notice or lapse of time, or both, would constitute such a default. Neither Seller nor Parent has received any written claim from any other party to any Contract that Seller has breached any obligations to be performed by it thereunder, or is otherwise in default or delinquent in performance thereunder.

3.14.     Litigation. Except as set forth on Schedule 3.14, there is no action, claim, suit, review, proceeding or investigation in any court or before any governmental agency or authority or arbitrator (“Litigation”) pending or, to Parent’s or Seller’s knowledge, threatened against Seller or Parent, any of their properties or assets or (to the extent Seller or Parent may have an obligation to provide indemnification or may otherwise become liable) any of their officers, directors or employees. Except as set forth on Schedule 3.14, Parent or Seller is not a party to or bound by any outstanding orders, rulings, judgments, settlements, arbitration awards or decrees (or agreement entered into or any administrative, judicial or arbitration award with any governmental authority) with respect to or affecting the properties, assets, personnel or business of Seller or Parent. Schedule 3.14 contains a complete and accurate list (setting forth a general description unless restricted by confidentiality) of settlements occurring since January 1, 2006 regarding actual or threatened lawsuits (excluding worker’s compensation claims) binding on Seller or Parent, copies of all of which have been previously provided to Buyer. Any Litigation pending against Seller or Parent, any of their properties or assets or any of their officers, directors or employees, and any liabilities related thereto, are fully insured against (subject to deductibles), and the insurers have been notified of such Litigation.

3.15.     Compliance with Laws; Permits. Each of Seller and Parent has been and is in material compliance with all applicable federal, state, local, foreign and industry laws, rules and regulations currently in effect. Set forth on Schedule 3.15.1 are all material governmental permits, registrations, certificates, certifications, exemptions, licenses, approvals and authorizations necessary for the conduct of the business of Seller as presently conducted, each of which Seller validly possesses and is in full force and effect. Except as set forth on Schedule 3.15.2, no notice, citation, summons or order has been received by Seller or Parent, no complaint has been filed and served on Seller or Parent, no penalty has been assessed and notice thereof given to Seller or Parent, in each case, within two years prior to the date of this Agreement, and, to the knowledge of Parent or Seller, no investigation or review is pending or threatened with respect to Seller, by any governmental authority with respect to any alleged (a) violation by Seller of any law, ordinance, rule, regulation or order, or (b) failure by Seller to have any permit, registration, certificate, certification, exemption, license, approval or authorization required to be held by Seller or otherwise applicable to the business conducted by it.

3.16.     Environmental Matters. Except as specifically disclosed on Schedule 3.16.1:

(a)     Seller has conducted and is now conducting its operations in compliance in all material respects with all Environmental Laws. Seller holds and has been and is in compliance in all material respects with all permits, certificates, certifications, exemptions, licenses, approvals, registrations and authorizations required under Environmental Laws for the conduct of the business of Seller as previously and currently conducted (“Environmental Permits”) and all such Environmental Permits are in full force and effect. Schedule 3.16.2 lists all Environmental Permits.

(b)     Neither Seller nor Parent have received any notice, citation, summons, order or complaint, no penalty has been assessed or is pending or, to the knowledge of Seller or Parent, threatened by any third party (including any governmental agency) with respect to (i) the Management, Release or threatened Release of Hazardous Substances by or on behalf of Seller or Parent or any of their predecessors or in relation to their past or present operations or the business or with respect to exposure to Hazardous Substances, (ii) non-compliance with Environmental Laws or (iii) failure to hold or comply with Environmental Permits. Neither Seller nor Parent have received, and to the their respective knowledge no one else has received, any written request for, or have knowledge

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of, any information, notice of claims, demand or other notification that Seller or Parent (or any of their respective predecessors) is or may be potentially responsible with respect to any investigation, cleanup, remedial action, removal action or other response action (“Remediation”) of or with respect to Hazardous Substances.

(c)     No Hazardous Substances generated or Managed by or on behalf of Seller or Parent has come to be located at any site identified on such list or otherwise requiring Remediation.

(d)     There are no underground storage tanks, above ground storage tanks, asbestos containing materials or PCB-containing equipment located at, on or under the Leased Real Property. Any underground storage tanks, above ground storage tanks or wastewater treatment systems which have been removed or closed by or on behalf of Seller or Parent or any of their respective predecessors at any real property or for which any of them is or may be responsible have been removed or closed in compliance in all material respects with Environmental Laws and require no further Remediation under Environmental Laws.

(e)     No Hazardous Substances have been or threaten to be Released or are present in an uncontained state at, on, about, under or from the Leased Real Properties or any property formerly owned, operated or leased by Seller or Parent or any of their predecessors or in connection with the operation of the business of Seller, in each case as could reasonably be expected to result in Seller or Buyer incurring any material Losses.

(f)     All material environmental reports, inspections, investigations, studies, audits, tests, reviews or other analysis conducted in relation to Seller, the Leased Real Properties or any property formerly owned, operated or leased by Seller or Parent or any of their respective predecessors or the operation of the business of Seller in the possession or control of Parent or Seller have been provided or made available to Buyer, and all such documents are listed on Schedule 3.16.3.

(g)     Neither Parent nor Seller know of any facts or circumstances related to the Release, threat of Release, Remediation or Management of Hazardous Substances or compliance with Environmental Law that (with or without notice or passage of time) could reasonably be expected to result in Seller or Buyer incurring any material Losses, and neither Parent nor Seller have retained or assumed, by contract, law or otherwise, any actual or contingent liability or responsibility for any environmental claims or conditions, including, but not limited to, in connection with a Release, threat of Release, Remediation or Management of Hazardous Substances or compliance with Environmental Law.

3.17.     Employee Benefit Matters.

(a)     Schedule 3.17.1 lists all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including any “multiemployer plan” as defined in Section 3(37) of ERISA) and all other material retirement, stock, stock option, insurance, welfare benefit, savings, deferred compensation, incentive compensation, paid time off, severance pay, salary continuation and other fringe benefit arrangements, plans, contracts, policies, or practices maintained, contributed to, or required to be contributed by Seller or any ERISA Affiliate (as hereinafter defined) or with respect to which Seller or any ERISA Affiliate may have any liability (the “Benefit Plans”). For purposes of this Section 3.17, the term “ERISA Affiliate” means any person, entity, trade or business (whether or not incorporated) that is treated as a single employer with Seller under Section 414 of the Code.

(b)     As applicable, with respect to each of the Benefit Plans, Seller has made available to the Buyer true and complete copies of (i) all plan documents (including all amendments and modifications thereof) and in the case of an unwritten Benefit Plan, a written description thereof, and in either case all related agreements including the trust agreement and amendments thereto, insurance contracts, custodial contracts and investment management agreements; and (ii) the current summary plan descriptions and all material modifications thereto.

(c)     Seller and each ERISA Affiliate are in compliance in all material respects with the provisions of ERISA and the Code applicable to the Benefit Plans. Each Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code.

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(d)     No Benefit Plan is (or at any time has been) subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA and no Benefit Plan is (or at any time has been) a “multiemployer plan” as defined in Section 3(37) of ERISA, and neither Seller nor any ERISA Affiliate has at any time been required to contribute to or incurred any withdrawal liability with respect to any multiemployer plan.

(e)     All Benefit Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a “Pension Plan”) currently meet the qualification requirements of Section 401(a) of the Code, and each related trust is exempt from taxation under Section 501(a) of the Code.

(f)     There are no pending audits or investigations by any governmental agency involving the Benefit Plans, and no pending or, to the knowledge of Seller and Parent, threatened claims (except for individual claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings involving any Benefit Plan, any fiduciary thereof or service provider thereto, nor is there any reasonable basis known to Seller or Parent for any such claim, suit or proceeding which could result in any material liability.

(g)     Each Benefit Plan that constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, complies in both form and operation with the requirements of Section 409A of the Code so that no amounts paid pursuant to any such Benefit Plan is subject to tax under Section 409A of the Code.

(h)     Seller and each ERISA Affiliate have properly classified for all purposes (including, without limitation, eligibility to participate in any Benefit Plan and federal tax withholding) all individuals providing services to Seller or such ERISA Affiliate as an employee, leased employee, agent, consultant or independent contractor.

(i)     Execution of, and performance of the transactions contemplated by, this Agreement will not constitute an event under any Benefit Plan that will result in any payment (whether as severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee; provided, however, that his section will not apply to any termination or partial termination of any Benefit Plan.

(j)     No payment which is or may be made by, from or with respect to Seller or any Benefit Plan, to any employee, former employee, director or agent of Seller or any ERISA Affiliate, either alone or in conjunction with any other payment, event or occurrence, (i) will or could properly be characterized as an “excess parachute payment” under section 280G of the Code and (ii) will not be fully deductible as a result of Section 162(m) of the Code.

(k)     No Benefit Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, (ii) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code or (iii) deferred compensation under a Benefit Plan that is a non-qualified deferred compensation plan. Neither Seller nor any ERISA Affiliate has made a written or oral representation to any current or former employee promising or guaranteeing any employer paid continuation of medical, dental, life or disability coverage for any period of time beyond retirement or termination of employment.

3.18.     Taxes.

(a)     Except as set forth on Schedule 3.18.1, (i) Seller and Parent have timely filed or caused to be filed with the appropriate federal, state, local, and foreign governmental entity or other authority (individually or collectively, “Taxing Authority”) all Tax Returns (as defined in Section 3.18(b) hereof) required to be filed with respect to the Acquired Assets and the business of Seller and have timely paid in full or caused to be paid in full all Taxes (as defined in Section 3.18(b) hereof) required to be paid relating to the Acquired Assets or the business of Seller; (ii) all Tax Returns are true, correct and complete in all material respects; and (iii) there are no liens for Taxes upon the Acquired Assets, except for Taxes not yet due and payable. Seller has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes, and has duly and timely withheld

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and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable laws and timely filed all Tax Returns related thereto.

(b)     As used in this Agreement: (i) “Tax” means any of the Taxes, where “Taxes” means all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings, or profits) and all gross receipts, estimated, sales, use, ad valorem, transfer, franchise, license, withholding (including deposits of any withholdings), payroll, employment, excise, severance, stamp, occupation, premium, property, or windfall profit taxes, environment, alternative, or add-on minimum taxes, custom duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority and obligations under any tax sharing, tax allocation or similar agreement to which Seller or Parent is a party and any tax by reason of transferee liability and (ii) “Tax Return” means any return, report, information return or other document (including any related or supporting information or any amended return) filed or required to be filed with any Taxing Authority or other authority in connection with the determination, assessment, or collection of any Tax paid or payable or the administration of any laws, regulations, or administrative requirements relating to any such Tax.

(c)     Except as set forth on Schedule 3.18.3, there is no action, suit, proceeding, investigation, audit, claim, assessment or judgment now pending, or to the knowledge of Seller or Parent, threatened, with respect to the Acquired Assets or the business of Seller by any Tax Authority, and no notification of an intention to examine, request for information related to Tax matters or notice of deficiency or proposed adjustment for any amount of Tax has been received by Seller or Parent with respect to Parent’s ownership of Seller from any Taxing Authority. No Taxing Authority with which Seller or Parent does not file Tax Returns has notified Seller or Parent in writing that Seller is or may be subject to taxation by that Taxing Authority.

(d)     Neither Seller nor Parent is a foreign person within the meaning of Sections 897 or 1445 of the Code.

(e)     Seller has properly and timely imposed, collected and paid all sales, use or similar Taxes, as required under the applicable laws of any Taxing Authority, with respect to the sale, rental or lease of any product or service that was initiated or completed prior to the Closing.

(f)     None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Section 280G of the Code.

3.19.     Consents. Except as set forth on Schedule 3.19, no consent, approval, or authorization of, or exemption by, or filing with, any governmental authority or third party is required to be obtained or made by Seller in connection with the execution, delivery, and performance by Parent or Seller of this Agreement, or any Ancillary Agreement to which any Parent or Seller is or will be a party or the taking by Parent or Seller of any other action contemplated hereby or thereby.

3.20.     Employee Relations.

(a)     Seller is not: (i) a party to or otherwise bound by any collective bargaining or other type of union agreement, (ii) a party to, involved in or, to the knowledge of Parent or Seller, threatened by, any material labor dispute or material unfair labor practice charge, or (iii) currently negotiating any collective bargaining agreement, and Seller has not experienced any work stoppage during the last three (3) years.

(b)     Seller has been and is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, unemployment insurance, worker’s compensation, equal employment opportunity, employment discrimination and immigration control. Except as disclosed on Schedule 3.20 and except for any non-compliance or practices arising in the ordinary course which are immaterial, there are no pending claims against Seller (whether under regulation, contract, policy or otherwise) asserted by or on behalf of any present or former employee or job applicant of Seller on account of or for (i) overtime pay, other than overtime pay for work done in the current payroll period, (ii) wages

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or salary for a period other than the current payroll period, (iii) any amount of vacation pay or pay in lieu of vacation time off, other than vacation time off or pay in lieu thereof earned in or in respect of the current fiscal year, (iv) any amount of severance pay or similar benefits, (v) unemployment insurance benefits, (vi) workers’ compensation or disability benefits, (vii) any violation of any statute, ordinance, order, rule or regulation relating to employment terminations or layoffs, (viii) any violation of any statute, ordinance, order, rule or regulation relating to employee “whistleblower” or “right-to-know” rights and protections, (ix) any violation of any statute, ordinance, order, rule or regulations relating to the employment obligations of federal contractors or subcontractors or (x) any violation of any regulation relating to minimum wages or maximum hours of work, and neither Seller nor Parent are aware of any such claims which have not been asserted. No person (including any governmental body) has asserted or threatened any claims against Seller under or arising out of any regulation relating to discrimination or occupational safety in employment or employment practices.

3.21.     Transactions with Related Parties. Except as set forth in the forms, reports and documents filed by Parent under the Exchange Act and the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder since January 1, 2008, no stockholder, member, manager, officer or director of Seller or Parent, nor any person under the control of an affiliate or associate of any such person, has or has had:

(a)     any interest in any property or assets used by Seller or Parent;

(b)     engaged in any transaction with Seller or Parent that would be required to be disclosed pursuant to Items 402 and 404 of Regulation S-k under the Exchange Act and the Securities Act (other than payment of salaries and benefits to employees and the reimbursement of ordinary expenses in the ordinary course of business and cash dividends and distributions in respect of shares of capital stock of Seller and Parent); or

(c)     any loan, guarantee or other obligation of borrowed money made to or from Seller (other than payment of salaries and benefits to employees and the reimbursement of ordinary expenses in the ordinary course of business).

3.22.     Insurance. Schedule 3.22.1 contains a complete and correct list of all policies and contracts for insurance (including coverage amounts and expiration dates) of which Seller is the owner, insured or beneficiary, or covering its respective properties or assets, and true and correct copies of all such policies and contracts have been provided to Buyer prior to the date hereof. All such policies (a) are outstanding and in full force and effect, (b) are, to the knowledge of Seller, provided by carriers who are financially solvent, (c) have not been subject to any lapse in coverage, and (d) contain limits of liability that have not been exhausted or significantly diminished in any manner. There is no default by Seller, or to the knowledge of Seller any other party, with respect to any provision contained in any such policy, nor has there been any failure by Seller, or to the knowledge of Seller any other party, to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. Except as set forth on Schedule 3.22.2: (i) all of such coverages are provided on an “occurrence” (as opposed to “claims made”) basis; (ii) there are no outstanding claims under such policies; (iii) there are no premiums, payments or claims due under such policies which remain unpaid; (iv) in the past three years, no notice of cancellation or non-renewal with respect to, or disallowance (other than reservation of rights by the insurer) of any material claim under, any such policy has been received; and (v) Seller has not been refused any insurance, nor have any of its coverages been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three (3) years.

3.23.     Brokers. Other than Western Reserve Partners, LLC (whose fees will be paid by Seller out of the proceeds of the sale of the Acquired Assets contemplated by this Agreement), neither Seller nor Parent has retained any broker, finder or investment banking firm to act on their behalf in connection with the transactions contemplated by this Agreement or the Ancillary Agreements and no other person is entitled to receive any brokerage commission, finder’s fee or other similar compensation in connection with the transactions contemplated by this Agreement.

3.24.     Compensation Arrangements. Seller has previously provided the names, titles and current annual salary and bonus opportunities, if applicable, of all present salaried employees of Seller. Except as set forth

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on Schedule 3.24, Seller has no presently effective powers of attorney or any material obligations or liabilities, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise, with respect to any obligation of any person.

3.25.     Relationship with Significant Customers and Suppliers.

(a)     Except as disclosed on Schedule 3.25.1, neither Seller nor Parent has received any written notice from any Significant Customer (as defined below) stating that, or otherwise has knowledge that, such Significant Customer (except in connection with the satisfaction of outstanding orders upon their completion in the ordinary course of business or the expiration of existing contracts in accordance with their terms) (i) has ceased, or will cease, to use the products or services of Seller, (ii) has substantially reduced, or will substantially reduce, the use of such products or services at any time, or (iii) will otherwise materially and adversely modify its business relationship with Seller. “Significant Customer” means any customer or distributor or end user of the products or services of Seller, or any group of affiliated customers or distributors, to whom Seller has made direct or indirect sales in excess of $50,000 since January 1, 2011 or for the year ended December 31, 2010.

(b)     Except as disclosed on Schedule 3.25.2, neither Seller nor Parent has received any written notice from any Significant Supplier (as defined below) stating that, or otherwise has knowledge that, such Significant Supplier (i) has ceased, or will cease, to offer or sell its products or services to Seller, (ii) has substantially reduced, or will substantially reduce, the offering or sale of such products or services at any time, (iii) has materially increased, will materially increase or has threatened to materially increase the prices it charges Seller (or its agents or contractors) for its products or services or (iv) will otherwise materially and adversely modify its business relationship with Seller. “Significant Supplier” means any vendor, third party manufacturer or supplier, or group of affiliated vendors, third party manufacturers or suppliers, from whom Seller has made direct purchases in excess of $50,000 since January 1, 2011 or for the year ended December 31, 2010 relating to the products or services of Seller.

3.26.     Products. Except as disclosed on Schedule 3.26, there are no and there have not been since 2008: (a) claims made against Seller with respect to any product liability or any similar claim that relates to any product or equipment manufactured or sold by Seller; or (b) claims made against Seller with respect to any breach of any express or implied product warranty, claim of product defect or malfunction (including without limitation claims relating to interruption of service or other failure to deliver any products or equipment in accordance with Seller’s contractual obligations), or any other similar claim with respect to any product or equipment manufactured or sold by Seller, other than standard warranty obligations (to replace, repair or refund) in the ordinary course of the conduct of the business of Seller, none of which involves a claim (i) for money, property or services in excess of the amounts specifically reserved therefor on the Balance Sheet or (ii) in excess of $5,000 in the individual or $100,000 in the aggregate.

3.27.     Information Statement. The Information Statement will not, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto and at any time thereafter prior to Closing, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Information Statement and the furnishing thereof by Parent to its stockholders will comply in all material respects with the requirements of applicable law, including the Exchange Act.

3.28.     Fairness Opinion. Parent has obtained (and delivered an executed copy to Buyer) a written opinion of Western Reserve Partners, LLC, dated not earlier than five (5) days prior to the date of this Agreement, to the effect that, as of such date, the consideration to be paid in terms of the Aggregate Purchase Price and the assumption of the Assumed Liabilities by Buyer pursuant to this Agreement is fair, from a financial point of view, to Parent (the “Fairness Opinion”).

3.29.     Consent and Forbearance of Lenders. Parent and Seller have entered into a written agreement with Fifth Third Bank (the “FTB Consent and Forbearance Agreement”) in the form previously delivered to Buyer. The FTB Consent and Forbearance Agreement is in full force and effect as of the date hereof, and neither Parent nor Seller is in breach or default of (a) the terms of the FTB Consent and Forbearance Agreement or (b) except

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for the Continuing Defaults and Existing Defaults (as such terms are defined in the FTB Consent and Forbearance Agreement), the terms of the Loan Documents (as such term is defined in the FTB Consent and Forbearance Agreement). Pursuant to the terms of the FTB Consent and Forbearance Agreement, Canal Mezzanine Partners, L.P. has acknowledged and reaffirmed the subordination of its lender rights to the rights of Fifth Third Bank. Seller has entered into a written agreement, in the form previously delivered to Buyer (the “Ohio Consent and Forbearance Agreement” together with the FTB Consent and Forbearance Agreement, the “Consent and Forbearance Agreements”), whereby the Director of the State of Ohio (the “State”) has (i) consented to Seller’s execution and delivery of this Agreement and the transactions contemplated hereby and waived any event of default that may arise under any credit facility, loan document, security, warrant, note or other agreement (the “Ohio Debt Documents”) of which the State is a party as a result of Seller becoming a party to this Agreement or the transactions contemplated hereby; and (ii) agreed not to exercise any of its rights, privileges or remedies arising as a result of any event of default (whether currently existing or which may come to exist following the date hereof) under any of the Ohio Debt Documents, whether caused by Seller’s execution and delivery of this Agreement, the transactions contemplated hereby or otherwise, other than any event of default arising from a failure by Seller to pay any accrued interest when due under any Ohio Debt Document, prior to the earlier of (x) the Closing, or (y) the termination of this Agreement.

3.30.     Disclosure. No representation or warranty by Parent or Seller in this Agreement, and no Ancillary Agreement, exhibit, document, statement, certificate or schedule furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby or thereby, when read together in their entirety, contains or will contain any untrue statement of a material fact or omits to state a fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

4.1.     Organization. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to carry on its business as it is now being conducted, and to execute, deliver, and perform this Agreement and each Ancillary Agreement to which it is or will be a party, and to consummate the transactions contemplated hereby and thereby. B&B is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby.

4.2.     Power and Authority. The execution, delivery, and performance by each of Buyer and B&B of this Agreement, and each Ancillary Agreement to which either is or will be a party, and the consummation by Buyer and B&B of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Buyer and B&B. This Agreement has been, and each Ancillary Agreement to which Buyer is a party will be, duly and validly executed and delivered by Buyer and constitutes, or will constitute, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity.

4.3.     No Conflict. The execution, delivery, and performance by Buyer and B&B of this Agreement and each Ancillary Agreement to which either is a party, and the consummation by Buyer and B&B of the transactions contemplated hereby and thereby, does not and will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, rule, or regulation to which Buyer is subject, (b) violate any order, judgment, or decree applicable to Buyer or B&B, (c) violate any provision of the certificate of formation operating agreement, articles of incorporation, bylaws or other corporate governance documents of Buyer or B&B or (d) violate or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or require the consent of any third party under, or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of

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the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any assets or property or give to others any interests or rights therein under any indenture, deed of trust, mortgage, loan or credit agreement, license, permit, contract, lease, or other agreement, instrument or commitment to which Buyer or B&B is a party or by which it may be bound or affected; except, in each case, for violations, breaches, defaults, required consents, terminations, accelerations, Encumbrances or rights that in the aggregate would not hinder or impair the ability of Buyer or B&B to perform its obligations hereunder or the consummation of the transactions contemplated hereby.

4.4.     Consents. No consent, approval, or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by Buyer or B&B in connection with the execution, delivery and performance by Buyer of this Agreement or any Ancillary Agreement to which Buyer or B&B is a party or the taking by Buyer of any other action contemplated hereby or thereby.

4.5.     Brokers. Buyer has retained no broker, finder or investment banking firm to act on its behalf in connection with the transactions contemplated by this Agreement.

4.6.     Financial Resources. Buyer and B&B collectively (a) have funds available to pay the Aggregate Purchase Price and to fully pay, discharge, satisfy and perform the Assumed Liabilities and any expenses incurred by Buyer in connection with the transactions contemplated by this Agreement; and (b) have the resources and capabilities (financial or otherwise) to perform their respective obligations hereunder.

4.7.     Information. Any information supplied by Buyer or B&B for inclusion in the Information Statement shall not at the time the Information Statement (including any amendments or supplements thereto) is first mailed to stockholders of record of Parent, or at any time thereafter prior to Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Buyer makes no representation, warranty or covenant with respect to any information supplied by or respecting Parent or Seller.

ARTICLE V
COVENANTS

5.1.     Cooperation by Parent and Seller. From the date hereof and prior to the Closing, Buyer, Parent and Seller will use their respective commercially reasonable best efforts, and will cooperate with each other, to secure any necessary consents, approvals, authorizations, exemptions, and waivers from third parties or governmental authorities as shall be required in order to enable the parties to effect the transactions contemplated hereby, and will otherwise use their respective reasonable best efforts to cause the consummation of such transactions, in accordance with the terms and conditions hereof. Notwithstanding the forgoing, Seller and Parent shall not amend or modify any agreement or contract to obtain any consents required pursuant to Section 6.6 hereof or otherwise without the prior consent of Buyer except for amendments or modifications to agreements or contracts that will not have an adverse operational or economic consequence to the Buyer. Parent and Seller shall use their commercially reasonable best efforts, at their expense, to defend and dismiss any Litigation with regards to this Agreement, the Ancillary Agreements, and the transactions contemplated hereby or thereby; provided, that Parent and Seller shall not settle any Litigation (whether asserted, pending or threatened) without Buyer’s written consent, such consent not to be unreasonably withheld.

5.2.     Conduct of the Business Pending Closing. From and after the date hereof until the Closing Date, except as set forth in the Disclosure Schedules or unless Buyer shall otherwise consent in writing, each of Seller and Parent shall, and Parent shall cause Seller to: (a) carry on its business in the ordinary course in substantially the same manner in which it previously has been conducted, and use its commercially reasonable best efforts to preserve intact its present business organization, to keep available in all material respects the services of its present officers and employees, and to preserve for its business the good will of the customers, suppliers and others having business relations with it, (b) not amend its articles of organization, operating agreement or other organizational documents, (c) not adopt a plan of liquidation or dissolution other than such plan described in the Information Statement that would, pursuant to the terms of such plan as adopted, become effective after the Closing,

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and not merge or consolidate with, or purchase substantially all or a material portion of the assets of, or otherwise acquire any business of, any person, (d) not take any action described in Section 3.7(a)-(p), nor otherwise take any action which action would result in a breach of any of their representations and warranties contained herein in any material respect at, or as of any time prior to the Closing, (e) maintain its books of account and records in its usual, regular and ordinary manner, consistent with its past practice, (f) not take any action or omit to take any action which will result in a violation of any applicable law or cause a breach of any agreements, contracts or commitments by it which is material to its business (including the Contracts), (g) not issue, redeem, repurchase, split or reclassify any capital stock or other equity securities of Seller, or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other agreements or commitments of any character relating to its issued or unissued capital stock or other equity securities of Seller, if any, or grant any phantom stock, stock appreciation or similar rights, or take any action that would result in a revocation, or adversely affect the effectiveness or sufficiency, of the Stockholder Approvals, (h) not agree or commit to do any of the foregoing referred to in clauses (a)-(g), and (i) promptly advise Buyer of any fact, condition, occurrence or change known to Parent or Seller that would cause a breach of this Section 5.2 or would have a Material Adverse Effect.

5.3.     Access. From and after the date hereof, Parent and Seller shall provide Buyer with such information as Buyer from time to time reasonably may request with respect to Parent and Seller and shall cause each of Parent and Seller to provide Buyer and its officers, consultants, employees, counsel, agents and other representatives full access during regular business hours and upon reasonable notice (but in a manner not materially disruptive to its operations) to its properties, personnel and books and records as Buyer from time to time reasonably may request.

5.4.     Name Change. Immediately after the Closing, Parent will, and shall cause Seller to, change each of Parent’s and Seller’s legal name in its jurisdiction of incorporation and in each jurisdiction in which it is qualified to do business to a name that does not comprise or include the word “Quatech,” “DPAC,” “Airbourne,” or “Socket” and that is not otherwise confusingly similar to “Quatech, Inc.,” “DPAC Technologies Corp.” or any derivation thereof.

5.5.     Notification and Cure. Parent and Seller shall promptly notify Buyer of any event or fact known or which becomes known to Parent or Seller prior to Closing which causes any of Parent’s or Seller’s representations, warranties, covenants or agreements contained under this Agreement to be untrue or breached. Parent and Seller shall use their reasonable best efforts to cure before the Closing, to the extent curable and within their control, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any such covenant or agreement of Parent or Seller under this Agreement to be breached or that renders or will render inaccurate any such representation or warranty of Parent or Seller contained in this Agreement. No notice given pursuant to this Section 5.5 shall have any effect on (a) the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining the satisfaction of any condition contained herein or (b) any right to indemnity hereunder.

5.6.     Insurance. Seller and Parent shall maintain in full force and effect the policies of insurance listed on Schedule 3.22.1, subject only to variations required by the ordinary operations of its business, or else will obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing and approved in writing by Buyer. Seller and Parent shall promptly advise Buyer in writing of any change of insurer or type of coverage in respect of the policies listed on Schedule 3.22.1.

5.7.     Exclusivity. From the date of this Agreement and until the earlier of the Closing, or the termination of this Agreement in accordance with its terms, none of Parent, Seller or any of the Majority Stockholders or any of their respective officers, directors, managers, members, employees, agents or representatives will, directly or indirectly, encourage, initiate or solicit offers for, furnish information regarding or engage in any negotiations, meetings or other communications with any third party concerning, or enter into any agreements with respect to, any acquisition of Parent or Seller or any business of Parent or Seller by any party other than Buyer, whether by sale of stock, tender offer, merger, sale of assets, business combination, reorganization or otherwise (an “Acquisition Proposal”), and in the event that during such period any Acquisition Proposal is received, Parent and Seller will promptly, and in any event, within 48 hours after receiving an Acquisition Proposal, communicate to Buyer its existence and terms and the identity of the party making such Acquisition Proposal.

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5.8.     Confidentiality. Seller and Parent shall, and each shall cause its affiliates and representatives to, keep confidential and not disclose to any other person or entity or use for his , her or its own benefit or the benefit of any other person or entity any confidential proprietary information, technology, know-how, trade secrets (including all results of research and development), product formulas, industrial designs, franchises, inventions or other intellectual property regarding Seller or its business and operations (“Confidential Information”) in his, her or its possession or control. The obligations of Seller and Parent under this Section 5.8 shall not apply to Confidential Information which (a) is or becomes generally available to the public without breach of the commitment provided for in this Section 5.8; or (b) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority; provided, however, that, in any such case, Seller or Parent subject to such requirement shall notify Buyer as early as reasonably practicable prior to disclosure to allow Buyer to take appropriate measures to preserve the confidentiality of such Confidential Information.

5.9.     Non-Compete.

(a)     During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date (the “Non-Compete Period”), Seller and Parent covenant and agree not to, and shall cause their subsidiaries (if any) and successors in interest not to, directly or indirectly anywhere in the United States or the world, conduct, manage, operate, engage in, or have an ownership interest in any business or enterprise engaged in (i) the design, manufacturing, sale, supply, distribution or delivery of (1) device connectivity products, including but not limited to multi-port serial boards (including ISA bus and PCI bus products with 1, 2, 4, or 8 asynchronous serial ports as well as single port synchronous serial ports), mobile products (such as multi-port serial adapters, parallel port adapters, and Bluetooth products, and including PC Card and Compact Flash products with 1, 2, or 4 asynchronous serial ports, PC Cards with a single synchronous serial port and a PC Card with a single parallel port) and USB to serial products, and (2) device networking products, including but not limited to serial device server products (including four and eight port multiple electrical interface (MEI) products) and embedded wireless modules, (ii) any business that uses any trademark, trade names or slogans similar to the “Quatech,” “DPAC,” “DPAC Technologies,” “Airborne,” or “AirborneDirect” trademarks, trade names or slogans or any derivations thereof, or (iii) any activities that are otherwise competitive with the business of Seller as conducted as of the Closing Date (collectively, the “Business”).

(b)     During the Non-Compete Period, Seller and Parent shall not, and shall cause their subsidiaries (if any) and successors in interest not to, directly or indirectly, call-on, solicit or induce, or attempt to call-on, solicit or induce, any customer or other business relation of Buyer for the provision of products or services related to the Business or in any other manner that would otherwise interfere with business relationship between the Buyer and its customers and other business relations.

(c)     During the Non-Compete Period, Seller and Parent shall not, and shall cause their subsidiaries (if any) and successors in interest not to, directly or indirectly, call-on, solicit or induce, or attempt to call-on, solicit or induce, any employee, staff member or independent contractor of Buyer to leave the employ of, or terminate its relationship with, Buyer for any reason whatsoever, nor shall Seller or Parent offer or provide employment, either on a full-time basis or part-time or consulting basis, to any person who then currently is, or who within six (6) months immediately prior thereto was, an employee, staff member or independent contractor of Buyer.

(d)     Seller and Parent acknowledge and agree that the provisions of this Section 5.9 are reasonable and necessary to protect the legitimate business interests of Buyer and its investment in the Acquired Assets. Neither Seller nor Parent shall contest that Buyer’s remedies at law for any breach or threat of breach by Seller or Parent or any of their affiliates of the provisions of this Section 5.9 will be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 5.9 and to enforce specifically such terms and provisions, in addition to any other remedy to which Buyer may be entitled at law or equity. The restrictive covenants contained in this Section 5.9 are covenants independent of any other provision of this Agreement or any other agreement between the parties hereunder and the existence of any claim which Seller or Parent may allege against Buyer under any other provision of the Agreement or any other agreement will not prevent the enforcement of these covenants.

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(e)     If any of the provisions contained in this Section 5.9 shall for any reason be held to be excessively broad as to duration, scope, activity or subject, then such provision shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

5.10.     Further Assurances.

(a)     At any time or from time to time after the Closing, Buyer shall, at the request of Seller, execute and deliver any further instruments or documents and take all such further action as Seller may reasonably request in order to evidence the consummation of the transactions contemplated hereby. At any time or from time to time after the Closing, Seller and Parent shall, at the request of Buyer, execute and deliver any further instruments or documents and take all such further action as Buyer may reasonably request in order to evidence the consummation of the transactions contemplated hereby.

(b)     After the Closing, Seller and Parent shall promptly transfer or deliver to Buyer cash, checks (which shall be properly endorsed) or other property that Seller or Parent may receive in respect of any deposit, prepaid expense, receivable or other item that constitutes part of the Acquired Assets or relates to the Assumed Liabilities. After the Closing, Buyer shall promptly transfer or deliver to Seller cash, checks (which shall be properly endorsed) or other property that Buyer may receive in respect of any item that is an Excluded Asset or relates to the Excluded Liabilities.

5.11.     Employee Matters.

(a)     On the date hereof, Buyer or one of its affiliates shall enter into an employment agreement with Steven Runkel that shall become effective upon Closing, in substantially the form attached hereto as Exhibit 5.11.A (the “Employment Agreement”).

(b)     On the date hereof, Buyer or one of its affiliates shall enter into consulting and services agreements with Stephen Vukadinovich and Denise Calvert that shall become effective upon Closing, in substantially the forms attached hereto as Exhibit 5.11.B (the “Consulting and Services Agreements”).

(c)     Effective upon Closing, all employees of Seller (the “Employees”), other than any Employees identified in writing by Buyer to Seller prior to the Closing, shall be offered employment with the Buyer. At least 10 days prior to Closing, Seller shall deliver to Buyer a list identifying all Employees of Seller as of such date (including any Employee absent due to short-tem disability, family or medical leave or other approved absence) by name, title, geographic location and status (e.g., active, disability, etc.), and any other information Seller is permitted to disclose to Buyer, subject to applicable law.

(d)     Seller and Buyer agree to use the “Standard Procedure” set forth in Revenue Procedure 2004-53 with respect to Employees who accept employment with Buyer.

(e)     Buyer shall have the option but not the obligation to assume the insurance contracts and policies specifically identified on Schedule 5.11 (all such contracts and policies assumed pursuant to this Section 5.11, the “Assumed Benefit Contracts”). Buyer and Seller shall take such actions with respect to the Assumed Benefit Contracts as are necessary and reasonably requested by the other party to cause the Assumed Benefit Contracts to be assigned to and assumed by Buyer effective as of the Closing; provided, however, that Buyer shall not be assuming any Benefit Plan related to any Assumed Benefit Contract nor shall Buyer be assuming or be responsible for any liabilities, obligations, debts or claims arising with respect to or in connection with such Assumed Benefit Contracts to the extent such liabilities, obligations, debts or claims arose prior to the Closing or with respect to any current or former employee of Seller who does not become employed by Buyer pursuant to Section 5.11(c) (except to cause payment for any claim appropriately covered by an Assumed Benefit Contract).

5.12.     Escrow Agreement. Parent, Seller and Buyer shall execute the Escrow Agreement at or prior to the Closing in substantially the form attached hereto as Exhibit 1.2.

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5.13.     Release of Encumbrances. Prior to or as of the Closing, Parent and Seller shall deliver to Buyer such lien releases or other written evidence reasonably satisfactory to Buyer, evidencing the release of all Encumbrances on the Acquired Assets that are not Permitted Encumbrances.

5.14.     Information Statement; Stockholder Approval

(a)     No later than two (2) business days following the date hereof, Parent shall file with the United States Securities and Exchange Commission (the “SEC”) the preliminary version of a Schedule 14C Information Statement (the “Information Statement”), substantially in the form that has been last provided to Buyer prior to the execution of this Agreement, giving notice of the Stockholder Approvals, this Agreement and the transactions contemplated hereby, among other matters set forth therein. Parent shall respond as promptly as practicable to any comments from the SEC or its staff with respect to the preliminary version of the Information Statement. Parent will use its commercially reasonable best efforts to cause the definitive version of the Information Statement to be filed with the SEC upon satisfaction of all comments received therefrom and to be mailed to its stockholders in accordance with applicable law as soon as it is legally permitted to do so. Parent will notify Buyer promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Information Statement.

(b)     Parent shall cause the Information Statement to, when filed with the SEC, comply in all material respects with the applicable requirements of the Exchange Act and all other applicable laws. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement, Parent, Seller or Buyer, as applicable, will promptly inform all other parties of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to shareholders of Parent, such amendment or supplement. If at any time prior to the Closing Date, any information relating to Parent, Seller or Buyer, or any of their respective affiliates, officers or directors, is discovered by Parent, Seller or Buyer that should be set forth in an amendment or supplement to the Information Statement so that the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the stockholders of Parent.

(c)     Parent shall cooperate and provide Buyer (and its counsel) with a reasonable opportunity to review and comment on the Information Statement and any amendment or supplement to the Information Statement or any response to any comment made by the SEC or its staff prior to filing such with or communicating such to the SEC or its staff, and will provide Buyer with a copy of all such filings made with or communications to the SEC or its staff. Except as may be required by applicable law, no amendment or supplement to the Information Statement will be made by Parent without the approval of Buyer, which will not be unreasonably withheld or delayed.

(d)     Buyer agrees to provide information reasonably requested by Parent for inclusion into the Information Statement and shall cooperate with Parent in complying with requests for supplemental information, if any, requested by the SEC during the course of the review of the Information Statement. In the event Buyer deems information requested by Seller for inclusion into the Information Statement or requested by the SEC as supplemental information to be confidential and exempt from disclosure under the provisions of the Freedom of Information Act applicable to filings with the SEC and rules adopted by the SEC thereunder, Buyer will promptly and at its sole expense provide justification for such treatment for the Parent to submit to the SEC and abide by the determination made by the SEC in regard to applicability of such exemptions.

(e)     In the event that any additional stockholder approval may be required, Parent and Seller shall take such actions, including calling a meeting of stockholders or soliciting stockholder consent in lieu of a meeting, to obtain such stockholder approval and complete related filings with the SEC.

5.15.     Use of Proceeds and Distributions to Parent’s Stockholders. Seller and Parent covenant and agree that, following receipt of the Estimated Purchase Price at the Closing, and in connection with the receipt of all other sums constituting the Aggregate Purchase Price after the Closing, it will make such payments and

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distributions in a manner consistent with the Information Statement and applicable law. Reference is hereby made to that certain Plan of Complete Liquidation and Dissolution, adopted by the board of directors of Parent on July 27, 2011, which shall be effective upon the Closing (a copy of which was provided to Buyer prior to the date hereof) (the “Plan of Dissolution”), and the Allocation Agreement, dated as of the date hereof, by and among Parent, Seller, Development Capital Ventures, L.P., Canal Mezzanine Partners, L.P., The Hillstreet Fund, L.P., and the Management Shareholders and Officer Employees named therein (as such terms are defined therein) (the “Allocation Agreement”). Seller and Parent covenant and agree that, unless such distribution would be prohibited under applicable law, following the Closing and receipt of the Estimated Purchase Price at the Closing, Parent will pay the Nonaffiliated Shareholder Distributions (as such term is defined in the Plan of Dissolution) in accordance with Section 4(c) of the Plan of Dissolution and as described in the Information Statement, in the form provided to Buyer immediately prior to the signing of this Agreement. Seller and Parent covenant and agree that, following the Closing, until such time as Parent has paid or made provision for Nonaffiliated Shareholder Distributions, Parent shall not pay or make provision for payment of any payment or distribution to any Person who is a party to the Allocation Agreement.

5.16.     Retention of and Access to Records. After the Closing Date, Buyer shall retain until the third (3rd) anniversary of the Closing Date copies of all records of Seller included in the Acquired Assets which have been delivered to Buyer, and shall provide Seller and Parent and their representatives reasonable access thereto, during normal business hours and upon reasonably advance written notice by Seller to Buyer specifying a proper purpose for such access.

ARTICLE VI
CONDITIONS TO BUYER’S OBLIGATIONS

The obligation of Buyer to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

6.1.     Representations and Warranties True and Correct. All of the representations and warranties of Parent and Seller contained in this Agreement, in any Ancillary Agreement or in any written certificate delivered pursuant to this Agreement, shall be true and correct in all material respects on the date of this Agreement, such Ancillary Agreement or such certificate, as the case may be, and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly relate to a date earlier than the Closing Date which shall continue to be true and correct as of the specified date, and except for representations and warranties that contain Material Adverse Effect or other materiality qualifications, which shall be true and correct in all respects).

6.2.     Covenants and Agreements Performed. Parent and Seller shall have performed or complied with in all material respects, or delivered, all covenants, agreements (including the Ancillary Agreements), conditions or documents required by this Agreement to be performed, complied with, or delivered by or on behalf of Parent or Seller prior to or on the Closing Date.

6.3.     Seller Closing Certificate. Buyer shall have been furnished with a certificate executed by Seller and Parent (the “Seller Closing Certificate”), dated the Closing Date, certifying that the conditions set forth in Sections 6.1, 6.2 and 6.9 hereof have been fulfilled (or waived) at or prior to the Closing Date.

6.4.     Seller Secretary’s Certificate. Buyer shall have received certificates, dated the Closing Date and executed by each Secretary of Seller and Parent (the “Seller Secretary Certificate”), certifying the incumbency and signatures of an officer authorized to act on its behalf in connection with the transactions contemplated hereby and attaching and certifying (a) as true and complete copies of the resolutions duly adopted by each of the board of directors of Seller and Parent authorizing and approving the execution and delivery of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, (b) as true and complete copies of the Stockholder Approvals, and (c) that all such resolutions are in full force and effect without modification and are all the resolutions adopted in connection with the transactions contemplated hereby.

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6.5.     No Prohibition or Proceedings. No statute, rule or regulation, injunction, restraining order or order of any court or administrative agency shall be in effect, and no inquiry, or Litigation shall be asserted, pending or threatened, where it is sought to restrain, prohibit or challenge, or that restrains, prohibits or challenges: (a) the consummation of the transactions contemplated by this Agreement or the validity of such transaction or any part thereof; or (b) the ability of Buyer to conduct the business of Seller in the manner that such business was being conducted immediately prior to the Closing.

6.6.     Consents and Approvals. Any consents, approvals, authorizations, exemptions or waivers from governmental agencies that shall be required in order to consummate the transactions contemplated hereby, shall have been obtained and delivered to Buyer, and no such consent, approval, notice, authorization, exemption or waiver shall have been withdrawn or suspended. The Seller shall have received the consents from third parties set forth on Schedule 2.2 in forms reasonably acceptable to Buyer.

6.7.     FIRPTA Certificates. Each of Seller and Parent shall have delivered to Buyer a certificate prepared in accordance with Treasury regulations sections 1.1445-2 and dated as of the Closing Date certifying that it is not a foreign person.

6.8.     Information Statement. Parent shall have complied with all Information Statement filing and/or mailing obligations required under Section 5.14 of this Agreement and the applicable requirements of the Exchange Act and all other securities laws, including the clearance of the Information Statement by the SEC and mailing thereof to Parent stockholders, and all applicable notice periods with respect thereto shall have expired (including any time period required pursuant to Rule 14c-2(b) promulgated under the Exchange Act).

6.9.     Material Adverse Effect. Between the date hereof and the Closing Date, there shall have occurred no event that had has or would reasonably be expected to have a Material Adverse Effect.

6.10.     Closing Deliverables. Seller and Parent shall have delivered to Buyer duly executed counterparts to the Ancillary Agreements and such other documents and deliverables set forth in Sections 2.2(b).

6.11.     Fairness Opinion and Consent and Forbearance Agreements. Neither the Fairness Opinion nor any of the Consent and Forbearance Agreements shall have been withdrawn, amended, supplemented or superseded in any manner adverse to Parent, Seller or Buyer.

ARTICLE VII
CONDITIONS TO SELLER’S AND PARENT’S OBLIGATIONS

The obligations of Seller and Parent to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

7.1.     Representations and Warranties True and Correct. All of the representations and warranties of Buyer contained in this Agreement, in any Ancillary Agreement or in any written certificate delivered pursuant to this Agreement shall be true and correct in all material respects on the date of this Agreement, such Ancillary Agreement or such certificate, as the case may be, and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly relate to a date earlier than the Closing Date which shall continue to be true and correct as of the specified date and except for representations and warranties that contain material adverse effect or other materiality qualifications, which shall be true and correct in all respects).

7.2.     Covenants and Agreements Performed. Buyer shall have performed or complied with in all material respects, or delivered, all covenants, agreements (including the Ancillary Agreements), conditions or documents required by this Agreement to be performed, complied with, or delivered by Buyer prior to or on the Closing Date.

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7.3.     Buyer Closing Certificate. Seller and Parent shall have been furnished with a certificate executed by an officer of Buyer (the “Buyer Closing Certificate”), dated the Closing Date, certifying that the conditions set forth in Sections 7.1 and 7.2 hereof have been fulfilled (or waived) at or prior to the Closing Date.

7.4.     No Prohibition or Proceedings. No statute, rule or regulation, injunction, restraining order or order of any court or administrative agency shall be in effect, and no inquiry, or Litigation shall be asserted, pending or threatened by a third party (other than by Parent, Seller or any of the Majority Stockholders or any of their respective affiliates) where it is sought to restrain, prohibit or challenge, or that restrains, prohibits or challenges the consummation of the transactions contemplated by this Agreement or the validity of such transaction.

ARTICLE VIII
TERMINATION PRIOR TO CLOSING

8.1.     Termination. This Agreement may be terminated at any time prior to the Closing:

(a)     by the mutual written consent of Buyer and Seller;

(b)     or by either Seller or Buyer by written notice given to the other, if the Closing has not occurred on or before October 31, 2011; provided; however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party if the failure by such party to fulfill any obligation under this Agreement shall have been the cause, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(c)     by either Seller or Buyer by written notice given to the other, if there has been a material breach by (i) Buyer, in the case of notice from Seller, or (ii) Parent or Seller, in the case of notice from Buyer, of any of the representations, warranties, covenants or agreements made by such parties in this Agreement.

8.2.     Effect on Obligations. Termination of this Agreement pursuant to Section 8.1 hereof shall terminate all obligations of the parties hereunder, except for their obligations under Section 11.9 (regarding public announcements) hereof; provided, however, that unless this Agreement has been terminated pursuant to Section 8.1(a) hereof, termination of this Agreement shall not relieve a breaching party (whether or not it is the terminating party) from any liability to the other party hereto arising from or related to its willful breach of any representations, warranties, covenants or agreements contained herein.

ARTICLE IX
TAX MATTERS

9.1.     Allocation. The parties agree to allocate the consideration paid for the Acquired Assets and the non-competition agreement described in Section 5.9 hereof for income Tax purposes (the “Purchase Consideration”) among the Acquired Assets sold by Seller (and the non-competition agreement) in accordance with the amounts and/or principles set forth on Schedule 9.1 (the “Preliminary Allocation”) and in a manner that is consistent with the principles of Section 1060 of the Code. Within thirty (30) days following the determination of the Final Adjustment Amount pursuant to Section 1.3(d), Buyer shall reasonably adjust and deliver to Seller the Preliminary Allocation (as adjusted, the “Final Allocation”) to reflect any changes as are required by changes in the amount of the Purchase Consideration. If there is any dispute concerning the Final Allocation, Seller shall notify Buyer within thirty (30) days after receiving such Final Allocation. Buyer and Seller shall attempt to resolve such dispute and if they have not done so within thirty (30) days after Seller provides notice of such dispute, all unresolved items shall be submitted to the Arbiter, who shall resolve all such disputed items within thirty (30) days, which resolution shall be final and binding upon the parties. Seller and Buyer agree to report, pursuant to Section 1060 of the Code and the regulations promulgated thereunder or any other similar provision under state, local or foreign law, as and when required, the Final Allocation of the Purchase Consideration among the Acquired Assets and the non-compete agreement in a manner consistent with such Final Allocation in the preparation and filing of all Tax Returns (including IRS Form 8594).

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9.2.     Transfer Taxes. Sales taxes, transfer taxes, stamp taxes, conveyance taxes, intangible taxes, documentary recording taxes, license and registration fees, recording fees and any similar taxes or fees imposed by any governmental authority, if any, imposed upon the transfer of the Acquired Assets hereunder and the filing of any instruments (the “Transfer Taxes”) shall be borne by Seller. Buyer and Seller shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangement designed to minimize any applicable Transfer Taxes.

9.3.     Clearance Certificates. Seller and Buyer shall cooperate in obtaining any clearance certificates or similar documents from state Tax authorities that are required or permitted with respect to the transactions contemplated by this Agreement.

9.4.     FIRPTA Certificates. Seller and Parent shall deliver to Buyer on the Closing Date a properly executed affidavit of non-foreign status that complies with Section 1445 of the Code and U.S. Treasury Regulation section 1.1445-2(b)(2). If Buyer does not so receive a properly executed affidavit from Seller or Parent, then Buyer shall be permitted to withhold from the payments to be made pursuant to this Agreement to Seller any required withholding tax under Section 1445 of the Code as determined by Buyer. Any amounts withheld shall be treated for all purposes of this Agreement as having been paid to Seller in respect of which such withholding was made.

ARTICLE X
SURVIVAL AND INDEMNIFICATION

10.1.     Survival. The representations and warranties made in this Agreement or in any certificate furnished pursuant hereto shall survive until one (1) year following the Closing Date (the “Survival Period”) and no action or claim for Losses (as hereinafter defined) resulting from any misrepresentation or breach of warranty shall be brought or made after the Survival Period; provided, however, that such time limitation shall not apply to:

(a)     any claims which have been asserted and which are the subject of a written notice from Seller or Parent to Buyer or from Buyer to Seller or Parent, as may be applicable, prior to the expiration of the Survival Period; and

(b)     claims for misrepresentations and breach of warranties relating to Sections 3.2 and 4.2 hereof (relating to authority), Section 3.8(a) (relating to title) or Sections 3.23 and 4.5 hereof (relating to brokers) or claims relating to breaches of covenants, all of which may be asserted without limitation indefinitely.

10.2.     General Indemnification.

(a)     Seller and Parent shall indemnify and defend Buyer and its directors, officers, affiliates, employees, agents and representatives, and shall hold each of them harmless from and against all Losses that are incurred or suffered by any of them in connection with or resulting from:

(i)     any breach of, or inaccuracy in, any representation or warranty made by Parent or Seller in this Agreement, any Ancillary Agreement or any schedule or Disclosure Schedule furnished or to be furnished to Buyer in connection with or as contemplated by this Agreement;

(ii)     any breach of any covenant made by Seller or Parent in this Agreement, any Ancillary Agreement or any schedule or Disclosure Schedule furnished or to be furnished to Buyer in connection with or as contemplated by this Agreement;

(iii)     any Excluded Liability; and

(iv)     the enforcement by Buyer of its indemnification rights under this Agreement.

(b)     Buyer shall indemnify Parent, Seller and each of their respective directors, managers, officers, affiliates, employees, agents and representatives, and shall hold each of them harmless from and against all Losses that are incurred or suffered by any of them in connection with or resulting from:

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(i)     any breach of, or inaccuracy in, any representation or warranty made by Buyer in this Agreement, any Ancillary Agreement or any schedule furnished or to be furnished to Seller or Parent in connection with or as contemplated by this Agreement;

(ii)     any breach of any covenant made by Buyer in this Agreement, any Ancillary Agreement or any schedule furnished or to be furnished to Seller or Parent in connection with or as contemplated by this Agreement;

(iii)     the Assumed Liabilities; provided that there shall be no indemnification under this Section 10.2(b) for any Losses against which Buyer is entitled to indemnification pursuant to Section 10.2(a); and

(iv)     the enforcement by Seller and Parent of their indemnification rights under this Agreement.

(c)     Notwithstanding the foregoing, (i) Parent and Seller shall not be obligated to provide any such indemnification for Losses pursuant to claims under Section 10.2(a)(i) hereof for breaches of representations and warranties, and (ii) the Buyer shall not be obligated to provide any such indemnification for Losses pursuant to claims (other than Third Party Claims) under Section 10.2(b)(i) hereof for breaches of representations and warranties, unless the aggregate amount that Parent, Seller or Buyer, as applicable, are entitled to recover in respect of all such claims exceeds Seventy Five Thousand Dollars ($75,000) (the “Threshold”), whereupon such party obligated to provide such indemnification shall be obligated to provide such indemnification only for the amount of Losses in excess of the Threshold. The maximum aggregate obligation of (i) Parent and Seller hereunder for Losses pursuant to claims under Section 10.2(a)(i) hereof for breaches of representations and warranties or in respect of the Final Adjustment Amount pursuant to Section 1.3(d) hereof and (ii) Buyer hereunder for Losses pursuant to claims under Section 10.2(b)(i) hereof for breaches of representations and warranties, shall not exceed Nine Hundred Thousand Dollars ($900,000) (the “Maximum”); provided, however, that none of the limitations in this paragraph shall apply to Losses arising in respect of claims for misrepresentations and breach of warranties relating to Sections 3.2 and 4.2 hereof (relating to authority), Section 3.8(a) (relating to title), Section 3.18 (relating to tax matters) or Sections 3.23 and 4.5 hereof (relating to Brokers), all of which may be asserted without limitation; provided further, however, that notwithstanding the clause immediately prior, in no event shall the aggregate obligation of Parent and Seller for Losses pursuant to claims under Section 10.2(a)(i) hereof, or of Buyer for Losses pursuant to claims under Section 10.2(b)(i) hereof, exceed an amount equal to the Aggregate Purchase Price. Nothing in this Section 10.2(c) shall limit any action for damages resulting from a breach of a covenant or agreement that by its terms contemplates performance after the Closing. All Claims against Parent and Seller which are subject to the Maximum shall be satisfied solely from the Escrow Amount.

Notwithstanding the foregoing, no limitation or condition of liability provided in this Article X shall limit the liability of any party hereunder resulting from fraud in connection with this Agreement or the transactions contemplated hereby. For purposes of determining the existence of any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement, and calculating the amount of any Losses incurred in connection with any such misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement, any and all references to material or Material Adverse Effect (or other correlative terms) shall be disregarded.

(d)    (i)     A party entitled to indemnification hereunder shall herein be referred to as an “Indemnitee.” A party obligated to indemnify an Indemnitee hereunder shall herein be referred to as an “Indemnitor.” As soon as is reasonable after an Indemnitee either (a) receives notice of any claim or the commencement of any action by any third party which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder (a “Third Party Claim”) or (b) gains knowledge that it has sustained any Loss not involving a Third Party Claim or action which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under this Article X hereof, notify such Indemnitor in writing of such claim, action or Loss, as the case may be; provided, however, that failure to notify Indemnitor shall not relieve Indemnitor of its indemnity obligation, except to the extent Indemnitor is actually prejudiced in its defense of the action by such failure. Any such notification must be in writing and must state in reasonable detail the nature and basis of the claim, action or Loss, to the extent known. Except as provided in this Section 10.2, Indemnitor shall have the right using counsel

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reasonably acceptable to the Indemnitee, to contest, defend, litigate or settle any such Third Party Claim which involves (and continues to involve) solely monetary damages; provided that the Indemnitor shall have notified the Indemnitee in writing of its intention to so contest within fifteen (15) days of the Indemnitee having given notice of the Third Party Claim to the Indemnitor (a “Notice of Defense”) and; provided, further, that (1) the Indemnitor expressly waives in such notice to the Indemnitee any objection, as between the Indemnitor and the Indemnitee, that such Third Party Claim is not subject to the indemnification obligations of the Indemnitor under this Section 10.2, subject to the Threshold and Maximum, if applicable; (2) the Third Party Claim is not, in the reasonable judgment of the Indemnitee, likely to result in Losses that will exceed the Maximum; (3) assumption by the Indemnitor of such Third Party Claim could not reasonably be expected to cause a material adverse effect on the Indemnitee’s business and (4) the Indemnitor shall diligently contest the Third Party Claim (the conditions set forth in clauses (1), (2), (3) and (4) being collectively referred to as the “Litigation Conditions”). The Indemnitee shall have the right to participate in, and to be represented by counsel (at its own expense) in any such contest, defense, litigation or settlement conducted by the Indemnitor; provided, that the Indemnitee shall be entitled to reimbursement for such expenses if the Indemnitor shall fail to diligently contest the Third Party Claim. Subject to Section 10(d)(ii) below, the Indemnitor shall not be entitled, or shall lose its right, to contest, defend, litigate and settle the Third Party Claim if the Indemnitee shall give written notice to the Indemnitor of any valid objection thereto based upon the Litigation Conditions.

(ii)     The Indemnitor, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not enter into any compromise or consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed). The Indemnitor shall not, without the prior written consent of the Indemnitee: (1) enter into any compromise or settlement which commits the Indemnitee to take, or forbear to take, any action, or which does not provide for a complete release by such third party of the Indemnitee, or (2) requires payment by the Indemnitee of any amount. The Indemnitee shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves injunctive or other non-monetary relief that binds the Indemnitee in any way, and, assuming the Indemnitor has failed to timely deliver a Notice of Defense or the Indemnitee has delivered the written notice to the Indemnitor pursuant to the last sentence of Section 10(d) with respect to the lack of entitlement or loss of Indemnitor’s right to defend such Third Party Claim, shall have the right to settle any Third Party Claim involving monetary damages with the written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. All expenses (including attorneys’ fees) incurred by the Indemnitor in connection with the foregoing shall be paid by the Indemnitor. No failure by an Indemnitor to acknowledge in writing its indemnification obligations under this Article X shall relieve it of such obligations to the extent such obligations exist.

(iii)     If an Indemnitee is entitled to indemnification against a Third Party Claim, and the Indemnitor fails to accept a tender of, or assume the defense of, a Third Party Claim pursuant to this Section 10.2, the Indemnitor shall not be entitled, and shall lose its right, to contest, defend, litigate and settle such a Third Party Claim, and the Indemnitee shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith, to contest, defend and litigate such Third Party Claim, but may not settle such Third Party Claim without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed).

10.3.     Sole Remedy. The indemnification provided for in this Article X shall be the sole remedy of the parties hereto and their respective successors or assigns in respect of any claim for monetary damages arising under or out of this Agreement or any Ancillary Agreement; provided, however, that this Section 10.3 shall not apply to Losses resulting from fraud.

10.4.     Tax Treatment. Any indemnification payments under this Article X shall be treated for Tax purposes as adjustments to the Aggregate Purchase Price to the extent permitted by applicable law. In the that event any applicable law requires an indemnification payment to be treated other than as described in the preceding sentence, the amount of such indemnification payment shall be increased so that the amount received by the indemnified party, net of any Tax imposed on or in respect of the receipt, accrual or payment of such indemnification payment, is equal to the amount of the indemnification payment that such party is entitled to receive, computed without regard to this sentence.

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ARTICLE XI
MISCELLANEOUS

11.1.     Interpretive Provisions.

(a)     Whenever used in this Agreement, (i) “including” (or any variation thereof) means including without limitation, and (ii) any reference to gender includes all genders.

(b)     The parties acknowledge and agree that (i) each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its drafting, (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it, and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

11.2.     Entire Agreement. This Agreement (including the Disclosure Schedules and the certificates and exhibits referenced herein) together with the Ancillary Agreements and the Confidentiality Agreement constitute the sole understanding and agreement of the parties with respect to the subject matter hereof.

11.3.     Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided however, that this Agreement may not be assigned by Seller or Parent without the prior written consent of Buyer or be assigned by Buyer without the prior written consent of Seller, except that (i) Buyer may, at its election and provided it remains liable for its obligations hereunder, assign this Agreement to any direct or indirect wholly owned subsidiary of B&B, (ii) Buyer or any such assignee may make a collateral assignment of its rights (but not its obligations) under this Agreement to any lender providing financing to Buyer or B&B in connection with the Closing and (iii) after the Closing, Seller and/or Parent may assign all of its rights and liabilities (which such assignment shall not relieve Seller and/or Parent of their obligations hereunder) to any liquidating trust established in connection with a dissolution and winding up of Seller and/or Parent.

11.4.     Headings. The headings of the Articles, Sections, and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

11.5.     Modification and Waiver. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions. No single waiver of any of the provisions of this Agreement shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such provision or a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

11.6.     Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear the expenses incurred by that party incident to this Agreement and the transactions contemplated hereby, including all fees and disbursements of counsel and accountants retained by such party, whether or not the transactions contemplated hereby shall be consummated. Without limiting the foregoing, Seller shall pay all fees and expenses of Western Reserve Partners, LLC with respect to this Agreement and the consummation of the transactions contemplated hereby.

11.7.     Notices. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given by delivery in person, by electronic facsimile transmission, by overnight courier or by registered or certified mail, postage prepaid (and shall be deemed given when delivered if delivered by hand, when transmission confirmation is received if delivered by facsimile, three days after mailing if mailed, and one business day after deposited with an overnight courier service if delivered by overnight courier), as follows:

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if to Seller or Parent, to:

DPAC Technologies Corp.
5675 Hudson Industrial Park
Hudson, Ohio 44236
Attn: President
Fax No.: (330) 655-9010

with a copy to:

Buchanan Ingersoll & Rooney PC
301 Grant Street, 20th Floor
One Oxford Centre
Pittsburgh PA 15219
Attn: Perry S. Patterson
Fax No.: (412) 562-1041

if to Buyer or B&B to:

c/o B&B Electronics Manufacturing Company
707 Dayton Road
P.O. Box 1040
Ottawa, IL 61350
Attention: President
Fax No.: (815) 433-5109

with a copy to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention: R. Jeffrey Legath, Esq.
Fax No.: (215) 994-2222

or at such other address for a party as shall be specified by like notice.

11.8.     Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within that jurisdiction; it being understood that matters with respect to the approval of the transactions contemplated hereby by Parent and the fiduciary duties of the board of directors of Parent are governed by the laws of the State of California. Each party hereto, for itself and its successors and assigns, irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted only in the United States District Court for the State of Delaware, United States of America or in the absence of jurisdiction, the state courts of the State of Delaware, and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Agreement. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, including any objection based on the grounds of forum non conveniens, in the aforesaid courts. Each of the parties, for itself and its successors and assigns, irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 11.7 hereof or at such other address of which the other parties shall have been notified in accordance with the provisions of Section 11.7 hereof, such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

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11.9.     Public Announcements. Neither Parent, Seller nor Buyer shall make any public statements, including any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed) except as may be required by law. If a public statement is required to be made by law, the parties shall consult with each other in advance as to the contents and timing thereof.

11.10.     No Third Party Beneficiaries. This Agreement is intended and agreed to be solely for the benefit of the parties hereto and their permitted successors and assigns, and no other party shall be entitled to rely on this Agreement or accrue any benefit, claim, or right of any kind whatsoever pursuant to, under, by, or through this Agreement.

11.11.     Guarantee of Buyer’s Pre-Closing Obligations. Unless and until the Closing has occurred, B&B hereby irrevocably and unconditionally guarantees to Seller and Parent the payment, performance and compliance by Buyer of all of the terms, conditions and covenants contained in this Agreement which require performance by Buyer at or prior to the Closing (the “Obligations”). Notwithstanding anything to the contrary herein, it is agreed and understood that B&B’s duties under this Section 11.11 shall be subject to all of the same conditions, defenses, limitations and other qualifications available to Buyer hereunder.

11.12.     No Successor or Transferee Liability. Except where expressly prohibited under applicable law, upon the Closing, neither Buyer nor any of its affiliates or stockholders shall be deemed to (a) be the successor of Seller or Parent; (b) have, de facto, or otherwise, merged with or into Seller or Parent; (c) be a mere continuation or substantial continuation of Seller or Parent or the enterprise(s) of Seller or Parent; or (d) other than as set forth in this Agreement, be liable for any acts or omissions of Seller or Parent in the conduct of Seller’s or Parent’s business or arising under or related to the Acquired Assets. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, neither Buyer nor any of its affiliates or stockholders shall be liable for any Claims against Seller or Parent or any of their predecessors or affiliates, and neither Buyer nor any of its affiliates or stockholders shall have any successor, transferee or vicarious liability of any kind or character whether known or unknown as of the Closing, whether now existing or hereafter arising, or whether fixed or contingent, with respect to Seller’s or Parent’s business or any obligations of Seller or Parent arising prior to the Closing, except as provided in this Agreement, including liabilities on account of any Taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of Seller’s or Parent’s business prior to the Closing.

11.13.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

ARTICLE XII
CERTAIN DEFINITIONS

12.1.     “Ancillary Agreement” means any agreement, exhibit, statement, document or certificate executed and delivered by a party to, and in accordance with or required by, this Agreement, and any other agreement or certificate specifically identified as an Ancillary Agreement for purposes of this Agreement.

12.2.     “business day” means any day other than a day on which banks in the Commonwealth of Pennsylvania or State of New York are required or authorized to be closed.

12.3.     “Code” means the Internal Revenue Code of 1986, as amended.

12.4.     “Contracts” means all agreements, contracts or commitments of the following types to which Seller is a party or by which Seller or any of the Acquired Assets is bound as of the date hereof: (a) real property leases; (b) employment agreements with any executive officer or employee of Seller or Parent, or similar labor or employment-related agreements; (c) joint venture and limited partnership agreements; (d) mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit; (e) agreements for the sale of goods or products or performance of services by or with any vendor (or any group of vendors) that had annual aggregate payments exceeding $25,000 in any of the last three (3) calendar years; (f) agreements or other instruments (excluding purchase orders entered

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into in the ordinary course of business consistent with past practice) providing for payments by or to Seller in an aggregate amount of $25,000 or more during the fiscal year in which this Agreement is executed; (g) lease agreements for machinery and equipment, motor vehicles, or furniture and office equipment or other personal property by or with any vendor (or any group of related vendors) that had annual aggregate payments exceeding $5,000 in any of the last three (3) calendar years; (h) agreements restricting in any manner the right of Seller to compete with any other person, or restricting the right of Seller to sell to or purchase from any other person; (i) guarantees, letters of credit, performance, bid or completion bonds, surety and appeal bonds, return of money bonds, and surety or indemnification agreements; (j) custom bonds and standby letters of credit; (k) license agreements to which Seller is a party regarding any Intellectual Property of others; (l) agreements, contracts or commitments which cannot be terminated by Seller on notice of thirty (30) days or less and without payment by Seller of less than $10,000 upon such termination; (m) agreements with any manufacturers, distributors or sales representatives, (n) powers of attorney and (o) agreements relating to the acquisition or disposition of any business or division of a business or its assets outside the ordinary course of business, including without limitation any stock purchase agreements, asset purchase agreements, merger agreements, business combination agreements and any earn-out or agreement for the deferred payment of purchase price entered into in connection therewith.

12.5.     “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

12.6.     “Debt” means all principal, interest, premiums or other obligations related to (a) all indebtedness of Seller for borrowed money, including without limitation any loans or advances owed to Parent, (b) all obligations of Seller for the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and consistent with past practice), (c) all obligations of Seller evidenced by notes, bonds, debentures or other similar instruments and the amount of all checks drawn in excess of balances, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Seller, (e) all obligations of Seller as lessee or lessees under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of Seller under acceptance, letter of credit or similar facilities, (g) all obligations owing pursuant to factoring agreements for accounts receivable, (h) all Debt of the type referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by Seller, (i) all Debt of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien on property (including accounts and contract rights) owned by Seller, even though such person has not assumed, become liable for or guaranteed the payment of such Debt, and (j) all accrued but unpaid interest (or interest equivalent) to the date of determination, and all termination costs, prepayment premiums or penalties, related to any items of Debt of the type referred to in clauses (a) through (i) above.

12.7.     “Encumbrance” means any lien, pledge, security interest, claim, easement, limitation, restriction, charge, mortgage, deed of trust, hypothecation, conditional sale or other title retention agreement, preference, priority, encroachment, covenant, right of way, defect of title or other encumbrance of any kind or nature whatsoever, or any agreement to give any of the foregoing.

12.8.     “Environmental Laws” means all applicable foreign, federal, state and local laws, directives, statutes, codes, rules, regulations, ordinances, the common law, judgments, writs, injunctions, decrees, orders, consent agreements, work practices, standards and norms relating to (i) the protection of the environment (including air, surface and subsurface water, drinking water supplies, surface and subsurface land, the interior of any building or building component, soil and natural resources) or human health or (ii) the presence, Management, labeling, packaging, distribution, registration, importing, exporting, marketing, Release or threat of Release of or exposure to Hazardous Substances, including those pertaining to the presence of Hazardous Substances in electrical or electronic products, the labeling of products or product packaging with respect to content, health, safety or environmental effects or attributes, or required end-of-life handling or disposition of products or product packaging.

12.9.     “Final Closing Statement” means (x) the Closing Statement if no Notice of Disagreement with respect thereto is duly and timely delivered pursuant to Section 1.3(a) or (y) if such a Notice of Disagreement

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is so delivered, the Closing Statement as agreed by Seller and Buyer pursuant to Section 1.3 or (z) if such Notice of Disagreement is so delivered and in the absence of such agreement, the Final Closing Statement as prepared by the Arbiter pursuant to Section 1.3.

12.10.     “Final Working Capital” mean the Closing Working Capital (x) as shown in the Closing Statement if no Notice of Disagreement with respect thereto is duly and timely delivered pursuant to Section 1.3(b) or (y) if such a Notice of Disagreement is so delivered, as agreed to in writing between Seller and Buyer pursuant to Section 1.3, if applicable, or (z) if such Notice of Disagreement is so delivered and Seller and Buyer do not reach such an agreement, as shown in the Arbiter’s calculation delivered pursuant to Section 1.3.

12.11.     “GAAP” means United States generally accepted accounting principles.

12.12.     “GAAP Consistently Applied” means GAAP (A) using the same accounting methods, policies, practices, and procedures, with consistent classification, judgments, and estimation methodology, as were used by Seller in preparing the Balance Sheet to the extent consistent with GAAP, (B) not taking into account any changes in circumstances or events occurring after the opening of business on the Closing Date, except to the extent such changes provide indications of conditions on the Closing Date and (C) in no event reducing the respective amounts or reserves and accruals for Seller from the amounts included in the Balance Sheet except to reflect (i) cash payments made by Seller subsequent to the date of the Balance Sheet and (ii) changes in circumstances or events occurring between the date of the Balance Sheet and the Closing Date, but only if such changes either definitively resolve or otherwise conclusively establish the amount of the liability exposure with respect to which the reserve in question has been established.

12.13.     “Hazardous Substances” means any and all hazardous or toxic substances, wastes or materials, any pollutants or contaminants (including polychlorinated biphenyls, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions and radioactive materials), or any other similar substances, wastes or materials regulated under Environmental Laws.

12.14.     “Intellectual Property” means all rights arising under any of the following, wherever recognized in the world: (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, patents, patent applications, and patent disclosures, together with any reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) software (including source code) and other copyrightable works, data, databases, data collections and related documentation, copyrights, and all applications, registrations and renewals in connection therewith; and (d) trade secrets and confidential and proprietary business information (including any such confidential or proprietary customer and subscriber lists, ideas, research and development, know-how, formulas, compositions, technical data, specifications, pricing and cost information, and business and marketing plans and proposals).

12.15.     “knowledge”, “to the knowledge” or “known” and words of similar import mean the actual knowledge of a natural person or, with respect to a Person that is not a natural person, the actual knowledge of the executive officers of such Person, after inquiry of appropriate individuals who report to such officer.

12.16.     “Loss” or “Losses” means any and all losses, liabilities, damages, penalties, obligations, loss of profits, awards, fines, deficiencies, diminution in value, demands, interest, claims (including third party claims whether or not meritorious), costs and expenses whatsoever (including reasonable attorneys’, consultants’ and other professional fees and disbursements of every kind, nature and description) resulting from, arising out of or incident to any matter for which indemnification is provided under this Agreement; provided, that Losses shall not include speculative, special or punitive damages or other damages that are otherwise not actual damages unless payable to third parties.

12.17.     “Majority Stockholders” means (i) Development Capital Ventures, LP; (ii) William Roberts; (iii) James Bole; and (iv) Steven Runkel.

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12.18.     “Management” or “Managed” in the context of Hazardous Substances means the use, possession, generation, treatment, manufacture, processing, managing, handling, storing, recycling, transporting or disposing.

12.19.     “Material Adverse Effect” means any circumstance or event which, individually or in the aggregate with any other circumstance or event, is or would be reasonably expected to be material and adverse to the business, properties, operations, earnings, condition (financial or otherwise), products, assets, results of operations or liabilities of Seller provided, however, that the following shall not be taken into account in determining whether there has been a Material Adverse Effect for purposes of Sections 3.7(a) and 6.9: (a) changes in applicable law or interpretations thereof by courts or any governmental authority, (b) changes in GAAP, (c) general economic conditions, changes in the economy or financial markets generally in the United States and events or conditions generally affecting the industries in which the Seller or Parent operates, (d) national or international hostilities, acts of terror or acts of war, or (e) any reasonable fees or expenses incurred in connection with the transactions contemplated by this Agreement; but in the case of each of clauses “(a),” “(b),” “(c)” and “(d)” above, only to the extent such effects, occurrences, facts, conditions, changes or effects do not, individually or in the aggregate, have a materially disproportionate impact on Seller or Parent relative to other persons in the industries in which Seller or Parent operates.

12.20.     “Person” or “person” means an individual, corporation, partnership, association, limited liability company, trust, unincorporated organization, other entity or group (as group is defined in Section 13(d)(3) of the Exchange Act).

12.21.     “Reference Amount” shall mean $710,000.

12.22.     “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, depositing, disposing, dispersing, or migrating into or through the environment or within any building, structure, facility or fixture (including the abandonment or discarding of any barrels, containers or other closed receptacles containing any Hazardous Substance).

12.23.     “Working Capital” means an amount for Seller equal to “current assets”, excluding cash and cash equivalents, minus “current liabilities” of Seller, in each case as such “current assets” and “current liabilities” are (or should be) properly accrued and reflected on the books and records of Seller in accordance with GAAP Consistently Applied, except that all Debt of Seller will be excluded from “current liabilities” and, for purposes of determining Closing Working Capital and Final Working Capital, all Excluded Assets and Excluded Liabilities shall be excluded.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

QUATECH, INC.

By: /s/ Steven D. Runkel Name: Steven D. Runkel Title: President & Chief Executive Officer

DPAC TECHNOLOGIES CORP.

By: /s/ Steven D. Runkel Name: Steven D. Runkel Title: President & Chief Executive Officer

Q-TECH ACQUISITION, LLC

By: /s/ Sean Harrigan Name: Sean Harrigan Title: President & Chief Executive Officer

B&B ELECTRONICS MANUFACTURING COMPANY

By: /s/ Sean Harrigan Name: Sean Harrigan Title: President & Chief Executive Officer

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PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF
DPAC Technologies Corp.

This Plan of Liquidation and Dissolution (the “Plan”) is intended to effect the complete liquidation and dissolution of DPAC Technologies Corp., a California corporation (the “Company”), in accordance with the California Corporation Law (the “CCL”) and Section 331 of the Internal Revenue Code of 1986, as amended, as follows:

1.    Approval of the Plan. The Company, together with its wholly owned subsidiary Quatech, Inc., an Ohio corporation (“Quatech”), intends to enter into an Asset Purchase Agreement with B&B Electronics Manufacturing Company, a Delaware corporation (“B&B”), and Q-Tech Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of B&B (the “Buyer”) on or around the date of adoption hereof (the “Purchase Agreement”), pursuant to which all or substantially all of the assets of Quatech (which assets constitute indirectly all or substantially all of the assets of the Company) would be sold to the Buyer at the Closing (as defined in the Purchase Agreement). The Board of Directors of the Company (the “Board”) has adopted this Plan as of July 27, 2011, to be effective upon the Closing of the transactions contemplated by the Purchase Agreement and Company’s receipt of the approval pursuant to Section 1900(a) of the CCL of shareholders of the Company holding shares representing more than 50 percent of the voting power, acting via written consent thereof pursuant to Section 603(a) of the of the CCL (the “Approval”). In connection with the transactions contemplated by the Purchase Agreement, the Company intends to file an Information Statement on Schedule 14C (the “Information Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and cause the definitive version thereof to be sent or given to all security holders of record at least 20 calendar days prior to the earliest date on which the adoption of this Plan may become effective (such twentieth calendar day, or the Closing under the Purchase Agreement, if later than such date, the “Adoption Date”).

2.    Cessation of Business Activities. After the Adoption Date, the Company shall not engage in any business activities, except to the extent necessary to preserve the value or dispose of its assets, provide for satisfaction of its obligations, adjust and wind up its business and affairs and distribute the proceeds from the disposition of its assets in accordance with this Plan. The Board then in office shall continue in office solely for that purpose. The Board shall dissolve the Company as soon as it deems feasible. The Board shall cause to be executed and filed with the Internal Revenue Service Treasury Department Form 966 (“Form 966”) with a certified copy of the Plan and any other required attachments no later than thirty (30) days following the Adoption Date. The Board shall also cause to be executed and timely filed with the appropriate federal or state agencies all other tax returns, certificates, documents, and information returns, including without limitation supplemental Forms 966, Treasury Department Forms 1099 Div. (“Forms 1099”) and 1096, required to be filed by reason of the liquidation and dissolution of the Company. The Board shall cause to be timely disseminated to, as appropriate, all or any shareholders all returns, certificates, documents, and information returns, including without limitation Forms 1099 Div., required by federal or state agencies to be so disseminated by reason of the liquidation and dissolution of the Company.

3.    Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company may hire or retain, at the sole discretion of the Board, such employees and consultants as the Board deems necessary or desirable to supervise the dissolution.

4.    Liquidation Process. From and after the Adoption Date, the Company shall complete the following corporate actions:

(a)    Liquidation of Assets. The Company shall determine whether and when to (i) transfer any of the Company’s assets to a liquidating trust (permitted to be established pursuant to Section 7 hereof), and (ii) collect, sell, exchange, distribute or otherwise dispose of all its property and assets in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the shareholders, without any further vote or action by the shareholders. The Company’s assets and properties may be sold to one buyer or to a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to, but may, in its discretion, obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange, distribution and other disposition, the Company shall collect or make provision for the collection (such as through operation of a liquidating trust established pursuant to Section 7 hereto) of all accounts receivable, debts and claims owing to the Company.

(b)    Payment of Obligations. The Company shall pay or, as determined by the Board, make adequate provision for the payment of, all debts and liabilities of the Company, including the payment of any severance, retention and other compensation claims, all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

(c)    Distributions to Shareholders. As promptly as practicable after the Closing under the Purchase Agreement, and assuming compliance with the provisions of Section 4(b) above and the CCL, the Company shall, notwithstanding the provisions of the Company’s Articles of Incorporation, as amended (the “Charter”), to the extent authorized pursuant to that Allocation Agreement among the Company, Quatech, Development Capital Ventures, L.P., Canal Mezzanine Partners, L.P., The Hillstreet Fund, L.P. and the Management Shareholders and Officer Employees (as defined therein) dated on or about the date hereof and in the form annexed hereto as Exhibit A (the “Allocation Agreement”), make or cause to be made a liquidating distribution from the cash consideration received in connection with the Closing and the sale of assets to the Buyer, and the available cash otherwise held by the Company (including the cash proceeds of any sale, exchange or disposition of assets other than under the Purchase Agreement), except such cash that is (i) transferred by the Company for the benefit of the shareholders of the Company to the Trust (as defined below), or (ii) retained by the Company as a Contingency Reserve (as defined below) for paying or making adequate provision for the known debts and liabilities of the Company, equal to $0.05 per share of common stock, no par value per share (the “Common Stock”) that is, as of the record date established by the Board following the Adoption Date for such distributions (the “Record Date”), beneficially owned by any person (1) who is not as of, and has not been within 90 days prior to, the Record Date, an officer or director or employee of the Company or Quatech, or (2) who is not a party to the Allocation Agreement (the “Nonaffiliated Shareholders”) (the aggregate of such liquidating distribution, the “Nonaffiliated Shareholder Distributions”). Following payment of the Nonaffiliated Shareholder Distributions, the Company shall distribute cash or assets held by the Company, and any cash or other assets from time to time held by the Company following the Closing under the Purchase Agreement (including in connection with any receipt of consideration under the Purchase Agreement deferred or delayed after the Closing as a result of the deposit thereof into an escrow account for post-closing indemnification obligations of the Company and Quatech) to the parties to the Allocation Agreement pursuant to the terms of the Allocation Agreement (collectively, the “Affiliate Distributions”). The Nonaffiliated Shareholder Distributions and the Affiliate Distributions may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board in its absolute discretion may determine (except as otherwise set forth in the Allocation Agreement). In the event that the Aggregate Maximum Distribution Amount (as defined in the Allocation Agreement) shall have been fully satisfied, and the Company shall have any remaining assets legally available for distribution to its shareholders thereafter as determined under applicable law and this Plan, then any such assets shall be distributed in accordance with the terms of the Charter as in effect as of the Closing under the Purchase Agreement, first to the holders of the Series A Preferred Stock up to the full amount entitled to be received thereby under the Charter (after giving effect to any liquidating distribution previously made pursuant to this Section 4(c) and the Allocation Agreement), and thereafter, to the holders of Common Stock pro rata (net of any amounts paid to the holders of Common Stock pursuant to the Nonaffiliated Shareholder Distributions and after giving effect to any liquidating distribution previously made pursuant to this Section 4(c) and the Allocation Agreement). If and to the extent deemed necessary, appropriate or desirable by the Board or the Trustees (as defined below), in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to pay debts and liabilities of the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets and the liquidation and dissolution provided for in this Plan.

5.    Cancellation of Stock. The distributions to the shareholders pursuant to Sections 4(c), 7 and 8 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock and Series A Preferred Stock, no par value per share (the “Preferred Stock”), of the Company. As a condition to receipt of any distribution, including but not limited to any final distribution, to the Nonaffiliated Shareholders and the parties to the Allocation Agreement who are shareholders of the Company as of the Record Date (the “Affiliated Shareholders”, and together with the Nonaffiliated Shareholders, the “Shareholders”), the Board or the Trustees, in their absolute discretion, may require the Shareholders to (i) surrender their certificates evidencing Common Stock and Preferred Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock and Preferred Stock, together with such surety bond or other security or indemnity as may be

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required by and satisfactory to the Board or Trustees. The Company will close its stock transfer books and discontinue recording transfers of Common Stock and Preferred Stock on the date on which the Company files its Certificate of Dissolution in the Office of the Secretary of State of the State of California as set forth in Sections 1901 and 1905 of the CCL, and thereafter certificates representing Common Stock and Preferred Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

6.    Abandoned Property. If any distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock or Preferred Stock as required hereunder or for any other reason, the distribution to which such Shareholder is entitled shall be reserved for distribution to such Shareholder. Such reserve shall be maintained until the earlier of such time as (i) the factor(s) preventing the distribution have been resolved to the satisfaction of the Company and the distribution is made; or (ii) the distribution may be disposed of as “abandoned property” pursuant to the California Code of Civil Procedure section 1500 et seq. (the “Civil Code”). If any such distributions cannot be so disposed of prior to the filing of the Certificate of Dissolution pursuant to Section 9 hereto, the Board shall provide for the maintenance of such reserve until such time as it may be disposed of pursuant to the Civil Code. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

7.    Liquidating Trust. If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the Shareholders, the Company shall transfer to one or more liquidating trustees, for the benefit of the Shareholders (the “Trustees”), under a Liquidating Trust (the “Trust”), all of the Company’s assets as set forth in a liquidating trust agreement between the Trustees and the Company. Pursuant to Section 6 hereto, at the sole discretion of the Board, the Company may also transfer to the Trust, assets to be held on behalf of the Shareholders who cannot be located or who do not tender their certificates evidencing the Common Stock or Preferred Stock to the Company or its agent as required herein. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustees for the benefit of the Shareholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and (solely in their capacity as Trustees), shall assume all of the liabilities and obligations of the Company, including, without limitation, any unpaid debts or liabilities and any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Shareholders for the purposes of Section 4 of this Plan. Any such conveyance to the Trustees shall be in trust for the Shareholders of the Company. The Company, subject to this Section, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. The Approval of the adoption of this Plan shall constitute the approval of the Shareholders of any such appointment, any such liquidating trust agreement, and any transfer of assets by the Company to the Trust as their act and as a part hereto as if herein written.

8.    Liquidation Period. The actions provided for in this Plan shall be commenced as soon as practicable after the Adoption Date, and any transfer of assets to the Trust shall be completed as soon as practicable in a manner consistent with the orderly liquidation and distribution of the Company’s assets.

9.    Certificate of Dissolution. After the Adoption Date, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the California tax authorities and, upon obtaining such certificates, the Company shall file Certificates of Election to Wind Up and Dissolve and a Certificate of Dissolution pursuant to Sections 1900 et seq. of the CCL with the Secretary of the State of the State of California and make such other filings and undertake such additional steps as are deemed necessary or convenient to achieve the dissolution of the Company.

10.    Shareholder Consent to Sale of Assets. Subject to compliance with Rule 14c-2 under the Exchange Act with respect to the delivery of the Information Statement, the Approval of the adoption of this Plan shall constitute the approval of the Shareholders of the sale, exchange, distribution or other disposition in liquidation of all of the property and assets of the Company not otherwise approved by the shareholders of the Company in connection with the Purchase Agreement, whether such sale, exchange, distribution or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

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11.    Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

12.    Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its Articles of Incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligations hereunder.

13.    Amendment or Termination of the Plan. Notwithstanding the Approval, the Board may modify, amend or terminate this Plan and the transactions contemplated hereby without further action by the Shareholders to the extent permitted by the CCL.

14.    Authorization. The Board is hereby authorized, from and after the Adoption Date, without further action by the Shareholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Adopted by the Board of Directors
    on July 27, 2011

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EXHIBIT A

ALLOCATION AGREEMENT

This Allocation Agreement (this “Agreement”) is made and entered into as of August 3, 2011, by and among DPAC Technologies Corp., a California corporation (“DPAC”), Quatech, Inc., an Ohio corporation and a wholly owned subsidiary of DPAC (“Quatech”), Development Capital Ventures, L.P., a Delaware limited partnership and the record and beneficial owner of a majority of the issued and outstanding shares of common stock, no par value per share of DPAC (the “Common Stock”) and Series A Preferred Stock, $100 par value per share of DPAC (the “Series A Preferred Stock”) of DPAC (together with its successors and assigns, “DCV”), Canal Mezzanine Partners, L.P., a Delaware limited partnership (“Canal”), The Hillstreet Fund, L.P., a Delaware limited partnership (“Hillstreet”) (each of Canal and Hillstreet a “Warrant Holder” and collectively, the “Warrant Holders”), the individuals set forth on Schedule A to this Agreement each of whom are officers, and/or members of the Board of Directors, of DPAC and the record or beneficial owner of shares of Common Stock and/or Series A Preferred Stock as of the date hereof (each a “Management Shareholder” and collectively, the “Management Shareholders”) and the individuals set forth on Schedule B to this Agreement, each of whom are officers and employees of DPAC (each an “Officer Employee” and collectively, the “Officer Employees”). Each of the foregoing is referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

1.    DPAC and Quatech are entering into an Asset Purchase Agreement simultaneous with the execution and delivery of this Agreement with QT-Tech Acquisition, LLC, a Delaware limited liability company (“Buyer”) and its parent company B&B Electronics Manufacturing Company, a Delaware corporation (“B&B”) (the “Purchase Agreement”). Additionally, DCV and certain of the Management Shareholders have (1) entered into voting and support agreements as of the date hereof in respect of the asset sale contemplated by the Purchase Agreement and (2) consented in writing pursuant to the California Corporation Law in respect of the asset sale contemplated by the Purchase Agreement, and a Plan of Complete Liquidation and Dissolution of DPAC which has been approved by the Board of Directors of DPAC to become effective upon the closing under the Purchase Agreement (the “Plan of Dissolution”). Any capitalized term used but not defined herein shall have the same meaning ascribed to such term in the Purchase Agreement.

2.    Canal is the holder of warrants to acquire shares of Common Stock of DPAC, dated respectively January 31, 2008 and October 10, 2008 (together with all rights under the Senior Subordinated Note and Warrant Purchase Agreement dated January 31, 2008 among Canal, DPAC and Quatech, as amended, and each other agreement, document and instrument incorporated therein, collectively, the “Canal Warrant Documents”) and Hillstreet is the holder of a warrant to acquire shares of Common Stock of DPAC dated February 28, 2006 (together with all rights under the Warrant Agreement among DPAC and Hillstreet dated February 28, 2006, and each other agreement, document and instrument incorporated therein, the “Hillstreet Warrant Documents”). Simultaneous with the execution and delivery by the Warrant Holders of this Agreement, each of them has executed and delivered a Warrant Standstill Agreement to DPAC in substantially the form attached hereto as Schedule C (collectively, the “Warrant Standstills”).

3.    Each holder of an option to purchase Common Stock pursuant to DPAC’s 1996 Stock Option Plan (the “Plan”) that is exercisable as of the Closing under the Purchase Agreement and that has an exercise price per share of Common Stock that is less than $0.05 (other than holders of options who are Management Shareholders) (each, an “Optionholder” and collectively, the “Optionholders”).

4.    Each of the Officer Employees is party to an employment agreement with DPAC, pursuant to which such Officer Employee would otherwise be entitled to payments in the form of severance upon the Closing under the Purchase Agreement, and each Officer Employee desires to defer such obligation and/or reduce the amount of such payment pursuant to the terms of this Agreement.

5.    The Plan of Dissolution, as well as the form of Information Statement to be filed with the Securities and Exchange Commission within two (2) Business Days after the date of the Purchase Agreement, contemplates a liquidating distribution to the Nonaffiliated Shareholders (as defined in the Plan of Dissolution) of DPAC of an amount equal to $0.05 per share following the Closing under the Purchase Agreement, at such time as it shall determine (the “Nonaffiliated Shareholder Distributions”), notwithstanding the applicable terms of DPAC’s Articles of Incorporation, as amended, including the terms of the Certificate of Determination (collectively, the “Charter”) with respect to the Series A Preferred Stock, and the Parties hereto desire to enter into this Agreement to set forth their respective rights in connection with further liquidating distributions by DPAC following the Closing under the Purchase Agreement and the payment of the Nonaffiliated Shareholder Distributions.

6.    Additionally, Quatech and DPAC have agreed to indemnify the Buyer and B&B pursuant to the terms and conditions of Section 10 of the Purchase Agreement, pursuant to which the obligation to indemnify under Sections 10.2(a)(i) (with respect to the representations and warranties of DPAC and Quatech contained in Section 3.2, 3.8(a) and 3.23), and 10.2(a)(ii) through (iv) of the Purchase Agreement are not limited by the Threshold, the Maximum or the time limitations set forth in Section 10 of the Purchase Agreement (collectively, the “Indemnity Obligations”), and the Parties desire to waive certain rights of contribution from the Nonaffiliated Shareholders in respect of any liability any Party hereto may have to return any portion of any distribution made to them by DPAC pursuant to the terms of this Agreement or the Plan of Dissolution.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges, the parties hereto agree as follows:

Section 1 Allocation.

1.1    Acknowledgment of and Consent to Payment of Nonaffiliated Shareholder Distributions.

Each of DCV, Canal, Hillstreet and each of the Management Shareholders and Officer Employees hereby acknowledges and irrevocably consents (assuming that the Closing under the Purchase Agreement shall have occurred) to the payment of the Nonaffiliated Shareholder Distributions pursuant to the terms of the Plan of Dissolution, and agrees that none of the Parties hereto shall have any liability to any other Party hereunder for the approval or payment of the Nonaffiliated Shareholder Distributions, or any action taken in furtherance thereof, to the furthest extent permitted by applicable law.

1.2    Allocation of Distributions following the Nonaffiliated Shareholder Distributions.

(a)    Notwithstanding the terms of, or any rights provided under, the California Corporation Law, the Charter, the Canal Warrant Documents, the Hillstreet Warrant Documents, the Plan or any agreement thereunder, or under any other agreement, instrument or document to which any of the Parties are a party, each of the Parties acknowledges and agrees that, from and after the Closing under the Purchase Agreement, any distributions of cash or other property of DPAC legally permitted to be made following the Closing under the Purchase Agreement and the payment of the Purchase Price by the Buyer (as adjusted pursuant to the terms thereof), the payment of the Nonaffiliated Shareholder Distributions, and the retention of any amounts by DPAC pursuant to applicable law to make adequate provision for all of the known debts and liabilities of DPAC, shall be allocated among DCV, Canal, Hillstreet, the Management Shareholders, the Officer Employees and the Optionholders, based upon the percentage amounts set forth on Schedule D to this Agreement adjacent to each such Party’s name (and based, in the case of the Optionholders, on a pro rata distribution to each of the Optionholders based on the number of options held by them, net of the applicable exercise prices payable pursuant to such options), in pari passu as between each of them, up to the maximum amounts set forth on Schedule D to this Agreement adjacent to each such Party’s name on such schedule and in respect of the matters noted on such Schedule D (respectively, each Party’s and the Optionholders’ (in the aggregate) “Maximum Distribution Amount”, and the aggregate of all such maximum amounts on Schedule D, the “Aggregate Maximum Distribution Amount”), which shall be in full satisfaction of the terms of or other rights provided under any of the instruments described in the introductory clause of this sentence. In the event that any liquidating distribution by DPAC is insufficient to permit the payment of the Aggregate Maximum Distribution Amount, then such liquidating distribution shall be allocated ratably among DCV, Canal, Hillstreet, the Management Shareholders, the Officer Employees and the Optionholders based on the percentage amounts set forth on Schedule D, until the Aggregate Maximum Distribution Amount shall have been fully satisfied.

(i)    In the event that the Aggregate Maximum Distribution Amount shall have been fully satisfied, and DPAC shall have any remaining assets legally available for distribution to its shareholders thereafter as determined under applicable law and the Plan of Dissolution, then any such assets shall be distributed in accordance with the terms of the Charter as in effect as of the Closing under the Purchase Agreement, notwithstanding this Agreement, first to the holders of the Series A Preferred Stock up to the full amount entitled to be received thereby under the Charter (after giving effect to any liquidating distribution previously made pursuant to this Section 1.2), and

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thereafter, to the holders of Common Stock pro rata (net of any amounts paid to the holders of Common Stock pursuant to the Nonaffiliated Shareholder Distributions and after giving effect to any liquidating distribution previously made pursuant to this Section 1.2).

(b)    Notwithstanding anything to the contrary provided for in this Agreement, DPAC shall not be required to distribute any amount to the extent that such distribution would cause DPAC to be unable to fully pay any known debt or liability, or to make adequate provision for the payment thereof.

Section 2 Waiver of Contribution.

2.1    In connection with the Indemnity Obligations, in the event of an obligation by any Party to repay to DPAC any portion of any distribution made following the Closing on the basis that any amount distributed to such Party was improperly distributed under Section 2009(a) of the California Corporation Law or under any similar provision, or any other theory upon which such Party may be required to return all or any portion of such distribution), notwithstanding any provision of the California Corporation Law to the contrary (including, without limitation, Section 2009 of the California Corporation Code), each Party hereto hereby waives any right of ratable contribution from any of the Nonaffiliated Shareholders. For the avoidance of doubt, nothing set forth herein shall constitute any obligation of any Party to indemnify any person who is a Nonaffiliated Shareholder.

Section 3 Other Matters.

3.1    Each of DCV, Canal, Hillstreet, each Management Shareholder and each Officer Employee hereby represents, acknowledges and agrees that he, she or it not and shall not constitute a “Nonaffiliated Shareholder” and further, agrees that it shall not tender or otherwise submit for payment any Common Stock or Series A Preferred Stock, owned beneficially or of record thereby, in connection with the Nonaffiliated Shareholder Distributions, and that any distribution to any of the foregoing contemplated by this Agreement shall be made directly by DPAC, or pursuant to such terms as DPAC shall reasonably require.

3.2    Notwithstanding any provision of the Canal Warrant Documents or the Hillstreet Warrant Documents, and the terms of the Warrant Standstills, each of Canal and Hillstreet acknowledge and agree that upon the Closing under the Purchase Agreement, each of the Canal Warrant Documents and Hillstreet Warrant Documents shall terminate, without any further action of any Party hereto, or any party thereto, and shall be of no further force or effect, and that each of the Warrant Holders’ sole entitlement to any distribution or consideration therefor shall be pursuant to the terms of this Agreement. Further, each Warrant Holder agrees to return all instruments representing the Canal Warrant Documents or Hillstreet Warrant Documents, as applicable, upon the Closing of the Purchase Agreement, marked “cancelled.”

Section 4 General

4.1    Notwithstanding any provision contained in this Agreement to the contrary, each Party hereto reserves all rights, privileges and defenses with respect to any Indemnity Obligation arising under applicable law or the Purchase Agreement, except to the extent specifically waived herein.

4.2    If the Purchase Agreement shall have terminated pursuant to its terms, this Agreement shall automatically terminate and be of no further force or effect. In the event the closing contemplated by the Purchase Agreement occurs, this Agreement shall survive and remain in full force and effect so long as any Indemnity Obligations remain in effect under the Purchase Agreement or until the fourth anniversary of the filing of a certificate of dissolution under the California Corporation Law by DPAC, whichever is later.

4.3    Whenever in this Agreement any of the Parties is referred to, the reference shall include the successors and assigns of the party (including transferees of any shares of Common Stock or Series A Preferred Stock); and all covenants, promises and agreements by or on behalf of the Parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

4.4    This Agreement shall not be amended or terminated, nor any provision herein waived, and no party hereto may assign or delegate any of their obligations under this Agreement (and any attempted assignment or delegation shall be null and void), without in each case the prior written consent of the other Parties hereto, provided, that DPAC may assign its rights and obligations under this Agreement to any liquidating trust established pursuant to the Plan of Dissolution, and DCV may assign its rights and obligations under this Agreement to the United States Small Business Administration.

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4.5    To the extent that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party shall be required to comply with the provision for so long as the provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.6    This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute but one instrument. The counterpart signature pages may be detached and assembled to form a single original document.

4.7    This Agreement is intended and agreed to be solely for the benefit of the Parties hereto and their permitted successors and assigns, and, other than any of the Optionholders and any of the Nonaffiliated Shareholders, no other party shall be entitled to rely on this Agreement or accrue any benefit, claim, or right of any kind whatsoever pursuant to, under, by, or through this Agreement.

4.8    This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its provisions concerning conflict of laws, choice of law, choice of forum, or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, provided that, the law of the State of California shall apply to the matters set forth herein relating to the right to any distribution from a corporation incorporated in California or the waiver of any right otherwise provided under the California Corporation Law.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Allocation Agreement as of the date first written above.

DPAC Technologies Corp.

By: /s/ Steven D. Runkel Name: Steven D. Runkel Title: Chief Executive Officer

Quatech, Inc.

By: /s/ Steven D. Runkel Name: Steven D. Runkel Title: Chief Executive Officer

[Signature Pages of other Parties follow]

IN WITNESS WHEREOF, the parties have executed this Allocation Agreement as of the date first written above.

U.S. Small Business Administration as Receiver for Development Capital Ventures, L.P.

By: /s/ Thomas G. Morris Name: Thomas G. Morris Title: Director, Office of Liquidation

Canal Mezzanine Partners, L.P.

By: Canal Mezzanine Management, LLC Its: General Partner

By: Canal Holdings, LLC Its: Managing Member

By: /s/ Kevin Coyne Name: Kevin Coyne Title: President

The HillStreet Fund, L.P.

By: HillStreet Capital Inc. Its: Investment Manager

By: /s/ Chris Meininger Name: Chris Meininger Title: President

IN WITNESS WHEREOF, the parties have executed this Allocation Agreement as of the date first written above.

Management Shareholder:

Name: Steven D. Runkel

Signature: /s/ Steven D. Runkel

Management Shareholder:

Name: William Roberts

Signature: /s/ William Roberts

Management Shareholder:

Name: James Bole

Signature: /s/ James Bole

Officer Employee:

Name: Stephen Vukadinovich

Signature: /s/ Stephen Vukadinovich

Schedule A

Management Shareholders

William Roberts

James Bole

Steven Runkel

Schedule B

Officer Employees

Stephen Vukadinovich

Schedule C

FORM OF WARRANT STANDSTILL AGREEMENT

This WARRANT STANDSTILL AGREEMENT (the “Agreement”) is made as of [_____________ __, 2011], between DPAC Technologies Corp., a California corporation (the “Company”), and [____________] (“Holder”), in connection with Holder’s ownership of that certain [Warrant] dated ____________] (the “Warrant”) to purchase shares of Common Stock, no par value (the “Common Stock”), of the Company.

Background.

a.    Holder is the holder of the Warrant to purchase that number of shares of Common Stock as determined under such Warrant.

b.    Holder acknowledges that the Company has entered into an Asset Purchase Agreement of even date herewith among the Company, its wholly owned subsidiary Quatech, Inc., an Ohio corporation (“Quatech”), Q-Tech Acquisition, LLC, a Delaware limited liability company, and its parent company, B&B Electronics Manufacturing Company, a Delaware corporation (the “Purchase Agreement”). Additionally, in connection with the execution of the Purchase Agreement, the Company, Quatech, Holder and other shareholders and warrant holders of the Company have entered into that certain Allocation Agreement of even date herewith (the “Allocation Agreement”). Holder understands that, as an inducement to the other parties to the Allocation Agreement to enter into the Allocation Agreement, Holder has agreed to refrain from exercising or transferring the Warrant owned by Holder from the date of the Purchase Agreement until the later of the Closing (as defined in the Purchase Agreement) thereunder or its termination pursuant to its terms (the “Restriction Period”).

NOW, THEREFORE, intending to be legally bound, Holder and the Company agree as follows:

1.    Warrant Restrictions.

a.    Holder hereby agrees not to exercise the Warrant during the Restriction Period, whether for cash or on a cashless basis.

a.    Holder hereby agrees that during the Restriction Period, Holder will not sell, transfer, hypothecate, tender, assign, pledge, encumber or otherwise dispose of the Warrant.

2.    Miscellaneous.

a.    This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Ohio without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in Summit County, Ohio.

b.    This Agreement contains the entire agreement of Holder and the Company with respect to the subject matter hereof.

c.    This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

d.    This Agreement may be executed in counterpart and by facsimile.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder and the Company have executed this Warrant Standstill Agreement as of the day and year first above written.

HOLDER:

[NAME OF HOLDER]

By: Name: Title:

COMPANY:

DPAC Technologies Corp.

By: Name: Steven D. Runkel Title: Chief Executive Officer

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Schedule D

Distribution Amounts

Name	Payment in respect of	Maximum Distribution Amount	Percentage Allocation of Distribution (up to Maximum Distribution Amount)
Development Capital Ventures, L.P.	Series A Preferred and Common	$1,534,352	50.32%
Canal Mezzanine Partners, L.P.	Canal Warrant Documents	$145,000	4.76%
The Hillstreet Fund, L.P.	Hillstreet Warrant Documents	$170,000	5.58%
William Roberts	Series A Preferred and Common Stock	$414,617	13.60%
William Roberts	Stock Options — Board	$7,450	0.24%
James Bole	Series A Preferred and Common Stock	$80,489	2.64%
James Bole	Stock Options — Board	$7,450	0.24%
Steven Runkel	Common Stock	$59,326	1.95%
Steven Runkel	Stock Options — Board	$53,984	1.77%
Steven Runkel	Severance	$180,000	5.90%
Sam Tishler	Stock Options — Board	$7,450	0.24%
Dennis Leibel	Stock Options — Board	$8,450	0.28%
Mark Chapman	Stock Options — Board	$7,450	0.24%
Stephen Vukadinovich	Severance	$173,900	5.70%
Optionholders	Stock Options	$199,091	6.53%
		$3,049,009	100.00%

July 27, 2011

Board of Directors
DPAC Technologies Corp.
5675 Hudson Industrial Parkway
Hudson, OH 44236-5012

Members of the Board of Directors:

You have requested our opinion as to the fairness to DPAC Technologies Corp., a California corporation (“DPAC”), from a financial point of view, of the Consideration (as defined below) to be paid to its wholly-owned subsidiary, Quatech, Inc., an Ohio corporation (“Quatech” and, together with DPAC, the “Company”), for the sale of substantially all of the assets and the assumption of certain liabilities of Quatech, pursuant to the Asset Purchase Agreement (the “Agreement”) proposed to be entered into by and among DPAC, Quatech, QT Acquisition, LLC, a Delaware limited liability company (the “Purchaser”), and B&B Electronics Manufacturing Company, a Delaware corporation (the “Parent”).

Under the terms of the Agreement, the Purchaser will acquire substantially all of the assets and assume certain liabilities of Quatech at closing for a purchase price of $10.5 million, plus or minus a working capital adjustment described in the Agreement, payable in cash, and the assumption of certain specified liabilities (the “Consideration”). Nine hundred thousand dollars of the cash purchase price will be escrowed at closing as an indemnity holdback and to provide for the settlement of the working capital adjustment, and to the extent of any indemnity claims by the Purchaser or that the final working capital adjustment is less than the working capital adjustment estimated as of closing, the Consideration will be reduced thereby. Proceeds received will be used, among other matters, to discharge certain debts and liabilities not assumed by the Purchaser. The closing and related transactions contemplated by the Agreement are collectively hereinafter referred to as the “Transaction.” The specific terms and conditions of the Transaction are more fully set forth in the Agreement.

In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) the most recent draft of the Agreement, dated July 25, 2011, which we understand to be in substantially final form; (ii) SEC filings related to DPAC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011; (iii) certain other internal information, primarily financial in nature, including financial projections and other projections concerning the business and operations of Quatech furnished to us by the Company for purposes of our analysis; (iv) publicly available information concerning the Company, its industry and end-markets (e.g., websites, associations); (v) publicly available information concerning certain other companies we believe to be comparable to Quatech and the trading markets for certain of such other companies’ securities; (vi) publicly available information concerning the nature and financial terms of certain transactions that we consider relevant to the Transaction; (vii) interviews with members of the Company’s management to discuss the business and prospects of Quatech and other matters we believe to be relevant; (viii) our assessment of general economic, market and financial conditions and our experience in connection with similar transactions and securities valuation generally; and (ix) other information we deemed relevant for purposes of our analysis. Additionally, we have visited Quatech’s facilities in Hudson, Ohio, met or had conversations and exchanged correspondence with certain officers and employees of the Company to discuss the business and prospects of Quatech as well as other matters we believe relevant to our inquiry, and considered such other data and information we judged necessary or appropriate to render our opinion. In addition to the foregoing, following execution of a letter of intent concerning the Transaction on May 9, 2011, we conducted a marketing process to solicit additional acquisition proposals for Quatech during a thirty-day “go-shop” period that concluded on June 8, 2011.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information that was provided to us or was publicly available and have assumed and relied upon the representations and warranties of the Company contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such projections were reasonably prepared and reflect the best currently available estimates and judgments of the

Board of Directors
July 27, 2011

Company. We have not been engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based, and express no view as to such projections or assumptions. Also, we have not been engaged to, nor have we, conducted an appraisal or inspection of any of the assets, properties or facilities of Quatech.

We have not been asked to, nor do we, offer any opinion as to the material terms of the Agreement or the form of the Transaction. In rendering our opinion, we have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the last draft that we received. In addition, we have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained, all other conditions to the Transaction as set forth in the Agreement will be satisfied and that the Transaction will be consummated on a timely basis in the manner contemplated by the Agreement.

It should be noted that this opinion is based upon economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. Also, our opinion is, in any event, limited to the fairness to DPAC, as of the date hereof, from a financial point of view, of the Consideration to be paid pursuant to the Agreement, and does not address the underlying business decision to effect the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company may engage, or any other terms of the Agreement, including without limitation, the form or structure of the Transaction or any voting or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Transaction or otherwise. In that regard, we further express no opinion concerning the fairness of the amount or nature of any compensation to be paid to any of the officers, directors or employees of the Company, or to any class of such persons, or of any amounts to be distributed to the holders of DPAC’s common stock or preferred stock in connection with the Transaction or otherwise. In addition, it should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion.

It is understood that this opinion was prepared solely for the use of the Board of Directors of DPAC (in its capacity as such) in evaluating the proposed Transaction. This opinion may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent; provided, however, that we understand that this opinion, and a summary thereof which we will prepare, will be included in the Information Statement prepared by DPAC to be distributed to the holders of its common stock in connection with the Transaction, and that a copy of this opinion is required to be delivered to the Purchaser and the Parent, each of which we hereby consent to.

Our opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at any shareholders’ meeting held or any written consent provided in connection with the Transaction. We have advised the Board of Directors that we do not believe that any person (including a shareholder of the Company) other than the directors has the legal right to rely on this opinion for any claim arising under state law and that, should any such claim be brought against us, this assertion will be raised as a defense. In the absence of governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on the rights and responsibilities of Western Reserve Partners LLC under the federal securities laws or on the rights and responsibilities of the Board of Directors under applicable law.

We will receive a fee from DPAC for our services related to the delivery of this opinion. We also served as a financial advisor to DPAC in connection with the Transaction and will receive a separate fee from DPAC for such services, a portion of which was paid upon our engagement as a retainer and a significant portion of which is contingent upon consummation of the Transaction. DPAC has also agreed to indemnify us against certain liabilities, including liabilities under the federal securities laws. During the two years preceding the date of this Opinion, we have not received any other form of compensation from the Company. It should be disclosed that we are a current shareholder of DPAC. We were engaged by Quatech to provide financial advisory services in 2005 in connection with its merger with DPAC, and a portion of our fee for services rendered therein was paid in the form of equity in DPAC.

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Board of Directors
July 27, 2011

This opinion has been approved by the Valuation and Fairness Opinion Committee of Western Reserve Partners LLC.

Based upon and subject to the foregoing and such other matters as we considered relevant, it is our opinion that, as of the date hereof, the Consideration to be paid by the Purchaser pursuant to the Agreement is fair to DPAC, from a financial point of view.

Very truly yours,

/s/ Western Reserve Partners LLC

Western Reserve Partners LLC

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